As filed with the Securities and Exchange Commission on July 22, 2021.

 Registration No. 333-249133

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7990	84-3235695
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

2626 Fulton Drive NW
Canton, OH 44718
(330) 458-9176

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Michael Crawford
Chief Executive Officer
2626 Fulton Drive NW

Canton, OH 44718
(330) 458-9176

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

J. Steven Patterson, Esq. Scott D. McKinney, Esq. Mayme Beth F. Donohue, Esq. Hunton Andrews Kurth LLP 2200 Pennsylvania Avenue NW Washington, DC 20037 Tel: (202) 955-1500

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On September 29, 2020, Hall of Fame Resort & Entertainment Company (the “Company”) filed a Registration Statement on Form S-1 (Registration No. 333-249133), as amended by Amendment No. 1 filed on October 19, 2020 and Amendment No. 2 filed on November 6, 2020, which was declared effective by the Securities and Exchange Commission (“SEC”) on November 16, 2020 (as amended, the “Registration Statement”).

This post-effective amendment is being filed to update the Registration Statement to include information contained in the Company’s (i) Annual Report on Form 10-K/A for the year ended December 31, 2020, (ii) Quarterly Report on Form 10-Q for the period ended March 31, 2021, and (iii) certain other information in such Registration Statement. This post-effective amendment covers the offer and sale by the Company of the shares of Common Stock that are issuable upon the exercise of outstanding Series B Warrants.

No additional securities are being registered under this post-effective amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION—DATED JULY 22, 2021

3,860,570 Shares of Common Stock
Issuable upon the Exercise of Outstanding Series B Warrants

This prospectus relates to our offer and sale of up to 3,860,570 shares of our common stock, par value 0.0001 per share (the “Common Stock”), that may be issued upon exercise of all outstanding warrants to purchase Common Stock at an exercise price of $1.40 per share of Common Stock (subject to customary adjustments) (the “Series B Warrants”). Hall of Fame Resort & Entertainment Company issued the Series B Warrants on November 18, 2020. We refer to the offering that is the subject of this prospectus as the Offering.

See the section entitled “Risk Factors” beginning on page 11 of this prospectus to read about factors you should consider before investing in our securities.

Our Common Stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “HOFV” and our series of warrants issued in connection with our Business Combination (defined below) (the “Series A Warrants”) are traded on Nasdaq under the symbol “HOFVW”. Each Series A Warrant is exercisable for 1.421333 shares of Common Stock at a price of $11.50 per share. On July 21, 2021, the closing price of our Common Stock was $3.37 and the closing price of our Series A Warrants was $0.97.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined in the Securities Act of 1933, as amended (the “Securities Act”), and as such, are subject to certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 22, 2021.

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”). The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the Commission as indicated under the sections entitled “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional or different information from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any exercise of the rights. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus before making an investment decision.

The distribution of this prospectus and the Offering and the sale of our securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer of, or a solicitation of an offer to buy any of our securities in any jurisdiction in which such offer or solicitation is not permitted. No action is being taken in any jurisdiction outside the United States to permit an offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to those jurisdictions.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “HOFRE,” “we,” “us,” “our” and similar terms refer to Hall of Fame Resort & Entertainment Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook,” “target,” “seek,” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding future opportunities for the Company and the Company’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors identified elsewhere in this prospectus, the following risks, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the benefits of the Business Combination; the future financial performance of the Company and its subsidiaries, including Newco (as defined below); changes in the market in which the Company competes; expansion and other plans and opportunities; the effect of the COVID-19 pandemic on the Company’s business; the Company’s ability to raise financing in the future; the Company’s ability to maintain the listing of its Common Stock on Nasdaq; other factors detailed under the section titled “Risk Factors” in this prospectus.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof, in the case of information about the Company, or as of the date of such information, in the case of information from persons other than the Company, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this prospectus. Forecasts and estimates regarding the Company’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

ii

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making an investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.

The Company

We are a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”). Headquartered in Canton, Ohio, we own the Hall of Fame Village powered by Johnson Controls, a multi-use sports and entertainment destination centered around the PFHOF’s campus. We expect to create a diversified set of revenue streams through developing themed attractions, premier entertainment programming and sponsorships. The strategic plan has been developed in three phases of growth.

The first phase of the Hall of Fame Village powered by Johnson Controls is operational, consisting of the Tom Benson Hall of Fame Stadium, the National Youth Football & Sports Complex, and HOF Village Media Group, LLC (“Hall of Fame Village Media” or the “Media Company”). In 2016, HOF Village substantially completed the Tom Benson Hall of Fame Stadium, a sports and entertainment venue with a seating capacity of approximately 23,000, with continued development of the end zones in 2021. The Tom Benson Hall of Fame Stadium hosts multiple sports and entertainment events, including the NFL Hall of Fame Game, Enshrinement and Concert for Legends during the annual Pro Football Hall of Fame Enshrinement Week. In 2016, HOF Village opened the National Youth Football & Sports Complex, which will consist of eight full-sized, multi-use regulation football fields, five of which have been completed in Phase I. The facility hosts camps and tournaments for football players, as well as athletes from across the country in other sports such as lacrosse, rugby and soccer. In 2017, HOF Village formed a sports and entertainment media company, Hall of Fame Village Media, leveraging the sport of professional football to produce exclusive programming by licensing the extensive content controlled by the PFHOF as well as new programming assets developed from live events such as youth tournaments, camps and sporting events held at the National Youth Football & Sports Complex and the Tom Benson Hall of Fame Stadium.

We are developing new hospitality, attraction and corporate assets surrounding the Pro Football Hall of Fame Museum as part of a Phase II development plan. Plans for future components of the Hall of Fame Village powered by Johnson Controls include two hotels (one on campus and one in downtown Canton that was opened in Q4 2020), the Hall of Fame Indoor Waterpark, the Constellation Center for Excellence (an office building including retail and meeting space), the Center for Performance (a convention center/field house), and the Hall of Fame Retail Promenade. We are pursuing a differentiation strategy across three pillars, including Destination-Based Assets, the Media Company, and Gaming (including the Fantasy Football League we acquired a majority stake in 2020). Phase III expansion plans may include a potential mix of residential space, additional attractions, entertainment, dining, merchandise and more.

Background

The Hall of Fame Resort & Entertainment Company (formerly known as GPAQ Acquisition Holdings, Inc.) was incorporated in Delaware on August 29, 2019, as a subsidiary of Gordon Pointe Acquisition Corp. (“GPAQ”), a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with one or more businesses or assets.

On July 1, 2020, we consummated the previously announced business combination with HOF Village, LLC, a Delaware limited liability company (“HOF Village”), pursuant to an Agreement and Plan of Merger dated September 16, 2019 (as amended on November 6, 2019, March 10, 2020 and May 22, 2020, the “Merger Agreement”), by and among the Company, GPAQ Acquiror Merger Sub, Inc., a Delaware corporation (“Acquiror Merger Sub”), GPAQ Company Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”), HOF Village and HOF Village Newco, LLC, a Delaware limited liability company (“Newco”). The transactions contemplated by the Merger Agreement are referred to in this prospectus as the “Business Combination.”

Upon the consummation of the Business Combination: (i) Acquiror Merger Sub merged with and into GPAQ, with GPAQ continuing as the surviving entity (the “Acquiror Merger”) and (ii) Company Merger Sub merged with and into Newco, with Newco continuing as the surviving entity (the “Company Merger”). In advance of the Company Merger, HOF Village transferred all of its assets, liabilities and obligations to Newco pursuant to a contribution agreement. In connection with the closing of the Business Combination, the Company changed its name from “GPAQ Acquisition Holdings, Inc.” to “Hall of Fame Resort & Entertainment Company.” As a result of the Business Combination, GPAQ and Newco continue as our wholly owned subsidiaries.

In connection with the consummation of the Business Combination and pursuant to the Merger Agreement, (a) each issued and outstanding unit of GPAQ, if not already detached, was detached and each holder of such a unit was deemed to hold one share of GPAQ Class A common stock and one GPAQ warrant (“GPAQ Warrant”), (b) each issued and outstanding share of GPAQ Class A common stock (excluding any shares held by a GPAQ stockholder that elected to have its shares redeemed pursuant to GPAQ’s organizational documents) was converted automatically into the right to receive 1.421333 shares of our Common Stock, following which all shares of GPAQ Class A common stock ceased to be outstanding and were automatically canceled and cease to exist; (c) each issued and outstanding share of GPAQ Class F common stock was converted automatically into the right to receive one share of Common Stock, following which all shares of GPAQ Class F common stock ceased to be outstanding and were automatically canceled and cease to exist; (d) each issued and outstanding GPAQ Warrant (including GPAQ private placement warrants) was automatically converted into one Warrant (which we refer to in this prospectus as a “Series A Warrant”) to purchase 1.421333 shares of Common Stock per warrant, following which all GPAQ Warrants ceased to be outstanding and were automatically canceled and retired and cease to exist; and (e) each issued and outstanding membership interest in Newco converted automatically into the right to receive a pro rata portion of the Company Merger Consideration (as defined in the Merger Agreement), which was payable in shares of Common Stock.

The rights of holders of our Common Stock and Series A Warrants are governed by our amended and restated certificate of incorporation (the “Certificate of Incorporation”), our amended and restated bylaws (the “Bylaws’) and the Delaware General Corporation Law (the “DGCL”), and in the case of our Series A Warrants, the Warrant Agreement, dated January 24, 2018, between GPAQ and the Continental Stock Transfer & Trust Company, each of which is described below under “Description of Securities.” On November 3, 2020, our stockholders approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 100,000,000 to 300,000,000.

Recent Developments

The following recent developments have occurred.

Restatement of Financial Statements

On May 12, 2021, the Company filed Amendment No. 1 on Form 10-K/A (the “Amendment”) to its Annual Report on Form 10-K for the year ended December 31, 2020, originally filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2021 (“Original Report”), to restate its financial statements and related footnote disclosures as of and for the year ended December 31, 2020 and the three and nine months ended September 30, 2020 (unaudited).

The restatement is primarily related to consideration of the factors in determining whether to classify contracts that may be settled in an entity’s own stock as equity of the entity or as an asset or liability. On April 12, 2021, staff of the SEC issued a public statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). As a result of the SEC Statement, the Company reevaluated the accounting treatment of the Company’s warrants. Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to governing the Company’s (i) Series A Warrants, (ii) warrants issued in the November 2020 follow-on public offering, each of which is exercisable for one share of Common Stock at an exercise price of $1.40 per share (“Series B Warrants”), and (iii) Series C Warrants. The Company previously accounted for the Series A Warrants, Series B Warrants, and Series C Warrants as components of equity.

On April 23, 2021, the Company’s management concluded that the Company’s previously issued (i) audited consolidated financial statements as of and for the year ended December 31, 2020 included in the Original Report, and (ii) unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2020 included in the Company’s Quarterly Report on Form 10-Q for such period (collectively, the “Relevant Periods”) should be restated to reflect the impact of the SEC Statement and, accordingly, should no longer be relied upon. The Company’s management concluded that the Company’s Series A Warrants, Series B Warrants, and Series C Warrants do not meet the conditions to be classified in equity and instead should be recorded as liabilities on the consolidated balance sheet. The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) approved management’s decision. The Amendment and this prospectus includes the restated financial statements for the Relevant Periods.

Private Placement of Preferred Stock and Warrants to Purchase Common Stock

On June 4, 2021, in accordance with the previously announced Securities Purchase Agreement, dated May 13, 2021, between the Company and IRG, LLC, as assigned by IRG, LLC to CH Capital Lending, LLC, and the binding term sheet dated January 28, 2021, the Company issued and sold to CH Capital Lending, LLC for a purchase price of $15 million in a private placement (the “New Private Placement”) (i) 15,000 shares of 7.00% Series B Convertible Preferred Stock (the “Series B Preferred Stock”), which are convertible into shares of Common Stock, having an aggregate liquidation preference of $15 million plus any accrued but unpaid dividends to the date of payment, and (ii) 2,450,980 warrants, with a term of three years, exercisable six months after issuance, each exercisable for one share of Common Stock at an exercise price of $6.90 per share, subject to certain adjustments (the “Series D Warrants”). Also on June 4, 2021, the Company closed a securities purchase agreement with another purchaser for 200 shares of Series B Preferred Stock and 32,680 Series D Warrants. We intend to deposit the net proceeds as necessary into the Proceeds Account (as defined herein), and use the net proceeds for general corporate purposes. The foregoing description and other information in this prospectus regarding the New Private Placement is included solely for informational purposes. This prospectus shall not be deemed an offer to sell or a solicitation to buy the Series B Preferred Stock or the Series D Warrants.

Amendment to 2020 Omnibus Incentive Plan

At the Company’s 2021 Annual Meeting of Stockholders held on June 2, 2021 (the “2021 Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s 2020 Omnibus Incentive Plan (the “Plan”) to increase by four million the number of shares of Common Stock that will be available for issuance under the Plan, resulting in a maximum of 5,812,727 shares that can be issued under the amended Plan. The amendment to the Plan was previously approved by the board of directors of the Company, subject to stockholder approval at the 2021 Annual Meeting. The amended Plan became effective on June 2, 2021.

A more complete description of the amended Plan can be found in the Company’s definitive proxy statement on Schedule 14A for the 2021 Annual Meeting, which was filed with the Commission on April 14, 2021, in the section entitled “Proposal 2: Approval of Amendment to 2020 Omnibus Incentive Plan.” The foregoing description of the Plan is qualified in their entirety by reference to the full text of the amended Plan, a copy of which is filed as an exhibit to this prospectus.

Election of Class A Directors

At the 2021 Annual Meeting, the Company’s stockholders elected Edward J. Roth III, Mary Owen and Lisa Roy to serve as Class A directors for three-year terms expiring upon the 2024 Annual Meeting of Stockholders and the election and qualification of their respective successors.

Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Company’s initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of Common Stock held by non-affiliates did not equal or exceed $250 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of Common Stock held by non-affiliates did not equal or exceed $700 million as of the prior June 30.

The COVID-19 Pandemic

During 2020 and continuing into 2021, the world has been, and continues to be, impacted by the novel coronavirus (COVID-19) pandemic. COVID-19 and measures to prevent its spread impacted our business in a number of ways, most significantly with regard to a reduction in the number of events and attendance at events at Tom Benson Hall of Fame Stadium and National Youth Football and Sports Complex, which negatively impacts our ability to sell sponsorships. Also, we opened our newly renovated DoubleTree by Hilton in Canton in November 2020, but the occupancy rate has been negatively impacted by the pandemic. The impact of these disruptions and the extent of their adverse impact on our financial and operating results will be dictated by the length of time that such disruptions continue, which will, in turn, depend on the currently unknowable duration and severity of the impacts of COVID-19, and among other things, the impact of governmental actions imposed in response to COVID-19 and individuals’ and companies’ risk tolerance regarding health matters going forward and developing strain mutations.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

 Additional Information

Upon consummation of the Business Combination and, in connection therewith, we became a successor issuer to GPAQ by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our principal executive offices are located at 2626 Fulton Drive NW, Canton, Ohio 44718. Our telephone number is (330) 458-9176. Our website address is www.HOFREco.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

We are registering the issuance by us of up to 3,860,570 shares of our Common Stock that may be issued upon exercise of all outstanding warrants to purchase Common Stock at an exercise price of $1.40 per share of Common Stock, which we refer to as our Series B Warrants. The Company issued the Series B Warrants on November 18, 2020.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 11 of this prospectus.

Issuance of Common Stock

The following information is as of June 30, 2021 and does not give effect to issuances of our Common Stock or after such date, or the exercise of warrants after such date.

Shares of our Common Stock to be issued upon exercise of outstanding Series B Warrants	3,860,570

Shares of our Common Stock outstanding prior to exercise of all Series B Warrants	94,872,068

Use of proceeds

We will receive up to an aggregate of approximately $5,404,798 from the exercise of the outstanding Series B Warrants, assuming the exercise in full of all such warrants for cash. We expect to use the net proceeds from the exercise of the outstanding Series B Warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the Series B Warrants.

There is no assurance that the holders of the outstanding Series B Warrants will elect to exercise any or all of such warrants. To the extent that the outstanding Series B Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of such warrants will decrease.

Ticker Symbols	Our Common Stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “HOFV” and our Series A Warrants are traded on Nasdaq under the symbol “HOFVW”.

SUMMARY FINANCIAL AND OTHER DATA

The following table sets forth selected historical financial information derived from HOFRE’s audited financial statements as of and for the years ended December 31, 2020 and December 31, 2019, each of which is included elsewhere in this prospectus. Such financial information should be read in conjunction with the audited financial statements and related notes included elsewhere in this prospectus. The historical financial information below prior to HOFRE’s reverse merger and recapitalization on July 1, 2020 represents the historical financial information of HOF Village, LLC.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements of HOFRE and HOF Village, LLC and the related notes appearing elsewhere in this prospectus.

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Year Ended December 31, 2020	Year Ended December 31, 2019
Statement of Operations Data:
Total revenues	$1,915,319	$1,963,541	$7,099,154	$7,861,331
Total operating expenses	9,862,768	9,856,960	39,808,610	40,821,385
Loss from operations	(7,947,449)	(7,893,419)	(32,709,456)	(32,960,054)
Total other expense	(118,150,022)	(5,244,423)	(12,975,716)	(22,943,826)
Net loss	$(126,097,471)	$(13,137,842)	$(45,685,172)	$(55,903,880)

	As of March 31,	As of December 31,
	2021	2020	2019
Balance Sheet Data:
Assets
Cash	$50,320,435	$7,145,661	$2,818,194
Restricted Cash	18,228,113	32,907,800	5,796,398
Accounts receivable, net	956,778	1,545,089	1,355,369
Prepaid expenses and other assets	11,874,628	6,920,851	2,292,859
Property and equipment, net	153,447,521	154,355,763	134,910,887
Project development costs	116,017,357	107,969,139	88,587,699
Total assets	$350,844,832	$310,844,303	$235,761,406
Liabilities and Stockholders’ Equity
Notes payable, net	$102,431,787	$98,899,367	$164,922,714
Accounts payable and accrued expenses	11,387,699	20,538,190	12,871,487
Due to affiliates	1,922,868	1,723,556	19,333,590
Warranty liability	84,298,000	19,112,000	-
Other liabilities	5,114,122	5,489,469	3,684,276
Total liabilities	$205,154,466	$145,762,582	$200,812,067
Stockholders’ equity	145,690,366	165,081,721	34,949,339
Total liabilities and stockholders’ equity	$350,844,832	$310,844,303	$235,761,406

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

The Business Combination was consummated on July 1, 2020. The following unaudited pro forma combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma combined statements of operations for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2020. This information should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and HOFRE’s audited and unaudited financial statements and related notes included elsewhere in this prospectus. The pro forma balance sheet is not included because the Business Combination was consummated on July 1, 2020 and the impact of the Business Combination is included in the December 31, 2020 unaudited financial statements and related notes included elsewhere in this prospectus.

The unaudited pro forma combined statement of operations for the year ended December 31, 2020 has been prepared using the following:

●	HOF Village’s audited historical consolidated statement of operations for the year ended December 31, 2020, as included elsewhere in this prospectus; and

●	GPAQ’s unaudited historical statement of operations for the six months ended June 30, 2020, as filed with the SEC on August 10, 2020.

Description of the Business Combination

GPAQ acquired 100% of the issued and outstanding securities of Newco (the “Newco Units”), in exchange for 18,120,907 shares of Common Stock of Hall of Fame Resort & Entertainment Company (formerly GPAQ Acquisition Holdings, Inc.). For more information about the Business Combination, please see the section entitled “Summary of Prospectus—Background” above. Copies of the Merger Agreement, Amendment No. 1 to the Agreement and Plan of Merger, Amendment No. 2 to the Agreement and Plan of Merger and Amendment No. 3 to the Agreement and Plan of Merger are included as exhibits to the registration statement in which this prospectus is included.

Accounting for the Business Combination

The Business Combination is accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, GPAQ is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Newco Units expecting to have a majority of the voting power of HOFRE, Newco’s senior management comprising substantially all of the senior management of HOFRE, the relative size of Newco compared to GPAQ, and Newco’s operations comprising the ongoing operations of HOFRE. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of a capital transaction in which Newco is issuing stock for the net assets of GPAQ. The net assets of GPAQ are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of HOF Village.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of HOFRE. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of HOFRE upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that HOFRE will experience. HOF Village and GPAQ have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

There is no historical activity with respect to Acquiror Merger Sub, GPAQ Acquisition Holdings, Inc., or Company Merger Sub, and accordingly, no adjustments were required with respect to these entities in the pro forma combined financial statements.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 18,120,907 shares of Common Stock issued to HOF Village stockholders.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR  ENDED DECEMBER 31, 2020

(UNAUDITED)

	(A) HOFRE	(B) GPAQ	ProForma Adjustments		Pro Forma Income Statement

Total revenues	$7,099,154	$-	$-		$7,099,154

Property operating expenses	26,631,821	-	-		26,631,821
Commission expense	1,671,964	-	-		1,671,964
Depreciation expense	11,085,230	-	-		11,085,230
Operating expenses	419,595	1,893,499	(1,604,193	)(1)	708,901
Loss from operations	(32,709,456)	(1,893,499)	1,604,193		(32,998,762)

Other income (expense):
Interest income	-	310,441	(310,441	)(2)	-
Interest expense	(5,718,473)	-	2,623,421	(3)	(3,095,052)
Business combination costs	(19,137,165)	-	19,137,165	(1)	-
Change in fair value of warranty liability	26,733,116	-	-		26,733,116
Loss on extinguishment of debt	(4,282,220)	-	877,976	(7)	(3,404,244)
Amortization of discount on note payable	(10,570,974)	-	5,923,305	(3)	(4,647,669)
Loss before income taxes	(45,685,172)	(1,583,058)	29,855,619		(17,412,611)
Provision for income taxes	-	(4,439)	4,439	(4)	-
Net loss	(45,685,172)	(1,587,497)	29,851,180		(17,412,611)

Non-controlling interest	(196,506)	-	-		(196,506)
Net loss attributable to shareholders	$(45,488,666)	$(1,587,497)	$29,851,180		$(17,609,117)
Weighted average shares outstanding, basic and diluted	26,644,449	4,398,098	3,852,745	(5)	34,895,292
Basic and diluted net loss per share	$(1.71)	$(0.39)			$(0.50)

Weighted average shares outstanding, diluted	26,644,449	4,398,098	3,852,745	(5)	34,895,292
Diluted net income (loss) per share	$(1.71)	$(0.39)			$(0.50)

Pro Forma Adjustments to the Unaudited Combined Statements of Operations

(A)	Derived from the audited consolidated statement of operations of HOFRE for the year ended December 31, 2020. See HOFRE’s financial statements and the related notes appearing elsewhere in this prospectus.

(B)	Derived from the unaudited consolidated statement of operations of GPAQ for the six months ended June 30, 2020.

(1)	Represents an adjustment to eliminate direct, incremental costs of the Business Combination which are reflected in the historical financial statements of HOFRE and GPAQ in the amount of $19,137,165 and $1,604,193, respectively, for the year ended December 31, 2020.

(2)	Represents an adjustment to eliminate interest income and unrealized gain on marketable securities held in the trust account as of the beginning of the period.

(3)	Represents an adjustment to eliminate interest expense on certain of HOFRE’s notes payable as of the beginning of the period, as these were repaid upon consummation of the Business Combination.

(4)	To record normalized blended statutory income tax benefit rate of 21% for pro forma financial presentation purposes resulting in the recognition of an income tax benefit, which however, has been offset by a full valuation allowance as HOFRE expects to incur continuing losses.

(5)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that GPAQ’s initial public offering occurred as of January 1, 2020. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.

(6)	Reflects a stock based compensation expense of $3,021,220 for shares to Michael Crawford.

(7)	Removes the loss on extinguishment of debt resulting from the Business Combination.

The following presents the calculation of basic and diluted weighted average common shares outstanding as of December 31, 2020. The computation of diluted loss per share excludes the effect of warrants to purchase 55,303,832 shares of common stock, restricted stock awards for 715,929 shares of common stock, and restricted stock units for 1,672,177 shares of common stock.

Combined
Weighted average shares calculation, basic and diluted
GPAQ public shares	4,082,910
GPAQ Sponsor shares, net of cancelled shares	2,035,772
GPAQ Sponsor shares transferred to HOF Village	414,259
GPAQ shares issued in satisfaction of outstanding fees and expenses	2,292,624
GPAQ shares issued in satisfaction of prior existing debt	4,872,604
Stock based compensation shares	715,929
Shares issued in the Business Combination	18,120,907
HOFV shares issued subsequent to the Business Combination	2,360,287
Weighted average shares outstanding	34,895,292
Percent of shares owned by Newco	82.5%
Percent of shares owned by GPAQ	17.5%

COMPARATIVE SHARE INFORMATION

The following table sets forth the historical comparative share information for HOFRE and GPAQ on a stand-alone basis and the unaudited pro forma combined share information for the year ended December 31, 2020, after giving effect to the Business Combination.

You should read the information in the following table in conjunction with the selected historical financial information summary and the historical financial statements of HOFRE and related notes that are included elsewhere in this prospectus. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and related notes included above.

The unaudited pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would have been had the companies been combined during the periods presented, nor to project the Company’s results of operations or earnings per share for any future date or period. The unaudited pro forma combined stockholders’ equity per share information below does not purport to represent what the value of HOFRE and GPAQ would have been had the companies been combined during the periods presented.

	HOFRE	GPAQ	Combined
Year Ended December 31, 2020
Net loss	$(45,685,172)	$(1,587,497)	$(17,412,611)
Weighted average shares outstanding – basic and diluted	26,644,449	4,398,098	34,895,292
Basic and diluted net loss per share(1)	$(1.71)	$(0.39)	$(0.50)

(1)	GPAQ Basic and diluted net loss per share excludes “Income attributable to common stock subject to possible redemption”.

RISK FACTORS

Certain factors may have a material adverse effect on our business, financial condition and results of operations. You should carefully consider the risks described below, in addition to other information contained in this prospectus, including our financial statements and related notes. If any of these risks and uncertainties actually occur, our business, financial condition and results of operations may be materially adversely affected. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business, financial condition and results of operations.

Unless the context otherwise indicates or requires, as used in this section, the term “HOF Village” shall refer to HOF Village, LLC prior to the Business Combination and Newco following the consummation of the Business Combination.

Summary of Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business and financial performance. These risks are discussed more fully below and include, but are not limited to, the following:

●	We are an early stage company with a minimal track record and limited historical financial information available.

●	Our ability to implement our proposed business strategy may be materially and adversely affected by many known and unknown factors.

●	The success of our business is substantially dependent upon the continued success of the PFHOF brand and our ability to continue to secure favorable contracts with and maintain a good working relationship with PFHOF and its management team.

●	Hall of Fame Resort & Entertainment Company will operate in highly competitive industries and our revenues, profits or market share could be harmed if we are unable to compete effectively.

●	Our planned sports betting, fantasy sports and eSports operations and the growth prospects and marketability of such operations are subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

●	Changes in consumer tastes and preferences for sports and entertainment products, including fantasy sports, sports betting and eSports, or declines in discretionary consumer spending, consumer confidence and general and regional economic conditions could reduce demand for our offerings and products and adversely affect the profitability of our business

●	We are dependent on our management team, and the loss of one or more key employees could harm our business and prevent us from implementing our business plan in a timely manner.

●	The high fixed cost structure of the Company’s operations may result in significantly lower margins if revenues decline.

●	The COVID-19 pandemic could continue to have a material adverse effect on our business.

●	Cyber security risks and the failure to maintain the integrity of internal or guest data could result in damages to our reputation, the disruption of operations and/or subject us to costs, fines or lawsuits.

●	The suspension or termination of, or the failure to obtain, any business or other licenses may have a negative impact on our business.

●	We will have to increase leverage to develop the Company, which could further exacerbate the risks associated with our substantial indebtedness, and we may not be able to generate sufficient cash flow from operations to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

●	Our management determined that our disclosure controls and procedures were not effective as of December 31, 2020.

●	We currently do not intend to pay dividends on our Common Stock. Consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

●	Our Series A Warrants, Series B Warrants, and Series C Warrants are accounted for as liabilities and the changes in value of such warrants could have a material effect on our financial statements.

●	The trading price of our securities has been, and likely will continue to be, volatile and you could lose all or part of your investment.

●	We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

●	Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Risks Related to Our Business

We are an early stage company with a minimal track record and limited historical financial information available.

HOF Village was formed as a limited liability company on December 16, 2015 by certain affiliates of Industrial Realty Group and a subsidiary of PFHOF, to own and operate the Hall of Fame Village powered by Johnson Controls in Canton, Ohio, as a premiere destination resort and entertainment company leveraging the expansive popularity of professional football and the PFHOF. As a result of the Business Combination, HOF Village became our wholly owned subsidiary. As of the date hereof, we anticipate that the Hall of Fame Village powered by Johnson Controls will have the following major components:

Phase I:

●	Tom Benson Hall of Fame Stadium

●	National Youth Football & Sports Complex

●	Hall of Fame Village Media

Phase II:

●	Hall of Fame Indoor Waterpark (“Hall of Fame Indoor Waterpark”)

●	Two hotels (one on campus and one in downtown Canton)

●	Constellation Center for Excellence (Office Building, Retail and Meeting Space)

●	Center for Performance (Field House and Convention Center)

●	Retail promenade

●	Play Action Plaza (Green space for recreation, events and informal gatherings)

●	Hall of Fantasy League (Fantasy Football)

Phase III (Potential):

●	Residential space

●	Additional attractions

●	Entertainment, dining, merchandise and more

While the components in Phase I are substantially complete and the DoubleTree by Hilton Canton Hotel opened in November 2020, to date most components of Phase II and Phase III are still in the planning and construction stage, and have not commenced operations or generated any revenue. The components of the Hall of Fame Village powered by Johnson Controls that have been developed in Phase I have limited operating history and business track record. In addition, our business strategy is broad and may be subject to significant modifications in the future. Our current strategy may not be successful, and if not successful, we may be unable to modify it in a timely and successful manner. A company with this extent of operations still in the planning stage is highly speculative and subject to an unusually high degree of risk.

Because we are in the early stages of executing our business strategy, we cannot provide assurance that, or when, we will be profitable. We will need to make significant investments to develop and operate the Hall of Fame Village powered by Johnson Controls and expect to incur significant expenses in connection with operating components of the Hall of Fame Village powered by Johnson Controls, including costs for entertainment, talent fees, marketing, salaries and maintenance of properties and equipment. We expect to incur significant capital, operational and marketing expenses for a few years in connection with our planned Phase II and III expansion. Any failure to achieve or sustain profitability may have a material adverse impact on the value of the shares of our Common Stock.

Our ability to implement our proposed business strategy may be materially and adversely affected by many known and unknown factors.

Our business strategy relies upon our future ability to successfully develop and operate the Hall of Fame Village powered by Johnson Controls as well as our other business verticals. Our strategy assumes that we will be able to, among other things: secure sufficient capital to repay our indebtedness; continue to lease or to acquire additional property in Canton, Ohio at attractive prices and develop such property into efficient and profitable operations; and maintain our relationships with key partners, including PFHOF, the general contractors for the Hall of Fame Village powered by Johnson Controls, and various other design firms, technology consultants, managers and operators and vendors that we are relying on for the successful development and operation of the Hall of Fame Village powered by Johnson Controls, as well as to develop new relationships and partnerships with third parties that will be necessary for the success of the Hall of Fame Village powered by Johnson Controls. These assumptions, which are critical to our prospects for success, are subject to significant economic, competitive, regulatory and operational uncertainties, contingencies and risks, many of which are beyond our control. These uncertainties are particularly heightened by the fact that we have significantly limited historical financial results or data on which financial projections might be based.

Our future ability to execute our business strategy and develop the various components of the Hall of Fame Village powered by Johnson Controls is uncertain, and it can be expected that one or more of our assumptions will prove to be incorrect and that we will face unanticipated events and circumstances that may adversely affect our proposed business. Any one or more of the following factors, or other factors which may be beyond our control, may have a material adverse effect on our ability to implement our proposed strategy:

●	the impact of the pandemic involving the novel strain of coronavirus, COVID-19, governmental reactions thereto, and economic conditions resulting from such governmental reactions to the pandemic on our business strategy, operations, financial results, as well as on our future ability to access debt or equity financing;

●	inability to complete development and construction on schedule, on budget or otherwise in a timely and cost-effective manner;

●	issues impacting the brands of the PFHOF or the NFL or the NFL Alumni Association;

●	inability to secure and maintain relationships and sponsorships with key partners, or a failure by key partners to fulfill their obligations;

●	failure to manage rapidly expanding operations in the projected time frame;

●	our or our partners’ ability to provide innovative entertainment that competes favorably against other entertainment parks and similar enterprises on the basis of price, quality, design, appeal, reliability and performance;

●	increases in operating costs, including capital improvements, insurance premiums, general taxes, real estate taxes and utilities, affecting our profit margins;

●	general economic, political and business conditions in the United States and, in particular, in the Midwest and the geographic area around Canton, Ohio;

●	inflation, appreciation of the real estate and fluctuations in interest rates; or

●	existing and future governmental laws and regulations, including changes in our ability to use or receive Tourism Development District (“TDD”) funds, tax-increment financing (“TIF”) funds or other state and local grants and tax credits (including Ohio Film Tax Credits).

We are relying on various forms of public financing and public debt to finance the Company.

We currently expect to obtain a portion of the capital required for the development and operations of the Hall of Fame Village powered by Johnson Controls from various forms of public financing and public debt, including TDD funds, TIF funds, state and local grants and tax credits, which depend, in part, on factors outside of our control. The concept of a TDD was created under state law specifically for Canton, Ohio and the Hall of Fame Village powered by Johnson Controls. Canton City Council was permitted to designate up to 600 acres as a TDD and to approve the collection of additional taxes within that acreage to be used to foster tourism development. Canton City Council passed legislation allowing the collection of a 5% admissions tax and an additional 2% gross receipts tax and agreed to give the revenue from its 3% municipal lodging tax collected at any hotels built in the TDD to the Hall of Fame Village powered by Johnson Controls for 30 years. Our ability to obtain funds from TDD depends on, among other things, ticket sales (including parking lots, garages, stadiums, auditoriums, museums, athletic parks, swimming pools and theaters), wholesale, retail and some food sales within the TDD and revenues from our hotels within the TDD. For TIF funds, the amount of property tax that a specific district generates is set at a base amount and as property values increase, property tax growth above that base amount, net of property taxes retained by the school districts, can be used to fund redevelopment projects within the district. Our ability to obtain TIF funds is dependent on the value of developed property in the specific district, the collection of general property taxes from property owners in the specific district, the time it takes the tax assessor to update the tax rolls and market interest rates at the time the tax increment bonds are issued.

If we are unable to realize the expected benefits from these various forms of public financing and public debt, we may need to obtain alternative financing through other means, including private transactions. If we are required to obtain alternative financing, such alternative financing may not be available at all or may not be available in a timely manner or on terms substantially similar or as favorable to public financing and public debt, which could significantly affect our ability to develop the Hall of Fame Village powered by Johnson Controls, increase our cost of capital and have a material adverse effect on our results of operations, cash flows and financial position.

If we were to obtain financing through private investment in public equity investments or other alternative financing, it could subject us to risks that, if realized, would adversely affect us, including the following:

●	our cash flows from operations could be insufficient to make required payments of principal of and interest on any debt financing, and a failure to pay would likely result in acceleration of such debt and could result in cross accelerations or cross defaults on other debt;

●	such debt may increase our vulnerability to adverse economic and industry conditions;

●	to the extent that we generate and use any cash flow from operations to make payments on such debt, it will reduce our funds available for operations, development, capital expenditures and future investment opportunities or other purposes;

●	debt covenants may limit our ability to borrow additional amounts, including for working capital, capital expenditures, debt service requirements, executing our development plan and other purposes;

●	restrictive debt covenants may limit our flexibility in operating our business, including limitations on our ability to make certain investments; incur additional indebtedness; create certain liens; incur obligations that restrict the ability of our subsidiaries to make payments to us; consolidate, merge or transfer all or substantially all of our assets; or enter into transactions with affiliates; and

●	to the extent that such debt bears interest at a variable rate, we would be exposed to the risk of increased interest rates.

We must retain our key management personnel.

We aim to recruit the most qualified candidates, and strive for a diverse and well-balanced workforce. We reward and support employees through competitive pay, benefits, and perquisite programs that allow employees to thrive. If we are unable to retain the key management personnel at our Company, the underlying business could suffer.

The success of our business is substantially dependent upon the continued success of the PFHOF brand and museum experience and our ability to continue to secure favorable contracts with and maintain a good working relationship with PFHOF and its management team.

The success of our business is substantially dependent upon the continued success of the PFHOF brand and our ability to continue to secure favorable contracts with and maintain a good working relationship with PFHOF and its management team. PFHOF’s support and cooperation – through agreements, alliances, opportunities and otherwise – is of critical importance to our long-term success.

PFHOF is a 501(c)(3) not-for-profit organization that owns and operates the Pro Football Hall of Fame in Canton, Ohio. We are geographically located adjacent to PFHOF, and the local community and broader public generally view the Company and PFHOF as closely-connected affiliates. While PFHOF currently beneficially owns approximately 7% of the Company’s outstanding Common Stock, the Company is neither a subsidiary of nor controlled by PFHOF. PFHOF is a party to the Director Nominating Agreement, which among other things provides PFHOF with the right to designate one individual to be appointed or nominated for election to the Company’s board of directors, subject to certain conditions. Our director, Ed Roth, was designated by PFHOF pursuant to the Director Nominating Agreement.

We have entered into several agreements with PFHOF that are of significance to our business, including: (i) a First Amended and Restated License Agreement, dated September 16, 2019 (the “License Agreement”), (ii) an Amended and Restated Media License Agreement, dated July 1, 2020 (the “Media License Agreement”), and (iii) Shared Services Agreements, dated June 30, 2020 and March 9, 2021 (the “Shared Services Agreements”). These agreements address topics that include, but are not limited to, the following:

●	License to use PFHOF marks. Under the License Agreement, PFHOF grants to our Company a non-transferable, non-exclusive right and license to use PFHOF marks in conjunction with the Hall of Fame Village complex (the “Village”), Legends Landing, any theme park, water park, theater, sports arena, sports facility, hotel, sports bar, general or specific location-based entertainment, youth sports programs (excluding certain NFL-sponsored youth sports programs) (“Exclusive Fields of Use”). The license is exclusive for the Exclusive Fields of Use only within the municipal boundary of the City of Canton, Ohio. Under the License Agreement, PFHOF agreed that it will not grant any third party a license to use PFHOF marks outside of Canton, Ohio, in connection with the themed entertainment industry without giving us a right of first refusal to accept such third-party offer. In addition, the License Agreement provides that, subject to certain exceptions, all communications with the National Football League (the “NFL”), its 32 member clubs and its Hall of Famers must be made exclusively through PFHOF rather than from the Company. Many of the Company’s events involve the participation of the NFL’s Hall of Famers. The Company therefore must rely on PFHOF’s cooperation and support to a significant extent in coordinating events and other activities involving any of these parties.

●	Sponsorships. The License Agreement provides that PFHOF and our Company have the right to jointly seek sponsorships from third parties in conjunction with the Village and to sublicense PFHOF marks to such sponsors. The License Agreement provides that PFHOF and our Company have the right to enter into exclusive sponsorships for their individually owned and operated assets. The License Agreement provides that our Company and PFHOF will use their best efforts to coordinate the marketing, sales and activation of sponsorships so as to maximize the revenue of both organizations and minimize any potential negative impact to either organization. We and PFHOF are both parties to sponsorship agreements that are important to our business, such as the Naming Rights Agreement and the Constellation Sponsorship Agreement. We also rely on a collaborative approach with PFHOF to pursue other joint sponsorship agreements with third parties. Our success in obtaining those sponsorship agreements is highly dependent on the maintenance of a good working relationship with PFHOF and its management team. In addition, once these sponsorships are obtained, the Company must rely on PFHOF’s cooperation in performing the obligations relating to PFHOF required by the sponsorship agreements. See “Risk Factors – Risk Related to Our Business – We rely on sponsorship contracts to generate revenues.”

●	Use of PFHOF media assets. The Media License Agreement provides for the sharing of media-related opportunities between PFHOF and our Company and sets forth the terms under which PFHOF enables our Company to exploit existing PFHOF works and create new works. Our ability to successfully monetize PFHOF assets (e.g., photographs, videos, memorabilia and other historically significant football-related assets) under the Media License Agreement depends upon PFHOF’s providing access to such media assets as contemplated by the terms of the Media License Agreement.

●	Shared Services. Under the Shared Services Agreements, our Company and PFHOF agree to act in good faith to coordinate with each other on certain services, including, without limitation, community relations, government relations, marketing and public relations, new business development, sponsorship activities and youth programming. Our success in these endeavors depends to a significant extent on PFHOF’s cooperation in coordinating these services and events.

In the past, we have had to renegotiate payment terms and other provisions in certain of our agreements with PFHOF as part of improving the Company’s financial position. If we were to lose or be required to renegotiate any of these agreements or if PFHOF failed to perform any of these agreements, our business may be adversely affected.

Changes in consumer tastes and preferences for sports and entertainment products could reduce demand for our offerings and products and adversely affect the profitability of our business.

The success of our business depends on our ability to consistently provide, maintain and expand attractions and events as well as create and distribute media programming, virtual experiences and consumer products that meet changing consumer preferences. Consumers who are fans of professional football will likely constitute a substantial majority of the attendance to Hall of Fame Village powered by Johnson Controls, and our success depends in part on the continued popularity of professional football and on our ability to successfully predict and adapt to tastes and preferences of this consumer group. If our sports and entertainment offerings and products do not achieve sufficient consumer acceptance or if consumer preferences change or consumers are drawn to other spectator sports and entertainment options, our business, financial condition or results of operations could be materially adversely affected. In the past, we have hosted major professional football events, as well as other musical and live entertainment events, and we can provide no assurance that we will be able to continue to host such events.

Incidents or adverse publicity concerning the Company, PFHOF, the NFL or the NFL Alumni Association could harm our reputation as well as negatively impact our revenues and profitability.

Our reputation is an important factor in the success of our business. Our ability to attract and retain consumers depends, in part, upon the external perceptions of our Company, the brands we are associated with, the quality of Hall of Fame Village powered by Johnson Controls and its services and our corporate and management integrity. If market recognition or the perception of the Company diminishes, there may be a material adverse effect on our revenues, profits and cash flow. In addition, the operations of Hall of Fame Village powered by Johnson Controls, particularly the Hall of Fame Indoor Waterpark, involve the risk of accidents, illnesses, environmental incidents and other incidents which may negatively affect the perception of guest and employee safety, health, security and guest satisfaction and which could negatively impact our reputation, reduce attendance at our facilities and negatively impact our business and results of operations.

We rely on sponsorship contracts to generate revenues.

We will receive a portion of our annual revenues from sponsorship agreements, including the amended and restated sponsorship and naming rights agreement, dated as of July 2, 2020 (the “Naming Rights Agreement”), by and among HOF Village, PFHOF and Johnson Controls, the sponsorship and services agreement, dated as of December 19, 2018, as amended (the “Constellation Sponsorship Agreement”), by and among HOF Village, PFHOF and Constellation NewEnergy, Inc., a Delaware corporation (“Constellation”), and other sponsorship agreements for various content, media and live events produced at Hall of Fame Village powered by Johnson Controls such as title, official product and promotional partner sponsorships, billboards, signs and other media. We are continuously in negotiations with existing sponsors and actively seeking new sponsors as there is significant competition for sponsorships. Some of our live events may not secure a title sponsor, may not secure a sufficient number of sponsorships on favorable terms, or may not secure sponsorships sufficiently enough in advance of an event, which may lead to event cancellations or otherwise adversely affect the revenue generated from such events.

The Naming Rights Agreement is scheduled to expire on December 31, 2034, but provides termination rights both to (a) HOF Village and PFHOF and (b) Johnson Controls, which may be exercised in the event the other party breaches any of its covenants and agreements under the Naming Rights Agreement beyond certain notice and cure periods, applies for or consents to the appointment of a custodian of any kind with respect to all or substantially all of its assets, becomes insolvent or is unable to pay its debts generally as they become due, makes a general assignment for the benefit of its creditors, files a voluntary petition seeking relief under any bankruptcy law, or an involuntary petition is filed by a creditor under any bankruptcy law and is approved by a court of competent jurisdiction. Additionally, Johnson Controls has a right to terminate the Naming Rights Agreement if Phase II is not open for business by January 2, 2024 and if HOF Village is in default beyond applicable notice and cure periods under certain agreements, such as the Technology as a Service Agreement, any loan document evidencing or securing any construction loan with respect to the Hall of Fame Village powered by Johnson Controls and any agreement with its general contractor with respect to the construction of the Hall of Fame Village powered by Johnson Controls, among others.

The Constellation Sponsorship Agreement is scheduled to expire on December 31, 2029, but provides termination rights both to (a) HOF Village and PFHOF and (b) Constellation, which may be exercised if a party would suffer material damage to its reputation by association with the other party or if there is an event of default. An event of default under the Constellation Sponsorship Agreement includes a party’s failure to perform its material obligations (which includes our failure to reach certain specified milestones in the construction of the Constellation Center for Excellence) for 60 days after receiving written notice from the other party and failure to cure such default; a party’s becoming insolvent or filing a voluntary petition in bankruptcy; a party’s being adjudged bankrupt; an involuntary petition under any bankruptcy or insolvency law being filed against a party; a party’s sale, assignment or transfer of all or substantially all of its assets (other than to an affiliate in the case of HOF Village or PFHOF). Additionally, Constellation has a right to terminate the Constellation Sponsorship Agreement effective as of December 31, 2023 for failure to recover its investment in the form of new business, if it provides written notice on or prior to December 1, 2022.

Loss of our existing title sponsors or other major sponsorship agreements, including the Naming Rights Agreement and Constellation Sponsorship Agreement, or failure to secure sponsorship agreements in the future on favorable terms, could have a material adverse effect on our business, financial condition and results of operations.

We could be adversely affected by declines in discretionary consumer spending, consumer confidence and general and regional economic conditions.

Our success depends to a significant extent on discretionary consumer spending, which is heavily influenced by general economic conditions and the availability of discretionary income. The current economic environment as a result of COVID-19, coupled with high volatility and uncertainty as to the future global economic landscape, has had an adverse effect on consumers’ discretionary income and consumer confidence. Future volatile, negative or uncertain economic conditions and recessionary periods or periods of significant inflation may adversely impact attendance and guest spending levels at Hall of Fame Village powered by Johnson Controls, which would materially adversely affect our business, financial condition and results of operations.

Hall of Fame Village powered by Johnson Controls is located in Canton, Ohio. The concentration of our operations in this market exposes us to greater risks than if our operations were more geographically diverse. As a result, negative developments in the local economic conditions in the Midwest region, particularly those impacting travel, hotel or other real estate operations, could reduce guest attendance, negatively impact consumer spending, increase tenant defaults and otherwise have a material adverse effect on our profitability.

Other factors that can affect consumer spending and confidence include severe weather, hurricanes, flooding, earthquakes and other natural disasters, elevated terrorism alerts, terrorist attacks, military actions, air travel concerns, outbreaks of disease, and geopolitical events, as well as various industry and other business conditions, including an ever increasing number of sporting and entertainment options that compete for discretionary spending. Such factors or incidents, even if not directly impacting us, can disrupt or otherwise adversely impact the spending sentiment and interest of our present or potential customers and sponsors.

The Company will operate in highly competitive industries and our revenues, profits or market share could be harmed if we are unable to compete effectively.

We will face substantial competition in each of our businesses. For example:

●	Tom Benson Hall of Fame Stadium, the National Youth Football & Sports Complex and the Center for Performance will compete with other facilities and venues across the region and country for hosting athletic events, concerts (including professional sports events, sports camps and tournaments) and other major conventions;

●	Hall of Fame Village Media will compete (i) with other media and content producers to obtain creative and performing talent, sports and other programming content, story properties, advertiser support, distribution channels and market share and (ii) for viewers with other broadcast, cable and satellite services as well as with home entertainment products, new sources of broadband and mobile delivered content and internet usage;

●	The indoor waterpark, the Hilton hotels, and the retail promenade, if and when completed, will compete for guests with other theme parks, waterparks, and resorts, such as Cedar Point, located in Sandusky, Ohio, and other theme parks, retail and tourist destinations in Ohio and around the country, and with other forms of entertainment, lodging, tourism and recreation activities;

●	The planned Constellation Center for Excellence will compete for tenants with other suppliers of commercial and/or retail space; and

●	The planned Hall of Fantasy League fantasy football league will face competition from existing fantasy football leagues as well as other forms of virtual entertainment and fan interactions during the professional football season.

Competition in each of these areas may increase as a result of technological developments, changes in consumer preferences, economic conditions, changes in market structure and other factors that affect the recreation, entertainment, vacation, retail, tourism and leisure industries generally. Increased competition may divert consumers from Hall of Fame Village powered by Johnson Controls to other forms of entertainment, which could reduce our revenue or increase our marketing costs. Our competitors may have substantially greater financial resources than we do, and they may be able to adapt more quickly to changes in consumer preferences or devote greater resources to promotion of their offerings and services or to development or acquisition of offerings and services that are perceived to be of a higher quality or value than our offerings and services. As a result, we may not be able to compete successfully against such competitors.

We may not be able to fund capital expenditures and investment in future attractions and projects.

A principal competitive factor for Hall of Fame Village powered by Johnson Controls is the originality and perceived quality of its events, attractions and offerings. Even after completion of the various components of the Hall of Fame Village powered by Johnson Controls, we will need to make continued capital investments through maintenance and the regular addition of new events, attractions and offerings. Our ability to fund capital expenditures will depend on our ability to generate sufficient cash flow from operations and to raise capital from third parties. We cannot assure you that our operations will be able to generate sufficient cash flow to fund such costs, or that we will be able to obtain sufficient financing on adequate terms, or at all, which could cause us to delay or abandon certain projects or plans.

The high fixed cost structure of the Company’s operations may result in significantly lower margins if revenues decline.

We expect a large portion of our operating expenses to be relatively fixed because the costs for full-time employees, maintenance, utilities, advertising and insurance will not vary significantly with attendance. These fixed costs may increase at a greater rate than our revenues and may not be able to be reduced at the same rate as declining revenues. If cost-cutting efforts are insufficient to offset declines in revenues or are impracticable, we could experience a material decline in margins, revenues, profitability and reduced or negative cash flows. Such effects can be especially pronounced during periods of economic contraction or slow economic growth.

Increased labor costs, labor shortages or labor disruptions could reduce our profitability.

Because labor costs are and will continue to be a major component of our operating expenses, higher labor costs could reduce our profitability. Higher labor costs could result from, among other things, labor shortages that require us to raise labor rates in order to attract employees, and increases in minimum wage rates. Higher employee health insurance costs could also adversely affect our profitability. Additionally, increased labor costs, labor shortages or labor disruptions by employees of our third-party contractors and subcontractors could disrupt our operations, increase our costs and affect our profitability.

Cyber security risks and the failure to maintain the integrity of internal or guest data could result in damages to our reputation, the disruption of operations and/or subject us to costs, fines or lawsuits.

We anticipate that we will collect and retain large volumes of internal and guest data, including credit card numbers and other personally identifiable information, for business purposes, including for transactional or target marketing and promotional purposes, and our various information technology systems enter, process, summarize and report such data. We also expect to maintain personally identifiable information about our employees. The integrity and protection of our guest, employee and company data will be critical to our business and our guests and employees are likely to have a high expectation that we will adequately protect their personal information. The regulatory environment, as well as the requirements imposed on us by the credit card industry, governing information, security and privacy laws is increasingly demanding and continues to evolve. Maintaining compliance with applicable security and privacy regulations may increase our operating costs and/or adversely impact our ability to market our theme parks, products and services to our guests.

We also expect to rely on accounting, financial and operational management information technology systems to conduct our operations. If these information technology systems suffer severe damage, disruption or shutdown and our business continuity plans do not effectively resolve the issues in a timely manner, our business, financial condition and results of operations could be materially adversely affected.

We may face various security threats, including cyber security attacks on our data (including our vendors’ and guests’ data) and/or information technology infrastructure. Although we will utilize various procedures and controls to monitor and mitigate these threats, there can be no assurance that these procedures and controls will be sufficient to prevent penetrations or disruptions to our systems. Furthermore, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss, fraudulent or unlawful use of guest, employee or company data which could harm our reputation or result in remedial and other costs, fines or lawsuits and require significant management attention and resources to be spent. In addition, our insurance coverage and indemnification arrangements that we enter into, if any, may not be adequate to cover all the costs related to cyber security attacks or disruptions resulting from such events. To date, cyber security attacks directed at us have not had a material impact on our financial results. Due to the evolving nature of security threats, however, the impact of any future incident cannot be predicted.

Investors are subject to litigation risk and their respective investments in the shares of our Common Stock may be lost as a result of our legal liabilities or the legal liabilities of our affiliates.

We or our affiliates may from time to time be subject to claims by third parties and may be plaintiffs or defendants in civil proceedings. There can be no assurance that claims will not be brought in the future if we cannot generate the revenue that we forecast or raise sufficient capital to pay contractors in connection with constructing other components of the project. The expense of prosecuting claims, for which there is no guarantee of success, and/or the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments, would generally be borne by the Company and could result in the reduction or complete loss of all of the assets of the Company, and investors in our Common Stock could lose all or a part of their investment.

Our business may be adversely affected by tenant defaults or bankruptcy.

Our business may be adversely affected if any future tenants at the Constellation Center for Excellence or Hall of Fame retail promenade default on their obligations to us. A default by a tenant may result in the inability of such tenant to re-lease space from us on economically favorable terms, or at all. In the event of a default by a tenant, we may experience delays in payments and incur substantial costs in recovering our losses. In addition, our tenants may file for bankruptcy or be involved in insolvency proceedings and we may be required to expense costs associated with leases of bankrupt tenants and may not be able to replace future rents for tenant space rejected in bankruptcy proceedings, which could adversely affect our properties. Any bankruptcies of our tenants could make it difficult for us to enforce our rights as lessor and protect our investment.

Fluctuations in real estate values may require us to write down the carrying value of our real estate assets or investments.

Real estate valuations are subject to significant variability and fluctuation. The valuation of our real estate assets or real estate investments is inherently subjective and based on the individual characteristics of each asset. Factors such as competitive market supply and demand for inventory, changes in laws and regulations, political and economic conditions and interest and inflation rate fluctuations subject our valuations to uncertainty. Our valuations are or will be made on the basis of assumptions that may not prove to reflect economic or demographic reality. If the real estate market deteriorates, we may reevaluate the assumptions used in our analyses. As a result, adverse market conditions may require us to write down the book value of certain real estate assets or real estate investments and some of those write-downs could be material. Any material write-downs of assets could have a material adverse effect on our financial condition and results of operations.

Our property taxes could increase due to rate increases or reassessments or the imposition of new taxes or assessments or loss of tax credits, which may adversely impact our financial condition and results of operations.

We are required to pay state and local real property taxes and assessments on our properties. The real property taxes and assessments on our properties may increase as property or special tax rates increase or if our properties are assessed or reassessed at a higher value by taxing authorities. In addition, if we are obligated to pay new taxes or if there are increases in the property taxes and assessments that we currently pay, our financial condition and results of operations could be adversely affected. We are relying on various forms of public financing and public debt to finance the development and operations of the Company.

Our insurance coverage may not be adequate to cover all possible losses that we could suffer and our insurance costs may increase.

We seek to maintain comprehensive insurance coverage at commercially reasonable rates. Although we maintain various safety and loss prevention programs and carry property and casualty insurance to cover certain risks, our insurance policies do not cover all types of losses and liabilities. There can be no assurance that our insurance will be sufficient to cover the full extent of all losses or liabilities for which we are insured, and we cannot guarantee that we will be able to renew our current insurance policies on favorable terms, or at all. In addition, if we or other theme park operators sustain significant losses or make significant insurance claims, then our ability to obtain future insurance coverage at commercially reasonable rates could be materially adversely affected.

Our operations and our ownership of property subject us to environmental requirements, and to environmental expenditures and liabilities.

We incur costs to comply with environmental requirements, such as those relating to water use, wastewater and storm water management and disposal, air emissions control, hazardous materials management, solid and hazardous waste disposal, and the clean-up of properties affected by regulated materials.

We may be required to investigate and clean-up hazardous or toxic substances or chemical releases, and other releases, from current or formerly owned or operated facilities. In addition, in the ordinary course of our business, we generate, use and dispose of large volumes of water, which requires us to comply with a number of federal, state and local regulations and to incur significant expenses. Failure to comply with such regulations could subject us to fines and penalties and/or require us to incur additional expenses.

We cannot assure you that we will not incur substantial costs to comply with new or expanded environmental requirements in the future or to investigate or clean-up new or newly identified environmental conditions, which could also impair our ability to use or transfer the affected properties and to obtain financing.

Our planned sports betting, fantasy sports and eSports operations are subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business. Any change in existing regulations or their interpretation, or the regulatory climate applicable to our products and services, or changes in tax rules and regulations or interpretation thereof related to our products and services, could adversely impact our ability to operate our business as currently conducted or as we seek to operate in the future, which could have a material adverse effect on our financial condition and results of operations.

Our planned sports betting, fantasy sports and eSports operations are generally subject to laws and regulations relating to sports betting, fantasy sports and eSports in the jurisdictions in which we are planning to conduct such operations or in some circumstances, in those jurisdictions in which we offer our services or they are available, as well as the general laws and regulations that apply to all e-commerce businesses, such as those related to privacy and personal information, tax and consumer protection. These laws and regulations vary from one jurisdiction to another and future legislative and regulatory action, court decisions or other governmental action, which may be affected by, among other things, political pressures, attitudes and climates, as well as personal biases, may have a material impact on our operations and financial results. In particular, some jurisdictions have introduced regulations attempting to restrict or prohibit online gaming, while others have taken the position that online gaming should be licensed and regulated and have adopted or are in the process of considering legislation and regulations to enable that to happen. Additionally some jurisdictions in which we may operate could presently be unregulated or partially regulated and therefore more susceptible to the enactment or change of laws and regulations.

In May 2018, the U.S. Supreme Court struck down as unconstitutional the Professional and Amateur Sports Protection Act of 1992 (“PASPA”). This decision has the effect of lifting federal restrictions on sports betting and thus allows states to determine by themselves the legality of sports betting. Since the repeal of PASPA, several states (including Washington D.C.) have legalized online sports betting. To the extent new real money gaming or sports betting jurisdictions are established or expanded, we cannot guarantee that we will be successful in penetrating such new jurisdictions. If we are unable to effectively develop and operate directly or indirectly within existing or new jurisdictions or if our competitors are able to successfully penetrate geographic jurisdictions that we cannot access or where we face other restrictions, there could be a material adverse effect on our sports betting, fantasy sports and eSports operations. Our failure to obtain or maintain the necessary regulatory approvals in jurisdictions, whether individually or collectively, would have a material adverse effect on our business. To operate in any jurisdiction, we may need to be licensed and obtain approvals of our product offerings. This is a time-consuming process that can be extremely costly. Any delays in obtaining or difficulty in maintaining regulatory approvals needed for expansion within existing jurisdictions or into new jurisdictions can negatively affect our opportunities for growth, including the growth of our customer base, or delay our ability to recognize revenue from our offerings in any such jurisdictions.

Future legislative and regulatory action, and court decisions or other governmental action, may have a material impact on our planned sports betting, fantasy sports and eSports operations. Governmental authorities could view us as having violated local laws, despite our efforts to obtain all applicable licenses or approvals. There is also a risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities or incumbent monopoly providers, or private individuals, could be initiated against us, Internet service providers, credit card and other payment processors, advertisers and others involved in the sports betting industry. Such potential proceedings could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed upon us or our licensees or other business partners, while diverting the attention of key executives. Such proceedings could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as impact our reputation.

Failure to comply with regulatory requirements in a particular jurisdiction, or the failure to successfully obtain a license or permit applied for in a particular jurisdiction, could impact our ability to comply with licensing and regulatory requirements in other jurisdictions, or could cause the rejection of license applications or cancelation of existing licenses in other jurisdictions, or could cause financial institutions, online and mobile platforms, advertisers and distributors to stop providing services to us which we rely upon to receive payments from, or distribute amounts to, our users, or otherwise to deliver and promote our services.

Compliance with the various regulations applicable to fantasy sports and real money gaming is costly and time-consuming. Regulatory authorities at the non-U.S., U.S. federal, state and local levels have broad powers with respect to the regulation and licensing of fantasy sports and real money gaming operations and may revoke, suspend, condition or limit our fantasy sports or real money gaming licenses, impose substantial fines on us and take other actions, any one of which could have a material adverse effect on our business, financial condition, results of operations and prospects. These laws and regulations are dynamic and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current laws or regulations or enact new laws and regulations regarding these matters. We will strive to comply with all applicable laws and regulations relating to our business. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules. Non-compliance with any such law or regulations could expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business.

Any fantasy sports or real money gaming license obtained could be revoked, suspended or conditioned at any time. The loss of a license in one jurisdiction could trigger the loss of a license or affect our eligibility for such a license in another jurisdiction, and any of such losses, or potential for such loss, could cause us to cease offering some or all of our offerings in the impacted jurisdictions. We may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process, which could adversely affect our operations. Our delay or failure to obtain or maintain licenses in any jurisdiction may prevent us from distributing our offerings, increasing our customer base and/or generating revenues. We cannot assure you that we will be able to obtain and maintain the licenses and related approvals necessary to conduct our planned sports betting operations. Any failure to maintain or renew our licenses, registrations, permits or approvals could have a material adverse effect on our business, financial condition, results of operations and prospects.

Negative events or negative media coverage relating to, or a declining popularity of, fantasy sports, sports betting, the underlying sports or athletes, or online sports betting in particular, or other negative coverage may adversely impact our ability to retain or attract users, which could have an adverse impact on our proposed sports betting, fantasy sports and eSports operations.

Public opinion can significantly influence our business. Unfavorable publicity regarding us, for example, our product changes, product quality, litigation, or regulatory activity, or regarding the actions of third parties with whom we have relationships or the underlying sports (including declining popularity of the sports or athletes) could seriously harm our reputation. In addition, a negative shift in the perception of sports betting by the public or by politicians, lobbyists or others could affect future legislation of sports betting, which could cause jurisdictions to abandon proposals to legalize sports betting, thereby limiting the number of jurisdictions in which we can operate such operations. Furthermore, illegal betting activity by athletes could result in negative publicity for our industry and could harm our brand reputation. Negative public perception could also lead to new restrictions on or to the prohibition of sports betting in jurisdictions in which such operations are currently legal. Such negative publicity could also adversely affect the size, demographics, engagement, and loyalty of our customer base and result in decreased revenue or slower user growth rates, which could seriously harm our business.

The suspension or termination of, or the failure to obtain, any business or other licenses may have a negative impact on our business.

We maintain a variety of business licenses issued by federal, state and local authorities that are renewable on a periodic basis. We cannot guarantee that we will be successful in renewing all of our licenses on a periodic basis. The suspension, termination or expiration of one or more of these licenses could materially adversely affect our revenues and profits. Any changes to the licensing requirements for any of our licenses could affect our ability to maintain the licenses. In addition, we do not yet have all of the appropriate licenses required for our operations, including liquor licenses. The failure to obtain liquor or other licenses may negatively impact our business.

Delays or restrictions in obtaining permits for capital investments could impair our business.

Our capital investments require regulatory permits from one or more governmental agencies in order to build new theme parks, attractions and shows. Such permits are typically issued by state agencies, but federal and local governmental permits may also be required. The requirements for such permits vary depending on the location of such capital investments. As with all governmental permitting processes, there is a degree of uncertainty as to whether a permit will be granted, the time it will take for a permit to be issued, and the conditions that may be imposed in connection with the granting of the permit. Therefore, our capital investments in certain areas may be delayed, interrupted or suspended for varying lengths of time, causing a loss of revenue to us and adversely affecting our results of operations.

The maturity date of the Term Loan, which is secured by substantially all of our assets, is December 1, 2021. There can be no assurance that we will be able to repay the obligation upon maturity to avoid a default.

We are party to a term loan agreement (the “Term Loan Agreement”), dated as of December 1, 2020 (the “Effective Date”), among the Company, Newco, and certain of Newco’s subsidiaries, as borrowers (collectively, the “Borrowers”), and Aquarian Credit Funding LLC (“Aquarian”), as lead arranger, administrative agent, collateral agent and representative of the lenders party thereto (the “Lenders”), as amended by Amendment Number 1 dated January 28, 2021 (“Loan Amendment No. 1”) and Amendment Number 2 dated February 15, 2021 (“Loan Amendment No. 2”), pursuant to which we borrowed $40.0 million from the Lenders (the “Term Loan”). The term of the Term Loan Agreement is 12 months from the Effective Date (the “Term”). The Term Loan will bear interest at a fixed rate equal to 10.0% per annum, payable monthly in advance on the outstanding amount of the Term Loan during the Term. Loan Amendment No. 1 and Loan Amendment No. 2 extended from January 30, 2021 to February 28, 2021 the deadline (the “Delivery Date”) the Company has to deliver (i) fully executed “springing” or “soft lockbox” control agreements with respect to certain accounts of the Borrowers and (ii) evidence reasonably satisfactory to Aquarian, as administrative agent under the Term Loan Agreement (the “Administrative Agent”), that a Borrower is now the sole beneficiary of certain accounts which have not been closed (as permitted in Section 6.16 of the Term Loan Agreement), in each case prior to the Delivery Date.

On the Effective Date, we used approximately $4.04 million from the Term Loan to prefund an amount equal to the cash interest on the Term Loan for the entire Term into an account controlled by Aquarian. We used approximately $23.3 million from the Term Loan to pay the outstanding balance and fees under our bridge loan, dated March 20, 2018, among the Company, various lenders party thereto and GACP Finance Co., LLC (“Bridge Loan”). The remaining proceeds of the Term Loan, after payment of various fees and expenses, and subject to the Liquidity Covenant (defined below), are available for general corporate purposes.

The Term Loan Agreement contains customary affirmative and negative covenants for this type of loan, including without limitation (i) affirmative covenants, including the maintenance of certain key contracts and content rights, adherence to a detailed cash flow forecast including a hard cost and a soft cost construction budget, and (ii) negative covenants, including restrictions on additional indebtedness, prepayment of other indebtedness, transactions with related parties, additional liens, dividends, investments and advances, sales of assets, capital expenditures, mergers and acquisitions, and standard prohibitions on change of control. Additionally, from the Effective Date until repayment of the Term Loan, we must maintain, in an account controlled by Aquarian (the “Proceeds Account”), cash and cash equivalents equal to at least $7.5 million (the “Liquidity Covenant”). Subject to stated exceptions, we must deposit all funds received by the Borrowers during the Term from any and all sources into the Proceeds Account and must have Aquarian’s prior written approval to withdraw any amounts from the Proceeds Account, pursuant to a budget and schedule agreed upon by the parties. As of December 31, 2020, there was approximately $15 million in the Proceeds Account. We are also required to prepay the outstanding balance of the Term Loan under certain circumstances and the Lenders will have the right to approve certain types of transactions by us during the Term.

We are diligently pursuing financing for the development and construction of Phase II of our development plan (“Construction Financing”), but have not yet obtained such financing. A covenant in the Term Loan Agreement provides that on or before September 1, 2021, we must obtain a commitment with respect to Construction Financing in an amount that is not less than the amount necessary to refinance and repay our obligations under our Term Loan Agreement. The commitment must anticipate funding of the Construction Financing on or before the maturity date of our Term Loan Agreement, which is December 1, 2021. The failure to obtain a Construction Financing commitment on or before September 1, 2021 would constitute an event of default under our Term Loan Agreement. There can be no assurance that we will be able to obtain commitments for Construction Financing by September 1, 2021.

We have provided collateral in connection with the Term Loan, including, with certain exceptions: (i) a perfected, first priority security interest in all our real and intangible property, including cash and accounts (to be perfected through account control agreements), contracts, intellectual property, leases, plans and specifications, permits, licenses, approvals, entitlements, and development rights; (ii) a perfected first priority pledge of 100% of the portion of the ownership interests in our subsidiaries; and (iii) a first mortgage, an assignment of leases and rents, and environmental indemnity covering the property owned by the Borrowers (collateral protection to include other customary documentation, including but not limited to deeds in lieu and cognovits, subject to prior exhaustion of all customary notice and cure periods in the event of default, as detailed in the Term Loan documents).

The Term Loan is guaranteed up to $22.3 million (the “Guaranty”) by IRG Master Holding, Inc. (the “Guarantor”), an affiliate of Industrial Realty Group, LLC, a Nevada limited liability company (“IRG”), that is controlled by one of our directors, Stuart Lichter. The Guaranty will terminate upon the occurrence of any of the following events: (i) the payment in full of all obligations under the Term Loan Agreement; (ii) the Guarantor or any of its affiliates purchases $22.3 million of the principal amount of the Term Loan pursuant to a written agreement mutually acceptable to Aquarian, the required Lenders and the Guarantor (whether in the form of a co-lender arrangement or participation); or (iii) the Borrowers deposit in the Proceeds Account net cash proceeds from additional permitted equity issuances and/or permitted indebtedness in an amount equal to or greater than $25 million.

There can be no assurance that we will be able to meet certain construction deadlines under a Letter of Representations, which could cause a cross-default under the Term Loan.

If construction is delayed for any reason and we do not meet certain construction deadlines, we could be in breach of a letter of representations agreement with the Canton City School District and Stark County Port Authority (the “Letter of Representations”). A breach of the Letter of Representations would cause a cross-default under the Term Loan. If we default on our obligations under the Term Loan, Aquarian could accelerate the entire amount of the Term Loan, declare the unpaid balance (plus interest, fees and expenses) immediately due and payable and take other action to enforce the Term Loan, including foreclosure of substantially all of our assets that secure the Term Loan. An affiliate of IRG has guaranteed certain payment obligations under the Term Loan in the event of a default, as described above.

In connection with the Term Loan, HOF Village entered into a mortgage granting a security interest in its rights to certain premises that HOF Village leases from the Canton City School District and Stark County Port Authority. The Letter of Representations provides that any lien created by the mortgage or any other security interest granted in such premises in connection with the Term Loan will attach only to HOF Village’s and the other Borrowers’ interest in such premises and would remain subordinate to and not disturb the rights and interests of the City of Canton, Ohio, the Canton City School District, Stark County Port Authority, PFHOF, the State of Ohio, Plain Local School District, the Canton Symphony Orchestra, and persons identified as benefitted parties under any TIF revenue bond declaration. Additionally, the Letter of Representations provides that HOF Village and its relevant affiliates will remain bound to fulfill their respective obligations under the existing ground leases, project leases and certain other agreements with the Canton City School District and Stark County Port Authority and that HOF Village will cause certain payments to be made to Canton City School District and Stark County Port Authority.

If we do not receive sufficient capital to substantially repay our indebtedness, our indebtedness may have a material adverse effect on our business, our financial condition and results of operations and our ability to secure additional financing in the future, and we may not be able to raise sufficient funds to repay our indebtedness.

As of December 31, 2020, the Company’s capital structure includes debt and debt-like obligations consisting of the following gross principal amounts:

●	approximately $9.7 million of net indebtedness to Development Finance Authority of Summit County, Ohio, representing tax-increment financing proceeds;

●	approximately $1.8 million of indebtedness outstanding pursuant to a loan and security agreement by and among JCIHOFV Financing, LLC (a wholly-owned subsidiary of the Company), HOF Village, PFHOF, other lenders and Wilmington Trust, National Association, as agent, collateralized by the Naming Rights Agreement;

●	approximately $1.8 million of indebtedness related to the Naming Rights Securitization

●	approximately $3.0 million drawn on a loan facility of up to $3.0 million with New Market Project, Inc., the proceeds of which are to be used for the development of the McKinley Grand Hotel;

●	approximately $3.5 million drawn on a loan facility of up to $3.5 million with the City of Canton, Ohio;

●	approximately $9.9 million in financing from Constellation through its Efficiency Made Easy (“EME”) program;

●	approximately $0.4 million of indebtedness outstanding representing a federal paycheck protection program loan to HOF Village;

●	approximately $7.0 million of indebtedness outstanding pursuant to a promissory note, by HOF Village in favor of JKP Financial, LLC;

●	approximately $15.3 million of net indebtedness outstanding pursuant to a construction loan agreement with Erie Bank, the proceeds of which are to be used for the development of the McKinley Grand Hotel; and

●	approximately $21.8 million of net indebtedness representing Convertible PIPE Notes with Magnetar Financial, LLC

●	approximately $2.7 million of net indebtedness representing a cooperating agreement with DFA Summit, the City of Canton, Ohio, the Canton Regional Special Improvement District, Inc. and the U.S. Bank National Association for the construction of the Series 2020C Project.

●	approximately $40.0 million of net indebtedness outstanding pursuant to a promissory note in favor of Aquarian Credit Funding, LLC

If we do not have sufficient funds to repay our debt at maturity, our indebtedness could subject us to many risks that, if realized, would adversely affect us, including the following:

●	our cash flows from operations would be insufficient to make required payments of principal of and interest on the debt, and a failure to pay would likely result in acceleration of such debt and could result in cross accelerations or cross defaults on other debt;

●	our debt may increase our vulnerability to adverse economic and industry conditions;

●	to the extent that we generate and use any cash flow from operations to make payments on our debt, it will reduce our funds available for operations, development, capital expenditures and future investment opportunities or other purposes;

●	debt covenants limit our ability to borrow additional amounts, including for working capital, capital expenditures, debt service requirements, executing our development plan and other purposes;

●	restrictive debt covenants may limit our flexibility in operating our business, including limitations on our ability to make certain investments; incur additional indebtedness; create certain liens; incur obligations that restrict the ability of our subsidiaries to make payments to us; consolidate, merge or transfer all or substantially all of our assets; or enter into transactions with affiliates;

●	to the extent that our indebtedness bears interest at a variable rate, we are exposed to the risk of increased interest rates;

●	debt covenants may limit our subsidiaries’ ability to make distributions to us;

●	causing an event of default under the Term Loan if it is not repaid in full at maturity; and

●	if any debt is refinanced, the terms of any refinancing may not be as favorable as the terms of the debt being refinanced.

If we do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance the debt through additional debt or equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in a higher interest rate on such refinancing, increases in interest expense could adversely affect our cash flows and results of operations. If we are unable to refinance our debt on acceptable terms or at all, we may be forced to dispose of uncollateralized assets on disadvantageous terms, postpone investments in the development of our properties or the Hall of Fame Village powered by Johnson Controls or default on our debt. In addition, to the extent we cannot meet any future debt service obligations, we will risk losing some or all of our assets that are pledged to secure such obligations.

Our business plan requires additional liquidity and capital resources that might not be available on terms that are favorable to us, or at all.

While our strategy assumes that we will receive sufficient capital to have sufficient working capital, we currently do not have available cash and cash flows from operations to provide us with adequate liquidity for the near-term or foreseeable future. Our current projected liabilities exceed our current cash projections and we have very limited cash flow from current operations. We therefore will require additional capital and/or cash flow from future operations to fund the Company, our debt service obligations and our ongoing business. There is no assurance that we will be able to raise sufficient additional capital or generate sufficient future cash flow from our future operations to fund the Hall of Fame Village powered by Johnson Controls, our debt service obligations or our ongoing business. If the amount of capital we are able to raise, together with any income from future operations, is not sufficient to satisfy our liquidity and capital needs, including funding our current debt obligations, we may be required to abandon or alter our plans for the Company. As discussed in greater detail above, there can be no assurance that we will be able to repay the Term Loan obligation upon maturity or otherwise avoid a default. The Company may also have to raise additional capital through the equity market, which could result in substantial dilution to existing stockholders.

Our ability to obtain necessary financing may be impaired by factors such as the health of and access to capital markets, our limited track record and the limited historical financial information available, or the substantial doubt about our ability to continue as a going concern. Any additional capital raised through the sale of additional shares of our capital stock, convertible debt or other equity may dilute the ownership percentage of our stockholders.

We will have to increase leverage to develop the Company, which could further exacerbate the risks associated with our substantial indebtedness.

While we used proceeds from the Business Combination and subsequent capital raises to pay down certain outstanding debt, we will have to take on substantially more debt to complete the construction of the Hall of Fame Village powered by Johnson Controls. We may incur additional indebtedness from time to time in the future to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If and when we incur additional indebtedness, the risks related to our indebtedness could intensify.

We may not be able to generate sufficient cash flow from operations to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to generate a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. Until such time as we can service our indebtedness with cash flow from operations, we intend to service our indebtedness from other sources.

If our cash flows, cash on hand and other capital resources are insufficient to fund our debt service obligations, we could face continued and future liquidity concerns and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional indebtedness or equity capital, or restructure or refinance our indebtedness. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The Term Loan restricts our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise indebtedness or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations.

If we fail to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act, or if we fail to maintain adequate internal control over financial reporting, our business, financial condition, and results of operations, and investors’ confidence in us, could be materially and adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Exchange Act, including preparing annual reports, quarterly reports, and current reports. Our failure to prepare and disclose this information in a timely manner and meet our reporting obligations in their entirety could subject us to penalties under federal securities laws and regulations of the Nasdaq, expose us to lawsuits, and restrict our ability to access financing on favorable terms, or at all.

In addition, pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to develop, evaluate and provide a management report of our systems of internal control over financial reporting. During the course of the evaluation of our internal control over financial reporting, we have identified and could identify areas requiring improvement and could be required to design enhanced processes and controls to address issues identified through this review. This could result in significant delays and costs to us and require us to divert substantial resources, including management time, from other activities.

If we fail to comply with the requirements of Section 404 on a timely basis this could result in the loss of investor confidence in the reliability of our financial statements, which in turn could, negatively impact the trading price of our stock, and adversely affect investors’ confidence in the Company and our ability to access capital markets for financing.

Our management determined that our disclosure controls and procedures were not effective as of December 31, 2020.

We maintain disclosure controls and procedures designed to ensure that the information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified under the rules and forms of the Securities and Exchange Commission (“SEC”). Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to our management, including our Chief Executive Officer and our Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosures. As required by paragraph (b) of Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer (our principal executive) and Chief Financial Officer (our principal financial officer and principal accounting officer) carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2020. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in paragraph (e) of Rules 13a-15 and 15d-15 under the Exchange Act) were not effective as of December 31, 2020 due to material weaknesses in our internal control over financial reporting as described below.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f) and 15d-15(f). Internal control over financial reporting is a process used to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with generally accepted accounting principles in the United States. Internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; provide reasonable assurance that transactions are recorded as necessary to permit preparation of our financial statements in accordance with generally accepted accounting principles in the United States, and that our receipts and expenditures are being made only in accordance with the authorization of our board of directors and management; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Under the supervision and with the participation of our management, including our Chief Executive Officer (our principal executive officer) and Chief Financial Officer (our principal financial officer and principal accounting officer), we performed an assessment of the Company’s significant processes and key controls. Based on this assessment, management concluded that our internal control over financial reporting was not effective as of December 31, 2020 due to the material weaknesses described below.

A material weakness is defined within the Public Company Accounting Oversight Board’s Auditing Standard No. 5 as a deficiency or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. We determined that our internal control over financial reporting had the following material weaknesses:

●	Primarily due to the small size of the Company, the Company does not maintain sufficient segregation of duties to ensure the processing, review and authorization of all transactions including non-routine transactions.

●	Our processes lacked timely and complete reviews and analysis of information used to prepare our financial statements and disclosures in accordance with accounting principles generally accepted in the United States of America.

The Company is evaluating these weaknesses to determine the appropriate remedy. Because disclosure controls and procedures include those components of internal control over financial reporting that provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, management also determined that its disclosure controls and procedures were not effective as a result of the foregoing material weaknesses in its internal control over financial reporting.

The requirements of being a public company may strain our resources and distract management.

We expect to incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements. These applicable rules and regulations are expected to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly than those for privately owned companies that are not registrants with the SEC. Compliance with these rules and regulations may divert management’s attention from other business concerns.

The COVID-19 pandemic has had, and is expected to continue to have, a material adverse effect on our business.

During 2020 and continuing into 2021, the world has been, and continues to be, impacted by the novel coronavirus (COVID-19) pandemic. COVID-19 and measures to prevent its spread impacted our business in a number of ways, most significantly with regard to a reduction in the number of events and attendance at events at Tom Benson Hall of Fame Stadium and our National Youth Football and Sports Complex, which negatively impacts our ability to generate revenue. Also, we opened our newly renovated DoubleTree by Hilton in Canton in November 2020, but the occupancy rate has been negatively impacted by the pandemic. The impact of these disruptions and the extent of their adverse impact on our financial and operating results will be dictated by the length of time that such disruptions continue, which will, in turn, depend on the currently unknowable duration and severity of the impacts of COVID-19, and among other things, the impact of governmental actions imposed in response to COVID-19 and individuals’ and companies’ risk tolerance regarding health matters going forward.

Even after restrictions loosen, the demand for sports and entertainment events may decrease as fears over travel or attending large-scale events linger due to concerns over the spread of COVID-19. If unemployment levels persist and economic disruption continues, the demand for entertainment activities, travel and other discretionary consumer spending may also decline as consumers have less money to spend. We may be required to enforce social distancing measures within our facilities by, among other things, limiting the number of people admitted or standing in lines at any time, or adding social distancing signage and markers. We may incur additional costs associated with maintaining the health and safety of our guests and employees, including facility improvements such as additional sanitization stations or requiring the broad use of personal protective equipment. If it is alleged or determined that illness associated with COVID-19 was contracted at one of our facilities, we may suffer reputational damage that could adversely affect attendance and future ticket sales.

Even after we are able to open our facilities, we may elect or be required to close them in the future in response to the continued impact of COVID-19 or outbreaks involving other epidemics. Any decrease in demand for the sports and entertainment industry would likely affect our business and financial results. The extent and duration of the long-term impact of COVID-19 remains uncertain and the full impact on our business operations cannot be predicted.

Risk Related to Our Securities

We currently do not intend to pay dividends on our Common Stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our Common Stock.

We do not expect to pay cash dividends on our Common Stock. Any future dividend payments are within the absolute discretion of our board of directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our board of directors may deem relevant.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause our stockholders to lose some or all of their investment.

We may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject. Accordingly, a stockholder could suffer a reduction in the value of their shares of Common Stock.

Our Series A Warrants, Series B Warrants, and Series C Warrants are accounted for as liabilities and the changes in value of such warrants could have a material effect on our financial results.

On April 12, 2021, the SEC staff issued the SEC Statement regarding the accounting and reporting considerations for warrants issued by SPACs. Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those governing our Series A Warrants, Series B Warrants, and Series C Warrants. As a result of the SEC Statement, we reevaluated the accounting treatment of such warrants, and determined to classify such warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included on our balance sheets as of December 31, 2020 and March 31, 2021 contained elsewhere in this Annual Report are derivative liabilities related to embedded features contained within our Series A Warrants, Series B Warrants, and Series C Warrants. ASC Subtopic 815, Derivatives and Hedging, provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our Series A Warrants, Series B Warrants, and Series C Warrants each reporting period and that the amount of such gains or losses could be material.

The trading price of our securities has been, and likely will continue to be, volatile and you could lose all or part of your investment.

The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control, including but not limited to our general business condition, the release of our financial reports and general economic conditions and forecasts. Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future. Any of these factors could have a material adverse effect on our stockholders’ investment in our securities, and our securities may trade at prices significantly below the price they paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Anti-takeover provisions contained in our Certificate of Incorporation and Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;

●	the right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our board of directors;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders; and

●	the requirement that a meeting of stockholders may only be called by members of our board of directors or the stockholders holding a majority of our shares, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Our Certificate of Incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in HOFRE’s name, actions against directors, officers, stockholders and employees for breach of fiduciary duty, actions under the Delaware General Corporation Law or under our Certificate of Incorporation, or actions asserting a claim governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act. Accordingly, such exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived its compliance with these laws, rules and regulations.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. This choice of forum provision does not exclude stockholders from suing in federal court for claims under the federal securities laws but may limit a stockholder’s ability to bring such claims in a judicial forum that it finds favorable for disputes with HOFRE or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims.

Alternatively, if a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. If only a limited number of securities or industry analysts commence coverage of our Company, the trading price for our securities would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our securities could decrease, which might cause our stock price and trading volume to decline.

Our executive officers and directors, and their affiliated entities, along with our six other largest stockholders, own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our executive officers and directors, together with entities affiliated with such individuals, along with our six other largest stockholders, beneficially own approximately 38% of our outstanding Common Stock. Accordingly, these stockholders are able to exert significant control over matters subject to stockholder approval. This concentration of ownership could delay or prevent a change in control of the Company.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Company’s initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of Class A common stock held by non-affiliates did not equal or exceed $250 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of Class A common stock held by non-affiliates did not equal or exceed $700 million as of the prior June 30.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 300,000,000 shares of our Common Stock and to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock. To raise additional capital, we may in the future sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

USE OF PROCEEDS

We will receive up to an aggregate of approximately $5,404,798 from the exercise of the outstanding Series B Warrants, assuming the exercise in full of all such warrants for cash. We expect to use the net proceeds from the exercise of the outstanding Series B Warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the Series B Warrants.

There is no assurance that the holders of the outstanding Series B Warrants will elect to exercise any or all of such warrants. To the extent that the outstanding Series B Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of such warrants will decrease.

DIVIDEND POLICY

We have not paid any cash dividends on our Common Stock to date. Any future dividend payments are within the absolute discretion of our board of directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our board of directors may deem relevant. It is our present intention to retain any earnings for use in our business operations and, accordingly, we do not anticipate our board of directors declaring any dividends in the foreseeable future.

BUSINESS

We are a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”). Headquartered in Canton, Ohio, we own the Hall of Fame Village powered by Johnson Controls, a multi-use sports and entertainment destination centered around the PFHOF’s campus. We expect to create a diversified set of revenue streams through developing themed attractions, premier entertainment programming and sponsorships. The strategic plan has been developed in three phases of growth.

The first phase of the Hall of Fame Village powered by Johnson Controls is operational, consisting of the Tom Benson Hall of Fame Stadium, the National Youth Football & Sports Complex, and HOF Village Media Group, LLC (“Hall of Fame Village Media”). In 2016, HOF Village substantially completed the Tom Benson Hall of Fame Stadium, a sports and entertainment venue with a seating capacity of approximately 23,000, with continued development of the end zones into 2021. The Tom Benson Hall of Fame Stadium hosts multiple sports and entertainment events, including the NFL Hall of Fame Game, Enshrinement and Concert for Legends during the annual Pro Football Hall of Fame Enshrinement Week. In 2016, HOF Village opened the National Youth Football & Sports Complex, which will consist of eight full-sized, multi-use regulation football fields, five of which have been completed in Phase I. The facility hosts camps and tournaments for football players, as well as athletes from across the country in other sports such as lacrosse, rugby and soccer. In 2017, HOF Village formed a sports and entertainment media company, Hall of Fame Village Media, leveraging the sport of professional football to produce exclusive programming by licensing the extensive content controlled by the PFHOF as well as new programming assets developed from live events such as youth tournaments, camps and sporting events held at the National Youth Football & Sports Complex and the Tom Benson Hall of Fame Stadium.

We are developing new hospitality, attraction and corporate assets surrounding the Pro Football Hall of Fame Museum as part of a Phase II development plan. Plans for future components of the Hall of Fame Village powered by Johnson Controls include two hotels (one on campus and one in downtown Canton that was opened in Q4 2020), the Hall of Fame Indoor Waterpark, the Constellation Center for Excellence (an office building including retail and meeting space), the Center for Performance (a convention center/field house), and the Hall of Fame Retail Promenade. We are pursuing a differentiation strategy across three pillars, including Destination-Based Assets, the Media Company, and Gaming (including the Fantasy Football League we acquired a majority stake in). Phase III expansion plans may include a potential mix of residential space, additional attractions, entertainment, dining, merchandise and more.

Leadership

For information regarding HOFRE’s management and leadership team, see below under “Management” in this prospectus.

Business Strategy

Overview

Our unique position and multimedia approach makes us the only company of our kind fully poised to capitalize on the popularity of professional football, one of the most popular brands in sports (as measured by total league revenue and number of fans). Our principal business objectives are to successfully develop and operate Destination Based Assets such as the Hall of Fame Village powered by Johnson Controls as a premiere destination resort and entertainment company leveraging the expansive popularity of professional football and the Pro Football Hall of Fame; Hall of Fame Village Media taking advantage of direct access to exclusive content; and a gaming vertical including fantasy sports, and potential growth across eGaming and sports betting. The resort and entertainment platform will significantly extend the presence of the Pro Football Hall of Fame, the singular institution focused on promoting and preserving the legends and values of professional football. We are located in Canton, Ohio, the birthplace of American professional football. It is in a market area with limited themed attractions and within an 8-hour driving distance to nearly half of the NFL franchises. Together with the PFHOF, we intend to become an elite entertainment venue and premier attraction for the region. The current operational assets of the PFHOF and the Company currently attract approximately one million visitors annually.

We are building a year-round, multi-use destination complex with a master development plan that calls for three Phases. Phase I, already complete, includes The Tom Benson Hall of Fame Stadium, the National Youth Football & Sports Complex, Hall of Fame Village Media, and complementary, long-term sponsorship agreements. Phase II, already begun, will add the Hall of Fame Indoor Waterpark, hotels as well as additional attractions, retail and commercial assets. Plans for Phase III include an immersive VR/AR attraction, a hotel with retail space, multi-family housing and certain other components under consideration.

PFHOF is a distinct entity from the Company but serves as a significant shareholder and aligned partner. The Pro Football Hall of Fame, which is owned and operated by PHFOF and not the Company, is a 501(c)(3) not-for-profit educational institution that focuses on the education, promotion, preservation and honoring of the individuals and moments that shaped professional football’s history. Since opening in 1963, the Museum has grown in both size and stature. The building was expanded in 1971, 1978 and 1995, and completed major exhibit gallery renovations in 2003, 2008, and 2009. Together, these improvements have transformed the original 19,000 square-foot Hall of Fame museum into an exciting internationally recognized institution and travel destination. The “Future 50” Expansion & Renovation Project has expanded the museum to 118,000 square feet. The two-year, $27 million project was completed in the summer of 2013 after a major renovation to 38,000 square feet of museum space was finished. Today, the Hall of Fame stands as a shining tribute to the over 300 men who have earned their Gold Jackets and made professional football America’s most popular sport. The Pro Football Hall of Fame Museum and the Gold Jacket inductees serve as unique and valuable partners that contribute to the development of the Hall of Fame Village.

See the section entitled “Risk Factors – The success of our business is substantially dependent upon the continued success of the PFHOF brand and museum experience and our ability to continue to secure favorable contracts with and maintain a good working relationship with PFHOF and its management team” for additional information relating to the relationship with PFHOF.

About Phase I

We have invested approximately $250 million of capital to build Phase I of the Hall of Fame Village powered by Johnson Controls and prepare for Phase II and Phase III. Phase I, already complete, includes the Tom Benson Hall of Fame Stadium, the National Youth Football & Sports Complex, Hall of Fame Village Media, complementary, long-term sponsorship agreements, as well as land and infrastructure to support Phase II and Phase III. We are executing strategies to significantly increase programming of the Tom Benson Hall of Fame Stadium and National Youth Football & Sports Complex and developing unique media content through Hall of Fame Village Media.

Tom Benson Hall of Fame Stadium

The Tom Benson Hall of Fame Stadium holds up to 23,000 spectators and hosts the annual Pro Football Hall of Fame Enshrinement Week powered by Johnson Controls as well as other premier sporting events such as the Historic Black College Hall of Fame Game, the Ohio State High School Football Championships and the World Youth Football Championships. During the Pro Football Hall of Fame Enshrinement Week, the Tom Benson Hall of Fame Stadium hosts the Hall of Fame Game, the first nationally televised NFL game of the season, and the Hall of Fame Enshrinement for NFL players. The Tom Benson Hall of Fame Stadium is also equipped with cut-away seats, allowing it to serve as an elite concert venue. The Tom Benson Hall of Fame Stadium has hosted performances by national recording artists such as Aerosmith, Tim McGraw, Pitbull, Toby Keith and Maroon 5.

National Youth Football & Sports Complex

The National Youth Football & Sports Complex will consist of eight full sized fields, five of which are completed (four turf fields and one grass field) and three of which are planned for Phase II construction. The facility hosts camps and tournaments for football players as well as athletes from other sports such as lacrosse, rugby and soccer from across the country. Since 2017, the National Youth Football & Sports Complex has hosted the Pro Football Hall of Fame World Youth Championships. The World Youth Championships are a national competition, with a watch list of youth football teams developed by former NFL executives that compete in regional playoffs all over the country. The World Youth Championships allow the best teams in a variety of different weight, age and regional groups to compete at the National Youth Football & Sports Complex and the Tom Benson Hall of Fame Stadium. The 2017 and 2018 World Youth Championships featured special guests like PFHOF inductees Ray Lewis and Randy Moss and were broadcast on CBS Sports Network.

Hall of Fame Village Media

In 2017, HOF Village formed a sports and entertainment media company, Hall of Fame Village Media, leveraging the sport of professional football to produce exclusive content, including content developed from live events such as tournaments, camps and sporting events held at the National Youth Football & Sports Complex and the Tom Benson Hall of Fame Stadium. Hall of Fame Village Media has the ability to serve multiple media formats including full length feature films, live and taped television specials, studio shows, live sports events, books and artwork. Through our partnership with the PFHOF, Hall of Fame Village Media has access to over 50 million pieces of photo, video and document archives. To date, Hall of Fame Village Media has produced broadcasts for the World Youth Football Championships aired on CBS Sports Network, National Signing Day, during which top high school athletes announce their college commitments and is in the initial stages of producing six different sports related shows. Future live content is also expected to include programming with the NFL Alumni Association, including the NFL Alumni Academy taking part at the Hall of Fame Village powered by Johnson Controls campus in Canton, Ohio.

Sponsorship Agreements

We are bringing together world-class sponsors and partners. To date, we have struck formal agreements related to sponsorship alliances for development support from best-in-class companies, including Johnson Controls, the founding partner and official naming rights partner, Constellation NewEnergy, Inc. (an Exelon Company), the official energy partner, First Data Merchant Services, LLC (now Fiserv), the official processing and payment solutions partner, Turf Nation, Inc., the official artificial turf partner, Xenith, LLC, the World Bowl official partner, Republic Services of Ohio, LLC, the preferred waste and recycling partner and American Standard, the official plumbing fixture technology manufacturer.

Generally, under the terms of our sponsorship agreements, we will receive a fixed amount of revenue each year in exchange for granting certain rights to the relevant sponsor. The revenue may consist of a combination of cash, in-kind and/or activation funds. However, in some cases, the sponsorship fee may consist of a fixed initial payment with variable annual payments thereafter, based on our completion of certain projects or fulfillment of certain requirements.

Under the terms of the Naming Rights Agreement, we will receive a fixed amount of revenue each year in return for granting to Johnson Controls exclusive rights to designate the name of the destination complex as well as granting to Johnson Controls certain branding, signage, advertising and similar rights. The Naming Rights Agreement is scheduled to expire on December 31, 2034. We are obligated to spend $18 million as activation expenses for the benefit of promoting the Johnson Controls and our brands.

Under the terms of the Constellation Sponsorship Agreement, we will receive a fixed amount of revenue each year in return for granting Constellation exclusive rights to designate the name of the Constellation Center for Excellence as well as granting Constellation certain branding, signage, advertising and similar rights. The Constellation Sponsorship Agreement is scheduled to expire on December 31, 2029. The annual revenue consists of sponsorship fees and annual activation fund proceeds. Activation fund proceeds may be used for a media plan, hospitality packages, business development and other expenses for the benefit of promoting the Constellation and our brands. Annual activation fund proceeds must be used in a particular calendar year, and any unused funds are not rolled into future contract years.

See the section entitled “Risk Factors — We rely on sponsorship contracts to generate revenue” for additional terms and conditions relating to the Naming Rights Agreement and the Constellation Sponsorship Agreement.

About Phase II

Phase II is expected to add additional strategic attractions, hospitality, and corporate assets in a well-planned and synergistic manner intended to increase consumer appeal and drive revenue and profitability growth. The Company has made material progress toward the full execution of Phase II.

To date, either through ground leases, purchase agreements, or through acquisition of title, the Company has acquired all land and received zoning approval from the City of Canton for the development of Phase II. In 2016 and 2017, the Company received significant support from the City of Canton through a pair of ordinances. In June 2016, the Planning Commission of the City of Canton amended the Planning and Zoning Code of Codified Ordinances of the City of Canton to include the Hall of Fame Village District, providing us with a zoning mechanism required to implement our mixed-use development plan. In February 2017, the Planning Commission of the City of Canton and City Council granted approval of the Hall of Fame Village Development plan, including plans for Phase II. The Company has gained control of over 200 parcels of land surrounding the Tom Benson Hall of Fame Stadium, Youth Fields, and Pro Football Hall of Fame Museum for the future development of the Hall of Fame Indoor Waterpark, on-campus hotel attached to the Hall of Fame Indoor Waterpark, and a retail promenade offering a variety of food and beverage options, as well as other specialized entertainment alternatives. The Company has commissioned and completed three separate Phase I Environmental Site Assessments on land underlying the Tom Benson Hall of Fame Stadium, National Youth Football & Sports Complex and residential land acquired for Phase II of the development plan. To date, no recognized environmental conditions have been revealed.

In addition, the Company has made significant progress in the design and development planning for Phase II. Phase II is projected to cost approximately $300 million in capital spending with construction beginning in 2020 and the expectation is that all components will be complete and operational by 2023. In 2018 the Company added significantly to its construction and planning resources with the goal of developing and delivering Company assets on time and on budget. The Company hired a leading project management firm and two top commercial construction groups, who formed a partnership to use national and local resources as the master general contractors of Phase II. Detailed estimates and a timeline were prepared by our management in conjunction with such master general contractors based upon schematic and design documents of Phase II, familiarity with the Ohio market and development expertise.

The Company’s master general contractors delivered schematic and design documents in March 2020. Required permits have been identified and are in the process of being secured. The Company received a Guaranteed Maximum Price (“GMP”) commitment from its project management consultants and general contractors in the first quarter of 2021. The GMP, along with the design and development work completed, will serve as critical elements in arranging a construction loan to meet the proposed schedule. The strategic plan reflects the $300 million in capital spending, a construction loan/equity/public financing to support this spending and any other costs associated with completion and the attractive financial return characteristics of these assets. Construction began in 2020, and it is expected that all material components of Phase II will be complete and operational by 2023.

In Phase II, the critical business strategies are to drive further asset development, increased event programming, new alliance sponsorships, media development and explore additional growth verticals:

●	Further Asset Development: We are planning to develop additional assets in Phase II to attract and entertain guests. We have acquired or entered into agreements to acquire all land needed for Phase II development and are expected to have the design and development planning completed for each component in 2020. See developments that took place during the year related to Phase II, as described in greater detail below. In October 2019, HOF Village, after conducting diligence, acquired the McKinley Grand Hotel in downtown Canton, Ohio to serve as its off-site hotel, which was rebranded a DoubleTree by Hilton. Renovation plans and permitting were completed in November 2019, demolition began in November 2019, renovations began in January 2020, and opened in November 2020. Additional assets will include the Hall of Fame Indoor Waterpark, an on-campus hotel attached to the waterpark, and a retail promenade offering a variety of food and beverage options, as well as other specialized entertainment alternatives. There also will be an office complex targeting medically based tenants expanding the corporate appeal of HOF Village, a Center for Performance to provide a variety of year-round programming options, including the NFL Alumni Academy. A green space area which will be called Play-Action Plaza is expected to provide 3.5 acres for fun, football-themed recreation, events, and formal gatherings. Future destination-themed assets can include live entertainment, gaming, dining, and more all over the country alongside major NFL franchise cities. Construction began in 2020, and all assets are projected to be operational by 2023.

●	Increased Event Programming: HOF Village plans to utilize the Tom Benson Hall of Fame Stadium for an expanded offering of live entertainment and events, including top performers, sporting events and festival programming. Also, given the appeal and popularity of youth sports, additional year-round programming is expected to be available across multiple sports utilizing the national appeal of the Hall of Fame brand. HOF Village has made key strategic hires who will help drive increased Event Programming and Alliance Sponsorships. There are also plans for multiple concerts, multi-day festivals, and on-going business event productions. In partnership with the NFL Alumni Association and regional tourism bureaus, we are targeting the development of ‘Hall of Fame Huddle Programs’ and other youth programs in NFL cities.

●	New Alliance Sponsorships: HOF Village has been successful attracting a strong sponsorship base and will continue to form significant partnerships with leading companies and brands across a range of untapped categories. These partnerships are expected to be in the form of naming rights agreements or additional category-specific sponsorships. HOF Village plans to target a number of industry verticals for additional sponsorship revenue, such as autos, telecom and beverages.

●	Media Development: HOF Village is developing original content from both its event programming and its direct access to millions of pieces of historic Pro Football artifacts located within the PFHOF archive through Hall of Fame Village Media. HOF Village is planning on producing full-length films, shows and other digital content marketing through multiple channels of distribution. Already advanced discussions with media leaders, creative, development and distribution partners have occurred. HOF Village entered into a consulting agreement with a media executive in June 2019. Under the terms of the consulting agreement, the media executive receives a monthly fee and provides assistance with assessing and identifying market opportunities for content development, developing a business plan for HOF Village’s media company, identifying sources of new creative content, and engaging in discussions with distributor channels to identify the types of content they are seeking. The initial term of the consulting agreement was four months, but the consulting agreement is currently being extended on a month-to-month basis and will automatically terminate at the end of any given month unless both parties agree to an extension. In September 2020, we terminated the consulting agreement described above and hired that consultant as the Executive Vice President of Content Development/Distribution. Further, in November 2020, we hired an Executive Vice President of Media Business Development.

●	Hall of Fame Village Gaming: eGaming is expected to be the connective tissue that integrates the rest of the business units across the Company. This encompasses Youth Sports as a way to increase engagement, as well as gaming as a part of offsite asset building and programming, purpose-driven physical destination resort locations, and broadcast/streaming gaming content within media. We entered the high-growth vertical of fantasy sports with the acquisition of a majority stake in The Crown League, the first professional fantasy football league. The league has been rebranded to Hall of Fantasy League and is expected to relaunch in Fall 2021 with geo-based franchises professionally managed with ownership and influence from the public. There is potential for industry expertise to be provided by experienced fantasy analysts, NFL Hall of Famers, and NFL Alumni.

●	Exploring Additional Growth Verticals: HOF Village has begun exploring additional growth verticals as part of Phase II. There also are expected to be opportunities to consider expanding certain destination-based assets in other geographic markets leveraging the popularity of professional football. Sports betting is not legalized in Ohio. We are poised to utilize existing brand partnerships with our newly rebranded Hall of Fantasy League and eGaming, both of which can be designed to accept sports wagering. We are exploring online partnerships to take advantage of sports betting opportunities that can create a revenue stream immediately while awaiting legalization in Ohio. These Additional Growth Verticals are not included in the current set of financial projections.

About Phase III

With Phase I and Phase II assets providing a solid foundation, growth is expected to continue with the development of Phase III, including a potential mix of residential space, and additional attractions, entertainment, dining, merchandise and more. This next phase of development would potentially be initiated upon substantial completion of Phase II. The financial performance of Phase III is not currently fully reflected in the financial projections contained in this prospectus.

We currently face and will face competition in each of our businesses, as follows:

●	Tom Benson Hall of Fame Stadium, the National Youth Football & Sports Complex and the planned Center for Performance will compete with other facilities and venues across the region and country for hosting concerts, athletic events (including professional sports events, sports camps and tournaments) and other major conventions.

●	Hall of Fame Village Media will compete (i) with other media and content producers to obtain creative and performing talent, sports and other programming content, story properties, advertiser support, distribution channels and market share and (ii) for viewers with other broadcast, cable and satellite services as well as with home entertainment products, new sources of broadband and mobile delivered content and internet usage.

●	The Hall of Fame Indoor Waterpark, the Hall of Fame hotels and the retail promenade, if and when completed, will compete with other theme parks and resorts, such as Cedar Point, located in Sandusky, Ohio, and other theme parks, retail and tourist destinations in Ohio and around the country, and with other forms of entertainment, lodging, tourism and recreation activities.

●	The planned Constellation Center for Excellence will compete for tenants with other suppliers of commercial and/or retail space.

Employees

As of May 28, 2021, we have 39 employees that perform various administrative, finance and accounting, event planning, youth sports programming and corporate management functions for the Company and its subsidiaries.

Properties

We own real property in Canton, Ohio, at the site of the Hall of Fame Village powered by Johnson Controls development, including the Tom Benson Hall of Fame Stadium and our main offices. Certain parcels of real property on which the Hall of Fame Village powered by Johnson Controls is located are owned by the City of Canton and the Canton City School District (Board of Education), and are subject to long-term ground leases and agreements with us for the use and development of such property.

Legal Proceedings

During the normal course of its business, HOFRE is subject to occasional legal proceedings and claims. In the opinion of management, any current proceedings and claims against HOFRE are not significant to its financial condition or operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless otherwise indicated, the terms “HOFRE,” “we,” “us,” or “our” refer to Hall of Fame Resort & Entertainment Company, a Delaware corporation, together with its consolidated subsidiaries. Defined terms in this section apply only to the discussion included in this section. The following discussion and analysis of HOFRE’s financial condition and results of operations should be read together with HOFRE’s financial statements and related notes appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to HOFRE’s plans and strategy for HOFRE’s business and related financing, includes forward-looking statements involving risks and uncertainties and should be read together with the “Risk Factors” and “Cautionary Note Regarding Forwarding- Looking Statements” sections of this prospectus. Such risks and uncertainties could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Business Overview

We are a resort and entertainment company located in Canton, Ohio, leveraging the power and popularity of professional football and its legendary players in partnership with the National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”). Headquartered in Canton, Ohio, we own the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the PFHOF’s campus. We expect to create a diversified set of revenue streams through developing themed attractions, premier entertainment programming, sponsorships and media. The strategic plan has been developed in three phases of growth.

Phase I of the Hall of Fame Village powered by Johnson Controls is operational, consisting of the Tom Benson Hall of Fame Stadium, the National Youth Football & Sports Complex, and HOF Village Media Group, LLC (“Hall of Fame Village Media”). In 2016, HOF Village completed the Tom Benson Hall of Fame Stadium, a sports and entertainment venue with a seating capacity of approximately 23,000. The Tom Benson Hall of Fame Stadium hosts multiple sports and entertainment events, including the NFL Hall of Fame Game, Enshrinement and Concert for Legends during the annual Pro Football Hall of Fame Enshrinement Week. In 2016, HOF Village opened the National Youth Football & Sports Complex, which will consist of eight full-sized, multi-use regulation football fields, five of which have been completed in Phase I. The facility hosts camps and tournaments for football players, as well as athletes from across the country in other sports such as lacrosse, rugby and soccer. In 2017, HOF Village formed a sports and entertainment media company, Hall of Fame Village Media, leveraging the sport of professional football to produce exclusive programming by licensing the extensive content controlled by the PFHOF as well as new programming assets developed from live events such as youth tournaments, business meetings, weddings, festivals, camps, sporting events, and more held at the National Youth Football & Sports Complex and the Tom Benson Hall of Fame Stadium.

We are developing new hospitality, attraction and corporate assets surrounding the Pro Football Hall of Fame Museum as part of a Phase II development plan. Plans for future components of the Hall of Fame Village powered by Johnson Controls include two hotels (one on campus and one in downtown Canton that was opened in November 2020), the Hall of Fame Indoor Waterpark, the Constellation Center for Excellence (an office building including retail and meeting space), the Center for Performance (a convention center/field house), and the Hall of Fame Retail Promenade. We are pursuing a differentiation strategy across three pillars, including Destination-Based Assets, Hall of Fame Village Media, and Gaming (including the Fantasy Football League we acquired a majority stake in). Phase III expansion plans may include a potential mix of residential space, additional attractions, entertainment, dining, merchandise and more.

Business Combination

On July 1, 2020, we (formerly known as GPAQ Acquisition Holdings, Inc.) consummated the previously announced business combination with HOF Village, LLC, a Delaware limited liability company (“HOF Village”), pursuant to an Agreement and Plan of Merger dated September 16, 2019 (as amended on November 6, 2019, March 10, 2020 and May 22, 2020, the “Merger Agreement”), by and among the Company, Gordon Pointe Acquisition Corp., a Delaware corporation (“GPAQ”), GPAQ Acquiror Merger Sub, Inc., a Delaware corporation (“Acquiror Merger Sub”), GPAQ Company Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”), HOF Village and HOF Village Newco, LLC, a Delaware limited liability company (“Newco”). The transactions contemplated by the Merger Agreement are referred to in this prospectus as the “Business Combination.”

Upon the consummation of the Business Combination: (i) Acquiror Merger Sub merged with and into GPAQ, with GPAQ continuing as the surviving entity (the “Acquiror Merger”) and (ii) Company Merger Sub merged with and into Newco, with Newco continuing as the surviving entity (the “Company Merger”). In advance of the Company Merger, HOF Village transferred all of its assets, liabilities and obligations to Newco pursuant to a contribution agreement. In connection with the closing of the Business Combination, the Company changed its name from “GPAQ Acquisition Holdings, Inc.” to “Hall of Fame Resort & Entertainment Company.” As a result of the Business Combination, GPAQ and Newco continue as our wholly owned subsidiaries.

In connection with the consummation of the Business Combination and pursuant to the Merger Agreement, (a) each issued and outstanding unit of GPAQ, if not already detached, was detached and each holder of such a unit was deemed to hold one share of GPAQ Class A common stock and one GPAQ warrant (“GPAQ Warrant”), (b) each issued and outstanding share of GPAQ Class A common stock (excluding any shares held by a GPAQ stockholder that elected to have its shares redeemed pursuant to GPAQ’s organizational documents) was converted automatically into the right to receive 1.421333 shares of our Common Stock, following which all shares of GPAQ Class A common stock ceased to be outstanding and were automatically canceled and cease to exist; (c) each issued and outstanding share of GPAQ Class F common stock was converted automatically into the right to receive one share of Common Stock, following which all shares of GPAQ Class F common stock ceased to be outstanding and were automatically canceled and cease to exist; (d) each issued and outstanding GPAQ Warrant (including GPAQ private placement warrants) was automatically converted into one Warrant (which we refer to in this prospectus as a “Series A Warrant”) to purchase 1.421333 shares of Common Stock per warrant, following which all GPAQ Warrants ceased to be outstanding and were automatically canceled and retired and cease to exist; and (e) each issued and outstanding membership interest in Newco converted automatically into the right to receive a pro rata portion of the Company Merger Consideration (as defined in the Merger Agreement), which was payable in shares of Common Stock. Our Common Stock is traded on Nasdaq under the symbol “HOFV” and our Series A Warrants are traded on Nasdaq under the symbol “HOFVW”.

The rights of holders of our Common Stock and Series A Warrants are governed by our amended and restated certificate of incorporation (the “Certificate of Incorporation”), our amended and restated bylaws (the “Bylaws’) and the Delaware General Corporation Law (the “DGCL”), and in the case of our Series A Warrants, the Warrant Agreement, dated January 24, 2018, between GPAQ and the Continental Stock Transfer & Trust Company (the “Series A Warrant Agreement”).

Key Components of the Company’s Results of Operations

Revenue

The Company’s sponsorship revenue is derived from its agreements with third parties such as Johnson Controls, Inc. (“JCI”) and Constellation NewEnergy, Inc. (“Constellation”). These sponsorship agreements are generally multi-year agreements to provide cash or some other type of benefit to the Company. Some agreements require the Company to use a portion of the sponsorship revenue to incur marketing and other activation costs associated with the agreement, and this revenue is shown net of those associated costs. Additionally, the Company’s Tom Benson Hall of Fame Stadium is used to host premier entertainment and sports events to generate event revenues. The stadium is used to host a variety of sporting events, including high school, college and professional football games throughout the year, in addition to top entertainers. The Company plans to continue to expand programming where applicable for its live event business. The Company’s other revenue is derived primarily from rents and cost reimbursement.

The Company also entered into agreements with the NFL Alumni Association earlier in 2020. The Company also took a 60% ownership stake in Hall of Fantasy League earlier in 2020. The Company expects to recognize revenue from the NFL Alumni Association, Youth Sports, DoubleTree Hotel and the Hall of Fantasy League in 2021.

Operating Expenses

The Company’s operating expenses include property operating expenses, depreciation expense and other operating expenses. These expenses have increased in connection with putting the Company’s first phase into operation and the Company expects these expenses to continue to increase with the Company’s growth.

The Company’s property operating expenses include the costs associated with running its operational entertainment and destination assets such as the Tom Benson Hall of Fame Stadium and the National Youth Football & Sports Complex. As more of the Company’s Phase II assets become operational and additional events for top performers and sporting events are held, the Company expects these expenses to continue to increase with the Company’s development.

Other operating expenses include items such as management fees, commission expense and professional fees. The Company expects these expenses to continue to increase with the Company’s growth.

The Company’s depreciation expense includes the related costs to owning and operating significant property and entertainment assets. These expenses have grown as the Company completed Phase I development and the assets associated with Phase I became operational. The Company expects these expenses to continue to grow as Phases II and III assets are developed and become operational.

Warrant Liabilities

We account for warrants to purchase shares of our Common Stock that are not indexed to our own stock as liabilities at fair value on the balance sheet in accordance with the Accounting Standards Codification Topic 815 “Derivatives and Hedging”. The warrants are subject to remeasurement at each balance sheet date, and any change in fair value is recognized as a component of other income (expense), net on the statement of operations. We will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the Common Stock warrants. At that time, the portion of the warrant liability related to the Common Stock warrants will be reclassified to additional paid-in capital.

Results of Operations

The following table sets forth information comparing the components of net loss for the three months ended March 31, 2021 and the comparable period in 2020:

	For the Three Months Ended March 31,
	2021	2020

Revenues
Sponsorships, net of activation costs	$1,475,436	$1,660,928
Rents and cost recoveries	41,883	274,780
Event revenues	1,662	27,833
Hotel revenues	396,338	-
Total revenues	$1,915,319	$1,963,541

Operating expenses
Property operating expenses	6,008,999	6,683,986
Hotel operating expenses	766,165	-
Commission expense	166,667	450,854
Depreciation expense	2,920,937	2,722,120
Total operating expenses	$9,862,768	$9,856,960

Loss from operations	(7,947,449)	(7,893,419)

Other expense
Interest expense	(955,308)	(2,010,010)
Amortization of discount on note payable	(1,234,114)	(3,234,413)
Change in fair value of warrant liability	(116,351,000)	-
Gain on forgiveness of debt	390,400	-
Total other expense	$(118,150,022)	$(5,244,423)

Net loss	$(126,097,471)	$(13,137,842)

Non-controlling interest	(49,711)	-

Net loss attributable to HOFRE stockholders	$(126,147,182)	$(13,137,842)

Net loss per share – basic and diluted	$(1.67)	$(2.42)

Weighted average shares outstanding, basic and diluted	75,350,163	5,436,000

Three Months Ended March 31, 2021 as Compared to the Three Months Ended March 31, 2020

Sponsorship Revenues

The Company’s sponsorship revenues was $1,475,436 for the three months ended March 31, 2021 as to $1,475,436 as compared to $1,660,928 for the three months ended March 31, 2020, for a decrease of $185,492, or 11.17%. This decrease was primarily driven by the cancellation of a smaller sponsorship agreement as well as the impact of revisions to two sponsorship agreements effective in the third quarter of 2020.

Rents and cost recoveries

The Company’s revenue from rents and cost recoveries was $41,883 for the three months ended March 31, 2021 compared to $274,780 for the three months ended March 31, 2020, for a decrease of $232,897, or 84.76%. This decrease was primarily driven by the cancellation of many youth sports events in the first quarter of 2021 due to the COVID-19 pandemic that the Company was previously able to hold in the first quarter of 2020.

Event Revenues

The Company’s event revenue was $1,662 for the three months ended March 31, 2021 compared to $27,833 from the three months ended March 31, 2020, for a decrease of $26,171, or 94.03%. This decrease was primarily driven by the cancellation of private events that were scheduled to be held in the stadium during the COVID-19 pandemic.

Hotel Revenues

The Company’s hotel revenue was $396,338 for the three months ended March 31, 2021 compared to $0 from the three months ended March 31, 2020. This was driven by the opening of the DoubleTree Hotel in November 2020.

Property Operating Expenses

The Company’s property operating expense was $6,008,999 for the three months ended March 31, 2021 as compared to $6,683,986 for the three months ended March 31, 2020, for a decrease of $674,987, or 10.10%. This decrease was driven by lower event expenses of $348,847 related to the 2021 Super Bowl and cancelled youth sports events due to the COVID-19 pandemic.

Hotel Operating Expenses

The Company’s hotel operating expense was $766,165 for the three months ended March 31, 2021 as compared to $0 for the three months ended March 31, 2020. This increase was driven by the Company incurring operating expenses related to the DoubleTree Hotel opening in November 2020.

Commission Expense

The Company’s commission expense was $166,667 for the three months ended March 31, 2021, as compared to $450,854 for the three months ended March 31, 2020, for a decrease of $284,187, or 63.03%. The decrease in commission expense is primarily the result of final prior year commissions’ fees paid in the first quarter of 2020 per the agreements in place at that time.

Depreciation Expense

The Company’s depreciation expense was $2,920,937 for the three months ended March 31, 2021 compared to $2,722,120 for the three months ended March 31, 2020, for an increase of $198,817, or 7.30%. The increase in depreciation expense is primarily the result of additional depreciation expense incurred due to the DoubleTree Hotel opening in November 2020 as well as renovations completed at the Company’s temporary office location earlier in the second quarter of 2020.

Interest Expense

The Company’s total interest expense was $955,308 for the three months ended March 31, 2021, compared to $2,010,010 for the three months ended March 31, 2020, for a decrease of $1,054,702, or 52.47%. The decrease in total interest expense is primarily due to extinguishment of select debt instruments at the close of the Business Combination and the cancellation of a note we owed IRG in exchange for issuance of shares of the Company’s common stock, par value $0.0001 (“Common Stock”) and warrants in December, as well as changes in interest rates and certain interest expense due to affiliate that was waived under a revised agreement at June 30, 2020.

Amortization of Debt Discount

The Company’s total amortization of debt discount was $1,234,114 for the three months ended March 31, 2021, compared to $3,234,413 for the three months ended March 31, 2020, for a decrease of $2,000,299, or 61.84%. The decrease in total amortization of debt discount is primarily due to the conversion of the Company’s various outstanding notes payable throughout the second half of 2020.

Change in Fair Value of Warrant Liability

The Company’s change in fair value warrant liability was a loss of $116,351,000 for the three months ended March 31, 2021 compared to $0 for the three months ended March 31, 2020 due primarily to an increase in the Company’s stock price.

Gain on Forgiveness of Debt

The Company’s gain on forgiveness of debt was $390,400 for the three months ended March 31, 2021, as compared to $0 for the three months ended March 31, 2020. The gain on forgiveness of debt is due to the forgiveness of the Company’s Paycheck Protection Program Loan during the first quarter of 2021.

The following table sets forth information comparing the components of net loss for the years ended December 31, 2020 and the comparable period in 2019:

	For the Year Ended December 31,
	2020	2019
Revenues	(Restated)
Sponsorships, net of activation costs	$6,424,201	$6,720,298
Rents and cost recoveries	474,020	1,064,569
Event revenues	38,750	76,464
Hotel revenues	162,183	-
Total revenues	$7,099,154	$7,861,331

Operating expenses
Property operating expenses	26,631,821	16,707,537
Hotel operating expenses	419,595	-
Commission expense	1,671,964	1,003,226
Depreciation expense	11,085,230	10,915,839
Loss on abandonment of project development costs	-	12,194,783
Total operating expenses	$39,808,610	$40,821,385

Loss from operations	(32,709,456)	(32,960,054)

Other expense
Interest expense	(5,718,473)	(9,416,099)
Amortization of discount on note payable	(10,570,974)	(13,274,793)
Change in fair value of warrant liability	26,733,116	-
Loss on extinguishment of debt	(4,282,220)	-
Loss in joint venture	-	(252,934)
Business combination costs	(19,137,165)	-
Total other expense	$(12,975,716)	$(22,943,826)

Net loss	$(45,685,172)	$(55,903,880)

Non-controlling interest	(196,506)	-

Net loss attributable to HOFRE stockholders	$(45,488,666)	$(55,903,880)

Net loss per share – basic and diluted	$(1.71)	$(10.28)

Weighted average shares outstanding, basic and diluted	26,644,449	5,436,000

Year Ended December 31, 2020 as Compared to the Year Ended December 31, 2019

Sponsorship Revenues

The Company’s sponsorship revenues for the year ended December 31, 2020 decreased by $296,097, or 4.41%, to $6,424,201 as compared to $6,720,298 for the year ended December 31, 2019. This change was primarily driven by the recognition of deferred revenue for the sponsorship agreements in place at June 30, 2019 as well as the impact of revisions to two sponsorship agreements effective in the third quarter of 2020.

Rents and cost recoveries

The Company’s revenue from rents and cost recoveries for the year ended December 31, 2020 decreased to $474,020 from $1,064,569 for the year ended December 31, 2019, for a decrease of $590,549, or 55.47%. This change was primarily driven by the cancellation of many youth sports events and the Pro Football Hall of Fame 2020 Enshrinement Festival due to the COVID-19 pandemic.

Event Revenues

The Company’s event revenue for the year ended December 31, 2020 was $38,750 compared to $76,464 from the year ended December 31, 2019, for a decrease of $37,714, or 49.32%. This was primarily driven by the cancellation of private events that were to be held in the stadium during the COVID-19 pandemic. During 2020, we canceled 50 events due to COVID-19.

Hotel Revenues

The Company’s hotel revenue for the year ended December 31, 2020 was $162,183 compared to $0 from the year ended December 31, 2019. This was driven by the opening of the DoubleTree Hotel in November 2020.

Property Operating Expenses

The Company’s property operating expense was $26,631,821 for the year ended December 31, 2020 as compared to $16,707,537 for the year ended December 31, 2019, for an increase of $9,924,284, or 59.40%. This increase was driven by the Company’s recording of $2,305,586 in stock-based compensation for restricted stock issued to select HOFRE leadership, increased headcount year over year resulting in additional payroll and related expenses of $4,208,029, additional insurance premiums of $1,102,810 and higher consulting fees of $952,887 for the year ended December 31, 2020.

Hotel Operating Expenses

The Company’s hotel operating expense was $419,595 for the year ended December 31, 2020 as compared to $0 for the year ended December 31, 2019. This increase was driven by the Company incurring operating expenses related to the DoubleTree Hotel being placed in service during the fourth quarter of 2020.

Commission Expense

The Company’s commission expense was $1,671,964 for the year ended December 31, 2020, as compared to $1,003,226 for the year ended December 31, 2019, for an increase of $668,738, or 66.66%. The increase in commission expense is primarily the result of final prior year commissions fees paid per the agreements in place.

Depreciation Expense

The Company’s depreciation expense was $11,085,230 for the year ended December 31, 2020 as compared to $10,915,839 for the year ended December 31, 2019, for an increase of $169,391, or 1.55%. The increase in depreciation expense is primarily the result of additional depreciation expense incurred due to the DoubleTree Hotel being placed in service in the fourth quarter as well as renovations completed at the Company’s temporary office location earlier in the year.

Loss on Abandonment of Project Development Costs

The Company’s loss on abandonment of project development costs was $0 for the year ended December 31, 2020 as compared to $12,194,783 for the year ended December 31, 2019. The loss on abandonment of project development costs relates to costs previously capitalized but subsequently abandoned during 2019.

Interest Expense

The Company’s total interest expense was $5,718,473 for the year ended December 31, 2020, as compared to $9,416,099 for the year ended December 31, 2019, for a decrease of $3,697,626, or 39.27%. The decrease in total interest expense is primarily due to extinguishment of select debt instruments at the close of the Business Combination and the cancellation of a note we owed IRG in exchange for issuance of Common Stock and warrants in December, as well as changes in interest rates and certain interest expense due to affiliate that was waived under a revised agreement at June 30, 2020.

Amortization of Debt Discount

The Company’s total amortization of debt discount was $10,570,974 for the year ended December 31, 2020, as compared to $13,274,793 for the year ended December 31, 2019, for a decrease of $2,703,819, or 20.37%. The decrease in total amortization of debt discount is primarily due to the conversion of the Company’s various outstanding notes payable throughout the second half of 2020.

Change in Fair Value of Warrant Liability

The Company recorded change in fair value of its warrant liability of $26,733,116 for the year ended December 31, 2020. The Company did not record any change in fair value of its warrant liability during the year ended December 31, 2019, as the warrants were not yet outstanding. The change in fair value was largely due to the decrease in our stock price from our initial Business Combination date through December 31, 2020, which has a significant effect on the value of the warrant liability.

Loss on Extinguishment of Debt

The Company’s loss on extinguishment of debt was $4,282,220 for the year ended December 31, 2020, as compared to $0 for the year ended December 31, 2019. The increase in loss on extinguishment of debt is primarily due to IRG November Note conversion resulting in a $3,404,244 loss on extinguishment of debt along with various other notes payable converting into equity upon the consummation of the Business Combination.

Loss in Joint Venture

The Company’s loss in joint venture was $0 for the year ended December 31, 2020, as compared to $252,934 for the year ended December 31, 2019. The loss in joint venture is primarily due to the Company’s investment in Youth Sports that was changed from the equity method of accounting.

Business Combination Costs

The Company’s Business Combination costs were $19,137,165 for the year ended December 31, 2020, as compared to $0 for the year ended December 31, 2019. The Business Combination costs consisted of $6,233,473 in closing costs incurred for the Business Combination, $10,789,840 for shares issued to a related party, $2,218,187 related to our CEO’s restricted stock award in which one-third vested on July 2, 2020 in conjunction with the closing of the Business Combination, a $200,000 cash bonus to our CEO, and other legal and professional fees incurred in the Business Combination.

Liquidity and Capital Resources

The Company has sustained recurring losses and negative cash flows from operations through March 31, 2021. In addition, the Company has significant debt obligations maturing in the 12 month period subsequent to the date these consolidated financial statements are issued. Since inception, the Company’s operations have been funded principally through the issuance of debt and equity. As of March 31, 2021, the Company had approximately $50 million of unrestricted cash and $18 million of restricted cash, respectively.

On January 28, 2021, the Company executed a binding term sheet with IRG pursuant to which the Company agreed to issue and sell to IRG in a private placement of preferred stock and warrants to purchase common stock for a purchase price of $15 million. In addition, during February 2020, the Company received approximately $34.5 million from the issuance of shares of its common stock, net of offering costs, in an underwritten public offering. See Note 14 to the consolidated financial statements herein. The Company will deposit up to $25 million of the net proceeds from the private placement and the underwritten public offering in the Proceeds Account required under the Term Loan. The Company must have the lender’s prior written approval to withdraw any amounts from the Proceeds Account, pursuant to a budget and schedule agreed upon by HOFV and the lender.

The Company believes that, as a result of these transactions, it currently has sufficient cash and financing commitments to meet its funding requirements over the next year. Notwithstanding, the Company expects that it will need to raise additional financing to accomplish its development plan over the next several years. The Company is seeking to obtain additional funding through debt, construction lending, and equity financing. There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development, which could harm its financial condition and operating results.

Cash Flows

Since inception, the Company has primarily used its available cash to fund its project development expenditures. The following table sets forth a summary of cash flows for the periods presented:

	For the Three Months Ended March 31		For the Years Ended December 31,
	2021	2020	2020	2019
Cash (used in) provided by:
Operating Activities	$(7,860,779)	$(4,469,574)	$(18,365,271)	$933,018
Investing Activities	(16,656,538)	(7,164,875)	(17,579,550)	(16,723,883)
Financing Activities	53,012,404	17,149,751	67,383,690	15,987,507
Net increase in cash and restricted cash	$28,495,087	$5,515,302	$31,438,869	$196,642

Cash Flows for the Three Months Ended March 31, 2021 as Compared to the Three Months Ended March 31, 2020

Operating Activities

Net cash used in operating activities increased to $7,860,779 during the three months ended March 31, 2021, from $4,469,574 during the three months ended March 31, 2020. This increase was primarily driven by the Company’s net loss of $126,097,471, offset by non-cash depreciation expense of $2,920,937, amortization of note discounts of $1,234,114, payment-in-kind interest rolled into debt of $380,860, a gain on forgiveness of debt of $390,400, stock-based compensation expense of $1,386,543, and a change in fair value of warrant liability of $116,351,000. The changes in operating assets and liabilities consisted of a decrease in accounts receivable of $588,311, an increase in prepaid expenses and other assets of $1,503,762, a decrease in accounts payable and accrued expenses of $2,554,866, an increase in due to affiliates of $199,312, and a decrease in other liabilities of $375,357.

Net cash used in operating activities was $4,469,574 during the three months ended March 31, 2020, which consisted primarily of a net loss of $13,137,842, offset by non-cash depreciation expense of $2,722,120, amortization of note discounts of $3,234,413, prepaid rent of $1,463,093, and interest paid in kind of $552,903. The changes in operating assets and liabilities consisted of a decrease in accounts receivable of $239,783, an increase in prepaid expenses and other assets of $4,670, a decrease in accounts payable and accrued expenses of $275,749, an increase in due to affiliates of $2,294,821, and an increase in other liabilities of $1,367,740.

Investing Activities

Net cash used in investing activities increased to $16,656,538 during the three months ended March 31, 2021 from $7,164,875 during the three months ended March 31, 2020. This increase consisted solely of cash used for project development costs.

Financing Activities

Net cash provided by financing activities increased to $53,012,404 during the three months ended March 31, 2021 from $17,149,751 during the three months ended March 31, 2020. This increase consisted primarily of $5,100,000 in proceeds from notes payable, $31,746,996 of proceeds from equity raises, and $18,957,562 of proceeds from the exercise of warrants, offset by $2,777,154 in repayments of notes payable, and $15,000 in payment of financing costs.

Net cash provided by financing activities was $17,149,751 during the three months ended March 31, 2020, which consisted primarily of $19,109,624 in proceeds from notes payable, offset by $1,825,630 in repayments of notes payable and $134,243 in payment of financing costs.

Cash Flows for the Years Ended December 31, 2020 and 2019

Operating Activities (Restated)

Net cash used in operating activities was $18,365,271 during the year ended December 31, 2020, which consisted primarily of a net loss of $45,685,172, a non-cash change in fair value of warrant liability of $26,733,116, offset by non-cash depreciation expense of $11,085,230, amortization of note discounts of $10,570,974, payment-in-kind interest rolled into debt of $4,066,691, an increase in loss on extinguishment of $4,282,220, an increase in stock-based compensation expense of $4,523,773, a decrease in prepaid expenses and other assets of $4,627,992, an increase in accounts payable and accrued expenses of $29,264,412, a decrease in due to affiliates of $9,644,241, and an increase in other liabilities of $4,721,670.

Net cash provided by operating activities was $933,018 during the year ended December 31, 2019, which consisted primarily of a net loss of $55,903,880, offset by non-cash depreciation expense of $10,915,839, amortization of note discounts of $13,274,793, bad debt expense of $788,689, an increase on loss on abandonment of project development costs of $12,194,783, prepaid rent of $2,644,397, interest paid in kind of $5,722,638, an increase in accounts receivable of $360,677, an increase in prepaid expenses and other assets of $1,012,568, an increase in accounts payable and accrued expenses of $3,650,041, an increase in due to affiliates of $9,459,293, and an increase in other liabilities of $1,849,398.

Investing Activities

Net cash used in investing activities was $17,579,550 during the year ended December 31, 2020, and consisted of $48,614,331 of cash used for project development costs and $31,034,781 of proceeds from the Business Combination. During the year ended December 31, 2019, net cash used in investing activities was $16,723,883, which consisted solely of cash used for project development costs.

Financing Activities

Net cash provided by financing activities was $67,383,690 during the year ended December 31, 2020, which consisted primarily of $106,976,651 in proceeds from notes payable and 26,228,499 of proceeds from equity raises, offset by $62,593,562 in repayments of notes payable, and $3,227,898 in payment of financing costs.

Net cash provided by financing activities was $15,987,507 during the year ended December 31, 2019, which consisted primarily of $23,588,122 in proceeds from notes payable, offset by $7,023,874 in repayments of notes payable and $576,741 in payment of financing costs.

Subsequent Financing Activity since December 31, 2020

Proposed Private Placement of Preferred Stock and Warrants to Purchase Common Stock

On January 28, 2021, the Company executed a binding term sheet with IRG, LLC (“IRG”) pursuant to which the Company agreed to issue and sell to IRG in a private placement for a purchase price of $15,000,000 (i) shares of a new series of preferred stock, which are convertible into shares of the Company’s Common Stock (the “New Private Placement Preferred Stock”), having an aggregate liquidation preference of $15,000,000, and (ii) a number of warrants, convertible into shares of the Company’s Common Stock at an exercise price of $6.90 per share (the “New Private Placement Warrants”), equal to 50% of the liquidation preference of the preferred stock to be sold divided by the closing price of the Common Stock on a specified date (the “New Private Placement”). The New Private Placement is expected to close in the first quarter of 2021. If the Company consummates the New Private Placement, the Company intends to deposit the net proceeds as necessary into the Proceeds Account (as defined herein), and use the net proceeds for general corporate purposes. The Company cannot give any assurance that the New Private Placement will be completed on the terms described herein, on a timely basis or at all.

February Follow-On Public Offering

On February 12, 2021, the Company closed its public offering of 12,244,897 shares of Common Stock at a public offering price of $2.45 per share pursuant to the terms of the underwriting agreement between the Company and Maxim Group LLC, entered into on February 9, 2021 (the “Underwriting Agreement”). On February 18, 2021, the Company closed the sale of an additional 1,836,734 shares of Common Stock at $2.45 per share pursuant to the exercise of the underwriters’ over-allotment option in connection with its public offering that closed on February 12, 2021. Under the terms of the Underwriting Agreement, each of the Company’s executive officers, directors and stockholders of more than 5% of the outstanding Common Stock signed lock-up agreements pursuant to which each agreed, subject to certain exceptions, not to transact in the Common Stock for a period of 90 days following February 12, 2021. Gross proceeds including the over-allotment, before underwriting discounts and commissions and estimated offering expenses, are approximately $34.5 million.

Contractual Obligations and Commitments

The following is a summary of the contractual obligations as of March 31, 2021 and the effect of such obligations are expected to have on the liquidity and cash flows in future periods:

	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Notes payable commitments	$119,270,845	$51,583,589	$28,056,896	$25,820,130	$13,810,229
Project and ground leases	$42,852,325	$243,925	$965,700	$965,700	$40,677,000
Total	$162,123,170	$51,827,514	$29,022,596	$26,785,830	$54,487,229

The Company has various debt covenants that require certain financial information to be met. If the Company does not meet the requirements of the debt covenants, the Company will be responsible for paying the full outstanding amount of the note immediately. As of March 31, 2021, we were in compliance with all relevant debt covenants.

Off-Balance Sheet Arrangements

The Company did not have any off-balance sheet arrangements as of March 31, 2021.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of the Company’s financial condition and results of operations is based on the Company’s consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. In accordance with U.S. GAAP, the Company bases its estimates on historical experience and on various other assumptions the Company believes are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

For information on the Company’s significant accounting policies please refer to Note 2 to the Company’s Consolidated Financial Statements included in this prospectus.

MANAGEMENT

Directors

HOFRE’s directors as of May 28, 2021 are as follows:

Name	Age	Position
Michael Crawford	53	President and Chief Executive Officer, Chairman
Anthony J. Buzzelli	72	Director
David Dennis	63	Director
James J. Dolan	66	Director
Karl L. Holz	70	Director
Stuart Lichter	72	Director
Curtis Martin	48	Director
Mary Owen	43	Director
Edward J. Roth III	64	Director
Lisa Roy	49	Director
Kimberly K. Schaefer	55	Director

Michael Crawford. Mr. Crawford has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Crawford currently serves as President and Chief Executive Officer and Chairman of the Board of Directors of the Company and previously served as HOF Village, LLC’s Chief Executive Officer from December 2018 until June 2020. Mr. Crawford was nominated to the Board by HOF Village, LLC in connection with the Business Combination pursuant to the Director Nominating Agreement. Before joining HOF Village, LLC, Mr. Crawford was an executive at Four Seasons Hotels and Resorts, where he served as Global President of Portfolio Management (2016–2018) and President of Asia Pacific (2014–2016). Previously, Mr. Crawford worked at The Walt Disney Company/Walt Disney Parks and Resorts in various positions from 1990 to 2014, where his last role was Senior Vice President and General Manager of Shanghai Disney Resort and President of Walt Disney Holdings Company in Shanghai (2010–2014). Mr. Crawford has served as a member on the board of directors of Texas Roadhouse (Nasdaq: TXRH) since June 2020, where he also currently serves on the audit, nominating and governance, and compensation committees. Mr. Crawford holds a B.S. in Business Administration from Bowling Green State University and an MBA (magna cum laude) from the University of Notre Dame’s Mendoza College of Business.

Anthony J. Buzzelli. Mr. Buzzelli has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Buzzelli is a Certified Public Accountant and spent 40 years with Deloitte, where he served management and boards of directors as the Audit and Advisory Partner for a wide range of public and private companies with U.S. and global operations from 1980 to 2011. He was Audit Partner in Charge of the Pittsburgh office from 1989 to 1995, Regional Managing Partner of the Central Atlantic Region from 1995 to 2001, National Managing Partner of U.S. Regions, the Marketing and Business Development and Community Relations leader from 2003 to 2007 and Regional Managing Partner of the Pacific Southwest Region and Office Managing Partner of the Los Angeles office from 2003 to 2011. Mr. Buzzelli served as a Member of the U.S. Board of Directors of Deloitte from 2001 to 2004 and as Chairman of its Succession Committee from 2010 to 2011. He retired from Deloitte as a vice chairman in 2011. He is a past Chairman of the Southern California Leadership Network from 2003 to 2009. Mr. Buzzelli received a BS in Accounting from The Pennsylvania State University, and also completed the Executive Program in Organizational Change at Stanford University and the Executive Program for Leading Professional Services Firms at Harvard Business School. He currently serves as a member of the boards of directors of both public and private organizations.

David Dennis. Mr. Dennis has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Dennis served as an independent director of Gordon Pointe Acquisition Corp. (“GPAQ”) from January 2018 through June 2020, and served as the chairman of GPAQ’s audit committee. Mr. Dennis is a Certified Public Accountant and spent 36 years of his career at KPMG LLP, where he served as a Partner from 1993 until his retirement in December 2015. During his time at KPMG LLP, Mr. Dennis served in its advisory practice and served as the Advisory Sector Leader for its State and Local Government Advisory Practice. In addition, from 1979 to 2002, Mr. Dennis was a member of the Audit Practice at KPMG LLP and audited publicly traded companies, privately owned companies and public sector clients (governments and not for profits). He is a Past Member of Council for the American Institute of CPAs and a current member of the National Association of State Boards of Accountancy. Mr. Dennis previously served as acting Chief Financial Officer of the U.S. House of Representatives and as President for the Florida Institute of CPAs. He served on the Florida Board of Accountancy from 2011 until 2020 where he also served as Chair for two terms. Mr. Dennis received a Bachelor of Science degree in Accounting from Indiana University — Kelley School of Business.

James J. Dolan. Mr. Dolan has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Dolan was nominated to the Board by Gordon Pointe Management, LLC in connection with the Business Combination pursuant to the Director Nominating Agreement. Mr. Dolan served as GPAQ’s Chairman from March 2017 until June 2020. Mr. Dolan is the Chairman and CEO of Voyager Holdings II, LLC (“Voyager”), a family office and holding company that owns and operates a diversified group of companies in the technology, real estate, financial services, aviation, timber and natural resource industries. Mr. Dolan serves as CEO or Managing Director of a number of Voyager’s portfolio companies. He was the founder of Access Data, a software-as-service company providing data management and sales information to the mutual fund industry. The company was sold to Broadridge Financial Solutions, Inc. (NYSE: BR). He founded Ascent Data, a provider of cloud computing services to financial and legal firms, where he serves as Chairman. He previously led the creation of Yellowstone Jet Center in Bozeman, Montana, and its sale to Signature Flight Support (LON: BBA) and was Chairman and CEO of Atlantic Aviation Flight Services, which he sold to Sentient Jet. Mr. Dolan currently serves on the board of directors of Plan Member Financial Corporation, an asset manager and provider of retirement planning services based in Santa Barbara, California, TriState Capital Holdings (Nasdaq: TSC), a commercial bank in Pittsburgh, Pennsylvania, and Chartwell Investment Partners, an asset management firm based in Radnor, Pennsylvania, and a subsidiary of TriState.

Karl L. Holz. Mr. Holz has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Holz is a 22-year veteran of The Walt Disney Company with senior-level expertise in operations, strategic planning, product and customer experience development, international business, and large-scale expansions. As president of Disney Cruise Line and New Vacation Operations, he was responsible for driving the growth of Disney’s vacation portfolio beyond theme parks. In his most recent role, Mr. Holz was responsible for Disney Cruise Line; Disney Vacation Club; Adventures by Disney; Aulani, a Disney Resort & Spa, in Hawaii; and Golden Oak at the Walt Disney World Resort. He guided the massive expansion of Disney Cruise Line in 2011 and 2012 and championed its further expansion by committing to three new ships, the first arriving in 2021. Mr. Holz also led the strategic re-orientation of the Disney Institute, a professional development and training business serving the needs of many major companies. Additionally, he assumed responsibility for Disneyland Resort Paris in 2014 (after previously serving as President and CEO of Disneyland Resort Paris from 2004 to 2008), guiding the resort through a challenging security environment, developed and implemented strategic expansion plans and ultimately took this French, publicly held resort, private in late 2017. Since “retiring” in 2018, he has worked with McKinsey & Company, the Saudi Public Investment Fund and others in providing advisory and consulting services. Mr. Holz earned his bachelor’s degree in business administration from the State University of New York at Fredonia in 1973. He is a member of the Fredonia Foundation Board and an active supporter of the “Keeper of the Dream Scholarship” benefiting disadvantaged and minority student athletes.

Stuart Lichter. Mr. Lichter has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Lichter was nominated to the Board by HOF Village, LLC in connection with the Business Combination pursuant to the Director Nominating Agreement. Mr. Lichter has served as the President and Chairman of the Board of Industrial Realty Group, LLC since 1999. Industrial Realty Group, along with its affiliated companies, has acquired and developed over 100 industrial and commercial properties throughout the country, representing virtually every area of real estate, such as office buildings, industrial and warehouse buildings, shopping centers, business parks, hotels, mini-storage facilities, marinas, apartments, mobile home parks and mixed-use developments, with a primary emphasis on industrial and commercial properties. Mr. Lichter began his real estate career with the General Services Administration (GSA) of the US Government where he focused on solving challenges facing governmental-owned real estate. Mr. Lichter subsequently performed loan workouts, completed unfinished construction projects and leased and sold foreclosed projects for Midland Bank and New York Life Insurance Company. Mr. Lichter has over 40 years of experience as a leader in the adaptive reuse of commercial and industrial real estate. Mr. Lichter holds a B.S. degree from Hunter College, a part of the City University of New York. He completed all course work for an MBA from Pace University with a major in finance. Mr. Lichter also attended New York University School of Law.

Curtis Martin. Mr. Martin has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Martin began his NFL career with the New England Patriots, earning the honor of Rookie of the Year in 1995. He then joined the New York Jets in 1998 where he played for eight years and was a five-time pro bowler. He finished his career as the 4th leading rusher of all-time and in 2012 was inducted into the Pro Football Hall of Fame. Driven to give his best while helping others, he founded the Curtis Martin Job Foundation, which is a non-profit organization that continuously provides financial support to single mothers, children charities, individuals with disabilities, low income housing providers and financial support to Surgicorps International. In addition, Mr. Martin is the foundation’s sole financial supporter and is committed to funding the foundation’s endeavors. In May 2019, Mr. Martin received an honorary Doctor of Humane Letters degree, accredited for his work and support of the Icahn School of Medicine at Mount Sinai’s efforts to develop a safe, non-addictive, non-opioid pain medication, in addition to the philanthropic work that he is committed to through his foundation.

Mary Owen. Ms. Owen has served as a member of the Board since the closing of the Business Combination in July 2020. Ms. Owen has been nominated to the Board as an independent director pursuant to the Director Nominating Agreement. Ms. Owen is Founder and President of MMO Capital LLC since 2017. In addition, she has served as a Life Trustee with the Ralph C. Wilson, Jr. Foundation since 2015. She is a council member of the President’s Council on Sports, Fitness and Nutrition and an investor and strategic advisor to several early stage companies and venture capital funds including Chicago-based KB Partners and Buffalo-based Varia Ventures. Ms. Owen previously worked for her uncle, Ralph C. Wilson Jr., and his management company, Ralph C. Wilson, Jr. Enterprises. She was a key member of his executive leadership team and played a strategic and operational role with all of his business and philanthropic interests, including the Buffalo Bills. With the Bills, Ms. Owen began as an intern in 1997 and worked in a variety of roles eventually becoming the Executive Vice President for Strategic Planning from 2010-2014. In addition to her team-level responsibilities, she was charged with representing Mr. Wilson at the league ownership level from 2003-2014, where she was appointed to and served on the Super Bowl Advisory Committee and the International Committee, and served on the board of the NFL Foundation. When Mr. Wilson passed in 2014, Ms. Owen served as a Trustee of his estate, where she and three others were responsible for the team’s sale to the Pegula family, and ultimately funding and starting a $1.2 billion foundation, the Ralph C. Wilson, Jr. Foundation, with a portion of the estate proceeds. Ms. Owen managed the foundation on behalf of her co-trustees in its initial year and oversaw a $60 million legacy grant program. Ms. Owen is a graduate of the McIntire School of Commerce at the University of Virginia, and is a McIntire Trustee Leader, an active Trustee for the Jefferson Trust and longstanding Regional Selection Chair for the Jefferson Scholars Foundation. In addition, she holds an MBA from Walsh College and is a long-standing member of the National Advisory Board for the Pro Football Hall of Fame. Ms. Owen resides in Westlake, Texas.

Edward J. Roth III. Mr. Roth has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Roth has been nominated to the Board by National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”), pursuant to the Director Nominating Agreement (as defined below). Since 2001, Mr. Roth has served as President and CEO of Aultman Health Foundation, a not-for-profit health care organization serving Stark and surrounding counties in Ohio. For more than 40 years, Mr. Roth has been part of a team dedicated to providing the Stark County, Ohio, area with excellence and affordability in health care. He began his career with Aultman in 1981 and served in several executive leadership positions. Mr. Roth is responsible for more than 7,200 employees and all corporate entities within Aultman Health Foundation. Mr. Roth is a graduate of Canton Central Catholic and the University of Akron, and is an active member of the community and a board member of the following agencies and organizations: Ohio Business Roundtable, Pro Football Hall of Fame and Stark County Catholic Schools. Mr. Roth currently serves as past Chairman of the Board of Ohio Hospital Association. He has also taken a leadership role in the community, serving on boards and chairing many organizations and events over the years including: American Hospital Association Regional Policy Board, Akron Regional Hospital Association, Canton Regional Chamber of Commerce, Stark Development Board, Walsh University, Akron Canton Regional Food Bank Harvest for Hunger Campaign, Wilderness Center Earthly Delights Campaign, Arts In Stark Campaign, Central Catholic High School Capital Campaign and United Way Campaign.

Lisa Roy. Ms. Roy has served as a member of the Board since November 2020. Ms. Roy has been nominated to the Board by Johnson Controls, Inc. (“JCI”) pursuant to the Amended and Restated Sponsorship and Naming Rights Agreement, dated as of July 2, 2020, among JCI, PFHOF, and the Company, as well as by HOF Village, LLC pursuant to the Director Nominating Agreement. Ms. Roy is the Vice President of Strategy and M&A, Building Solutions North America (BSNA) for Johnson Controls International PLC (NYSE: JCI). From 2016 to 2020, she served as the Vice President of Commercial Sales for BSNA, where she leads revenue growth, commercial operations, strategy and marketing. Ms. Roy has been responsible for driving growth in commercial excellence for BSNA’s direct channel business and its profitable year-over-year growth, including its go to market approach, organizational design, and integration of mergers in North America. Prior to this role, Ms. Roy was the Vice President and General Manager of Systems, Services, and Solutions’ (SSI) South Region. In this role, she was responsible for the profitable growth in the region – across systems, services and energy performance contracting. Throughout her career, she has held roles of increasing responsibility, including Vice President and General Manager of Global Security and Fire, Vice President and General Manager, Enterprise Accounts and Vice President, North America Security and Fire. Ms. Roy holds a bachelor’s degree in Electrical Engineering from Louisiana State University. During her career at JCI, she has been an active supporter of United Way and the United Performing Arts Foundation. In addition, she is actively involved in the Johnson Controls Women’s Network.

Kimberly K. Schaefer. Ms. Schaefer has served as a member of the Board since the closing of the Business Combination in July 2020. Ms. Schaefer has served as President of Two Bit Circus, Inc., a startup concept focusing on social interactions using the latest in technology and gaming, since 2017. Two Bit Circus’s first “micro amusement park” location opened in Los Angeles in 2018. It features unique arcade and midway games, an interactive theatre, story rooms and virtual reality concepts. Prior to Two Bit Circus, Ms. Schaefer worked with Great Wolf Resorts, Inc., which is the largest owner, operator and developer in North America of drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities, for more than 18 years, including as their Chief Operating Officer/Chief Brand Officer from 2005 to 2015 and as their Chief Executive Officer from 2009 to September 2015. She was part of the team that took the company public in 2005. As public company CEO, her primary responsibility was overseeing the daily aspects of the strategy of the brand, development and operations as well as investor and analyst presentations and communication. Ms. Schaefer has served on the board of directors of SeaWorld Parks & Entertainment (NYSE: SEAS) since December 2020. Previously, Ms. Schaefer was an independent board member of public company Education Reality Trust (NYSE: EdR-OLD), an owner operator and developer of collegiate housing, and of her former employer, Great Wolf Resorts, which is currently owned by Blackstone Group. Ms. Schaefer is a graduate of Edgewood College in Madison, Wisconsin, where she holds a Bachelor of Science degree in accounting and where she previously served on the school’s Board of Trustees.

Executive Officers

HOFRE’s executive officers as of May 28, 2021 are as follows:

Name	Age	Position
Michael Crawford	53	President, Chief Executive Officer and Chairman
Tara Charnes	43	General Counsel and Secretary
Lisa Gould	46	Vice President of Human Resources
Anne Graffice	49	Executive Vice President of Public Affairs
Jason Krom	40	Chief Financial Officer
Michael Levy	60	President of Operations
Erica Muhleman	47	Executive Vice President, New Business Development/Marketing and Sales

See above under “Directors” for Michael Crawford’s biography.

Tara Charnes. Ms. Charnes has served as General Counsel of the Company since August 2020. From 2015 until joining the Company, Ms. Charnes worked for Big Lots!, where she most recently served as Vice President, Litigation, and led the company’s strategic approach to securities, consumer and wage and hour class action litigation, as well as intellectual property disputes, employment litigation and other aspects of litigation and claims. While at Big Lots!, she also served on the company’s Enterprise Risk Management Steering Committee. From 2008 until 2015, Ms. Charnes worked for The Scotts Miracle-Gro Company, where she most recently served as Director, North America Legal, Securities and Corporate Governance, and worked closely with the executive management team and board of directors on SEC and corporate governance matters, and managed multiple other legal department functions, including litigation, compliance, advertising and commercial law. From 2003 until 2007, she was a member of the Securities, Competition and Complex Litigation Group at the international law firm Sidley & Austin LLP. She also served as a law clerk for the Honorable Kenneth F. Ripple of the United States Court of Appeals for the Seventh Circuit. Ms. Charnes earned her Juris Doctor summa cum laude from the Valparaiso University School of Law, where she was executive editor of student writing for the Valparaiso Law Review. She earned her Bachelor of Arts summa cum laude from Denison University.

Lisa Gould. Ms. Gould has served as Vice President of Human Resources of the Company since August 2020. From November 2011 until joining the Company, Ms. Gould served as Vice President of Human Resources at CommQuest Services, where she developed a strategic plan following the company’s merger, oversaw recruitment, onboarding and retention of company employees and managed various other human resources functions, including drafting and enforcement of company policies and procedures and managing benefits administration and enrollment. From August 2007 until November 2011, Ms. Gould worked for Creative Financial Staffing, an affiliate of Bruner Cox LLP, in various roles, including as Recruiter/Staffing Manager and Business Development/Account Manager. Ms. Gould earned her MBA from University of Northwestern Ohio and her B.S. from Kent State University.

Anne Graffice. Ms. Graffice currently serves as Executive Vice President of Public Affairs of the Company and previously served as Executive Vice President of Public Affairs of HOF Village, LLC from December 2019 through June 2020. Prior to joining HOF Village, LLC, Ms. Graffice served as Vice President of Development and Strategic Adventures at the Pro Football Hall of Fame (2016–2019). Previously, Ms. Graffice worked at University of Mount Union, where she served as Executive Director of Alumni Relations and the Mount Union Fund (2012–2016) and Director of Alumni Relations and University Activities (2003–2012). Ms. Graffice holds a B.A. in Business Administration and Finance from Mount Union College and an MBA from Tiffin University.

Jason Krom. Mr. Krom currently serves as the Chief Financial Officer of the Company and previously served as Chief Financial Officer of HOF Village, LLC from September 2019 through June 2020. Mr. Krom joined HOF Village, LLC from Stanley Black & Decker, where he served as Chief Financial Officer of the Outdoor Products Group (2018–2019) and as Vice President of Financial Planning & Analysis and Licensing for Global Tools & Storage (2017–2018). Previously, Mr. Krom worked at Abercrombie & Fitch as Chief Financial Officer of the Hollister Brand (2016–2017) and Vice President of Corporate Finance (2015–2016). He has previously served in various financial roles at The Hershey Company (2011–2015), Philips Healthcare (2010–2011), Novartis Consumer Health (2007–2010) and Johnson & Johnson (2002–2007). Mr. Krom holds a B.S. in Finance from The College of New Jersey and an MBA (with distinction) from New York University’s Stern School of Business.

Michael Levy. Mr. Levy has served as President of Operations of the Company since June 2020. From August 2014 until joining the Company, he served as President of the Canton Charge, the NBA G League franchise of the Cleveland Cavaliers, where he set numerous attendance records and revenue marks and was named the league’s Team Executive of the Year in 2016. Mr. Levy brings over 35 years of sports and entertainment management expertise to the Company, developed through extensive experience working with 11 professional franchises, 11 facilities and 10 sports leagues, including the NBA, MLB, WNBA, NFL, AFL and NHL. Mr. Levy has built a proven track record of driving excellent operational execution and successful start-ups with sports franchises over his extensive sports management career. Mr. Levy is a graduate of Duquesne University in Pittsburgh, Pennsylvania.

Erica Muhleman. Ms. Muhleman has served as Executive Vice President of New Business Development/ Marketing and Sales of the Company since September 2020. From March 2020 until joining the Company, Ms. Muhleman worked in Sponsorship Activation for BDA, LLC. Prior to joining BDA, LLC, Ms. Muhleman worked for Pegula Sports and Entertainment (2016-2019), where she most recently served as Executive Vice President of Business Development and led sales and business initiatives to develop integrated sponsorships and other revenue-generating activities, including non-game events, premium seating, suites and merchandise at New Era Field, KeyBank Center and Blue Cross Arena. Ms. Muhleman worked for the Buffalo Bills where she served as Vice President of Corporate Sponsorships (January – December 2015); Executive Director, Corporate Partnerships, (2013-2015); and Senior Director, Corporate Partnerships, (2009-2013). In these roles she directed service and activation of corporate partners, provided leadership to account service groups to ensure contractual obligations were met, and personally managed top, multi-million-dollar sponsorships. Prior to that, Ms. Muhleman worked at IMG (2004-2009), where she served as an Account Director and oversaw the company’s annual multi-million-dollar budget and negotiated partnerships to support its marketing platform, and she worked as Manager of Marketing Services for the Cleveland Browns (1999-2004) as Manager of Marketing Services. Ms. Muhleman earned her Master of Arts in Marketing from Cleveland State University and her Bachelor of Arts in Psychology from Ohio University.

Corporate Governance

Director Nominations Process

Each year the Board nominates a slate of directors for election by stockholders at the annual meeting of stockholders based on the recommendations of the Nominating and Corporate Governance Committee. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations.

In connection with the Business Combination, the Company entered into a Director Nominating Agreement (the “Director Nominating Agreement”) with HOF Village, Gordon Pointe Management, LLC (the “Sponsor”), and National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”), which provides, among other things, that each of the Sponsor, HOF Village and PFHOF will have the right to designate a certain number of individuals to be appointed or nominated for election to the Board for so long as each of the Sponsor, HOF Village and PFHOF owns shares of our Common Stock in excess of certain ownership thresholds. Pursuant to the Director Nominating Agreement and its current voting power, the Sponsor no longer has the right to designate a person to serve on the Board, HOF Village has the right to designate four designees to serve on the Board, and PFHOF has the right to designate one designee to serve on the Board. The shares of Common Stock owned by the Sponsor decreased due to the redemption of certain member interests in the Sponsor, the recipients of which remain bound by the same lock-up agreement applicable to the Sponsor. The parties to the Director Nominating Agreement also agreed to take certain actions to support those nominees for election and include the nominees in the proxy statements for the stockholders’ meetings at which directors are to be elected. See “Certain Relationships and Related Party Transactions—Director Nominating Agreement” below for more detail.

The Amended and Restated Sponsorship and Naming Rights Agreement, dated as of July 2, 2020, among JCI, PFHOF and the Company, provides that JCI may nominate one director to the Board.

Director and Executive Officer Qualifications

Under our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee is responsible for reviewing with our Board, on an annual basis, the appropriate experience, skills and characteristics for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, our Nominating and Corporate Governance Committee, pursuant to our Corporate Governance Guidelines, takes into account many factors, including but not limited to: the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded company in today’s business environment; the individual’s understanding of the Company’s businesses and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. Our Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, our Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Company’s officers and Board of Directors is composed of a diverse group of leaders in their respective fields. Many of these officers or directors have senior leadership experience at various companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of the Company’s officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, these officers and directors have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of business investments and combinations.

The Company, along with its officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of the Company’s directors and executive officers described above, provide the Company with a diverse range of perspectives and judgment necessary to facilitate the Company’s goals of shareholder value appreciation through organic and acquisition growth.

Number and Terms of Office of Officers and Directors

The Board is divided into three classes: Class A, Class B and Class C. The number of directors in each class is required to be as nearly equal as possible. The current directors in Class A were elected for an initial term expiring at the first annual meeting of stockholders after the Business Combination, the directors in Class B were elected for a term expiring at the second annual meeting of stockholders after the Business Combination, and the directors in Class C were elected for a term expiring at the third annual meeting of stockholders after the Business Combination. The current Class A directors, consisting of Edward J. Roth III, Mary Owen and Lisa Roy, were reelected at the 2021 Annual Meeting for a three-year term that will expire at the 2024 annual meeting of stockholders. The term of office of Class B directors, consisting of Stuart Lichter, Karl L. Holz, Curtis Martin and David Dennis, will expire at the 2022 annual meeting of stockholders. The term of office of Class C directors, consisting of James J. Dolan, Michael Crawford, Kimberly K. Schaefer and Anthony J. Buzzelli will expire at the 2023 annual meeting of stockholders.

The Company’s officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. The Board is authorized to appoint persons to the offices set forth in the Company’s bylaws as it deems appropriate.

Director Independence

Nasdaq listing standards require that a majority of the Company’s Board of Directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that Kimberly K. Schaefer, Karl L. Holz, Anthony J. Buzzelli, Mary Owen, Curtis Martin and David Dennis qualify as independent directors in accordance with the Nasdaq listing rules.

Board Leadership Structure

Our Board does not have a formal policy regarding the combination of the roles of Chairman of the Board and Chief Executive Officer because the Board believes that it is in the best interests of the Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons. The Board believes that it is currently in the best interest of our stockholders that the role of Chairman be held by Michael Crawford, our Chief Executive Officer.

The Board may reconsider this leadership structure from time to time based on the leadership needs of our Board and the Company at any particular time. The Nominating and Corporate Governance Committee evaluates on an ongoing basis whether the Board’s leadership structure is appropriate to effectively address the evolving needs of the Company’s business and the long-term interests of our stockholders. The committee then makes recommendations to the Board concerning the Board’s leadership structure, including whether the roles of Chairman and Chief Executive Officer should be separated or combined.

Lead Independent Director

Under our Corporate Governance Guidelines, if the Chairman of the Board is not an independent director, as determined by the Nominating and Governance Committee and the Board, the independent directors will annually appoint one independent director to be the Lead Independent Director in accordance with the Director Nominating Agreement. Given that our Chairman is not an independent director, our independent directors have appointed Karl L. Holz as our Lead Independent Director. The Lead Independent Director’s responsibilities are to: (i) preside over executive sessions of the independent directors and at all meetings at which the Chairman of the Board is not present; (ii) call meetings of the independent directors as he or she deems necessary; (iii) serve as a liaison between the Chairman of the Board and the independent directors; (iv) propose agendas and schedules for Board meetings in consultation with the Chairman of the Board; and (v) be available for consultation and communication if requested by stockholders.

Director Education

The Company provides an orientation program for new directors, which includes information with respect to, among other things, Board structure and operations, as well as the history, organizational structure and business of the Company. On a continuing basis, directors receive presentations on the Company’s strategic and business plans, financial performance, legal and regulatory matters, compliance programs and other matters. Directors are encouraged to take advantage of continuing education opportunities that will enhance their ability to fulfill their responsibilities as directors of the Company.

Board’s Role in Risk Oversight

Our management is responsible for identifying risks facing our Company, including strategic, financial, operational and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure. The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. While the full Board has overall responsibility for risk oversight and is currently overseeing the Company’s business continuity risks, it is supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the committees regularly reports to the Board.

The Audit Committee reviews and discusses with management and the Company’s auditors, as appropriate, the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.

The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board for approval an officer succession plan (the “Succession Plan”), reviewing the Succession Plan periodically with the Chief Executive Officer, evaluating potential candidates for executive positions and recommending to the Board any changes to and any candidates for succession under the Succession Plan.

In addition, the Board is presented with information at its regularly scheduled and special meetings regarding risks facing our Company, and management provides more frequent, informal communications to the Board between regularly scheduled meetings which are designed to give the Board regular updates about our business. The Board considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.

Committees of the Board of Directors

Upon the consummation of the Business Combination, the Company established three Board committees and adopted charters for such committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Messrs. Buzzelli and Dennis and Ms. Schaefer were appointed to serve on the Company’s Audit Committee, with Mr. Buzzelli serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. Ms. Schaefer, Mr. Holz and Ms. Owen were appointed to serve on the Company’s Compensation Committee, with Ms. Schaefer serving as the chair. Mr. Holz, Ms. Owen and Ms. Schaefer were appointed to serve on the Company’s Nominating and Corporate Governance Committee, with Mr. Holz serving as the chair. Each of the committee charters is available on the Company’s website at www.hofreco.com.

Audit Committee

The Audit Committee’s duties, which are specified in its charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual reports;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor; • verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s duties, which are specified in its charter, include, but are not limited to:

●	identifying, evaluating and selecting, or recommending that the Board of Directors approve, nominees for election to the Board of Directors;

●	evaluating the performance of the Board of Directors and of individual directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of corporate governance practices and reporting;

●	reviewing management succession plans; and

●	developing and making recommendations to the Board of Directors regarding corporate governance guidelines and matters.

Compensation Committee

The Compensation Committee has overall responsibility for determining and approving the compensation of the Company’s Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of the Company’s executive officers. The Company may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are to be conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of the Company. None of the Company’s executive officers serve, or have served during the last fiscal year, as a member of the Board of Directors, Compensation Committee, or other Board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of the Company’s directors or on the Compensation Committee.

Executive Sessions

Independent directors regularly meet in executive session at Board meetings without any members of management being present. The Lead Independent Director presides over the executive sessions, and may, as applicable, call executive sessions as appropriate.

Board and Board Committee Meetings and Attendance

Our Corporate Governance Guidelines provide that directors are expected to prepare themselves for and attend all Board meetings, the annual meeting of stockholders and the meetings of the Board’s standing committees on which they serve. During the year ended December 31, 2020, the Company’s Board met, in the aggregate, eight times, and the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee met, in the aggregate, eight, two and three times, respectively. Each of our incumbent directors attended at least 75% of the total meetings of the Board and committees thereof held during 2020 during the time that such director served on the Board in 2020.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy, which prohibits, among other things, our directors, officers and employees from engaging in any hedging or monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. In addition, our Insider Trading Policy prohibits our directors, officers and employees from engaging in certain short-term or speculative transactions in the Company’s securities, such as short-term trading, short sales and publicly-traded options, which could create heightened legal risk and/or the appearance of improper or inappropriate conduct by our directors, officers and employees.

Code of Business Conduct and Ethics

Upon consummation of the Business Combination, the Company adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The Code of Business Conduct and Ethics covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Code of Business Conduct and Ethics is available on our website at www.hofreco.com. We intend to post any amendments to or waivers from our Code of Business Conduct and Ethics at this location on our website.

Stockholder Communications

Stockholders who wish to communicate with the Board may do so by writing the Company’s Office of the Secretary by mail at Hall of Fame Resort & Entertainment Company, 2626 Fulton Drive NW, Canton, OH 44718, Attention: Office of the Secretary or by email at Secretary@hofvillage.com. All communications that relate to matters within the scope of the responsibilities of the Board and its standing committees are to be forwarded to the Chairman of the Board. Communications that relate to ordinary business matters that are not within the scope of the responsibilities of the Board are to be sent to the appropriate executive officer or employee.

Our “whistleblower” policy prohibits our Company or any of our employees from retaliating or taking any adverse action against anyone for raising a concern. If a stockholder or an employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, he or she may call NAVEX Global’s EthicsPoint, our external service provider, toll-free at 844-916-2771, or by leaving a message at our confidential web address: https://secure.ethicspoint.com/domain/media/en/gui/74404/index.html.

Certain Legal Proceedings

To the knowledge of the Company’s management, there is no litigation currently pending or contemplated against any of its officers or directors in their capacity as such.

EXECUTIVE AND DIRECTOR COMPENSATION

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As such, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2020, our “named executive officers” and their positions were as follows:

●	Michael Crawford, our President, Chief Executive Officer and Chairman;

●	Jason Krom, our Chief Financial Officer; and

●	Tara Charnes, our General Counsel and Secretary.

Summary Compensation Table

The following table presents summary information regarding the total compensation for the years ended December 31, 2020 and 2019, for the named executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Michael Crawford(3)	2020	776,154	—	7,290,005	375,000	25,383	8,466,542
President, Chief Executive Officer and Chairman	2019	614,231	457,781	—	—	23,185	1,095,196
Jason Krom(4)	2020	317,788	—	854,269	75,000	8,550	1,255,607
Chief Financial Officer	2019	75,000	130,000	—	—	28,986	233,986
Tara Charnes(5)	2020	89,904	—	622,167	22,500	—	734,571
General Counsel and Secretary	2019	—	—	—	—	—	—

(1)	Amounts reported represent the aggregate grant date fair value of restricted stock unit awards and restricted stock granted during 2020, computed in accordance with ASC Topic 718. The grant date fair value of restricted stock units and restricted stock is based on the market value of the underlying stock on the date of grant.

(2)	For 2020, represents Company matching contributions under our 401(k) plan and, for Mr. Crawford, a vehicle allowance.

(3)	Mr. Crawford became Chief Executive Officer of HOF Village on December 3, 2018, and became Chairman on May 1, 2020. In accordance with his employment agreement and the terms of the Company’s Amended 2020 Omnibus Incentive Plan (the “Plan”), upon the Business Combination, Mr. Crawford was entitled to receive 715,929 restricted shares of Company Common Stock following the September 16, 2020, effectiveness of a registration statement covering those shares. Mr. Crawford also received a December 22, 2020, grant of 477,778 restricted stock units under the Plan as a component of his 2020 annual bonus, all of which were subject to shareholder approval of increasing available shares under the Plan. The shareholders approved an increase in 4,000,000 shares available for awards under the Plan on June 2, 2021.

(4)	Mr. Krom joined HOF Village as Chief Financial Officer on September 16, 2019. Mr. Krom received a September 22, 2020, grant of 278,707 restricted stock units under the Plan. Mr. Krom also received a December 22, 2020, grant of 55,556 restricted stock units under the Plan as a component of his 2020 annual bonus. Effective September 22, 2020, Mr. Krom’s base salary was increased to $325,000.

(5)	Ms. Charnes joined the Company as General Counsel on August 31, 2020. In accordance with her employment agreement, Ms. Charnes received a September 16, 2020, grant of 138,568 restricted stock units not under the Plan. Ms. Charnes also received a December 22, 2020, grant of 16,667 restricted stock units under the Plan as a component of her 2020 annual bonus.

Overview

The Company provides total compensation packages that are competitive, tailored to the unique characteristics and needs of the Company within its industry, and adequately reward its executives for their roles in creating value for our stockholders. The Company is competitive in its executive compensation with other similarly situated companies in its industry. The compensation decisions regarding the Company’s executives are based on its need to attract individuals with the skills necessary to achieve its business plan, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the Company’s expectations.

The Company’s executive compensation program consists of three primary components: salary, incentive bonus and stock-based awards issued under an equity incentive plan. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance, the Company’s performance and other information deemed relevant and timely.

Employment Agreements

Michael Crawford

HOF Village entered into a services agreement with Mr. Crawford in December 2018, when he was hired as Chief Executive Officer (the “Crawford Services Agreement”). Effective July 1, 2020, the Crawford Services Agreement was replaced by the Crawford Employment Agreement discussed in the next paragraph. The Crawford Services Agreement provided for an annual base salary of $650,000 for the first year of the engagement period, $700,000 during the second year, and $750,000 during the third year and for any subsequent years. The Crawford Services Agreement also provided for a target annual bonus of 70% of base salary, with 50% of the annual bonus based on HOF Village’s achievement of commercially reasonable key performance indicators as agreed upon by Mr. Crawford and HOF Village’s board of directors and the remaining 50% of the annual bonus at the discretion of HOF Village’s board of directors based on the board’s assessment of Mr. Crawford’s performance and HOF Village’s performance. The Crawford Services Agreement also granted Mr. Crawford a profits interest of 2.25% of the future profits of HOF Village, with vesting over a three-year period, with 15% of the profits interests vesting after one year, an additional 20% vesting after two years, and the remaining 65% vesting after three years. Additionally, the Crawford Services Agreement provided Mr. Crawford with a vehicle allowance to reimburse Mr. Crawford for the purchase of one vehicle of up to $70,000. The Crawford Services Agreement was terminated in connection with the closing of the Business Combination. In addition, Mr. Crawford agreed, upon the closing of the Business Combination, to cancel his vested portion of the profits interest grant and to waive his right to the unvested portion of the profits interest grant.

In connection with the consummation of the Business Combination, Mr. Crawford, the Company and HOF Village Newco, LLC (“Newco”) entered into an employment agreement, effective July 1, 2020, (the “Crawford Employment Agreement”), which replaced the Crawford Services Agreement. Under the terms of the Crawford Employment Agreement, Mr. Crawford serves as the President and Chief Executive Officer of the Company. The employment agreement terminates on December 31, 2022, unless earlier terminated; however, the term will automatically renew for successive 12-month periods unless either party provides 90 days’ written notice of non-renewal. Under the terms of the Crawford Employment Agreement, Mr. Crawford will receive an annual base salary of $800,000 through December 31, 2020, and $850,000 for calendar year 2021, with a minimum annual salary of $850,000 for any subsequent years, as determined by the Compensation Committee. Mr. Crawford is entitled to receive a closing bonus of $400,000, payable in three installments in calendar year 2020. Additionally, Mr. Crawford is eligible to receive an annual bonus. Mr. Crawford’s annual bonus for calendar year 2020 will be at least $400,000; however, his total annual salary and bonus for 2020 will not exceed $1,500,000 unless otherwise approved by the Company’s Board of Directors. In accordance with the Crawford Employment Agreement and the terms of the Company’s Amended 2020 Omnibus Incentive Plan, Mr. Crawford received a grant of 715,929 restricted shares of Company Common Stock in connection with the effectiveness of a registration statement covering those shares. Additionally, the Crawford Employment Agreement provides Mr. Crawford with a vehicle allowance to reimburse Mr. Crawford for the lease expense of a vehicle with a retail value of up to $70,000.

On December 22, 2020, the Crawford Employment Agreement was amended to provide that any annual bonus may be paid in cash, an equity award under the Company’s long-term incentive plan, or a combination thereof, determined in the sole discretion of the Board of Directors. Any annual bonus, whether payable in cash and/or equity, may be subject to a vesting schedule and other terms and conditions, including a payment schedule, as determined by the Board of Directors in its sole discretion.

Jason Krom

Newco (as assignee of HOF Village) is party to an employment agreement with Mr. Krom entered into September 2019 when he was hired as Chief Financial Officer of HOF Village, LLC. The employment agreement provides an initial base salary of $300,000, a signing bonus of $10,000, and a target annual bonus equal to 40% of base salary for each calendar year. Mr. Krom’s base salary was increased to $325,000, effective September 22, 2020. The annual bonus is based on the Company’s achievement of commercially reasonable key performance indicators determined by the Company. The employment agreement also includes a grant of profits interests representing 1.0% of the future profits of HOF Village, LLC with vesting over a three-year period, with one-third of the profits interest vesting each year. In connection with the Business Combination and an award of restricted stock units of the Company, Mr. Krom’s profit interest was cancelled.

On December 22, 2020, Mr. Krom’s employment agreement was amended to provide that any annual bonus may be paid in cash, an equity award under the Company’s long-term incentive plan, or a combination thereof, determined in the sole discretion of the Board of Directors. Any annual bonus, whether payable in cash and/or equity, may be subject to a vesting schedule and other terms and conditions, including a payment schedule, as determined by the Board of Directors in its sole discretion.

Tara Charnes

The Company and Newco entered into an employment agreement with Ms. Charnes in August 2020 when she was hired as General Counsel. The employment agreement provides an initial base salary of $275,000 and a target annual bonus equal to 40% of base salary for each calendar year. The annual bonus is based on the Company’s achievement of commercially reasonable key performance indicators determined by the Company. The employment agreement also provides Ms. Charnes a grant of restricted stock units for a number of shares of Common Stock of the Company equal to $600,000 divided by the closing price of the Company’s Common Stock on August 31, 2020, the effective date, that vests over a three-year period, with one-third of the grant vesting each year.

On December 22, 2020, Ms. Charnes’ employment agreement was amended to provide that any annual bonus may be paid in cash, an equity award under the Company’s long-term incentive plan, or a combination thereof, determined in the sole discretion of the Board of Directors. Any annual bonus, whether payable in cash and/or equity, may be subject to a vesting schedule and other terms and conditions, including a payment schedule, as determined by the Board of Directors in its sole discretion.

The foregoing description of the services and employment agreements with each of Messrs. Crawford and Krom and Ms. Charnes does not purport to be complete and is qualified in its entirety by the terms and conditions of the employment agreements, which have been filed with the SEC.

Severance Benefits

The employment agreements of Messrs. Crawford and Krom and Ms. Charnes provide for payment of severance benefits in the event that the employee is terminated by the Company without cause or by the employee with good reason.

In the event that an employee is terminated for any reason, the employee will receive a lump-sum payment equal to the amount of earned and unpaid base salary through the termination date and any unreimbursed business and entertainment expenses that are reimbursable through the termination date.

In addition:

●	Mr. Crawford. In the event of (i) termination by the Company without cause or (i) by the executive for good reason (other than as described in the next sentence), the Company shall: (i) pay Mr. Crawford a severance payment in the amount of $850,000, less applicable deductions and withholdings, and (ii) subject to Mr. Crawford’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and Mr. Crawford’s copayment of premiums associated with such coverage, reimburse Mr. Crawford, on a monthly basis, for the excess of the premium for himself and his covered dependents over the amount paid by active employees for the same coverage during the period from the termination date through the 12-month anniversary of such date, or such earlier date on which COBRA coverage for Mr. Crawford and his covered dependents terminates in accordance with COBRA. In the event of termination by the executive for good reason because of substantial interference with the day to day operations of the Company by a director of the Company (or such director’s employer or affiliate) that is inconsistent with formal actions taken by the Board or that impairs the executive’s ability to deliver agreed upon results for the Company, the Company shall pay the executive a severance payment in the amount of $2,000,000, less applicable deductions and withholdings, payable in a single lump-sum payment within 10 days after the date that the release signed by the executive becomes effective and irrevocable.

●	Mr. Krom and Ms. Charnes. In the event of termination by the Company without cause or by the employee for good reason, contingent upon such employee’s signing a release, each of Mr. Krom and Ms. Charnes is entitled to receive salary continuation payments of such person’s then-current annual base salary for 12 months after the termination date.

Retirement Benefits

The Company maintains a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the “Code”), commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan is available on the same basis to all employees, including the named executive officers. Each participant in the 401(k) plan can elect to defer from 0% to 100% of compensation, subject to limitations under the Code and Employee Retirement Income Security Act.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth specific information with respect to unexercised options, unvested Common Stock and other unvested equity incentive plan awards outstanding as of December 31, 2020, for the named executive officers of the Company.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Michael Crawford	—		—	955,064	(2)	1,174,729
Jason Krom	—		—	241,361	(3)	296,874
Tara Charnes(4)	138,568	(4)	170,439	16,667	(5)	20,500

(1)	Calculated based on the closing share price on December 31, 2020, of $1.23.

(2)	On July 1, 2020, Mr. Crawford received a grant of 715,929 restricted shares of Common Stock under the Amended 2020 Omnibus Incentive Plan (the “Plan”), of which 477,286 restricted shares have not vested and are scheduled to vest in equal tranches on July 1, 2021, and July 1, 2022, respectively. On December 22, 2020, Mr. Crawford received grants of 277,778 restricted stock units and 200,000 restricted stock units each under the Plan (such grants being subject to the approval by the stockholders of the Company of a proposal to increase the amount of shares of Common Stock available for issuance under the Plan), all of which are scheduled to vest on December 22, 2021.

(3)	On September 22, 2020, Mr. Krom received a grant of 278,707 restricted stock units, of which 185,805 restricted stock units have not vested and are due to vest in two equal tranches on July 1, 2021, and July 1, 2022, respectively. On December 22, 2020, Mr. Krom received a grant of 55,556 restricted stock units under the Plan, which are scheduled to vest on December 22, 2021.

(4)	On September 16, 2020, Ms. Charnes received a grant of 138,568 restricted stock units, which are scheduled to vest in three equal tranches on August 31, 2021, August 31, 2022 and August 31, 2023, respectively.

(5)	On December 22, 2020, Ms. Charnes received a grant of 16,667 restricted stock units under the Plan, which are scheduled to vest on December 22, 2021.

Director Compensation

In connection with the Business Combination, the Company adopted a new Board of Directors’ compensation program that is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of our stockholders.

The director annual compensation program provides the following compensation for independent, non-employee directors following the Business Combination:

●	An annual retainer (the “Annual Retainer”) of $40,000, a supplemental $7,500 annual retainer for the Audit Committee Chair, a supplemental $5,000 annual retainer for each of the Compensation Committee Chair and the Nominating and Governance Committee Chair, and a supplemental $5,000 annual retainer for the Lead Independent Director;

●	Meeting attendance fees (the “Meeting Attendance Fees”) consist of (i) $1,500 per in-person meeting attended and (ii) $1,000 per telephonic meeting attended;

●	A grant of 7,500 restricted stock units under the Plan that vest one year from the date of grant; and

●	Additional compensation for ad hoc services on a case-by-case basis.

The 2021 Annual Retainer and Meeting Attendance Fees are paid in equal installments in arrears as soon as practicable after the last business day of each calendar quarter, beginning with March 31, 2021. For the first two calendar quarters of 2021, the Annual Retainer and Meeting Attendance Fees will be paid in equity of the Company, with such equity valued as of the last business day of the respective calendar quarter. For the second two calendar quarters of 2021, the Annual Retainer and Meeting Attendance Fees will be paid, at the election of each independent director, either (i) 100% in cash or (ii) 50% in cash and 50% in equity of the Company, with such equity valued as of the last business day of the respective calendar quarter.

The following table sets forth all of the compensation awarded to or earned by or paid to our independent directors during 2020.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1),(2)	Total ($)
Anthony J. Buzzelli	40,750	21,000	61,750
David Dennis	36,000	21,000	57,000
Karl L. Holz	35,500	21,000	56,500
Curtis Martin	28,000	21,000	49,000
Mary Owen	32,000	21,000	53,000
Kimberly K. Schaefer	41,500	21,000	62,500

(1)	Amounts reported represent the aggregate grant date fair value of restricted stock unit awards granted to our independent directors during 2020, computed in accordance with ASC Topic 718. The grant date fair value of restricted stock units is based on the market value of the underlying stock on the date of grant.

(2)	As of December 31, 2020, our independent directors held the following outstanding restricted stock units:

Name	Restricted Stock Units Outstanding at Fiscal Year End
Anthony J. Buzzelli	7,500
David Dennis	7,500
Karl L. Holz	7,500
Curtis Martin	7,500
Mary Owen	7,500
Kimberly K. Schaefer	7,500

Equity Compensation Plan Information

The following table provides information on our equity compensation plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(3)	546,270		$—	803,239
Equity compensation plans not approved by security holders	959,113	(4)	—	—
Total	1,505,383		—	803,239

(1)	Represents the number of underlying shares of Common Stock associated with outstanding restricted stock units, as of December 31, 2020.

(2)	Weighted-average exercise price excludes outstanding restricted stock units that can be exercised for no consideration.

(3)	There is one equity compensation plan approved by stockholders, the Company’s Amended 2020 Omnibus Incentive Plan (the “Plan”).

(4)	Represents grants of (i) 481,335 restricted stock units an inducement material to an individual’s entering into employment with the Company, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules (each grant, an “Inducement Grant”) and (ii) 477,778 restricted stock units that are contingent upon stockholder approval of Proposal 2, as of December 31, 2020. The Inducement Grants were not made under the Plan, but are subject to substantially the same terms and conditions as the Plan. Ms. Charnes received an Inducement Grant of 138,568 restricted stock units, Ms. Muhleman received an Inducement Grant of 144,613 restricted stock units, Ms. Steier received an Inducement Grant of 66,460 restricted stock units, and Mr. Langerman received an Inducement Grant of 131,694 restricted stock units.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, our Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

General

Pursuant to our Certificate of Incorporation, our authorized capital stock consists of (i) 300,000,000 shares of Common Stock, and (ii) 5,000,000 are shares of preferred stock, $0.0001 par value (“Preferred Stock”). Of the authorized Preferred Stock, 52,800 shares have been designated as 7.00% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) and 15,200 shares have been designated as 7.00% Series B Convertible Preferred Stock (the “Series B Preferred Stock”). As of June 30, 2021, there were 94,872,068 shares of our Common Stock, 1,800 shares of our Series A Preferred Stock and 15,200 shares of our Series B Preferred Stock issued and outstanding.

In addition to the foregoing, as of June 30, 2021, there were (i) 24,731,195 shares of Common Stock issuable upon the exercise of Series A Warrants with an exercise price of $11.50 per share, (ii) 3,860,570 shares of Common Stock issuable upon the exercise of Series B Warrants with an exercise price of $1.40 per share, (iii) 10,036,925 shares of Common Stock issuable upon the exercise of Series C Warrants with an exercise price of $1.40 per share, (iv) 2,483,660 shares of Common Stock issuable upon the exercise of Series D Warrants with an exercise price of $6.90 per share, (v) 3,234,130 shares of Common Stock issuable upon vesting of outstanding restricted stock unit awards, including awards granted under our Amended 2020 Omnibus Incentive Plan (the “Plan”), and inducement awards not granted under the Plan, (vi) approximately 5,023,051 shares of our Common Stock that are issuable upon either (a) conversion of PIPE Notes (as defined herein) that were initially issued in connection with a private placement, or (b) exercise of warrants to purchase our Common Stock that are issuable upon redemption of PIPE Notes (the “Note Redemption Warrants”), or (c) some combination thereof, which reflects all future interest payments on the PIPE Notes and assumes such payments will be made as an increase in the principal amount of PIPE Notes (“PIK Interest”), (vii) approximately 8,424,350 shares of our Common Stock reserved for future issuance upon redemption by us of the PIPE Notes in satisfaction of the redemption price (if such PIPE Notes are not converted by holders), which reflects all future interest payments on the PIPE Notes and assumes such payments will be made as PIK Interest and uses an estimate of $4.11 for the daily VWAP for the 30 trading days immediately preceding the second business day preceding the redemption date, (viii) approximately 4,970,400 shares of Common Stock issuable upon conversion of outstanding shares of Series B Preferred Stock, and (ix) 75,000 shares of Common Stock reserved for future issuance as payment to Brand X under the Services Agreement.

Common Stock

Voting Rights. Holders of Common Stock will exclusively possess all voting power and each share of Common Stock will have one vote on all matters submitted to our stockholders for a vote. Holders of Common Stock do not have any cumulative voting rights.

Dividend Rights. Holders of Common Stock will be entitled to receive dividends or other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and share equally on a per share basis in all such dividends and other distributions.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Common Stock will be entitled to receive their ratable and proportionate share of our remaining assets.

Other Rights. Holders of Common Stock will have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Preferred Stock

Our board of directors is expressly granted authority to issue shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by our board of directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Series A Preferred Stock

We currently have 1,800 shares of Series A Preferred Stock outstanding.

On October 8, 2020, the Company filed a Certificate of Designations (the “Series A Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series A Preferred Stock. The Series A Certificate of Designations became effective upon filing. The number of authorized shares of Series A Preferred Stock is 52,800. The price per share at issue is $1,000, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Series A Preferred Stock.

Holders of the Series A Preferred Stock are entitled to a cumulative dividend at the rate of 7.0% per annum, payable quarterly in arrears, as set forth in the Series A Certificate of Designations. The Series A Preferred Stock ranks senior to the Company’s Common Stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a “Liquidation Event”). The Series A Preferred Stock has a liquidation preference of $1,000 per share plus an amount equal to any accrued and unpaid dividends to the date of payment (the “Series A Liquidation Preference”). Under the Series A Certificate of Designations, the Company may not enter into or permit to exist any contract, agreement, or arrangement that prohibits or restricts the Company from paying dividends on the Series A Preferred Stock, unless such contract, agreement, or arrangement has been approved in writing, in advance, by the holders of a majority of the then-outstanding shares of Series A Preferred Stock.

Holders of the Series A Preferred Stock have no voting rights, except as required by law, and have no rights of preemption or rights to convert such Series A Preferred Stock into shares of any other class of capital stock of the Company.

The Company must redeem for cash each share of Series A Preferred Stock 60 months after it is issued (the “Mandatory Redemption Date”), at a price per share equal to the Series A Liquidation Preference (the “Redemption Price”); provided, however, that (i) holders of a majority of the then outstanding shares of Series A Preferred Stock may extend the Mandatory Redemption Date for any share of Series A Preferred Stock 12 months (i.e., to a date that is 72 months after the issue date for such share) (the “First Extension”), and (ii) if the First Extension is exercised, then holders of a majority of the then outstanding shares of Series A Preferred Stock may extend the Mandatory Redemption Date for any share of Series A Preferred Stock by an additional twelve (12) months (i.e., to a date that is 84 months after the issue date for such share).

The Company has the option to redeem for cash, in whole or in part, the shares of Series A Preferred Stock at the time outstanding, at a price per share equal to the Redemption Price.

The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall be deemed a Liquidation Event, unless the holders of a majority of the then outstanding shares of Series A Preferred Stock agree in writing, prior to the closing of any such transaction, that such transaction will not be considered a Liquidation Event. A merger, consolidation or any other business combination transaction of the Company into or with any other corporation or person, or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Company (any of the foregoing, a “Business Combination Transaction”) shall not be deemed a Liquidation Event, so long as either (A) the holders of a majority of the then outstanding shares of Series A Preferred Stock agree in writing, prior to the closing of any such Business Combination Transaction, that such Business Combination Transaction will not be considered a Liquidation Event, or (B) such Business Combination Transaction would not adversely affect the holders of the Series A Preferred Stock or the powers, designations, preferences and other rights of the Series A Preferred Stock.

Series B Preferred Stock

We currently have 15,200 shares of Series B Preferred Stock outstanding.

On May 13, 2021, the Company filed a Certificate of Designations (the “Series B Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series B Preferred Stock. The Series B Certificate of Designations became effective upon filing. The number of authorized shares of Series B Preferred Stock is 15,200. The price per share at issue is $1,000, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Series B Preferred Stock (“Original Issue Date Price”).

Holders of the Series B Preferred Stock are entitled to a cumulative dividend at the rate of 7.0% per annum (the “Dividend Rate”). For each share of Series B Preferred Stock, the Dividend Rate is payable (A) 4.00% per annum in cash (the “Mandatory Cash Dividend”), plus (B) at the election of the holder of such share of Series B Preferred Stock, either (A) 3.00% per annum in cash (the “Elective Cash Dividend”), or (B) 3.00% per annum in shares of Common Stock, calculated in accordance with Section 4(b)(iv) hereof (the “Elective PIK Dividend”). Mandatory Cash Dividends are payable quarterly in arrears, as set forth in the Series B Certificate of Designations. In connection with any Automatic Conversion (defined below) or Optional Conversion (defined below), the holder of each share of Series B Preferred Stock then being converted shall notify the Corporation, as to whether such holder wishes to receive the Elective Cash Dividend or the Elective PIK Dividend for such holder’s shares of Series B Preferred Stock then being converted.

The Series B Preferred Stock ranks senior to the Company’s Common Stock and ranks on par with the Company’s Series A Preferred Stock with respect to dividend rights and rights on the distribution of assets on any Liquidation Event. The Series B Preferred Stock has a liquidation preference of $1,000 per share plus an amount equal to any accrued and unpaid dividends to the date of payment (the “Series B Liquidation Preference”). Under the Series B Certificate of Designations, the Company may not enter into or permit to exist any contract, agreement, or arrangement that prohibits or restricts the Company from paying dividends on the Series B Preferred Stock, unless such contract, agreement, or arrangement has been approved in writing, in advance, by the holders of a majority of the then outstanding shares of Series B Preferred Stock.

Holders of the Series B Preferred Stock have no voting rights, except as required by law, and have no rights of preemption.

On the third anniversary of the date on which shares of Series B Preferred Stock are first issued (the “Automatic Conversion Date”), each share of Series B Preferred Stock, except to the extent previously converted pursuant to an Optional Conversion, shall automatically be converted into that number of shares of Common Stock equal to the quotient of (i) the sum of (A) the Original Issue Date Price of such share of Series B Preferred Stock, plus (B) all accrued and unpaid Mandatory Cash Dividends on such share of Series B Preferred Stock as of the Automatic Conversion Date, divided by (ii) the Conversion Price as of the Automatic Conversion Date (the “Automatic Conversion”). “Conversion Price” means $3.06, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Common Stock.

At any time following the date on which shares of Series B Preferred Stock are first issued, and from time to time prior to the Automatic Conversion Date, each holder of Series B Preferred Stock shall have the right, but not the obligation, to elect to convert all or any portion of such holder’s shares of Series B Preferred Stock into shares of Common Stock, on terms similar to the Automatic Conversion (any such conversion, an “Optional Conversion”).

The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall be deemed a Liquidation Event, unless the holders of a majority of the then outstanding shares of Series B Preferred Stock agree in writing, prior to the closing of any such transaction, that such transaction will not be considered a Liquidation Event. A Business Combination Transaction shall not be deemed a Liquidation Event, so long as either (A) the holders of a majority of the then outstanding shares of Series B Preferred Stock agree in writing, prior to the closing of any such Business Combination Transaction, that such Business Combination Transaction will not be considered a Liquidation Event, or (B) such Business Combination Transaction would not adversely affect the holders of the Series B Preferred Stock or the powers, designations, preferences and other rights of the Series B Preferred Stock.

Series A Warrants

Upon completion of the Business Combination, all of the warrants to purchase GPAQ Common Stock were cancelled and exchanged for Series A Warrants to purchase 1.421333 shares of our Common Stock per Series A Warrant on the same terms and conditions as the original warrants.

Each Series A Warrant entitles the registered holder to purchase 1.421333 shares of our Common Stock at a price of $11.50 per share of Common Stock, subject to adjustment as discussed below, at any time beginning 30 days after the consummation of the Business Combination. The Series A Warrants will expire five years after the consummation of the Business Combination at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a Series A Warrant and have no obligation to settle such Series A Warrant exercise unless a registration statement under the Securities Act with respect to the shares Common Stock underlying the Series A Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Series A Warrant will be exercisable and we will not be obligated to issue shares of our Common Stock upon exercise of a Series A Warrant unless Common Stock issuable upon such Series A Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Series A Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Series A Warrant, the holder of such Series A Warrant will not be entitled to exercise such Series A Warrant and such Series A Warrant may have no value and expire and be worthless. In the event that a registration statement is not effective for the exercised Series A Warrants, the purchaser of a unit of GPAQ that was detached into one share of GPAQ common stock and one GPAQ warrant that were exchanged for our Common Stock and Series A Warrant, will have paid the full purchase price for the unit solely for the share of GPAQ common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Business Combination, we will use our best efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the shares of our Common Stock issuable upon exercise of the Series A Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Series A Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Common Stock is at the time of any exercise of a Series A Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Series A Warrants who exercise their Series A Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the Series A Warrants become exercisable, we may call the Series A Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Series A Warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Series A Warrant holder; and

●	if, and only if, the reported last sale price of our Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the Series A Warrant holders.

If and when the Series A Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the list of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Series A Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Series A Warrants, each Series A Warrant holder will be entitled to exercise its Series A Warrant prior to the scheduled redemption date. However, the price of our Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) Series A Warrant exercise price after the redemption notice is issued.

If we call the Series A Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Series A Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Series A Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Series A Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of our Common Stock issuable upon the exercise of our Series A Warrants. If our management takes advantage of this option, all holders of Series A Warrants would pay the exercise price by surrendering their Series A Warrants for that number of shares of our Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares our Common Stock underlying the Series A Warrants, multiplied by the difference between the exercise price of the Series A Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Series A Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of our Common Stock to be received upon exercise of the Series A Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Series A Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Series A Warrants.

A holder of a Series A Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Series A Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of our Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of our Common Stock is increased by a stock dividend payable in shares of our Common Stock, or by a split-up of shares of our Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our Common Stock issuable on exercise of each Series A Warrant will be increased in proportion to such increase in the outstanding shares of our Common Stock. A Offering to holders of our Common Stock entitling holders to purchase shares of our Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our Common Stock equal to the product of (i) the number of shares of our Common Stock actually sold in such Offering (or issuable under any other equity securities sold in such Offering that are convertible into or exercisable for our Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of our Common Stock paid in such Offering divided by (y) the fair market value. For these purposes (i) if the Offering is for securities convertible into or exercisable for our Common Stock, in determining the price payable for our Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of our Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of our Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Series A Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our Common Stock on account of such shares of our Common Stock (or other shares of our capital stock into which the Series A Warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the Series A Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our Common Stock issuable on exercise of each Series A Warrant will be decreased in proportion to such decrease in outstanding shares of our Common Stock.

Whenever the number of shares of our Common Stock purchasable upon the exercise of the Series A Warrants is adjusted, as described above, the Series A Warrant exercise price will be adjusted by multiplying the Series A Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Common Stock purchasable upon the exercise of the Series A Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of our Common Stock (other than those described above or that solely affects the par value of such shares of our Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of our Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Series A Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Series A Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Series A Warrants would have received if such holder had exercised their Series A Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of our Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Series A Warrant properly exercises the Series A Warrant within thirty days following public disclosure of such transaction, the Series A Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Series A Warrant.

The Series A Warrants are issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Series A Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Series A Warrants to make any change that adversely affects the interests of the registered holders of the Series A Warrants.

The Series A Warrants may be exercised upon surrender of the Series A Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Series A Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Series A Warrants being exercised. The Series A Warrant holders do not have the rights or privileges of holders of our Common Stock and any voting rights until they exercise their Series A Warrants and receive shares of our Common Stock. After the issuance of shares of our Common Stock upon exercise of the Series A Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Series A Warrants. If, upon the exercise of the Series A Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of our Common Stock to be issued to the Series A Warrant holder.

Series B Warrants

In this prospectus, we refer to the warrants that we issued in our November 2020 Offering as our Series B Warrants. These Series B Warrants are separately transferable following their issuance and through their expiration five years from the date of issuance. Each Series B Warrant entitles the holder to purchase one share of our Common Stock at an exercise price of $1.40 per share from the date of issuance through its expiration. There is no public trading market for the Series B Warrants and we do not intend that they will be listed for trading on Nasdaq or any other securities exchange or market. The Common Stock underlying the Warrants, upon issuance, will be traded on Nasdaq under the symbol “HOFV.”

Each Series B Warrant is exercisable at any time and will expire five years from the date of issuance. The Series B Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our Common Stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of Common Stock issuable upon exercise of the Series B Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Series B Warrants, the Series B Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon exercise in full of the Series B Warrant.

If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Series B Warrant, the holder may exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the Series B Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our Common Stock purchasable upon such exercise.

Each Series B Warrant represents the right to purchase one share of Common Stock at an exercise price of $1.40 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances. Subject to limited exceptions, a holder of Series B Warrants will not have the right to exercise any portion of the Series B Warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Series B Warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise of the Series B Warrant.

Subject to applicable laws and restrictions, a holder may transfer a Series B Warrant upon surrender of the Series B Warrant to us with a completed and signed assignment in the form attached to the Series B Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

There is no public trading market for the Series B Warrants and we do not intend that they will be listed for trading on Nasdaq or any other securities exchange or market.

Except as set forth in the Series B Warrant, the holder of a Series B Warrant, solely in such holder’s capacity as a holder of a Series B Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

The provisions of each Series B Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

The Series B Warrants were issued pursuant to a warrant agent agreement by and between us and Continental Stock Transfer & Trust Company, the warrant agent.

Series C Warrants

In this prospectus, we refer to the warrants that we issued in our December 2020 Private Placement as our Series C Warrants. These Series C Warrants are separately transferable following their issuance and through their expiration five years from the date of issuance. Each Series C Warrant entitles the holder to purchase one share of our Common Stock at an exercise price of $1.40 per share beginning six months from the date of issuance through its expiration. There is no public trading market for the Series C Warrants and we do not intend that they will be listed for trading on Nasdaq or any other securities exchange or market. The Common Stock underlying the Warrants, upon issuance, will be traded on Nasdaq under the symbol “HOFV.”

Each Series C Warrant is exercisable beginning six months after the date of issuance and will expire five years from the date of issuance. The Series C Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our Common Stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of Common Stock issuable upon exercise of the Series C Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Series C Warrants, the Series C Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon exercise in full of the Series C Warrant.

If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Series C Warrant, the holder may exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the Series C Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our Common Stock purchasable upon such exercise.

Each Series C Warrant represents the right to purchase one share of Common Stock at an exercise price of $1.40 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances. Subject to limited exceptions, a holder of Series C Warrants will not have the right to exercise any portion of the Series C Warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Series C Warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise of the Series C Warrant.

Subject to applicable laws and restrictions, a holder may transfer a Series C Warrant upon surrender of the Series C Warrant to us with a completed and signed assignment in the form attached to the Series C Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

There is no public trading market for the Series C Warrants and we do not intend that they will be listed for trading on Nasdaq or any other securities exchange or market.

Except as set forth in the Series C Warrant, the holder of a Series C Warrant, solely in such holder’s capacity as a holder of a Series C Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

The provisions of each Series C Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

Series D Warrants

On June 4, 2021, in accordance with the previously announced Securities Purchase Agreement, dated May 13, 2021, between the Company and IRG, LLC, as assigned by IRG, LLC to CH Capital Lending, LLC, and the binding term sheet dated January 28, 2021, the Company issued and sold to CH Capital Lending, LLC for a purchase price of $15 million in a private placement (the “New Private Placement”) (i) 15,000 shares of 7.00% Series B Convertible Preferred Stock (the “Series B Preferred Stock”), which are convertible into shares of Common Stock, having an aggregate liquidation preference of $15 million plus any accrued but unpaid dividends to the date of payment, and (ii) 2,450,980 warrants, with a term of three years, exercisable six months after issuance, each exercisable for one share of Common Stock at an exercise price of $6.90 per share, subject to certain adjustments (the “Series D Warrants”). Also on June 4, 2021, the Company closed a securities purchase agreement with another purchaser for 200 shares of Series B Preferred Stock and 32,680 Series D Warrants. We intend to deposit the net proceeds as necessary into the Proceeds Account (as defined herein), and use the net proceeds for general corporate purposes. The foregoing description and other information in this prospectus regarding the New Private Placement is included solely for informational purposes. This prospectus shall not be deemed an offer to sell or a solicitation to buy the Series B Preferred Stock or the Series D Warrants.

These Series D Warrants are separately transferable following their issuance and through their expiration three years from the date of issuance. Each Series D Warrant entitles the holder to purchase one share of our Common Stock at an exercise price of $6.90 per share, beginning six months after the date of issuance through its expiration. There is no public trading market for the Series D Warrants and we do not intend that they will be listed for trading on Nasdaq or any other securities exchange or market. The Common Stock underlying the Warrants, upon issuance, will be traded on Nasdaq under the symbol “HOFV.”

Each Series D Warrant is exercisable beginning six months after the date of issuance and will expire three years from the date of issuance. The Series D Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our Common Stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of Common Stock issuable upon exercise of the Series D Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Series D Warrants, the Series D Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon exercise in full of the Series D Warrant.

If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Series D Warrant, the holder may exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the Series D Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our Common Stock purchasable upon such exercise.

Each Series D Warrant represents the right to purchase one share of Common Stock at an exercise price of $6.90 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances. Subject to limited exceptions, a holder of Series D Warrants will not have the right to exercise any portion of the Series D Warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Series D Warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise of the Series D Warrant.

Subject to applicable laws and restrictions, a holder may transfer a Series D Warrant upon surrender of the Series D Warrant to us with a completed and signed assignment in the form attached to the Series D Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

There is no public trading market for the Series D Warrants and we do not intend that they will be listed for trading on Nasdaq or any other securities exchange or market.

Except as set forth in the Series D Warrant, the holder of a Series D Warrant, solely in such holder’s capacity as a holder of a Series D Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

The provisions of each Series D Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

Market Price and Ticker Symbol

Our Common Stock and Series A Warrants are currently listed on Nasdaq under the symbols “HOFV,” and “HOFVW,” respectively.

The closing price of the Common Stock and Series A Warrants on July 21, 2021, was $3.37 and $0.97, respectively.

Holders

As of June 30, 2021, there were 121 holders of record of our Common Stock, one holder of record of our Series A Preferred Stock, 16 holders of record of our Series A Warrants, one holder of record of our Series B Warrants, one holder of record of our Series C Warrants and two holders of record of our Series D Warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

Certain Anti-Takeover Provisions of Delaware Law and Our Certificate of Incorporation

Staggered Board of Directors

Our Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the classes of approximately equal size, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors are elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. Our Certificate of Incorporation and Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors.

Special Meeting of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors or by stockholders holding at least a majority of all the shares of Common Stock entitled to vote at the special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before a special meeting of stockholders must provide timely notice of their intent in writing. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Exclusive Forum Selection

Subject to limited exceptions, the sole and exclusive forum for any stockholder (including a beneficial owner) of the Company to bring (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. This forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock, Series A Warrants and Series B Warrants is Continental Stock Transfer& Trust Company.

Listing of Securities

Our Common Stock and Series A Warrants are listed on Nasdaq under the symbols “HOFV” and “HOFVW,” respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of material U.S. federal income considerations relating to the purchase, ownership and disposition of Series B Warrants or shares of our Common Stock received on the exercise of such Series B Warrants. This discussion is based on current provisions of the Internal Revenue Code, existing and proposed U.S. Treasury Regulations promulgated or proposed thereunder and current administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position.

This discussion is limited to U.S. holders and non-U.S. holders who hold Series B Warrants or shares of our Common Stock received on the exercise of such Series B Warrants as capital assets within the meaning of Section 1221 of the Internal Revenue Code (generally, as property held for investment). This discussion does not address all aspects of U.S. federal income taxation, such as the U.S. alternative minimum income tax and the additional tax on net investment income, nor does it address any aspect of state, local or non-U.S. taxes, or U.S. federal taxes other than income taxes, such as federal estate taxes. This discussion does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax considerations that may be applicable to particular holders, such as:

●	insurance companies;

●	tax-exempt organizations;

●	financial institutions;

●	brokers or dealers in securities;

●	regulated investment companies;

●	pension plans;

●	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	certain U.S. expatriates;

●	U.S. persons that have a “functional currency” other than the U.S. dollar;

●	persons that acquire our Common Stock or Series B Warrants as compensation for services;

●	owners that hold our Common Stock or Series B Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	entities that are treated as disregarded entities for U.S. federal income tax purposes (regardless of their places of organization or formation) and their investors; and

●	partnerships or other entities treated as partnerships for U.S. federal income tax purposes and their investors.

If any entity taxable as a partnership for U.S. federal income tax purposes holds our Common Stock or Series B Warrants, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. An investor in a partnership or entity treated as disregarded for U.S. federal income tax purposes should consult his, her or its own tax advisor regarding the applicable tax consequences relating to the purchase, ownership and disposition of our Common Stock or Series B Warrants.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our Common Stock or Series B Warrants that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States or of any political subdivision of the United States;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

A “non-U.S. holder” is a beneficial owner of our Common Stock or Series B Warrants that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of purchasing, holding and disposing of our Common Stock or Series B Warrants.

U.S. Holders

Receipt, Exercise and Expiration of Series B Warrants

Except as discussed below with respect to the “cashless exercise” of a Class B Warrant, for U.S. federal income tax purposes, a U.S. holder should not recognize income, gain, or loss upon its receipt of a Series B Warrant in the offering, the expiration of a Series B Warrant, or its exercise of a Series B Warrant.

 A U.S. holder’s tax basis in the Series B Warrants received in the offering will depend upon the relative fair market value of the Series B Warrants received by such holder and our Common Stock owned by the U.S. holder at the time the Series B Warrants are distributed by us. If either (1) the fair market value of the Series B Warrants on the date such Series B Warrants are distributed by us is equal to or exceeds 15% of the fair market value on such date of the shares of our Common Stock with respect to which the Series B Warrants are received or (2) such U.S. holder elects, in its U.S. federal income tax return for the taxable year in which the Series B Warrants are received, to allocate part of its basis in its shares of our Common Stock held to the Series B Warrants, then, upon exercise or sale of the Series B Warrants, the U.S. holder’s basis in its shares of our Common Stock with respect to which the Series B Warrants are received will be allocated among such shares and the Series B Warrants received in proportion to their respective fair market values on the date the Series B Warrants are distributed by us. If the Series B Warrants received by a U.S. holder have a fair market value that is less than 15% of the fair market value on such date of the shares of our Common Stock with respect to which the Series B Warrants are distributed by us, the U.S. holder’s basis will be zero, unless the holder elects to allocate the basis in its shares of our Common Stock, as discussed in the previous sentence.

A U.S. holder’s basis in the shares of our Common Stock acquired through the exercise of Series B Warrants should equal the sum of the exercise price paid for the shares and the U.S. holder’s tax basis, if any, in the Series B Warrants. The holding period for the shares of our Common Stock acquired through the exercise of the Series B Warrants will begin on the date the Series B Warrants are exercised. If a U.S. holder sells Series B Warrants received in this offering, the U.S. holder’s tax basis, if any, in the Series B Warrants will be used to determine the U.S. holder’s gain or loss on the sale of the Series B Warrants.

Notwithstanding the foregoing, if a U.S. holder exercises Series B Warrants received in this offering after disposing of the shares of our Common Stock with respect to which the Series B Warrants are received, then certain aspects of the tax treatment of the exercise of the Series B Warrants are unclear, including (1) the allocation of the basis of the shares sold and the Series B Warrants received in respect of such shares, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares sold, and (3) the impact of such allocation on the basis of the shares of our Common Stock acquired through the exercise of such Series B Warrants. If a U.S. holder exercises the Series B Warrants received in the offering after disposing of the shares of our Common Stock with respect to which the Series B Warrants are received, such U.S. holder should consult its tax advisors.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of Series B Warrants into shares of our Common Stock. The U.S. federal income tax treatment of a cashless exercise of Series B Warrants into shares of Common Stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Series B Warrants described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Series B Warrants.

Certain Adjustments to the Series B Warrants

An adjustment to the number of shares of our Common Stock that will be issued upon the exercise of a Series B Warrant, or an adjustment to the exercise price of a Series B Warrant, may be treated as a constructive distribution to a U.S. holder of the Series B Warrant or share of our Common Stock depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of Series B Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders thereof generally should not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Distributions on Common Stock” below.

Expiration of the Series B Warrants without Exercise

Upon the lapse or expiration of a Series B Warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the Series B Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Series B Warrant is held for more than one year. Deductions for capital losses are subject to certain limitations.

Distributions on Common Stock

If we pay distributions of cash or property with respect to our Common Stock (including constructive distributions as described above under the heading “Certain Adjustments to the Series B Warrants”), those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such holder’s tax basis in its shares of our Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “—Gain on Sale, Exchange or Other Taxable Disposition.”

Gain on Sale, Exchange or Other Taxable Disposition

Upon the sale or other taxable disposition of Series B Warrants or shares of our Common Stock (including Common Stock received on the exercise of Series B Warrants), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in such shares of Common Stock or Series B Warrants sold or otherwise disposed of. Such gain or loss generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the shares of our Common Stock or Series B Warrants have been held by the U.S. holder for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. holder that is an individual, estate, or trust. Deductions for capital losses are subject to certain limitations.

Non-U.S. Holders

Distributions on Common Stock

If we pay distributions of cash or property with respect to our Common Stock (including distributions on Common Stock received upon the exercise of a Series B Warrant and constructive distributions as described above under the heading “Certain Adjustments to the Series B Warrants”), those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in its shares of our Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “—Gain on Sale, Exchange or Other Taxable Disposition.” Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, distributions of cash, Common Stock or sales proceeds subsequently paid or credited to that holder. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by U.S. Treasury Regulations.

Distributions that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States are generally not subject to the 30% withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI stating that the distributions are not subject to withholding because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and the distribution is effectively connected with the conduct of that trade or business, the distribution will generally have the consequences described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Any U.S. effectively connected income received by a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition

Subject to the discussion below in “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of Series B Warrants or shares of our Common Stock (including Common Stock received upon the exercise of a Series B Warrant) unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to a U.S. holder, and, if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition; or

●	we are or were a “U.S. real property holding corporation” during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our Common Stock. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (within the meaning of the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise or lapse of a Series B Warrant, including a cashless exercise of a Series B Warrant, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as generally described above.

Information Reporting and Backup Withholding

Distributions on, and the payment of the proceeds of a disposition of, our Common Stock generally will be subject to information reporting if made within the United States or through certain U.S.-related financial intermediaries. Information returns are required to be filed with the IRS and copies of information returns may be made available to the tax authorities of the country in which a holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding may also apply if the holder fails to provide certification of exempt status or a correct U.S. taxpayer identification number and otherwise comply with the applicable backup withholding requirements. Generally, a holder will not be subject to backup withholding if it provides a properly completed and executed IRS Form W-9 or appropriate IRS Form W-8, as applicable. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided certain information is timely filed with the IRS.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax of 30% on dividends paid to certain non-U.S. entities (including certain intermediaries) unless such persons comply with FATCA’s information reporting and withholding regime. We will not pay any additional amounts to stockholders in respect of any amounts withheld. This regime and its requirements are different from, and in addition to, the certification requirements described elsewhere in this discussion. If a payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

The United States has entered into, and continues to negotiate, intergovernmental agreements (each, an “IGA”) with a number of other jurisdictions to facilitate the implementation of FATCA. An IGA may significantly alter the application of FATCA and its information reporting and withholding requirements with respect to any particular investor. FATCA is particularly complex and its application remains uncertain. Prospective investors should consult their own tax advisors regarding how these rules may apply in their particular circumstances.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Common Stock as of June 30, 2021 (the “Table Date”):

●	each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company;

●	each of the Company’s officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including pursuant to options and warrants that are currently exercisable or exercisable within 60 days and pursuant to restricted stock units (“RSUs”) that are subject to vesting and settlement conditions expected to occur within 60 days. The information below is based upon the Schedule 13D’s, Form 3’s and Form 4’s filed by certain of the parties below

The beneficial ownership percentages set forth in the table below are based on approximately 94,872,068 shares of Common Stock issued and outstanding as of the Table Date.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares		Percentage
Directors and Officers
Michael Crawford	829,589	(2)	*
Jason Krom	155,181	(3)	*
Mike Levy	106,574	(4)	*
Anne Graffice	48,099	(5)	*
Tara Charnes	24,428	(6)	*
Lisa Gould	14,000	(7)	*
Erica Muhleman	—		*
James J. Dolan	3,057,645	(8)	3.2%
David Dennis	34,568	(9)	*
Edward J. Roth III	—		*
Stuart Lichter	50,467,387	(10)	44.0%
Kimberly K. Schaefer	89,894	(11)	*
Karl L. Holz	14,078	(12)	*
Anthony J. Buzzelli	42,411	(13)	*
Mary Owen	7,999	(14)	*
Curtis Martin	5,443	(15)	*
Lisa Roy	—		*
All Directors and Officers as a Group (17 individuals)	54,897,296		48.6%

Greater than 5% Stockholders
HOF Village, LLC	18,485,230	(16), (17)	18.8%
CH Capital Lending, LLC	31,374,678	(18)	28.2%
IRG Canton Village Member, LLC	18,485,230	(19)	18.8%
IRG Canton Village Manager, LLC	18,485,230	(19)	18.8%
National Football Museum, Inc. d/b/a Pro Football Hall of Fame	6,309,721	(17), (20)	6.7%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of those listed in the table is 2626 Fulton Drive NW, Canton, OH 44718.

(2)	Mr. Crawford beneficially owns 477,286 unvested shares of restricted Common Stock. Mr. Crawford has the right to vote his unvested shares of restricted Common Stock but does not have the right to transfer unvested shares of restricted Common Stock. For purposes of calculating his percentage ownership, the shares outstanding of the Company include his unvested shares of restricted Common Stock.

(3)	Mr. Krom beneficially owns 92,902 shares of Common Stock issuable upon settlement of RSUs that vest within 60 days of the Table Date. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Mr. Krom upon settlement of RSUs that vest within 60 days of the Table Date.

(4)	Mr. Levy beneficially owns 55,741 shares of Common Stock issuable upon settlement of RSUs that vest within 60 days of the Table Date. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Mr. Levy upon settlement of RSUs that vest within 60 days of the Table Date.

(5)	Ms. Graffice beneficially owns 27,871 shares of Common Stock issuable upon settlement of RSUs that vest within 60 days of the Table Date. For purposes of calculating her percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Ms. Graffice upon settlement of RSUs that vest within 60 days of the Table Date.

(6)	Ms. Charnes beneficially owns 12,214 shares of Common Stock issuable upon the exercise of 12,214 warrants she holds with an exercise price of $1.40 per share. The warrants are exercisable within 60 days of the Table Date. For purposes of calculating her percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Ms. Charnes upon the exercise of the warrants.

(7)	Ms. Gould beneficially owns 7,000 shares of Common Stock issuable upon the exercise of 7,000 warrants she holds with an exercise price of $1.40 per share. The warrants are exercisable within 60 days of the Table Date. For purposes of calculating her percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Ms. Gould upon the exercise of the warrants.

(8)	Mr. Dolan may be deemed to beneficially own 635,772 shares of Common Stock through his ownership of membership interests in Gordon Pointe Management, LLC and as the managing member of Gordon Pointe Management, LLC. Mr. Dolan beneficially owns (i) 985,408 warrants to purchase 1,400,592 shares of Common Stock at an exercise price of $11.50 per share, and (ii) 60,000 shares of Common Stock issuable upon the exercise of 60,000 warrants he holds with an exercise price of $1.40 per share. Mr. Dolan may also be deemed to beneficially own (a) 656,211 shares of Common Stock issuable upon the exercise of 461,686 warrants held by Gordon Pointe Management, LLC with an exercise price of $11.50 per share and (b) 72,465shares of Common Stock issuable to Gordon Point Management, LLC upon the conversion of a $500,000 convertible note of the Company with a conversion rate of 144.9304 shares of Common Stock per $1,000 principal amount. These instruments are exercisable or convertible within 60 days of the Table Date. Does not include 565,000 shares of Common Stock granted by Mr. Dolan and Gordon Point Management, LLC to various trusts or estate planning vehicles for certain Dolan grandchildren and other Dolan family members that are managed by Mr. Dolan’s adult children, over which Mr. Dolan disclaims beneficial ownership. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares issuable to Gordon Pointe Management, LLC upon the exercise of the warrants and the conversion of convertible notes.

(9)	Mr. Dennis beneficially owns 4,580 shares of Common Stock issuable as payment of his quarterly board retainer and meeting attendance fees that are scheduled to be issued within 60 days of the Table Date. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Mr. Dennis as payment of his quarterly board retainer and meeting attendance fees that are scheduled to be issued within 60 days of the Table Date.

(10)	Mr. Lichter beneficially owns 100,000 shares of Common Stock issuable upon the exercise of 100,000 warrants he holds with an exercise price of $1.40 per share. The warrants are exercisable within 60 days of the Table Date. Mr. Lichter may be deemed to beneficially own (a) 15,128,379 shares of Common Stock through his indirect ownership of membership interests in CH Capital Lending, LLC, (b) 1,304,374 shares of Common Stock issuable to CH Capital Lending, LLC upon the conversion of a $9,000,000 convertible note of the Company with a conversion rate of 144.9304 shares of Common Stock per $1,000 principal amount, (c) 10,036,925 shares of Common Stock issuable to CH Capital Lending, LLC upon the exercise of 10,036,925 Series C Warrants with an exercise price of $1.40 per share, (d) 4,905,000 shares of Common Stock issuable to CH Capital Lending, LLC upon the conversion of 15,000 shares of the Company’s 7.00% Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), and (e) 407,479 shares of Common Stock through his indirect control over American Capital Center, LLC. The convertible notes are convertible within 60 days of the Table Date. The Series B Preferred Stock is convertible within 60 days of the Table Date. The Series C Warrants are exercisable within 60 days of the Table Date. Mr. Lichter may also be deemed to beneficially own 15,027,837 shares of Common Stock through his indirect ownership interest in IRG Canton Village Member, LLC, which in turn owns approximately a 76.8% interest in HOF Village, LLC. HOF Village, LLC owns 15,027,837 shares of Common Stock. He may also be deemed to beneficially own 3,457,393 shares of Common Stock issuable upon the exercise of 2,432,500 warrants held by HOF Village, LLC with an exercise price of $11.50 per share. The warrants are exercisable within 60 days of the Table Date. Mr. Lichter disclaims beneficial ownership of all shares held by IRG Canton Village Member, LLC, CH Capital Lending, LLC, American Capital Center, LLC, and IRG Canton Village Manager, LLC, except to the extent of any actual pecuniary interest. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the warrants to Mr. Lichter, upon the warrants to HOF Village, LLC, upon the convertible notes to CH Capital Lending, LLC, upon the warrants to CH Capital Lending, LLC, and upon conversion of Series B Preferred Stock to CH Capital Lending, LLC.

(11)	Ms. Schaefer beneficially owns (i) 27,500 shares of Common Stock issuable upon the exercise of 27,500 warrants she holds with an exercise price of $1.40 per share and (ii) 5,661 shares of Common Stock issuable as payment of her quarterly board retainer and meeting attendance fees that are scheduled to be issued within 60 days of the Table Date. The warrants are exercisable within 60 days of the Table Date. For purposes of calculating her percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Ms. Schaefer (i) upon the exercise of the warrants and (ii) as payment of her quarterly board retainer and meeting attendance fees that are scheduled to be issued within 60 days of the Table Date.

(12)	Mr. Holz beneficially owns (i) 2,500 shares of Common Stock issuable upon the exercise of 2,500 warrants he holds with an exercise price of $1.40 per share and (ii) 4,198 shares of Common Stock issuable as payment of his quarterly board retainer and meeting attendance fees that are scheduled to be issued within 60 days of the Table Date. The warrants are exercisable within 60 days of the Table Date. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Mr. Holz upon the exercise of the warrants and (ii) as payment of his quarterly board retainer and meeting attendance fees that are scheduled to be issued within 60 days of the Table Date.

(13)	Mr. Buzzelli beneficially owns 5,057 shares of Common Stock issuable as payment of his quarterly board retainer and meeting attendance fees that are scheduled to be issued within 60 days of the Table Date. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Mr. Buzzelli as payment of his quarterly board retainer and meeting attendance fees that are scheduled to be issued within 60 days of the Table Date.

(14)	Ms. Owen beneficially owns 3,816 shares of Common Stock issuable as payment of her quarterly board retainer and meeting attendance fees that are scheduled to be issued within 60 days of the Table Date. For purposes of calculating her percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Ms. Owen as payment of her quarterly board retainer and meeting attendance fees that are scheduled to be issued within 60 days of the Table Date.

(15)	Mr. Martin beneficially owns 3,053 shares of Common Stock issuable as payment of his quarterly board retainer and meeting attendance fees that are scheduled to be issued within 60 days of the Table Date. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Mr. Martin as payment of his quarterly board retainer and meeting attendance fees that are scheduled to be issued within 60 days of the Table Date.

(16)	HOF Village, LLC beneficially owns 15,027,837 shares of Common Stock. It also beneficially owns 3,457,393 shares of Common Stock issuable upon the exercise of 2,432,500 warrants held by HOF Village, LLC with an exercise price of $11.50 per share. The warrants are exercisable within 60 days of the Table Date. For purposes of calculating its percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to HOF Village, LLC upon the exercise of the warrants.

(17)	HOF Village, LLC, National Football Museum, Inc. and Gordon Pointe Management, LLC are parties to a director nominating agreement. See the discussion under “Certain Relationships and Related Party Transactions – Director Nominating Agreement” in this proxy statement. As a result of these relationships, these persons may be deemed to be a group for purposes of Section 13(d) of the Exchange Act and therefore may be deemed to beneficially own 34,804,443 shares of Common Stock (exclusive of warrants and convertible notes), or approximately 41.8% of the Common Stock outstanding. Taking into account the warrants and convertible notes, they may be deemed to collectively beneficially own 41,855,478 shares of Common Stock, or 50.3% of the Common Stock outstanding after the exercise of the warrants and the conversion of the convertible notes.

(18)	CH Capital Lending, LLC beneficially owns (a) 15,128,379 shares of Common Stock, (b) 1,304,374 shares of Common Stock issuable to it upon the conversion of a $9,000,000 convertible note of the Company with a conversion rate of 144.9304 shares of Common Stock per $1,000 principal amount, (c) 10,036,925 shares of Common Stock issuable to CH Capital Lending, LLC upon the exercise of 10,036,925 Series C Warrants with an exercise price of $1.40 per share, and (d) 4,905,000 shares of Common Stock issuable to CH Capital Lending, LLC upon the conversion of 15,000 shares of the Company’s Series B Preferred Stock. The convertible note is convertible within 60 days of the Table Date. The Series C Warrants are exercisable within 60 days of the Table Date. The Series B Preferred Stock is convertible within 60 days of the Table Date. For purposes of calculating its percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the exercise of the warrants, upon the conversion of the convertible notes, and upon conversion of the Series B Preferred Stock. The business address of CH Capital Lending, LLC is 11111 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025.

(19)	Each of IRG Canton Village Member, LLC and IRG Canton Village Manager, LLC may be deemed to beneficially own 15,027,837 shares of Common Stock held by HOF Village, LLC through the former’s indirect (approximately 74.9%) ownership interest therein and the latter’s role as manager of it. For similar reasons, each may also be deemed to beneficially own 3,457,393 shares of Common Stock issuable upon the exercise of 2,432,500 warrants held by HOF Village, LLC with an exercise price of $11.50 per share. The warrants are exercisable within 60 days of the Table Date. Each of IRG Canton Village Member, LLC and IRG Canton Village Manager, LLC disclaims beneficial ownership of all shares held by HOF Village, LLC, except to the extent of any actual pecuniary interest. For purposes of calculating their percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the exercise of the warrants and the conversion of the convertible notes described in note 5 above. The business address of IRG Canton Village Member, LLC and IRG Canton Village Manager, LLC is 11111 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025

(20)	National Football Museum, Inc. beneficially owns 3,679,850 shares of Common Stock. National Football Museum, Inc. may also be deemed to beneficially own 2,629,871 shares of Common Stock as a result of its ownership of membership interests in HOF Village, LLC. National Football Museum, Inc. disclaims beneficial ownership of all shares held by HOF Village, LLC, except to the extent of any actual pecuniary interest. The business address of National Football Museum, Inc. is 2121 George Halas Dr. NW, Canton, OH 44708.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transaction Policy

The Company’s Board of Directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of the Board of Directors;

●	any person who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

In addition, we have in place policies and procedures designed to minimize potential conflicts of interest arising from any dealings the Company may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Audit Committee charter, the Audit Committee has the responsibility to review related person transactions.

All of the transactions described in this section that occurred prior to the closing of the Business Combination on July 1, 2020, occurred prior to the adoption of this policy. The disclosure below covers related party transactions that have occurred since January 1, 2019.

Gordon Pointe Acquisition Corp. Pre-Business Combination Related Persons Transactions

Advances from Related Party

In March 2019, Gordon Pointe Management, LLC, which is controlled by our director James J. Dolan (the “Sponsor”), advanced an aggregate of $164,850 to Gordon Pointe Acquisition Corporation, our legal predecessor (“GPAQ”), for working capital purposes, which amount was repaid during the nine months ended September 30, 2019.

Promissory Note — Related Party

Through June 30, 2020, GPAQ issued promissory notes to the Sponsor, pursuant to which GPAQ could borrow up to an aggregate amount of $1,500,000, of which $600,000 of the promissory notes was issued during the six months ended June 30, 2020, to finance transaction costs in connection with the Business Combination. During the six months ended June 30, 2020, GPAQ borrowed $572,735 under the notes and an aggregate of $1,390,730 was outstanding under these notes.

In addition, through June 30, 2020, GPAQ issued unsecured promissory notes to the Sponsor, pursuant to which GPAQ borrowed an aggregate principal amount of $3,354,228, of which $972,573 was borrowed during the six months ended June 30, 2020, to fund the extension loans into the trust account in which the net proceeds of the GPAQ IPO were placed (the “Trust Account”).

These notes were non-interest bearing, unsecured and were paid upon the completion of the Business Combination. Up to $1,500,000 of the loans were convertible into warrants at a price of $1.00 per warrant. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

As of June 30, 2020, there was an aggregate of $4,744,958 outstanding under the promissory notes. Upon completion of the Business Combination, the notes were converted into the Company’s Common Stock.

Administrative Services Agreement

GPAQ entered into an agreement whereby, commencing on January 30, 2018, through the earlier of the consummation of a business combination or GPAQ liquidation, GPAQ paid an affiliate of the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For each of the six months ended June 30, 2020 and 2019, GPAQ incurred $60,000 in fees for these services. At June 30, 2020, and December 31, 2019, an aggregate of $90,000 and $30,000, respectively, in administrative fees were included in accounts payable and accrued expenses in the condensed consolidated balance sheets.

Related Party Loans

In order to finance transaction costs in connection with the Business Combination, the Sponsor and GPAQ’s officers and directors were permitted to loan GPAQ funds from time to time or at any time, as may be required (the “Working Capital Loans”). Each Working Capital Loan was evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of the Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans were convertible into warrants at a price of $1.00 per warrant.

The Sponsor committed to provide an aggregate of $900,000 in loans to the Company to finance transaction costs in connection with the Business Combination. To the extent advanced, the loans were evidenced by a promissory note, were non-interest bearing, unsecured and were repaid upon the completion of the Business Combination. The loans were convertible into Common Stock purchase warrants at a purchase price of $1.00 per warrant. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. As of June 30, 2020, there were no amounts outstanding under the loans.

Contributions

In connection with GPAQ’s special meeting of stockholders held on July 26, 2019, the Sponsor agreed to contribute to GPAQ as a loan (each loan being referred to herein as a “Contribution”) $0.10 for each of GPAQ’s public shares that did not redeem in connection with the stockholder vote to approve the amendment to GPAQ’s amended and restated certificate of incorporation to extend the deadline in which to complete its initial business combination, plus, if GPAQ elected to further extend the deadline to complete a business combination beyond October 31, 2019, $0.033 for each public share that was not redeemed for each 30-day period, or portion thereof, up to three additional 30-day periods. The Contribution was conditional upon the approval of the amendment to GPAQ’s amended and restated certificate of incorporation, which occurred on July 26, 2019. Accordingly, on July 26, 2019, the Sponsor contributed an aggregate of $1,105,354 to GPAQ. GPAQ exercised all three of the additional 30-day periods, and in connection with such extensions, the Sponsor contributed $364,767 on October 29, 2019, $364,767 on November 26, 2019, and $364,767 on December 26, 2019, which amounts were placed into the Trust Account. Such Contributions were converted into shares of Common Stock upon the closing of the Business Combination. The loans were to be forgiven if GPAQ were unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account.

On January 24, 2020, GPAQ held a special meeting of the stockholders of GPAQ at which the stockholders approved, among other things, a proposal to amend GPAQ’s amended and restated certificate of incorporation to further extend the deadline to complete a business combination from January 29, 2020, to February 29, 2020, plus an option for GPAQ to further extend such date for an additional 30 days. In connection with the extension from January 29, 2020, to February 29, 2020, the Sponsor contributed to GPAQ $0.033 for each of GPAQ’s public shares outstanding, for an aggregate Contribution of $265,404, which amount was deposited into the Trust Account. Further, the Sponsor agreed that it or its affiliates would contribute to GPAQ as a loan an additional $0.033 for each public share that was not redeemed if GPAQ elected to further extend the deadline to complete a business combination beyond February 29, 2020, for an additional 30 days.

HOF Village, LLC Pre-Business Combination Related Persons Transactions

Engagement Letter Agreement

HOF Village, LLC, the accounting predecessor of the Company (“HOF Village”), is party to an engagement letter with The Klein Group, LLC, which is an affiliate of HOF Village member M. Klein Associates, Inc. and former director of the Company Michael Klein, who resigned from the Company’s Board effective September 4, 2020. Pursuant to the engagement letter, The Klein Group provided financial advisory services to HOF Village since December 2017, in exchange for an equity interest in HOF Village and a $10 million transaction fee payable in shares of the Company’s common stock. After HOF Village’s board of directors was constituted in December 2018, amendments to the engagement letter were approved by unanimous consent of HOF Village’s board of directors.

2018 Shared Services Agreement

HOF Village was party to a Shared Services Agreement (the “2018 Shared Services Agreement”) with National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”), a member of HOF Village and an affiliate of then director and officer of HOF Village David Baker, from December 2018 until September 2019, when the agreement was terminated. Mr. Baker resigned from the board of HOF Village, effective April 24, 2020. Under the 2018 Shared Services Agreement, PFHOF provided certain business services to HOF Village for a monthly services fee of $75,000. The agreement provided for HOF Village to prepay $1,000,000 of the services fee in two $500,000 payments, with $500,000 payable once permitted under HOF Village’s Bridge Loan, which was refinanced on December 1, 2020, and the remaining $500,000 payable no later than December 31, 2019. The 2018 Shared Services Agreement was approved by unanimous consent of HOF Village’s board of directors.

License Agreement

Newco, as assignee of HOF Village, is party to the License Agreement with PFHOF that was entered into in September 2019 (the “License Agreement”) and modified the terms of a prior License Agreement that was entered into in December 2018 (the “2018 License Agreement”) (which replaced an earlier License Agreement that was entered into in March 2016). PFHOF is a member of HOF Village and an affiliate of then director and officer of HOF Village David Baker. Pursuant to this agreement, Newco licenses certain marks from PFHOF, and the parties agreed upon terms for sponsorships and Newco’s ability to sublicense PFHOF’s marks to sponsors. The agreement provides for Newco to pay license fees to PFHOF based on a percentage of sponsorship revenue. Both the License Agreement and the 2018 License Agreement were approved by unanimous consent of HOF Village’s board of directors prior to the closing of the Business Combination.

Retail Merchandise Agreement

Newco, as assignee of HOF Village, and PFHOF are parties to a Retail Merchandise Agreement that was entered into in December 2018. Under the Retail Merchandise Agreement, PFHOF agrees to operate onsite retail services at certain locations within the Hall of Fame Village complex, subject to certain performance targets and product requirements. In exchange for these services, Newco will pay PFHOF recurring royalty payments on a monthly basis representing a certain percentage of gross sales. The Retail Merchandise Agreement was approved by unanimous consent of HOF Village’s board of directors prior to the Business Combination, when HOF Village assigned the agreement to Newco. The Retail Merchandise Agreement was amended and restated on June 30, 2020, prior to the closing of the Business Combination.

Master Transaction Agreement

HOF Village, Industrial Realty Group, LLC (an affiliate of HOF Village member IRG Canton Village Member, LLC (“IRG Member”) and then directors of HOF Village Stuart Lichter and John Mase), PFHOF (a HOF Village member and affiliate of then director and officer of HOF Village David Baker), M. Klein Associates, Inc. (a HOF Village member) and certain wholly-owned subsidiaries of HOF Village are parties to a Master Transaction Agreement that was entered into in December 2018. The Master Transaction Agreement provides for various arrangements between the parties, including but not limited to:

●	the sale of real estate from PFHOF to HOF Village;

●	repayment terms of certain outstanding amounts owed by HOF Village to PFHOF and from PFHOF to HOF Village;

●	conversion of part of an outstanding loan from HOF Village preferred member American Capital Center, LLC to preferred equity;

●	repayment of outstanding amounts owed by HOF Village to Industrial Realty Group, LLC;

●	modification of loan terms; and

●	modification of the terms of stadium and HOF Village property usage.

The Master Transaction Agreement was approved by unanimous consent of HOF Village’s board of directors prior to the closing of the Business Combination.

Branding License Agreement

Newco’s subsidiary, Youth Sports Management, LLC (“YSM”), and PFHOF (a HOF Village member and affiliate of then director and officer of HOF Village David Baker) are parties to a Branding License Agreement from December 2015. PFHOF is currently a related person as a security holder covered by Item 403(a) of Regulation S-K. Under the Branding License Agreement, PFHOF licenses certain of its marks to YSM for use in connection with youth sporting events held at the Hall of Fame Village complex. The agreement provides for YSM to pay a fee of $1,000,000 to PFHOF over a five-year term. This fee was reduced to an annual fee of $225,000 (subject to a 3% annual increase over five years) in connection with entry into the Media License Agreement discussed below. Newco, as assignee of HOF Village, previously owned 50% of the equity interests of YSM along with a joint venture partner who owned the remaining 50% of YSM; however, Newco, as assignee of HOF Village, bought out its joint venture partner’s entire interest in YSM in May 2020 and became sole owner of YSM.

Agreement to Provide Insurance

Newco, as assignee of HOF Village, and its wholly-owned subsidiary HOF Village Stadium, LLC are parties to an Agreement to Provide Insurance with PFHOF (a HOF Village member and affiliate of then director and officer of HOF Village David Baker) dated March 2016. PFHOF is currently a related person as a security holder covered by Item 403(a) of Regulation S-K. Under the agreement, HOF Village Stadium, LLC is required to carry and maintain certain insurance coverage in connection with various agreements related to the development of the Hall of Fame Village project, and Newco, as assignee of HOF Village, has guaranteed the performance of HOF Village Stadium, LLC under the agreement. Such insurance coverage must name PFHOF as an additional insured or loss payee on each policy.

Other Transactions Involving HOF Village Members and their Affiliates

Certain members of HOF Village and/or their affiliates have loaned money or made payments on behalf of HOF Village.

Certain affiliates of IRG Member and of HOF Village directors Stuart Lichter and John Mase have made certain loans to HOF Village. CH Capital Lending, LLC has loaned money to HOF Village in the form of convertible notes with outstanding principal amounts totaling $3,695,000, American Capital Center, LLC has made debt commitments to HOF Village with an original principal amount of $8,550,000, and IRG, LLC has made debt commitments to HOF Village with an original principal amount of $15,000,000. Under the Merger Agreement, such outstanding debt owed to American Capital Center, LLC and IRG, LLC would be converted into equity of the Company, and such outstanding debt owed to CH Capital Lending, LLC may or may not be converted, at CH Capital Lending LLC’s election. An affiliate of Industrial Realty Group, LLC made a guaranty in favor of GACP Finance Co., LLC, as administrative agent (“GACP Finance”), under which it guaranteed to pay all or a portion of amounts due under the Bridge Loan at the closing of the Business Combination on HOF Village’s behalf, to the extent that HOF Village did not have sufficient funds to pay such amounts. This Bridge Loan was refinanced and replaced by a loan from Aquarian Credit Funding LLC, and a new IRG guaranty was put in place. See “IRG Guarantee of Refinancing Term Loan” below. Industrial Realty Group, LLC and HOF Village are parties to the IRG November Note (as defined below), under which Industrial Realty Group, LLC may loan HOF Village an amount up to $30,000,000.

PFHOF has made loans to HOF Village and advanced payments on behalf of HOF Village for its business. Outstanding amounts owed to PFHOF under such arrangements previously totaled approximately $10.2 million. Under the Merger Agreement, $5.8 million of the outstanding amounts owed to PFHOF were converted into equity of the Company in satisfaction of such amount. Under the Shared Services Agreement (discussed in greater detail below) entered into by HOF Village and PFHOF on June 30, 2020, PFHOF forgave $5.15 million of outstanding amounts owed by HOF Village, and HOF Village forgave $1.2 million of outstanding amounts owed by PFHOF.

M. Klein and Company, LLC, an affiliate of member M. Klein Associates, Inc. and of then HOF Village directors Mark Klein and Michael Klein, loaned money to HOF Village in the form of HOF Village Convertible Notes with original principal amounts totaling $3,935,000 (of which, convertible notes with a principal amount of $260,000 were transferred to a third party) and outstanding principal amounts totaling $3,675,000. In connection with the Business Combination, M. Klein and Company, LLC converted such outstanding debt into Company Common Stock.

On January 13, 2020, HOF Village announced that it had secured $9.9 million in financing from Constellation NewEnergy, Inc. through its Efficiency Made Easy (“EME”) program to implement energy efficient measures and to finance the construction of the Constellation Center for Excellence and other enhancements, as part of Phase II development. The Hanover Insurance Company provided a guarantee bond to guarantee HOF Village’s payment obligations under the financing, and Stuart Lichter and two trusts affiliated with Mr. Lichter agreed to indemnify The Hanover Insurance Company for payments made under the guarantee bond.

Related Person Transactions Occurring In Connection With or After the Business Combination

IRG Side Letter

On June 25, 2020, HOF Village entered into a Letter Agreement re Payment Terms (the “IRG Side Letter”) amending and restating a Letter Agreement re Payment Terms entered into on January 21, 2020, (the “January Letter”). The IRG Side Letter was entered into with respect to (i) the $65 million secured term loan agreement (as amended, the “Bridge Loan Agreement”) entered into on March 20, 2018, by HOF Village, the other borrowers party thereto (together with HOF Village, the “Borrowers”), the various lenders party thereto (the “Lenders”) and GACP Finance, (ii) the subordinated promissory note entered into on February 7, 2020, effective as of November 27, 2019, (as amended, the “IRG November Note”) between HOF Village, as borrower, and payable to the order of Industrial Realty Group, LLC, in an amount up to $30,000,000, (iii) the Guaranty dated November 16, 2019, by IRG Master Holdings, LLC, a Delaware limited liability company (“IRGMH” and together with Industrial Realty Group, LLC and their respective affiliates, the “IRG Entities”) in favor of GACP Finance (the “IRGMH Guaranty”) and (iv) the Loan Purchase and Assumption Agreement (which was not agreed upon or executed by any party) by and among the Lenders, GACP Finance, the Borrowers and the purchasing lender party thereto (the “LPAA”, and together with the IRG November Note and the IRGMH Guaranty, the “Advancement Documents”).

Pursuant to the IRG Side Letter, if any IRG Entity advanced funds pursuant to the Advancement Documents, the Bridge Loan Agreement, or any other instrument to pay certain specified lenders under the Bridge Loan Agreement, as a result of such advancement of funds, any IRG Entity becomes a Lender or has the rights of a Lender under the Bridge Loan Agreement, then (i) certain mandatory prepayment provisions would be deleted and no longer be applicable, (ii) the maturity date of the Bridge Loan Agreement would be extended to August 31, 2021, and (iii) HOF Village would not be required to pay to any IRG Entity any principal, interest, or other obligations due under the Bridge Loan Agreement if payment of such amounts would cause Borrowers to violate applicable Nasdaq or securities-law requirements. HOF Village assigned the IRG Side Letter and the Bridge Loan Agreement to Newco in connection with the Business Combination.

On December 1, 2020, the Company refinanced the Bridge Loan Agreement with the Term Loan Agreement, which is discussed below.

Hall of Fantasy League Investment

On June 11, 2020, HOF Village acquired 60% of the equity interests of Mountaineer GM, LLC (“Mountaineer”) from Michael Klein & Associates, Inc., an affiliate of then HOF Village director Michael Klein (“MKA”), for a purchase price of $100.00 pursuant to membership interest purchase agreement (the “Membership Purchase Agreement”). Mountaineer is party to an asset purchase agreement, dated June 5, 2020, (the “Crown APA”), with CrownThrown, Inc. (“Crown”), pursuant to which Mountaineer acquired the assets of, and assumed certain liabilities of, Crown, which consist of The Crown League (renamed Hall of Fantasy League), a professionalized fantasy sports league (the “Hall of Fantasy League Business”). HOF Village entered into a services agreement, dated as of June 16, 2020 (the “Services Agreement”), with Mountaineer and BXPG LLC (“Brand X”), as amended, whereby Mountaineer and HOF Village retained Brand X to provide services with regard to the Hall of Fantasy League. Pursuant to an amended and restated limited liability company agreement of Mountaineer that HOF Village and MKA entered into in connection with HOF Village’s purchase of the 60% interest in Mountaineer under the Membership Purchase Agreement, MKA agreed to provide the consideration for Mountaineer to complete the acquisition of Crown as a capital contribution to Mountaineer, consisting of 90,287 shares of the Company’s Common Stock, and HOF Village agreed to provide the consideration owed to Brand X under the Services Agreement as a capital contribution to Mountaineer, consisting of $30,000 per month for 18 months plus 100,000 shares of the Company’s Common Stock, 25,000 shares of which were issued on August 6, 2020, and 25,000 shares of which are issuable on each of July 1, 2021, January 1, 2022, and July 1, 2022, until such capital contributions of HOF Village equal 60% of the total capital contributions to Mountaineer. HOF Village assigned its interest in Mountaineer and the Services Agreement to Newco in connection with the Business Combination. The Services Agreement may be extended for an additional six months. Compensation during the extension period would be $30,000 per month and 25,000 shares of the Company’s Common Stock. Mountaineer completed the acquisition of Crown assets under the Crown APA on July 22, 2020.

Director Nominating Agreement

Upon the closing of the Business Combination, the Company, HOF Village, the Sponsor and PFHOF entered into a Director Nominating Agreement (the “Director Nominating Agreement”), which provides that the Company shall take all necessary action to set the size of its Board of Directors at 11 members, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Pursuant to the Company’s amended and restated certificate of incorporation as currently in effect, the Company’s Board of Directors is made up of three classes: Class A Directors who shall serve for an initial one-year term, Class B Directors who shall serve for an initial two-year term, and Class C Directors who shall serve for an initial three-year term. The Director Nominating Agreement set forth the directors who were to serve as of the Business Combination and specified the respective classes of each director.

The Director Nominating Agreement further provides that (i) so long as the Sponsor beneficially owns 85% of the total number of shares of the Company’s Common Stock held by it as of the effective time of the Business Combination (the “Business Combination Effective Time”), the Sponsor will have the right to designate one individual to be appointed or nominated for election to the Company’s Board of Directors, (ii) so long as HOF Village beneficially owns at least 85% of the total number of shares of the Company’s Common Stock held by it as of the Business Combination Effective Time, HOF Village will have the right to designate up to four individuals to be appointed or nominated for election to the Company’s Board of Directors, one of whom must qualify as an independent director under the Nasdaq rules (or up to (a) three individuals, if it owns less than 85% but at least 65%, (b) two individuals, if it owns less than 65% but at least 45%, or (c) one individual, if it owns less than 45% but at least 15%), and (iii) so long as PFHOF beneficially owns at least 85% of the total number of shares of the Company’s Common Stock held by it as of the Business Combination Effective Time, PFHOF will have the right to designate up to one individual to be appointed or nominated for election to the Company’s Board of Directors.

HOF Village and PFHOF may each designate one individual to serve as a Company board of directors non-voting observer (in the case of HOF Village, so long as HOF Village beneficially owns at least 15% of the total number of shares of the Company’s Common Stock held by it as of the Business Combination Effective Time and, in the case of PFHOF, so long as PFHOF beneficially owns at least 85% of the total number of shares of the Company’s Common Stock held by it as of the Business Combination Effective Time). The parties to the Director Nominating Agreement agreed to take certain actions to support those nominees for election and include the nominees in the proxy statements for the stockholders’ meetings at which directors are to be elected.

Release Agreement

At the closing of the Business Combination, each of the members of HOF Village and PFHOF (each, a “Holder”) entered into a Release Agreement with the Company, GPAQ and Newco (the “Release Agreement”), pursuant to which (i) each Holder generally released all claims against the Company, GPAQ, the merger subsidiaries, Newco and their affiliates that such Holder may have had prior to the Business Combination Effective Time, except for certain retained claims specifically enumerated in the Release Agreement, and (ii) each Holder consented to the termination of certain contracts to which it was a party with HOF Village and its affiliates effective immediately prior to the Business Combination Effective Time without any cost or other liability to Newco, the Company or its subsidiaries.

2020 Shared Services Agreement

On June 30, 2020, HOF Village entered into a Shared Services Agreement with PFHOF, which we refer to as the 2020 Shared Services Agreement. Under the agreement, PFHOF and HOF Village mutually reduced certain outstanding amounts owed between the parties, with PFHOF forgiving $5.15 million owed by HOF Village and HOF Village forgiving $1.2 million owed by PFHOF, which effectively resulted in no outstanding amounts owed between the parties as of March 31, 2020. Additionally, the parties agreed to coordinate with each other on certain business services and expenses. The 2020 Shared Services Agreement was approved by unanimous consent of HOF Village’s board of directors prior to the Business Combination. The 2020 Shared Services Agreement has an initial term of one year, subject to automatic renewal for successive one-year terms; however, it may be terminated by either party upon 90 days’ written notice, by mutual agreement, or by either party for failure by the other party to timely pay expenses. HOF Village assigned the 2020 Shared Services Agreement to Newco in connection with the Business Combination.

Master Development and Project Management Agreement

On June 30, 2020, HOF Village, IRG Member and IRG Manager entered into a Master Development and Project Management Agreement. The Master Development and Project Management Agreement was entered into as a standalone agreement to govern the master developer and project management services arrangement that was previously provided for in the operating agreement of HOF Village. Pursuant to the Master Development and Project Management Agreement, IRG Manager serves as the master developer for the Hall of Fame Village project and IRG Member serves as the project manager for the Hall of Fame Village project. Under the agreement, IRG Manager will receive a master developer fee of 4% of the total development costs of the project, and IRG Member will receive a project management fee, which will not exceed 5% of the gross receipts from the project. The terms of the Master Development and Project Management Agreement remained materially similar to the prior arrangement documented in the operating agreement of HOF Village, which previously had been unanimously approved by the members of HOF Village prior to the Business Combination. HOF Village assigned the Master Development and Project Management Agreement to Newco in connection with the Business Combination.

Media License Agreement

On July 1, 2020, in connection with the closing of the Business Combination, PFHOF (a HOF Village member), HOF Village, and HOF Village Media Group, LLC (a wholly-owned subsidiary of HOF Village) amended and restated the Media License Agreement (which amended and restated entirely the original media license agreement between the parties, dated November 12, 2019). PFHOF is a related party because it is a security holder covered by Item 403(a) of Regulation S-K. This agreement provides for the sharing of media-related opportunities between Hall of Fame Media Group, LLC (a wholly-owned subsidiary of PFHOF) and HOF Village Media Group, LLC and sets forth the terms under which PFHOF licenses certain marks to HOF Village Media Group to exploit existing PFHOF works and to create new works. The Media License Agreement acknowledges the existence of agreements in effect between PFHOF and certain third parties that provide for certain restrictions on the rights of PFHOF, which affects the rights that can be granted to HOF Village Media Group under the Media License Agreement. These restrictions include, but are not limited to, such third parties having co-exclusive rights to exploit content based on the PFHOF Enshrinement ceremonies and other Enshrinement events. The agreement provides for HOF Village Media Group or HOF Village to pay annual license fees to PFHOF of at least $1,250,000, subject to adjustment, and fees may vary based on the particular PFHOF works licensed. The Media License Agreement has an initial term of 15 years (subject to earlier termination for material breach), subject to automatic renewal for successive five-year terms, unless timely notice of non-renewal is provided by either party. HOF Village assigned the Media License Agreement to Newco in connection with the Business Combination.

Note Purchase Agreement; Registration Rights Agreement and Note Redemption Warrant Agreement

Note Purchase Agreement. On July 1, 2020, concurrently with the closing of the Business Combination, the Company entered into the Note Purchase Agreement with the purchasers listed on the signature pages thereto, pursuant to which the Company agreed to issue and sell to the purchasers in a private placement (the “Private Placement”) $20,721,293 in aggregate principal amount of the Company’s 8.00% Convertible Notes due 2025 (the “PIPE Notes”). Each of CH Capital Lending, LLC, which is controlled by our director Stuart Lichter, and Gordon Pointe Management, LLC, which is controlled by our director James J. Dolan, are related persons because they were security holders covered by Item 403(a) of Regulation S-K at the time of the transaction. Pursuant to the terms of the Note Purchase Agreement, the Notes may be converted into shares of Common Stock at the option of the holders of the PIPE Notes, and the Company may, at its option, redeem the PIPE Notes in exchange for cash and warrants to purchase shares of Common Stock (the “Note Redemption Warrants”).

The Private Placement was conducted in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering. The offer and sale of the PIPE Notes have not been registered under the Securities Act or applicable state securities laws, and consequently, the PIPE Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Note Purchase Agreement contains representations and warranties by the Company and the purchasers, and each of the Company and the purchasers have agreed to indemnify the other for losses resulting from a breach of any of their respective representations or warranties.

Closing of the Private Placement and delivery of the PIPE Notes pursuant to the Note Purchase Agreement occurred on July 1, 2020. Industrial Realty Group, LLC exchanged $9.0 million of the amount outstanding under the IRG November Note for PIPE Notes in the principal amount of $9.0 million, and, at present, the outstanding balance of the IRG November Notes is $13.3 million. The Sponsor exchanged $500,000 of the principal component of the indebtedness owed to such purchaser by GPAQ under loan agreements and related promissory notes for PIPE Notes in the principal amount of $500,000. Seven other purchasers exchanged a total of $4,221,293 in GPAQ founder notes held by such purchasers for PIPE Notes in the aggregate principal amount of $4,221,293. Consequently, the Company received cash proceeds from the issuance and sale of the PIPE Notes of approximately $7 million. The Company used proceeds of the Private Placement to fund the Company’s obligations related to the Merger Agreement and to pay transaction fees and expenses and used the remaining proceeds of the Private Placement to satisfy the Company’s working capital obligations.

Registration Rights Agreement. On July 1, 2020, in connection with the Note Purchase Agreement and the closing of the Private Placement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), by and among the Company and the purchasers of the PIPE Notes.

Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a registration statement (the “Registration Statement”) to permit the public resale of (i) the shares of Common Stock issued or issuable upon the exercise of the Note Redemption Warrants and (ii) the shares of Common Stock that are issuable pursuant to the terms of the Note Purchase Agreement upon conversion of the PIPE Notes. The Company is required to use its commercially reasonable efforts to cause the Registration Statement to become effective no later than 365 days after the Closing Date (the “Registration Statement Deadline”).

The Registration Rights Agreement provides that if the Registration Statement is not declared effective on or prior to the Registration Statement Deadline, the Company will be liable to the purchasers for liquidated damages in accordance with a formula, subject to the limitations set forth in the Registration Rights Agreement. Such liquidated damages would be payable in cash. In addition, the Registration Rights Agreement grants the purchasers piggyback registration rights. These registration rights are transferable to affiliates of the purchasers and, in certain circumstances, to third parties.

Note Redemption Warrant Agreement. On July 1, 2020, pursuant to the Note Purchase Agreement, the Company entered into a Note Redemption Warrant Agreement by and among the Company and the purchasers listed on the signature pages thereto (the “Note Redemption Warrant Agreement”). The terms of the Note Redemption Warrant Agreement set forth the terms of the Note Redemption Warrants that may be issued pursuant to the Note Purchase Agreement upon redemption of PIPE Notes.

Issuance of 7.00% Series A Cumulative Redeemable Preferred Stock

During October 2020, the Company issued to American Capital Center, LLC (the “Preferred Investor”), a company controlled by our director Stuart Lichter, an aggregate of 1,800 shares of 7.00% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) at $1,000 per share for an aggregate purchase price of $1,800,000. The Company paid the Preferred Investor an origination fee of 2%. The issuance and sale of the Series A Preferred Stock to the Preferred Investor was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The Company used half of the proceeds from the sale of the Series A Preferred Stock to pay down outstanding amounts under its bridge loan, dated March 20, 2018, among the Company, various lenders party thereto and GACP Finance (“Bridge Loan”).

IRG Guarantee of Refinancing Term Loan

On December 1, 2020 (the “Effective Date”), we entered into a term loan agreement (the “Term Loan Agreement”) among the Company, Newco, and certain of Newco’s subsidiaries, as borrowers (collectively, the “Borrowers”), and Aquarian Credit Funding LLC (“Aquarian”), as lead arranger, administrative agent, collateral agent and representative of the lenders party thereto (the “Lenders”), pursuant to which we borrowed $40.0 million from the Lenders (the “Term Loan”). The term of the Term Loan Agreement is 12 months from the Effective Date (the “Term”). The Term Loan will bear interest at a fixed rate equal to 10.0% per annum, payable monthly in advance on the outstanding amount of the Term Loan during the Term.

On the Effective Date, we used approximately $4.04 million from the Term Loan to prefund an amount equal to the cash interest on the Term Loan for the entire Term into an account controlled by Aquarian. We used approximately $23.3 million from the Term Loan to pay the outstanding balance and fees under the Company’s bridge loan, dated March 20, 2018, among the Company, various lenders party thereto and GACP Finance Co., LLC (“Bridge Loan”). The remaining proceeds of the Term Loan, after payment of various fees and expenses, and subject to the Liquidity Covenant (defined below), are available for general corporate purposes.

The Term Loan is guaranteed up to $22.3 million (the “Guaranty”) by IRG Master Holding, Inc. (the “Guarantor”), an affiliate of Industrial Realty Group, LLC, a Nevada limited liability company (“IRG”), that is controlled by one of our directors, Stuart Lichter. The Guaranty will terminate upon the occurrence of certain events, including the payment in full of all obligations under the Term Loan Agreement, the purchase of $22.3 million of the principal amount of the Term Loan by the Guarantor or any of its affiliates, or the deposit by the Borrowers in the Proceeds Account net cash proceeds from additional permitted equity issuances and/or permitted indebtedness in an amount equal to or greater than $25 million.

December 2020 Private Placement of Common Stock and Series C Warrants

On December 29, 2020, (the “Closing Date”), we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Industrial Realty Group, LLC, and CH Capital Lending, LLC, pursuant to which we sold to CH Capital Lending, LLC in a private placement (the “December 2020 Private Placement”) 10,813,774 shares (the “Shares”) of the Company’s Common Stock and warrants to purchase 10,036,925 shares of Common Stock (the “Series C Warrants”). CH Capital Lending, LLC is a related person because it is a security holder covered by Item 403(a) of Regulation S-K. In addition, Industrial Realty Group, LLC and CH Capital Lending, LLC are both controlled by our director Stuart Lichter. The aggregate purchase price for the Shares and Series C Warrants was $15,239,653 (the “Purchase Price”). The Purchase Price was paid in the form of the cancellation in full of certain financial obligations owed by the Company and its affiliates to Industrial Realty Group, LLC and its affiliates in the amount of the Purchase Price. The December 2020 Private Placement was made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering. The Series C Warrants are exercisable for, in the aggregate, 10,036,925 shares of Common Stock at an exercise price of $1.40 per share of Common Stock (subject to customary adjustments). The Series C Warrants may be exercised from and after June 29, 2021, subject to certain terms and conditions set forth in the Series C Warrants. Unexercised Series C Warrants will expire on the fifth anniversary of the Closing Date.

New Private Placement

On January 28, 2021, we executed a binding term sheet with IRG, LLC pursuant to which we agreed to issue and sell to IRG, LLC in a private placement for a purchase price of $15,000,000 (i) shares of a new series of preferred stock, which are convertible into shares of our Common Stock (the “New Private Placement Preferred Stock”), having an aggregate liquidation preference of $15,000,000, and (ii) a number of warrants, convertible into shares of our Common Stock at an exercise price of $6.90 per share (the “New Private Placement Warrants”), equal to 50% of the liquidation preference of the preferred stock to be sold divided by the closing price of the Common Stock on a specified date (the “New Private Placement”). IRG, LLC is controlled by our director, Stuart Lichter. The New Private Placement is expected to close in the first half of 2021 in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering. If we consummate the New Private Placement, we intend to deposit the net proceeds as necessary into the proceeds account, and use the net proceeds for general corporate purposes. We cannot give any assurance that the New Private Placement will be completed on the terms described herein, on a timely basis or at all.

Purchase of Real Property from PFHOF

On February 3, 2021, the Company purchased for $1.75 million certain parcels of real property from PFHOF located at the site of the Hall of Fame Village powered by Johnson Controls. PFHOF is a related person because it is a security holder covered by Item 403(a) of Regulation S-K. In connection with the purchase, the Company granted certain easements to PFHOF to ensure accessibility to the PFHOF museum.

2021 Shared Services Agreement

On March 9, 2021, the Company entered into an additional Shared Services Agreement with PFHOF, which supplements the existing 2020 Shared Services Agreement by, among other things, providing for the sharing of costs for activities relating to shared services (the “2021 Shared Services Agreement”), including 50% of the cost of compensation of a PFHOF representative. PFHOF is a related person because it is a security holder covered by Item 403(a) of Regulation S-K. The total annual compensation of such PFHOF representative is approximately $250,000. The 2021 Shared Services Agreement was approved by unanimous consent of the Company’s Board of Directors. The 2021 Shared Services Agreement has an initial term of three years, subject to automatic renewal for successive one-year terms; however, it may be terminated by either party upon 90 days’ written notice, by mutual agreement, or by either party for failure by the other party to timely pay expenses.

PLAN OF DISTRIBUTION

We are registering the issuance by us of 3,860,570 shares of Common Stock that may be issued upon exercise of the outstanding Series B Warrants.

We will receive proceeds from Series B Warrants exercised in the event that such warrants are exercised for cash. We will bear all costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Common Stock and Series A Warrants are currently listed on Nasdaq under the symbols “HOFV” and “HOFVW”, respectively.

Lock-up Agreements

Certain of our stockholders have entered into lock-up agreements.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Hunton Andrews Kurth LLP.

EXPERTS

The financial statements of HOFRE as of and for the years ended December 31, 2020 and December 31, 2019 included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report included herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any documents filed by us at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. Our filings with the Commission are also available to the public through the Commission’s Internet site at http://www.sec.gov.

Our website address is www.HOFREco.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of:
	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Cash	$50,320,435	$7,145,661
Restricted cash	18,228,113	32,907,800
Accounts receivable, net	956,778	1,545,089
Prepaid expenses and other assets	11,874,628	6,920,851
Property and equipment, net	153,447,521	154,355,763
Project development costs	116,017,357	107,969,139
Total assets	$350,844,832	$310,844,303

Liabilities and stockholders’ equity
Liabilities
Notes payable, net	$102,431,787	$98,899,367
Accounts payable and accrued expenses	11,387,699	20,538,190
Due to affiliate	1,922,868	1,723,556
Warrant liability	84,298,000	19,112,000
Other liabilities	5,114,112	5,489,469
Total liabilities	205,154,466	145,762,582

Commitments and contingencies (Note 7 and 8)

Stockholders’ equity
Undesignated preferred stock, $0.0001 par value; 4,947,200 shares authorized; no shares issued or outstanding at March 31, 2021 and December 31, 2020	-	-
Common stock, $0.0001 par value; 300,000,000 shares authorized; 94,178,308 and 64,091,266 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	9,419	6,410
Additional paid-in capital	278,815,795	172,112,688
Accumulated deficit	(132,988,053)	(6,840,871)
Total equity attributable to HOFRE	145,837,161	165,278,227
Non-controlling interest	(146,795)	(196,506)
Total equity	145,690,366	165,081,721
Total liabilities and stockholders’ equity	$350,844,832	$310,844,303

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended March 31,
	2021	2020

Revenues
Sponsorships, net of activation costs	$1,475,436	$1,660,928
Rents and cost recoveries	41,883	274,780
Event revenues	1,662	27,833
Hotel revenues	396,338	-
Total revenues	$1,915,319	$1,963,541

Operating expenses
Property operating expenses	6,008,999	6,683,986
Hotel operating expenses	766,165	-
Commission expense	166,667	450,854
Depreciation expense	2,920,937	2,722,120
Total operating expenses	$9,862,768	$9,856,960

Loss from operations	(7,947,449)	(7,893,419)

Other expense
Interest expense	(955,308)	(2,010,010)
Amortization of discount on note payable	(1,234,114)	(3,234,413)
Change in fair value of warrant liability	(116,351,000)	-
Gain on forgiveness of debt	390,400	-
Total other expense	$(118,150,022)	$(5,244,423)

Net loss	$(126,097,471)	$(13,137,842)

Non-controlling interest	(49,711)	-

Net loss attributable to HOFRE stockholders	$(126,147,182)	$(13,137,842)

Net loss per share - basic and diluted	$(1.67)	$(2.42)

Weighted average shares outstanding, basic and diluted	75,350,163	5,436,000

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(unaudited)

	Common Stock		Additional Paid-In	Retained Earnings (Accumulated	Total Equity Attributable to HOFRE	Non- controlling	Total Stockholders’
	Shares	Amount	Capital	Deficit)	Stockholder	Interest	Equity

Balance as of January 1, 2020	5,436,000	$544	$-	$34,948,795	$34,949,339	$-	$34,949,339

Net loss	-	-	-	(13,137,842)	(13,137,842)	-	(13,137,842)

Balance as of March 31, 2020	5,436,000	$544	$-	$21,810,953	$21,811,497	$-	$21,811,497

Balance as of January 1, 2021	64,091,266	$6,410	$172,112,688	$(6,840,871)	$165,278,227	$(196,506)	$165,081,721

Stock-based compensation on RSU	-	-	1,386,543	-	1,386,543	-	1,386,543
February 12, 2021 Capital Raise, net of offering costs	12,244,897	1,224	27,560,774	-	27,561,998	-	27,561,998
February 18, 2021 Overallotment, net of offering costs	1,836,734	184	4,184,814	-	4,184,998	-	4,184,998
Exercise of Warrants	16,005,411	1,601	73,570,976	-	73,572,577	-	73,572,577

Net (loss) income	-	-	-	(126,147,182)	(126,147,182)	49,711	(126,097,471)

Balance as of March 31, 2021	94,178,308	$9,419	$278,815,795	$(132,988,053)	$145,837,161	$(146,795)	$145,690,366

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Three Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities
Net loss	$(126,097,471)	$(13,137,842)
Adjustments to reconcile net loss to cash flows used in operating activities
Depreciation expense	2,920,937	2,722,120
Amortization of note discounts	1,234,114	3,234,413
Prepaid rent	-	(1,463,093)
Interest paid in kind	380,860	552,903
Gain on forgiveness of debt	(390,400)	-
Change in fair value of warrant liability	116,351,000	-
Stock-based compensation expense	1,386,543	-
Changes in operating assets and liabilities:
Accounts receivable	588,311	239,783
Prepaid expenses and other assets	(1,503,762)	(4,670)
Accounts payable and accrued expenses	(2,554,866)	(275,749)
Due to affiliates	199,312	2,294,821
Other liabilities	(375,357)	1,367,740
Net cash used in operating activities	(7,860,779)	(4,469,574)

Cash Flows From Investing Activities
Additions to project development costs and property equipment	(16,656,538)	(7,164,875)
Net cash used in investing activities	(16,656,538)	(7,164,875)

Cash Flows From Financing Activities
Proceeds from notes payable	5,100,000	19,109,624
Repayments of notes payable	(2,777,154)	(1,825,630)
Payment of financing costs	(15,000)	(134,243)
Proceeds from equity raises	31,746,996	-
Proceeds from exercise of warrants	18,957,562	-
Net cash provided by financing activities	53,012,404	17,149,751

Net increase in cash and restricted cash	28,495,087	5,515,302

Cash and restricted cash, beginning of year	40,053,461	8,614,592

Cash and restricted cash, end of year	$68,548,548	$14,129,894

Cash	$50,320,435	$911,015
Restricted Cash	18,228,113	13,218,879
Total cash and restricted cash	$68,548,548	$14,129,894

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Three Months Ended March 31,
	2021	2020
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$955,308	$765,178
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities

Project development cost acquired through accounts payable and accrued expenses, net	$6,595,625	$195,957
Settlement of warrant liability	$51,165,000	$-
Amounts due from exercise of warrants from transfer agent included in prepaid expenses and other assets	$3,450,015	$-

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1: Organization and Nature of Business

Organization and Nature of Business

Hall of Fame Resort & Entertainment Company, a Delaware corporation (together with its subsidiaries, unless the context indicates otherwise, the “Company” or “HOFRE”), was incorporated in Delaware as GPAQ Acquisition Holdings, Inc., a wholly owned subsidiary of our legal predecessor, Gordon Pointe Acquisition Corp. (“GPAQ”), a special purpose acquisition company.

On July 1, 2020, the Company consummated a business combination with HOF Village, LLC, a Delaware limited liability company (“HOF Village”), pursuant to an Agreement and Plan of Merger dated September 16, 2019 (as amended on November 6, 2019, March 10, 2020 and May 22, 2020, the “Merger Agreement”), by and among the Company, GPAQ, GPAQ Acquiror Merger Sub, Inc., a Delaware corporation (“Acquiror Merger Sub”), GPAQ Company Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”), HOF Village and HOF Village Newco, LLC, a Delaware limited liability company (“Newco”). The transactions contemplated by the Merger Agreement are referred to in the Company’s Form 10-K/A as the “Business Combination” filed on May 12, 2021.

The Company is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”). Headquartered in Canton, Ohio, the Company owns the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the PFHOF’s campus. The Company is creating a diversified set of revenue streams through developing themed attractions, premier entertainment programming, sponsorships and media.

The Company has entered into several agreements with PFHOF, an affiliate of HOFRE, and certain government entities, which outline the rights and obligations of each of the parties with regard to the property on which the Hall of Fame Village powered by Johnson Controls sits, portions of which are owned by the Company and portions of which are net leased to the Company by the government entities (see Note 7 for additional information). Under these agreements, the PFHOF and the government entities are entitled to use portions of the Hall of Fame Village powered by Johnson Controls on a direct-cost basis.

COVID-19

During 2020 and continuing into 2021, the world has been, and continues to be, impacted by the novel coronavirus (COVID-19) pandemic. COVID-19 and measures to prevent its spread impacted the Company’s business in a number of ways, most significantly with regard to a reduction in the number of events and attendance at events at Tom Benson Hall of Fame Stadium and National Youth Football and Sports Complex, which negatively impacts the Company’s ability to sell sponsorships. Also, the Company opened its newly renovated DoubleTree by Hilton in Canton in November 2020, but the occupancy rate has been negatively impacted by the pandemic. The impact of these disruptions and the extent of their adverse impact on its financial and operating results will be dictated by the length of time that such disruptions continue, which will, in turn, depend on the currently unknowable duration and severity of the impacts of COVID-19, and among other things, the impact of governmental actions imposed in response to COVID-19 and individuals’ and companies’ risk tolerance regarding health matters going forward and developing strain mutations.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1: Organization and Nature of Business (continued)

Liquidity

The Company has sustained recurring losses and negative cash flows from operations through March 31, 2021. In addition, the Company has significant debt obligations maturing in the 12 month period subsequent to the date these consolidated financial statements are issued. Since inception, the Company’s operations have been funded principally through the issuance of debt and equity. As of March 31, 2021, the Company had approximately $50 million of cash and cash equivalents and $18 million of restricted cash, respectively.

On January 28, 2021, the Company executed a binding term sheet with IRG, LLC pursuant to which the Company agreed to issue and sell to IRG, LLC in a private placement of preferred stock and warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for a purchase price of $15 million. The private placement is expected to close in the second quarter of 2021. In addition, during February 2021, the Company received approximately $34.5 million from the issuance of shares of its Common Stock, net of offering costs. The Company will deposit up to $25 million of the net proceeds from the private placement and the underwritten public offering in the account (the “Proceeds Account”) controlled by Aquarian (defined below) required under our term loan agreement among the Company, Newco, and certain of Newco’s subsidiaries, as borrowers, and Aquarian Credit Funding LLC (“Aquarian”), as lead arranger, administrative agent, collateral agent and representative of the lenders party thereto. The Company must have the lender’s prior written approval to withdraw any amounts from the Proceeds Account, pursuant to a budget and schedule agreed upon by the parties.

The Company believes that, as a result of these transactions, it currently has sufficient cash and financing commitments to meet its funding requirements over the next year. Notwithstanding, the Company expects that it will need to raise additional financing to accomplish its development plan over the next several years. The Company is seeking to obtain additional funding through debt, construction lending, and equity financing. There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development, which could harm its financial condition and operating results.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and Rule 10 of SEC Regulation S–X. Accordingly, they do not include all of the information and notes required by U.S. GAAP. However, in the opinion of the management of the Company, all adjustments necessary for a fair presentation of the financial position and operating results have been included in these statements. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Form 10-K/A for the year ended December 31, 2020, filed on May 12, 2021. Operating results for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for any subsequent quarters or for the year ending December 31, 2021.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 2: Summary of Significant Accounting Policies (continued)

Consolidation

The unaudited condensed consolidated financial statements include the accounts and activity of the Company, and its wholly owned subsidiaries. Investments in a variable interest entity in which the Company is not the primary beneficiary, or where the Company does not own a majority interest but has the ability to exercise significant influence over operating and financial policies, are accounted for using the equity method. All intercompany profits, transactions and balances have been eliminated in consolidation.

The Company owns a 60% interest in Mountaineer GM, LLC (“Mountaineer”), whose results are consolidated into the Company’s results of operations. The Company acquired 60% of the equity interests in Mountaineer for a purchase price of $100 from one of its related parties. See Note 9 for additional information on the terms of the agreement. The portion of Mountaineer’s net (loss)/income that is not attributable to the Company is included in non-controlling interest.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 2: Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates and assumptions for the Company relate to bad debt, depreciation, costs capitalized to project development costs, useful lives of assets, fair value of financial instruments, and estimates and assumptions used to measure impairment. Management adjusts such estimates when facts and circumstances dictate. Actual results could differ from those estimates.

Warrant Liability

The Company accounts for warrants for shares of the Company’s Common Stock that are not indexed to its own stock as liabilities at fair value on the balance sheet. Such warrants are subject to remeasurement at each balance sheet date and any change in fair value is recognized as a component of other expense on the statement of operations. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of such Common Stock warrants. At that time, the portion of the warrant liability related to such Common Stock warrants will be reclassified to additional paid-in capital.

Property and Equipment and Project Development Costs

Property and equipment are recorded at historical cost and are depreciated using the straight-line method over the estimated useful lives of the assets. During the construction period, the Company capitalizes all costs related to the development of the Hall of Fame Village powered by Johnson Controls. Project development costs include predevelopment costs, amortization of finance costs, real estate taxes, insurance, and other project costs incurred during the period of development. The capitalization of costs began during the preconstruction period, which the Company defines as activities that are necessary to the development of the project. The Company ceases cost capitalization when a portion of the project is held available for occupancy and placed into service. This usually occurs upon substantial completion of all costs necessary to bring a portion of the project to the condition needed for its intended use, but no later than one year from the completion of major construction activity. The Company will continue to capitalize only those costs associated with the portion still under construction. Capitalization will also cease if activities necessary for the development of the project have been suspended. As of March 31, 2021, the second two phases of the project remained subject to such capitalization.

The Company reviews its property and equipment and projects under development for impairment whenever events or changes indicate that the carrying value of the long-lived assets may not be fully recoverable. In cases where the Company does not expect to recover its carrying costs, an impairment charge is recorded.

The Company measures and records impairment losses on its long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than their carrying amount. Considerable judgment by management is necessary to estimate undiscounted future operating cash flows and fair values and, accordingly, actual results could vary significantly from such estimates.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 2: Summary of Significant Accounting Policies (continued)

Net Loss Per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the periods.

Diluted net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company’s potentially dilutive Common Stock equivalent shares, which include incremental common shares issuable upon (i) the exercise of outstanding stock options and warrants, (ii) vesting of restricted stock units and restricted stock awards, and (iii) conversion of preferred stock, are only included in the calculation of diluted net loss per share when their effect is dilutive.

At March 31, 2021 and March 31, 2020, the following outstanding Common Stock equivalents have been excluded from the calculation of net loss per share because their impact would be anti-dilutive. The Company was not a public entity as of March 31, 2020; therefore, no warrants, restricted stock awards, or restricted stock units were potentially dilutive securities.

	For the Three Months Ended March 31,
	2021	2020
Warrants to purchase shares of Common Stock	39,298,421	-
Restricted stock awards to purchase shares of Common Stock	477,286	-
Restricted stock units to purchase shares of Common Stock	3,171,454	-
Total potentially dilutive securities	42,947,161	-

Revenue Recognition

The Company follows ASC 606, Revenue with Contracts with Customers, under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company generates revenues from various streams such as sponsorship agreements, rents, cost recoveries, events, hotel operation, Hall of Fantasy League, and through the sale of non-fungible tokens. The sponsorship arrangements, in which the customer sponsors a play area or event and receives specified brand recognition and other benefits over a set period of time, recognized revenue on a straight-line basis over the time period specified in the contract. Refer to Note 6 for more details. Revenue for rents, cost recoveries and events are recognized at the time the respective event or service has been performed.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 2: Summary of Significant Accounting Policies (continued)

 Revenue Recognition (continued)

A performance obligation is a promise in a contract to transfer a distinct good or service to a customer. If the contract does not specify the revenue by performance obligation, the Company allocates the transaction price to each performance obligation based on its relative standalone selling price. Such prices are generally determined using prices charged to customers or using the Company’s expected cost plus margin. Revenue is recognized as the Company’s performance obligations are satisfied. If consideration is received in advance of the Company’s performance, including amounts which are refundable, recognition of revenue is deferred until the performance obligation is satisfied or amounts are no longer refundable.

The Company’s owned hotel revenues primarily consist of hotel room sales, revenue from accommodations sold in conjunction with other services (e.g. packages reservations), food and beverage sales and other ancillary goods and services (e.g. parking) related to owned hotel properties. Revenue is recognized when rooms are occupied or goods and services have been delivered or rendered, respectively. Payment terms typically align with when the goods and services are provided. Although the transaction prices of hotel room sales, goods and other services are generally fixed and based on the respective room reservation or other agreement, an estimate to reduce the transaction price is required if a discount is expected to be provided to the customer. For package reservations, the transaction price is allocated to the performance obligations within the package based on the estimated standalone selling prices of each component.

Advertising

The Company expenses all advertising and marketing costs as they are incurred. Total advertising and marketing costs for the three months ended March 31, 2021 and 2020 were $275,858 and $217,687, respectively, which are recorded as property operating expenses on the Company’s consolidated statements of operations.

Software Development Costs

The Company recognizes all costs incurred to establish technological feasibility of a computer software product to be sold, leased, or otherwise marketed as research and development costs. Prior to the point of reaching technological feasibility, all costs shall be charged to expense when incurred. Once the development of the product establishes technological feasibility, the Company will begin capitalizing these costs. Technological feasibility is established when a product design and working model have been completed and the completeness of the working model and its consistency with the product design have been confirmed through testing.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 2: Summary of Significant Accounting Policies (continued)

Accounting for Real Estate Investments

Upon the acquisition of real estate properties, a determination is made as to whether the acquisition meets the criteria to be accounted for as an asset or business combination. The determination is primarily based on whether the assets acquired, and liabilities assumed meet the definition of a business. The determination of whether the assets acquired, and liabilities assumed meet the definition of a business include a single or similar asset threshold. In applying the single or similar asset threshold, if substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the assets acquired, and liabilities assumed are not considered a business. Most of the Company’s acquisitions meet the single or similar asset threshold, due to the fact that substantially all the fair value of the gross assets acquired is attributable to the real estate acquired.

Acquired real estate properties accounted for as asset acquisitions are recorded at cost, including acquisition and closing costs. The Company allocates the cost of real estate properties to the tangible and intangible assets and liabilities acquired based on their estimated relative fair values. The Company determines the fair value of tangible assets, such as land, building, furniture, fixtures and equipment, using a combination of internal valuation techniques that consider comparable market transactions, replacement costs and other available information and fair value estimates provided by third party valuation specialists, depending upon the circumstances of the acquisition. The Company determines the fair value of identified intangible assets or liabilities, which typically relate to in-place leases, using a combination of internal valuation techniques that consider the terms of the in-place leases, current market data for comparable leases, and fair value estimates provided by third party valuation specialists, depending upon the circumstances of the acquisition.

If a transaction is determined to be a business combination, the assets acquired, liabilities assumed, and any identified intangibles are recorded at their estimated fair values on the transaction date, and transaction costs are expensed in the period incurred.

Fair Value Measurement

The Company follows Accounting Standards Codification (“ASC”) 820–10 “Fair Value Measurement” of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification to measure the fair value of its financial instruments and disclosures about fair value of its financial instruments. ASC 820–10 establishes a framework for measuring fair value and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820–10 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.

The three (3) levels of fair value hierarchy defined by ASC 820–10 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets or liabilities are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these instruments.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 2: Summary of Significant Accounting Policies (continued)

Fair Value Measurement (continued)

The Company uses Levels 1 and 3 of the fair value hierarchy to measure the fair value of its warrant liabilities. The Company revalues such liabilities at every reporting period and recognizes gains or losses as change in fair value of warrant liabilities in the consolidated statements of operations that are attributable to the change in the fair value of the warrant liabilities.

The following table provides the financial liabilities measured on a recurring basis and reported at fair value on the balance sheet as of March 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	March 31, 2021
Warrant liabilities – Public Warrants	1	$26,260,000
Warrant liabilities – Private Warrants	3	2,500,000
Warrant liabilities – November Warrants	3	17,252,000
Warrant liabilities – December Warrants	3	38,286,000
Fair value of aggregate warrant liabilities as of March 31, 2021		$84,298,000

The Public Warrants are classified as Level 1 due to the use of an observable market quote in the active market. Level 3 financial liabilities consist of the Private Warrants, November Warrants, and December Warrants, for which there is no current market for these securities such as the determination of fair value requires significant judgment or estimation. Changes in fair value measurement categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

Subsequent measurement

The following table presents the changes in fair value of the warrant liabilities:

	Public Warrants	Private Warrants	November Warrants	December Warrants	Total Warrant Liability
Fair value as of December 31, 2020	$4,130,000	$420,000	$9,781,000	$4,781,000	$19,112,000

Settlement of warrants exercised	-	-	(51,165,000)	-	(51,165,000)
Change in fair value, exercised			43,542,000		43,542,000
Change in fair value, outstanding	22,130,000	2,080,000	15,094,000	33,505,000	72,809,000

Fair value as of March 31, 2021	$26,260,000	$2,500,000	$17,252,000	$38,286,000	$84,298,000

The key inputs into the Black Scholes valuation model for the Level 3 valuations as of March 31, 2021 are below:

	Private Warrants	November Warrants	December Warrants
Term (years)	4.2	4.6	4.7
Stock price	$5.02	$5.02	$5.02
Exercise price	$11.50	$1.40	$1.40
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	46.6%	49.5%	49.5%
Risk free interest rate	0.7%	0.9%	0.9%

Number of shares	1,480,000	4,530,302	10,036,925
Value (per share)	$0.28	$3.81	$3.81

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 2: Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In February 2016, FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), as modified by subsequently issued ASU Nos. 2018-01, 2018-10, 2018-11, 2018-20 and 2019-01 (collectively “ASU 2016-02”). This ASU is effective for private companies beginning after December 15, 2021. ASU 2016-02 requires recognition of right-of-use assets and lease liabilities on the balance sheet. In June 2020, FASB issued ASU 2020-05, further extending the effective date by one year making it effective for the Company for annual periods beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. Most prominent among the changes in ASU 2016-02 is the lessees’ recognition of a right-of-use asset and a lease liability for operating leases. The right-of-use asset and lease liability are initially measured based on the present value of committed lease payments. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition. Expenses related to operating leases are recognized on a straight-line basis, while those related to financing leases are recognized under a front-loaded approach in which interest expense and amortization of the right-of-use asset are presented separately in the statement of operations. As the Company is an emerging growth company and following private company deadlines, the Company has an additional deferral under this ASU to adopt beginning after December 15, 2021. Similarly, lessors are required to classify leases as sales-type, finance or operating with classification affecting the pattern of income recognition.

Classification for both lessees and lessors is based on an assessment of whether risks and rewards as well as substantive control have been transferred through a lease contract. ASU 2016-02 also requires qualitative and quantitative disclosures to assess the amount, timing and uncertainty of cash flows arising from leases. The Company is currently evaluating the impact of the pending adoption of this new standard on its condensed consolidated financial statements.

In March 2019, the FASB issued ASU 2019-01, “Leases (Topic 842): Codification Improvements,” which requires an entity (a lessee or lessor) to provide transition disclosures under Topic 250 upon adoption of Topic 842. In February 2020, the FASB issued ASU 2020-02, “Financial Instruments – Credit Losses (Topic 326): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases.” The ASU adds and amends SEC paragraphs in the ASC to reflect the issuance of SEC Staff Accounting Bulletin No. 119 related to the new credit losses standard and comments by the SEC staff related to the revised effective date of the new leases standard. This new standard is effective for fiscal years beginning after December 15, 2021, including interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact of the pending adoption of this new standard on its condensed consolidated financial statements.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 2: Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In August 2018, FASB issued ASU 2018-15, “Intangibles – Goodwill and Other – Internal-Use Software (Topic 350): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract.” This update clarifies the accounting treatment for fees paid by a customer in a cloud computing arrangement by providing guidance for determining when the arrangement includes a software license. This guidance is effective for public business entities for fiscal years, and interim periods within those years, beginning after December 15, 2019, with early adoption permitted. The amendments must be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company adopted this guidance on a prospective basis in the first quarter of 2020. The adoption of this guidance did not have a material impact on our consolidated financial statements and related disclosures.

Subsequent Events

Subsequent events have been evaluated through June 21, 2021, the date the condensed consolidated financial statements were issued. Other than what has been disclosed in the condensed consolidated financial statements in Note 12, no other events have been identified requiring disclosure or recording.

Note 3: Property and Equipment

Property and equipment consists of the following:

	Useful Life	March 31, 2021	December 31, 2020
Land		$2,300,564	$535,954
Land improvements	25 years	31,078,211	31,078,211
Building and improvements	15 to 39 years	157,913,580	158,020,145
Equipment	5 to 10 years	2,520,532	2,165,882
Property and equipment, gross		193,812,887	191,800,192

Less: accumulated depreciation		(40,365,366)	(37,444,429)
Property and equipment, net		$153,447,521	$154,355,763

Project development costs		$116,017,357	$107,969,139

For the three months ended March 31, 2021 and 2020, the Company recorded depreciation expense of $2,920,937 and $2,722,120, respectively. For the three months ended March 31, 2021 and 2020, the Company incurred $8,218,308 and $7,360,832 of capitalized project development costs, respectively.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 4: Notes Payable, net

Notes payable, net consisted of the following at March 31, 2021:

	Gross	Discount	Net	Interest Rate	Maturity Date
TIF loan	$9,654,000	$(1,653,137)	$8,000,863	5.20%	7/31/2048
7% Series A Cumulative Redeemable Preferred Stock	1,800,000	-	1,800,000	7.00%	2/26/2023
City of Canton Loan	3,500,000	(7,392)	3,492,608	5.00%	7/1/2027
New Market/SCF	2,999,989	-	2,999,989	4.00%	12/30/2024
Constellation EME	8,944,408	-	8,944,408	6.05%	12/31/2022
JKP Capital loan	6,953,831	(13,547)	6,940,284	12.00%	12/2/2021
MKG DoubleTree Loan	15,300,000	(354,204)	14,945,796	5.00%	3/31/2022
Convertible PIPE Notes, plus PIK accrual	22,348,617	(13,028,557)	9,320,060	10.00%	3/31/2025
Canton Cooperative Agreement	2,670,000	(179,617)	2,490,383	3.85%	5/15/2040
Aquarian Mortgage Loan	40,000,000	(1,602,604)	38,397,396	10.00%	11/30/2021
Constellation EME #2	5,100,000	-	5,100,000	5.93%	4/30/2026
Total	$119,270,845	$(16,839,058)	$102,431,787

Notes payable, net consisted of the following at December 31, 2020:

	Gross	Discount	Net
TIF loan	$9,654,000	$(1,666,725)	$7,987,275
Syndicated unsecured term loan	170,090	-	170,090
7% Series A Cumulative Redeemable Preferred Stock	1,800,000	-	1,800,000
Naming rights securitization loan	1,821,559	(113,762)	1,707,797
City of Canton Loan	3,500,000	(7,681)	3,492,319
New Market/SCF	2,999,989	-	2,999,989
Constellation EME	9,900,000	-	9,900,000
Paycheck protection plan loan	390,400	-	390,400
JKP Capital loan	6,953,831	(13,887)	6,939,944
MKG DoubleTree Loan	15,300,000	(443,435)	14,856,565
Convertible PIPE Notes, plus PIK accrual	21,797,670	(13,475,202)	8,322,468
Canton Cooperative Agreement	2,670,000	(181,177)	2,488,823
Aquarian Mortgage Loan	40,000,000	(2,156,303)	37,843,697
Total	$116,957,539	$(18,058,172)	$98,899,367

During the three months ended March 31, 2021 and 2020, the Company recorded amortization of note discounts of $1,234,114 and $3,234,413, respectively. During the three months ended March 31, 2021 and 2020, the Company recorded paid-in-kind interest of $380,860 and $552,903, respectively.

For more information on the notes payable above, please see Note 4 of the Company’s Annual Report on Form 10-K/A, as filed on May 12, 2021.

7% Series A Cumulative Redeemable Preferred Stock

The Company had 1,800 shares of 7% Series A Cumulative Redeemable Preferred Stock outstanding and 52,800 authorized as of March 31, 2021 and December 31, 2020. This preferred stock is required to be redeemed in cash after five years from the date of issuance and is recorded in notes payable, net on the Company’s consolidated balance sheet.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 4: Notes Payable, net (continued)

Accrued Interest on Notes Payable

As of March 31, 2021 and December 31, 2020, accrued interest on notes payable, were as follows:

	March 31, 2021	December 31, 2020
TIF loan	$131,079	$-
Preferred equity loan	27,125	27,125
New Market/SCF	22,112	-
Constellation EME	-	248,832
Paycheck protection plan loan	-	2,706
City of Canton Loan	8,847	4,472
JKP Capital Note	625,451	416,836
MKG Doubletree loan	-	67,716
Canton Cooperative Agreement	54,035	20,593
Aquarian Mortgage Loan	-	333,333
Total	$868,649	$1,121,613

The amounts above were included in accounts payable and accrued expenses and other liabilities on the Company’s consolidated balance sheet, as follows:

	March 31, 2021	December 31, 2020
Accounts payable and accrued expenses	$841,524	$1,094,488
Other liabilities	27,125	27,125
	$868,649	$1,121,613

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 4: Notes Payable, net (continued)

Paycheck Protection Program Loan

On April 22, 2020, the Company obtained a Paycheck Protection Program Loan (“PPP Loan”) for $390,400. The PPP Loan had a fixed interest rate of 1%, required the Company to make 18 monthly payments beginning on November 22, 2020, with a maturity date of April 22, 2022, subject to debt forgiveness provisions from the Small Business Association. On February 1, 2021, the Company obtained notice from the Small Business Association that the full outstanding amount of the PPP Loan was forgiven. The Company recognized the forgiveness of the PPP Loan as “Gain on Forgiveness of Debt” in the Company’s unaudited condensed consolidated statement of operations.

Convertible PIPE Notes

On July 1, 2020, concurrently with the closing of the Business Combination, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain funds managed by Magnetar Financial, LLC and other purchasers (together, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) $20,721,293 in aggregate principal amount of the Company’s 8.00% Convertible Notes due 2025 (the “PIPE Notes”). Pursuant to the terms of the Note Purchase Agreement, the PIPE Notes may be converted into shares of Common Stock at a conversion price initially equal to $11.50 per share, subject to customary adjustment. Accordingly, the aggregate amount of PIPE Notes issued and sold in the Private Placement is convertible into 1,801,851 shares of Common Stock based on the conversion rate applicable on July 1, 2020. The conversion rate will convert at a conversion price of $11.50 per share based upon the conversion rate applicable on July 1, 2020. There are also Note Redemption Warrants that may be issued pursuant to the Note Purchase Agreement upon redemption of the PIPE Notes that will be exercisable for a number of shares of Common Stock to be determined at the time any such warrant is issued. The exercise price per share of Common Stock of any warrant will be set at the time such warrant is issued pursuant to the Note Purchase Agreement.

The PIPE Notes provide for a conversion price reset such that, if the last reported sale price of the Common Stock is less than or equal to $6.00 for any ten trading days within any 30 trading day period preceding the maturity date, then the conversion price is adjusted down $6.90 per share. On July 28, 2020, the conversion price reset was triggered. On this date, the Company recorded a beneficial conversion feature of $14,166,339, which will be amortized over the remaining term of the PIPE Notes using the effective interest method. The Company recorded $446,644 on amortization of debt discount related to the contingent beneficial conversion feature for the three months ended March 31, 2021 in the Company’s consolidated statements of operations.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 4: Notes Payable, net (continued)

Constellation EME #2

On February 1, 2021, the Company entered into a loan facility with Constellation whereby it may borrow up to $5,100,000 (the “Constellation EME #2”). The proceeds of the Constellation EME #2 are to be held in escrow by a custodian to fund future development costs. The proceeds will be released from escrow as development costs are incurred. The maturity date is April 30, 2026 and payments are due in 60 monthly installments totaling $6,185,716, with an effective interest rate of 8.7%.

The Company also has a sponsorship agreement with Constellation. Refer to Note 6 for additional information.

Future Minimum Principal Payments

The minimum required principal payments on notes payable outstanding as of March 31, 2021 are as follows:

For the years ended December 31,	Amount
2021 (nine months)	$51,583,589
2022	21,891,174
2023	1,516,602
2024	4,649,120
2025	25,820,130
Thereafter	13,810,230
Total Gross Principal Payments	$119,270,845

Less: Discount	(16,839,058)

Total Net Principal Payments	$102,431,787

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 5: Stockholders’ Equity

Authorized Capital

On November 3, 2020, the Company’s stockholders approved an amendment to the Company’s charter to increase the authorized shares of Common Stock from 100,000,000 to 300,000,000. Consequently, the Company’s charter allows the Company to issue up to 300,000,000 shares of Common Stock and to issue and designate its rights of, without stockholder approval, up to 5,000,000 shares of preferred stock, par value $0.0001. On October 8, 2020, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish preferences, limitations and relative rights of the 7.00% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”). The number of authorized shares of Series A Preferred Stock is 52,800.

2020 Omnibus Incentive Plan

On July 1, 2020, in connection with the closing of the Business Combination, the Company’s omnibus incentive plan (the “2020 Omnibus Incentive Plan”) became effective immediately upon the closing of the Business Combination. The 2020 Omnibus Incentive Plan was previously approved by the Company’s stockholders and Board of Directors. Subject to adjustment, the maximum number of shares of Common Stock authorized for issuance under the 2020 Omnibus Incentive Plan is 1,812,728 shares. As of March 31, 2021, 516,289 shares remained available for issuance under the 2020 Omnibus Incentive Plan.

Issuance of Restricted Stock Awards

The Company’s activity in restricted Common Stock was as follows for the three months ended March 31, 2021:

	Number of shares	Weighted average grant date fair value
Non–vested at January 1, 2021	477,286	$9.30
Granted	-
Vested	-
Non–vested at March 31, 2021	477,286	$9.30

For the three months ended March 31, 2021 and 2020, the Company recorded $554,547 and $0, in employee and director stock-based compensation expense. As of March 31, 2021, unamortized stock-based compensation costs related to restricted share arrangements was $2,772,733 and will be recognized over a weighted average period of 1.25 years.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 5: Stockholders’ Equity (continued)

Issuance of Restricted Stock Units

On January 22, 2021, the Company granted an aggregate of 1,671,521 RSUs to its employees under the 2020 Omnibus Incentive Plan. The RSUs were valued at $1.97 per share, the value of the common stock on the date of grant. The RSUs vest one third on January 22, 2021, one third on January 22, 2022, and one third on January 22, 2023.

The Company’s activity in restricted stock units was as follows for three months ended March 31, 2021:

	Number of shares	Weighted average grant date fair value
Non–vested at January 1, 2021	1,499,933	$2.49
Granted	1,671,521	$1.97
Vested	-
Forfeited	-	-
Non–vested at March 31, 2021	3,171,454	$2.22

For the three months ended March 31, 2021 and 2020, the Company recorded $831,996 and $0, respectively, in employee and director stock-based compensation expense, which is a component of property operating expenses in the consolidated statement of operations. As of March 31, 2021, unamortized stock-based compensation costs related to restricted stock units was $5,696,954 and will be recognized over a weighted average period of 2.13 years.

Warrants

The Company’s warrant activity was as follows for the three months ended March 31, 2021:

	Number of Shares	Weighted Average Exercise Price (USD)	Weighted Average Contractual Life (years)	Intrinsic Value (USD)
Outstanding - January 1, 2021	55,303,832	$5.92	4.73
Exercised	(16,005,411)	$1.40
Outstanding – March 31, 2021	39,298,421	$7.76	6.31	$52,733,362
Exercisable – March 31, 2021	29,261,496	$7.40	5.10	$16,399,693

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 5: Stockholders’ Equity (continued)

February 2021 Public Offering and Over-allotment

On February 12, 2021, the Company closed its public offering of 12,244,897 shares of Common Stock at a public offering price of $2.45 per share pursuant to the terms of the underwriting agreement between the Company and Maxim Group LLC, entered into on February 9, 2021 (the “Underwriting Agreement”). On February 18, 2021, the Company closed the sale of an additional 1,836,734 shares of Common Stock at $2.45 per share pursuant to the exercise of the underwriters’ over-allotment option in connection with its public offering that closed on February 12, 2021. Under the terms of the Underwriting Agreement, each of the Company’s executive officers, directors and stockholders of more than 5% of the outstanding Common Stock signed lock-up agreements pursuant to which each agreed, subject to certain exceptions, not to transact in the Common Stock for a period of 90 days following February 12, 2021. Gross proceeds including the over-allotment, before underwriting discounts and commissions and estimated offering expenses, are approximately $34.5 million.

Proposed Private Placement of Preferred Stock and Warrants to Purchase Common Stock

On January 28, 2021, the Company executed a binding term sheet with IRG, LLC pursuant to which the Company agreed to issue and sell to IRG, LLC in a private placement for a purchase price of $15,000,000 (i) shares of a new series of preferred stock, which are convertible into shares of the Common Stock, having an aggregate liquidation preference of $15,000,000, and (ii) a number of warrants, convertible into shares of the Common Stock at an exercise price of $6.90 per share, equal to 50% of the liquidation preference of the preferred stock to be sold divided by the closing price of the Common Stock on a specified date (the “New Private Placement”). The New Private Placement is expected to close in the second quarter of 2021. If the Company consummates the New Private Placement, the Company intends to use the net proceeds for general corporate purposes. The Company cannot give any assurance that the New Private Placement will be completed on the terms described herein, on a timely basis or at all. On May 13, 2021, the Company entered into a stock purchase agreement with IRG, LLG to formalize the binding term sheet.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 6: Sponsorship Revenue and Associated Commitments

Johnson Controls, Inc.

On July 2, 2020, the Company entered into an Amended and Restated Sponsorship and Naming Rights Agreement (the “Amended Sponsorship Agreement”) among Newco, PFHOF and Johnson Controls, Inc. (“JCI”), that amended and restated the Sponsorship and Naming Rights Agreement, dated as of November 17, 2016 (the “Original Sponsorship Agreement”). Among other things, the Amended Sponsorship Agreement: (i) reduced the total amount of fees payable to Newco during the term of the Amended Sponsorship Agreement from $135 million to $99 million; (ii) restricted the activation proceeds from rolling over from year to year with a maximum amount of activation proceeds in one agreement year to be $750,000; and (iii) renamed the “Johnson Controls Hall of Fame Village” to “Hall of Fame Village powered by Johnson Controls”. This is a prospective change, which the Company reflected beginning in the third quarter of 2020.

JCI has the right to terminate the agreement if Phase II is not substantially complete by January 2, 2024.

As of March 31, 2021, scheduled future cash to be received and required activation spend under the non-cancellable period of the agreement are as follows:

	Unrestricted	Activation	Total
2021 (nine months)	$3,968,750	$750,000	$4,718,750
Total	$3,968,750	$750,000	$4,718,750

As services are provided, the Company is recognizing revenue on a straight-line basis over the expected term of the Amended Sponsorship Agreement. During the three months ended March 31, 2021 and 2020, the Company recognized $1,109,062 and $1,237,347 of net sponsorship revenue related to this deal, respectively. Accounts receivable from JCI totaled $0 and $0 at March 31, 2021 and December 31, 2020, respectively.

Aultman Health Foundation

In 2016, the Company and PFHOF entered into a 10-year licensing agreement with Aultman Health Foundation (“Aultman”) allowing Aultman use of the HOF Village and PFHOF marks and logos. Under terms of the agreement, the Company will receive $2.5 million in cash sponsorship funds. Of those funds, the Company is contractually obligated to spend $700,000 as activation expenses for the benefit of Aultman.

As services are provided, the Company is recognizing revenue on a straight-line basis over the expected term of the agreement. During the three months ended March 31, 2021 and 2020, the Company recognized $4,491 and $44,852 of net sponsorship revenue related to this deal, respectively. Accounts receivable from Aultman totaled $0 and $0 at March 31, 2021 and December 31, 2020, respectively.

On January 12, 2021, the Company notified Aultman that the Company terminated as to itself, effective as of January 26, 2021, the Sponsorship Agreement, dated December 6, 2016, among Aultman, PFHOF and the Company. As such, the Company will no longer be receiving future sponsorship payments from Aultman.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 6: Sponsorship Revenue and Associated Commitments (continued)

First Data Merchant Services LLC

In December 2018, the Company and PFHOF entered into an 8-year licensing agreement with First Data Merchant Services LLC (“First Data”) and Santander Bank. As of March 31, 2021, scheduled future cash to be received under the agreement are as follows:

Year ending December 31, 2020:

2021 (nine months)	$200,000
2022	150,000
2023	150,000
2024	150,000
2025	150,000
Thereafter	150,000

Total	$950,000

As services are provided, the Company is recognizing revenue on a straight-line basis over the expected term of the agreement. During the three months ended March 31, 2021 and 2020, the Company recognized $36,635 and $37,042 of net sponsorship revenue related to this deal, respectively. As of March 31, 2021 and December 31, 2020, accounts receivable from First Data totaled $94,776 and $58,141, respectively.

Constellation NewEnergy, Inc.

On December 19, 2018 the Company and PFHOF entered into a sponsorship and services agreement with Constellation (the “Constellation Sponsorship Agreement”) whereby Constellation and its affiliates will provide the gas and electric needs in exchange for certain sponsorship rights. The original term of the Company’s Constellation Sponsorship Agreement was through December 31, 2028, however, in June 2020, the Company entered into an amended contract with Constellation which extended the term of the Constellation Sponsorship Agreement through December 31, 2029.

The Constellation Sponsorship Agreement provides for certain rights to Constellation and its employees, to benefit from the relationship with the Company from discounted pricing, marketing efforts, and other benefits as detailed in the agreement. The Constellation Sponsorship Agreement also provides for Constellation to pay sponsorship income and to provide activation fee funds. Activation fee funds are to be used in the year received and do not roll forward for future years as unspent funds. The amounts are due by March 31 of the year to which they apply, which is represented in the chart below.

The Constellation Sponsorship Agreement includes certain contingencies reducing the sponsorship fee amount owed by Constellation if construction is not on pace with the timeframe noted in the Constellation Sponsorship Agreement.

The Company also has a note payable with Constellation. Refer to Note 4 for additional information.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 6: Sponsorship Revenue and Associated Commitments (continued)

Constellation NewEnergy, Inc. (continued)

As of March 31, 2021, scheduled future cash to be received and required activation spend under the agreement are as follows:

	Unrestricted	Activation	Total
2021 (nine months)	$-	$-	$-
2022	1,396,000	200,000	1,596,000
2023	1,423,220	200,000	1,623,220
2024	1,257,265	166,000	1,423,265
2025	1,257,265	166,000	1,423,265
Thereafter	5,029,057	664,000	5,693,057

Total	$10,362,807	$1,396,000	$11,758,807

As services are provided, the Company is recognizing revenue on a straight-line basis over the expected term of the Constellation Sponsorship Agreement. During the three months ended March 31, 2021 and 2020, the Company recognized $289,165 and $326,736 of net sponsorship revenue related to this deal, respectively. Accounts receivable from Constellation totaled $91,032 and $1,101,867 at March 31, 2021 and December 31, 2020, respectively.

Turf Nation, Inc.

During October 2018, the Company entered into a 5-year sponsorship agreement with Turf Nation, Inc. (“Turf Nation”). Under the terms of the agreement, the Company will receive payments over the term based on the sale of Turf Nation products based on rates defined in the sponsorship agreement. The minimum guaranteed fee per year beginning in 2020 is $50,000 per year.

As services are provided, the Company is recognizing revenue on a straight-line basis over the expected term of the agreement. During the three months ended March 31, 2021 and 2020, the Company recognized $14,786 and $14,951 of net sponsorship revenue related to this deal, respectively. Accounts receivable from Turf Nation totaled $146,878 and $132,092 at March 31, 2021 and December 31, 2020, respectively.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 7: Other Commitments

Canton City School District

The Company has entered into cooperative agreements with certain governmental entities that support the development of the project overall, where the Company is an active participant in the agreement activity, and the Company would benefit from the success of the activity.

The Company had a commitment to the Canton City School District (“CCSD”) to provide a replacement for their Football Operations Center (“FOC”) and to construct a Heritage Project (“Heritage”). The commitment was defined in the Operations and Use Agreement for HOF Village Complex dated as of February 26, 2016.

Project and Ground Leases

Three wholly owned subsidiaries of the Company have project leases with the Stark County Port Authority to lease project improvements and ground leased property at the Tom Benson Hall of Fame Stadium, youth fields, and parking areas. On November 25, 2020, the Company entered into an amendment to its Stark County Port Authority lease, whereby the lease term was extended from January 31, 2056 to September 30, 2114. The future minimum lease commitments under non-cancellable operating leases described below reflect the amendment that was entered into on November 25, 2020, excluding the amounts yet to be paid from escrow for the FOC noted above, as follows:

For the year ended December 31, 2020:

2021 (nine months)	$243,925
2022	321,900
2023	321,900
2024	321,900
2025	321,900
Thereafter	41,320,800

Total	$42,852,325

Rent expense on operating leases totaled $77,975 and $100,949 during the three months ended March 31, 2021 and 2020, and is recorded as a component of property operating expenses on the Company’s consolidated statement of operations.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 7: Other Commitments (continued)

SMG Management Agreement

On September 1, 2019, the Company entered into a Service Agreement with SMG to manage the Tom Benson Hall of Fame Stadium operations. Under that agreement, the Company incurs an annual management fee of $200,000. Management fee expense for the three months ended March 31, 2021 and 2020 was $50,000 and $50,000, respectively, which is included in property operating expenses on the Company’s consolidated statements of operations. The agreement term shall end on December 31, 2022.

Employment Agreements

The Company has employment agreements with many of its key executive officers that usually have terms between one year and three years.

Management Agreement with Crestline Hotels & Resorts

On October 22, 2019, the Company entered into a management agreement with Crestline Hotels & Resorts (“Crestline”). The Company appointed and engaged Crestline as the Company’s exclusive agent to supervise, direct and control management and operation of the DoubleTree Canton Downtown Hotel. In consideration of the services performed by Crestline, the Company agreed to the greater of: 2% of gross revenues or $10,000 per month in base management fees and other operating expenses. The agreement will be terminated on the fifth anniversary of the commencement date, or October 22, 2024. For the three months ended March 31, 2021 and 2020, the Company paid and incurred $30,000 and $0 in management fees, respectively.

Constellation EME Express Equipment Services Program

On February 1, 2021, the Company entered into a contract with Constellation whereby Constellation will sell and/or deliver materials and equipment purchased by the Company. The Company is required to provide $2,000,000 to an escrow account held by Constellation, representing adequate assurance of future performance. Constellation will invoice the Company in 60 monthly installments beginning in April 2021 for $103,095.

Note 8: Contingencies

During the normal course of its business, the Company is subject to occasional legal proceedings and claims. The Company does not have any pending litigation that, separately or in the aggregate, would, in the opinion of management, have a material adverse effect on its results of operations, financial condition or cash flows.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 9: Related-Party Transactions

Due to Affiliates

Due to affiliates consisted of the following at March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Due to IRG Member	$1,700,174	$1,456,521
Due to IRG Affiliate	163,214	140,180
Due to PFHOF	59,480	126,855
Total	$1,922,868	$1,723,556

IRG Canton Village Member, LLC, a member of HOF Village, LLC controlled by our director Stuart Lichter (the “IRG Member”) and an affiliate provide certain supporting services to the Company. As noted in the Operating Agreement of HOF Village, LLC, an affiliate of the IRG Member, IRG Canton Village Manager, LLC, the manager of HOF Village, LLC controlled by our director Stuart Lichter, may earn a master developer fee calculated as 4.0% of development costs incurred for the Hall of Fame Village powered by Johnson Controls, including, but not limited to site assembly, construction supervision, and project financing. These development costs incurred are netted against certain costs incurred for general project management.

For the three months ended March 31, 2021 and 2020, costs incurred under these arrangements were $0 and $128,772, respectively, which were included in Project Development Costs.

The amounts due to the IRG Member above are for development fees, human resources support, and the Company’s engagement with them to identify and obtain naming rights sponsorships and other entitlement partners for the Company. The Company and IRG Member have an arrangement whereby the Company pays IRG Member $15,000 per month plus commissions. For both the three months ended March 31, 2021 and 2020, the Company incurred $45,000 in costs to this affiliate, respectively.

The amounts above due to related party advances are non-interest bearing advances from an affiliate of IRG Member due on demand. The Company is currently in discussions with this affiliate to establish repayment terms of these advances, however, there could be no assurance that the Company and IRG Member will come to terms acceptable to both parties.

On January 13, 2020, the Company secured $9.9 million in financing from Constellation through its Efficiency Made Easy (“EME”) program to implement energy efficient measures and to finance the construction of the Constellation Center for Excellence and other enhancements, as part of Phase II development. The Hanover Insurance Company provided a guarantee bond to guarantee the Company’s payment obligations under the financing, and Stuart Lichter and two trusts affiliated with Mr. Lichter have agreed to indemnify The Hanover Insurance Company for payments made under the guarantee bond.

The amounts above due to PFHOF relate to advances to and from PFHOF, including costs for onsite sponsorship activation, sponsorship sales support, shared services, event tickets, and expense reimbursements.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 9: Related-Party Transactions (continued)

License Agreement

On March 10, 2016, the Company entered into a license agreement with PFHOF, whereby the Company has the ability to license and use certain intellectual property from PFHOF in exchange for the Company paying a fee based on certain sponsorship revenue and expenses. On December 11, 2018, the license agreement was amended to change the calculation of the fee to be 20% of eligible sponsorship revenue. The license agreement was further amended in a First Amended and Restated License Agreement, dated September 16, 2019. The license agreement expires on December 31, 2033. During the three months ended March 31, 2021 and 2020, the Company recognized expenses of $105,221 and $1,001,604, respectively, which are included in property operating expenses on the Company’s consolidated statements of operations.

Media License Agreement

On November 11, 2019, the Company entered into a Media License Agreement with PFHOF. On July 1, 2020, the Company entered into an Amended and Restated Media License Agreement that terminates on December 31, 2034. In consideration of a license to use certain intellectual property of PFHOF, the Company agreed to pay to PFHOF minimum guaranteed license fees of $1,250,000 each year during the term. After the first five years of the agreement, the minimum guarantee shall increase by 3% on a year-over-year basis. The first annual minimum payment is due July 1, 2021, subject to potential acceleration in the event of earlier use. There were no license fees incurred during the three months ended March 31, 2021 and 2020 under the Media License Agreement.

Other Liabilities

Other liabilities consisted of the following at March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Activation fund reserves	$4,231,326	$3,780,343
Deferred revenue	882,786	1,709,126
Total	$5,114,112	$5,489,469

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 9: Related-Party Transactions (continued)

Purchase of Real Property from PFHOF

On February 3, 2021, the Company purchased for $1.75 million certain parcels of real property from PFHOF located at the site of the Hall of Fame Village powered by Johnson Controls. In connection with the purchase, the Company granted certain easements to PFHOF to ensure accessibility to the PFHOF museum.

Shared Services Agreement with PFHOF

On March 9, 2021, the Company entered into an additional Shared Services Agreement with PFHOF, which supplements the existing Shared Services Agreement by, among other things, providing for the sharing of costs for activities relating to shared services.

Note 10: Concentrations

For the three months ended March 31, 2021, two customers represented approximately 58% and 15% of the Company’s sponsorship revenue. For the three months ended March 31, 2020, two customers represented approximately 63% and 17% of the Company’s sponsorship revenue. At March 31, 2021, three customers represented approximately 39%, 26% and 16% of the Company’s accounts receivable. At December 31, 2020, two customers represented approximately 71% and 15% of the Company’s accounts receivable.

At any point in time, the Company can have funds in their operating accounts and restricted cash accounts that are with third party financial institutions. These balances in the U.S. may exceed the Federal Deposit Insurance Corporation insurance limits. While the Company monitors the cash balances in their operating accounts, these cash and restricted cash balances could be impacted if the underlying financial institutions fail or could be subject to other adverse conditions in the financial markets.

Note 11: Defined Contribution Plan

The Company has a defined contribution plan (the “Defined Contribution Plan”) whereby employer contributions are discretionary and determined annually. In addition, the Defined Contribution Plan allows participants to make elective deferral contributions through payroll deductions, of which the Company will match a portion of those contributions. During the three months ended March 31, 2021 and 2020, the Company expensed matching contributions of $29,038 and $28,261, respectively.

Note 12: Subsequent Events

Private Placement of Preferred Stock and Warrants to Purchase Common Stock

On June 4, 2021, in accordance with the previously announced Securities Purchase Agreement, dated May 13, 2021, between the Company and IRG, LLC, as assigned by IRG, LLC to CH Capital Lending, LLC, and the binding term sheet dated January 28, 2021, the Company issued and sold to CH Capital Lending, LLC for a purchase price of $15 million in a private placement (the “New Private Placement”) (i) 15,000 shares of 7.00% Series B Convertible Preferred Stock (the “Series B Preferred Stock”), which are convertible into shares of Common Stock, having an aggregate liquidation preference of $15 million plus any accrued but unpaid dividends to the date of payment, and (ii) 2,450,980 warrants, with a term of three years, exercisable six months after issuance, each exercisable for one share of Common Stock at an exercise price of $6.90 per share, subject to certain adjustments (the “Series D Warrants”). Also on June 4, 2021, the Company closed a securities purchase agreement with another purchaser for 200 shares of Series B Preferred Stock and 32,680 Series D Warrants. The Company intends to deposit the net proceeds as necessary into the Proceeds Account (as defined herein), and use the net proceeds for general corporate purposes.

Amendment to 2020 Omnibus Incentive Plan

At the Company’s 2021 Annual Meeting of Stockholders held on June 2, 2021 (the “2021 Annual Meeting”), the Company’s stockholders approved an amendment to the 2020 Omnibus Incentive Plan to increase by four million the number of shares of Common Stock that will be available for issuance under the 2020 Omnibus Incentive Plan, resulting in a maximum of 5,812,727 shares that can be issued under the amended Plan. The amendment to the 2020 Omnibus Incentive Plan was previously approved by the board of directors of the Company, subject to stockholder approval at the 2021 Annual Meeting. The amended 2020 Omnibus Incentive Plan became effective on June 2, 2021.

Election of Class A Directors

At the 2021 Annual Meeting, the Company’s stockholders elected Edward J. Roth III, Mary Owen and Lisa Roy to serve as Class A directors for three-year terms expiring upon the 2024 Annual Meeting of Stockholders and the election and qualification of their respective successors.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Hall of Fame Resort & Entertainment Company

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Hall of Fame Resort & Entertainment Company (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statements

As disclosed in Notes 2 and 15 to the financial statements, the accompanying consolidated financial statements as of December 31, 2020 and for the year then ended have been restated to correct an error.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2019.

New York, NY
March 10, 2021, except for the effects of the restatement disclosed in Notes 2 and 15 to the consolidated financial statements as to which the date is May 11, 2021

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2020	2019
	(Restated)
Assets
Cash	$7,145,661	$2,818,194
Restricted cash	32,907,800	5,796,398
Accounts receivable, net	1,545,089	1,355,369
Prepaid expenses and other assets	6,920,851	2,292,859
Property and equipment, net	154,355,763	134,910,887
Project development costs	107,969,139	88,587,699
Total assets	$310,844,303	$235,761,406

Liabilities and stockholders’ equity
Liabilities
Notes payable, net	$98,899,367	$164,922,714
Accounts payable and accrued expenses	20,538,190	12,871,487
Due to affiliate	1,723,556	19,333,590
Warrant liability	19,112,000	-
Other liabilities	5,489,469	3,684,276
Total liabilities	145,762,582	200,812,067

Commitments and contingencies (Note 7 and 8)

Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; No shares issued or outstanding at December 31, 2020 and December 31, 2019	-	-
Common stock, $0.0001 par value; 300,000,000 shares authorized; 64,091,266 and 5,436,000 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	6,410	544
Additional paid-in capital	172,112,688	-
(Accumulated deficit) retained earnings	(6,840,871)	34,948,795
Total equity attributable to HOFRE	165,278,227	34,949,339
Non-controlling interest	(196,506)	-
Total equity	165,081,721	-
Total liabilities and stockholders’ equity	$310,844,303	$235,761,406

The accompanying notes are an integral part of these consolidated financial statements.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2020	2019
	(Restated)
Revenues
Sponsorships, net of activation costs	$6,424,201	$6,720,298
Rents and cost recoveries	474,020	1,064,569
Event revenues	38,750	76,464
Hotel revenues	162,183	-
Total revenues	$7,099,154	$7,861,331

Operating expenses
Property operating expenses	26,631,821	16,707,537
Hotel operating expenses	419,595	-
Commission expense	1,671,964	1,003,226
Depreciation expense	11,085,230	10,915,839
Loss on abandonment of project development costs	-	12,194,783
Total operating expenses	39,808,610	40,821,385

Loss from operations	(32,709,456)	(32,960,054)

Other expense
Interest expense	(5,718,473)	(9,416,099)
Amortization of discount on note payable	(10,570,974)	(13,274,793)
Change in fair value of warrant liability	26,733,116	-
Loss on extinguishment of debt	(4,282,220)	-
Loss in joint venture	-	(252,934)
Business combination costs	(19,137,165)	-
Total other expense	$(12,975,716)	$(22,943,826)

Net loss before income taxes	$(45,685,172)	$(55,903,880)

(Benefit from) provision for income taxes	-	-

Net loss	$(45,685,172)	$(55,903,880)

Non-controlling interest	(196,506)	-

Net loss attributable to HOFRE stockholders	$(45,488,666)	$(55,903,880)

Net loss per share - basic and diluted	$(1.71)	$(10.28)

Weighted average shares outstanding, basic and diluted	26,644,449	5,436,000

The accompanying notes are an integral part of these consolidated financial statements.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-In	(Accumulated Deficit) Retained	Total Equity Attributable to HOFRE	Non-controlling	Total Stockholders’
	Shares	Amount	Capital	Earnings	Stockholders	Interest	Equity

Balance as of January 1, 2019	5,436,000	$544	$-	$90,852,675	$90,853,219	$-	$90,853,219

Net loss	-	-	-	(55,903,880)	(55,903,880)	-	(55,903,880)

Balance as of December 31, 2019	5,436,000	$544	$-	$34,948,795	$34,949,339	$-	$34,949,339

Contribution from shareholders	-	-	-	3,699,000	3,699,000	-	3,699,000
Conversion of the preferred equity loan	12,277,428	1,228	58,438,397	-	58,439,625	-	58,439,625
Shares of common stock issued for accounts payable and due to affiliates	2,292,624	229	23,425,932	-	23,426,161	-	23,426,161
Business combination with GPAQ on July 1, 2020 (Restated)	6,538,201	653	494,179	-	494,781	-	494,781
Shares of common stock issued in exchange of debt	16,093,857	1,609	54,516,767	-	54,518,376	-	54,518,376
Stock-based compensation on restricted stock awards	715,929	72	2,772,733	-	2,772,805	-	2,772,805
Stock-based compensation on restricted stock units	-	-	1,554,968	-	1,554,968	-	1,554,968
Vesting of restricted stock units	176,514	18	(18)	-	-	-	-
Stock-based compensation - common stock awards	25,000	3	195,997	-	196,000	-	196,000
Contingent beneficial conversion feature on PIPE Notes	-	-	14,166,339	-	14,166,339	-	14,166,339
November 18, 2020 capital raise, net of offering costs (Restated)	17,857,142	1,786	14,476,624	-	14,478,410	-	14,478,410
December 4, 2020 capital raise, net of offering costs (Restated)	2,678,571	268	2,070,821	-	2,071,089	-	2,071,089
Net loss (Restated)	-	-	-	(45,488,666)	(45,488,666)	(196,506)	(45,685,172)

Balance as of December 31, 2020 (Restated)	64,091,266	$6,410	$172,112,688	$(6,840,871)	$165,278,227	$(196,506)	$165,081,721

The accompanying notes are an integral part of these consolidated financial statements.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2020	2019
	(Restated)
Cash Flows From Operating Activities
Net loss	$(45,685,172)	$(55,903,880)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities
Depreciation expense	11,085,230	10,915,839
Amortization of note discounts	10,570,974	13,274,793
Change in fair value of warrant liability	(26,733,116)
Bad debt expense	-	788,689
Loss on abandonment of project development costs	-	12,194,783
Loss from equity method investment	-	252,576
Interest paid in kind	4,066,691	5,722,638
Loss on extinguishment of debt	4,282,220	-
Stock-based compensation expense	4,523,773	-
Changes in operating assets and liabilities:
Accounts receivable	(189,720)	360,677
Prepaid expenses and other assets	(4,627,992)	(1,631,829)
Accounts payable and accrued expenses	29,264,412	3,650,041
Due to affiliates	(9,644,241)	9,459,293
Other liabilities	4,721,670	1,849,398
Net cash (used in) provided by operating activities	(18,365,271)	933,018

Cash Flows From Investing Activities
Additions to project development costs and property equipment	(48,614,331)	(16,723,883)
Proceeds from business combination	31,034,781	-
Net cash used in investing activities	(17,579,550)	(16,723,883)

Cash Flows From Financing Activities
Proceeds from notes payable	106,976,651	23,588,122
Repayments of notes payable	(62,593,562)	(7,023,874)
Payment of financing costs	(3,227,898)	(576,741)
Proceeds from equity raises	26,228,499	-
Net cash provided by financing activities	67,383,690	15,987,507

Net increase in cash and restricted cash	31,438,869	196,642

Cash and restricted cash, beginning of year	8,614,592	8,417,950

Cash and restricted cash, end of year	$40,053,461	$8,614,592

Cash	$7,145,661	$2,818,194
Restricted Cash	32,907,800	5,796,398
Total cash and restricted cash	$40,053,461	$8,614,592

The accompanying notes are an integral part of these consolidated financial statements.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2020	2019
	(Restated)
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$5,962,918	$1,198,888
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities
Project development cost acquired through accounts payable and accrued expenses, net	$(1,297,215)	$(3,329,800)
Conversion of the preferred equity loan to common equity	$58,439,625	$-
Shares of common stock issued for accounts payable and due to affiliate	$23,426,161	$-
Non-cash contribution from PFHOF in shared services agreement	$3,699,000	$-
Shares of common stock issued in exchange of debt	$54,518,376	$-
Conversion of GPAQ Sponsor Loan into convertible PIPE debt	$500,000	$-
Deferred financing costs in accounts payable and accrued expenses, net	$610,810	$620,576
Contingent beneficial conversion feature on PIPE Notes	$14,166,339	$-
Initial value of warrants issued accounted for as liabilities	$45,845,116	$-
Reclassify amounts from capitalized development costs to property and equipment	$27,373,715	$-

The accompanying notes are an integral part of these consolidated financial statements.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 1: Organization and Nature of Business

Organization and Nature of Business

Hall of Fame Resort & Entertainment Company, a Delaware corporation (together with its subsidiaries, unless the context indicates otherwise, the “Company” or “HOFRE”), was incorporated in Delaware as GPAQ Acquisition Holdings, Inc., a wholly owned subsidiary of our legal predecessor, Gordon Pointe Acquisition Corp. (“GPAQ”), a special purpose acquisition company.

On July 1, 2020, the Company consummated a business combination with HOF Village, LLC, a Delaware limited liability company (“HOF Village”), pursuant to an Agreement and Plan of Merger dated September 16, 2019 (as amended on November 6, 2019, March 10, 2020 and May 22, 2020, the “Merger Agreement”), by and among the Company, GPAQ, GPAQ Acquiror Merger Sub, Inc., a Delaware corporation (“Acquiror Merger Sub”), GPAQ Company Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”), HOF Village and HOF Village Newco, LLC, a Delaware limited liability company (“Newco”). The transactions contemplated by the Merger Agreement are referred to in this Form 10-K/A as the “Business Combination.”

Upon the consummation of the Business Combination: (i) Acquiror Merger Sub merged with and into GPAQ, with GPAQ continuing as the surviving entity (the “Acquiror Merger”) and (ii) Company Merger Sub merged with and into Newco, with Newco continuing as the surviving entity (the “Company Merger”). In advance of the Company Merger, HOF Village transferred all of its assets, liabilities and obligations to Newco pursuant to a contribution agreement. In connection with the closing of the Business Combination, the Company changed its name from “GPAQ Acquisition Holdings, Inc.” to “Hall of Fame Resort & Entertainment Company.” As a result of the Business Combination, GPAQ and Newco continue as the Company’s wholly owned subsidiaries. Upon consummation of the Business Combination and, in connection therewith, HOFRE became a successor issuer to GPAQ by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Business Combination is, in substance, a reverse merger recapitalization and accordingly, the historical financials prior to the date of the Business Combination in these consolidated financial statements are those of HOF Village LLC and its subsidiaries. The Business Combination is further described in Note 11.

The Company is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”). Headquartered in Canton, Ohio, the Company owns the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the PFHOF’s campus. The Company is creating a diversified set of revenue streams through developing themed attractions, premier entertainment programming, sponsorships and media.

The Company has entered into several agreements with PFHOF, an affiliate of HOFRE, and certain government entities, which outline the rights and obligations of each of the parties with regard to the property on which the Hall of Fame Village powered by Johnson Controls sits, portions of which are owned by the Company and portions of which are net leased to the Company by the government entities (see Note 7). Under these agreements, the PFHOF and the government entities are entitled to use portions of the Hall of Fame Village powered by Johnson Controls on a direct-cost basis.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 1: Organization and Nature of Business (continued)

Organization and Nature of Business (continued)

On December 11, 2018, the HOF Village entered into the Master Transaction Agreement (the “Master Transaction Agreement”), whereby, among other things, it amended the HOF Village LLC Agreement (see Note 4).

COVID-19

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China. Since then, COVID-19 has spread to multiple countries, including the United States. As the COVID-19 continues to spread in the United States, the Company may experience disruptions that could severely impact the Company. The global outbreak of COVID-19 continues to rapidly evolve. The extent to which COVID-19 may impact the Company’s business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States to contain and treat the disease. The Company has had to cancel events due to COVID-19 and is in process of monitoring COVID-19’s potential impact on the Company’s operations. The Company has taken several steps to minimize COVID-19’s impact on the Company’s business by furloughing some of its employees, deferring payments from certain of its vendors and lenders, and re-negotiating various agreements with third parties.

Liquidity

The Company has sustained recurring losses and negative cash flows from operations through December 31, 2020. In addition, the Company has significant debt obligations maturing in the twelve-month period subsequent to the date these consolidated financial statements are issued. Since inception, the Company’s operations have been funded principally through the issuance of debt and equity. As of December 31, 2020, the Company had approximately $7 million of cash and cash equivalents and $33 million of restricted cash, respectively.

On January 28, 2021, the Company executed a binding term sheet with IRG pursuant to which the Company agreed to issue and sell to IRG in a private placement of preferred stock and warrants to purchase common stock for a purchase price of $15 million. The private placement is expected to close in the first quarter of 2021. In addition, during February 2020, the Company received approximately $34.5 million from the issuance of shares of its common stock, net of offering costs. See Note 14. We will deposit up to $25 million of the net proceeds from the private placement and the underwritten public offering in the Proceeds Account required under the Term Loan. We must have the lender’s prior written approval to withdraw any amounts from the Proceeds Account, pursuant to a budget and schedule agreed upon by the parties.

The Company believes that, as a result of these transactions, it currently has sufficient cash and financing commitments to meet its funding requirements over the next year. Notwithstanding, the Company expects that it will need to raise additional financing to accomplish its development plan over the next several years. The Company is seeking to obtain additional funding through debt, construction lending, and equity financing. There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development, which could harm its financial condition and operating results.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company for the years ended December 31, 2020 and 2019 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Consolidation

The consolidated financial statements include the accounts and activity of the Company, and its wholly owned subsidiaries. Investments in a variable interest entity in which the Company is not the primary beneficiary, or where the Company does not own a majority interest but has the ability to exercise significant influence over operating and financial policies, are accounted for using the equity method. All intercompany profits, transactions and balances have been eliminated in consolidation.

The Company owns a 60% interest in Mountaineer GM, LLC (“Mountaineer”), whose results are consolidated into the Company’s results of operations. The Company acquired 60% of the equity interests in Mountaineer for a purchase price of $100 from one of its related parties. See Note 9 for additional information on the terms of the agreement. The portion of Mountaineer’s net loss that is not attributable to the Company is included in non-controlling interest.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 2: Summary of Significant Accounting Policies (continued)

Restatement of Previously Issued Financial Statements

The Company has restated its consolidated financial statements as of and for the year ended December 31, 2020, as well as the unaudited condensed consolidated financial statements for the three and nine month periods ended September 30, 2020 and 2019, to correct misstatements in those prior periods primarily related to misstatements identified in improperly applying accounting guidance on certain warrants, recognizing them as equity instead of a warrant liability, under the guidance of Accounting Standards Codification (“ASC”) 815-40, Contracts in Entity’s Own Equity.

See Note 15, Restatement of Previously Issued Financial Statements for additional information regarding the errors identified and the restatement adjustments made to the consolidated financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates and assumptions for the Company relate to bad debt, depreciation, costs capitalized to project development costs, useful lives of assets, fair value of financial instruments, and estimates and assumptions used to measure impairment. Management adjusts such estimates when facts and circumstances dictate. Actual results could differ from those estimates.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 2: Summary of Significant Accounting Policies (continued)

Property and Equipment and Project Development Costs

Property and equipment are recorded at historical cost and are depreciated using the straight-line method over the estimated useful lives of the assets. During the construction period, the Company capitalizes all costs related to the development of the Hall of Fame Village powered by Johnson Controls. Project development costs include predevelopment costs, amortization of finance costs, real estate taxes, insurance, and other project costs incurred during the period of development. The capitalization of costs began during the preconstruction period, which the Company defines as activities that are necessary to the development of the project. The Company ceases cost capitalization when a portion of the project is held available for occupancy and placed into service. This usually occurs upon substantial completion of all costs necessary to bring a portion of the project to the condition needed for its intended use, but no later than one year from the completion of major construction activity. The Company will continue to capitalize only those costs associated with the portion still under construction. Capitalization will also cease if activities necessary for the development of the project have been suspended. As of December 31, 2020, the second two phases of the project remained subject to such capitalization.

The Company reviews its property and equipment and projects under development for impairment whenever events or changes indicate that the carrying value of the long-lived assets may not be fully recoverable. In cases where the Company does not expect to recover its carrying costs, an impairment charge is recorded.

The Company measures and records impairment losses on its long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than their carrying amount. Considerable judgment by management is necessary to estimate undiscounted future operating cash flows and fair values and, accordingly, actual results could vary significantly from such estimates. On January 18, 2019, management determined that previously capitalized costs for the development of a hotel should be written off because plans for this particular hotel and site location have been abandoned and will not benefit the current plans for another hotel elsewhere on the site. Management reviewed its capitalized costs and identified the costs that had no future benefit. The Company recorded a $12,194,783 charge as a loss on abandonment of project development costs within the accompanying statement of operations.

Cash and Restricted Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased, to be cash equivalents. There were no cash equivalents at December 31, 2020 and 2019, respectively. The Company maintains its cash and escrow accounts at national financial institutions. The balances, at times, may exceed federally insured limits.

Restricted cash includes escrow reserve accounts for capital improvements and debt service as required under certain of the Company’s debt agreements. The balances at December 31, 2020 and 2019 were $32,907,800 and $5,796,398, respectively.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 2: Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are generally amounts due under sponsorship and other agreements. Accounts receivable are reviewed for delinquencies on a case by case basis and are considered delinquent when the sponsor or debtor has missed a scheduled payment. Interest is not charged on delinquencies.

The carrying amount of accounts receivable is reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all delinquent accounts receivable balances and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. At December 31, 2020 and 2019, the Company had an allowance for doubtful accounts of $0 and $1,306,047, respectively, which related to the Company’s receivable from Youth Sports Management, LLC (“Youth Sports”). See Note 7 for additional information on Youth Sports.

Deferred Financing Costs

Costs incurred in obtaining financing are capitalized and amortized to additions in project development costs during the construction period over the term of the related loans, without regard for any extension options until the project or portion thereof is considered substantially complete. Upon substantial completion of the project or portion thereof, such costs are amortized as interest expense over the term of the related loan. Any unamortized costs are shown as an offset to Notes Payable on the accompanying consolidated balance sheet.

Investment in Joint Venture

The Company previously used the equity method to record the activities of its 50% owned joint venture in Youth Sports. The equity method of accounting required that the Company recognize its initial capital investment at cost and subsequently, its share of the earnings or losses in the joint venture. The joint venture agreement was structured whereby the Company was not at risk for losses above its original capital investment. Therefore, the Company did not record a deficit that would have resulted in the equity being negative from the investment in joint venture.

The maximum exposure to loss represented the potential loss of assets which may have been recognized by the Company relating to its investment in the joint venture. On May 29, 2020, the Company acquired the remaining 50% in Youth Sports for the accounts receivable amounts due from them, which was fully reserved as of the date of the transaction. The results of this non-cash transaction increased the Company’s interest to 100%. Upon acquisition, the Company consolidated the Youth Sports joint venture, an inactive voting interest entity. The Company accounted for the transaction as an asset acquisition under a cost accumulation model, and no gain on the change of control of interest was recognized in the consolidation, resulting in no consolidated assets or liabilities.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 2: Summary of Significant Accounting Policies (continued)

Income Taxes

The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse.

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2020 and 2019, no liability for unrecognized tax benefits was required to be reported.

The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of general and administrative expense. There were no amounts accrued for penalties and interest for the years ended December 31, 2020 and 2019. The Company does not expect its uncertain tax position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The Company’s effective tax rates of zero differ from the statutory rate for the years presented primarily due to the Company’s net operating loss, which was fully reserved for all years presented.

The Company has identified its United States tax return and its state tax return in Ohio as its “major” tax jurisdictions, and such returns for the years 2016 through 2019 remain subject to examination.

Warrant Liabilities (Restated)

The Company accounts for warrants to purchase shares of the Company’s common stock that are not indexed to its own stock as liabilities at fair value on the balance sheet in accordance with ASC 815, “Derivatives and Hedging”. The warrants are subject to remeasurement at each balance sheet date and any change in fair value is recognized as a component of other expense on the statement of operations. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the common stock warrants. At that time, the portion of the warrant liability related to the common stock warrants will be reclassified to additional paid-in capital.

Net Loss Per Common Share (Restated)

Basic net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the periods.

Diluted net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company’s potentially dilutive common stock equivalent shares, which include incremental common shares issuable upon (i) the exercise of outstanding stock options and warrants (ii) vesting of restricted stock units and restricted stock awards, and (iii) conversion of preferred stock, are only included in the calculation of diluted net loss per share when their effect is dilutive.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 2: Summary of Significant Accounting Policies (continued)

Net Loss Per Common Share (Restated) (continued)

At December 31, 2020 and 2019, the following outstanding common stock equivalents have been excluded from the calculation of net loss per share because their impact would be anti-dilutive.

	For the year ended December 31, 2020	For the year ended December 31, 2019
Warrants to purchase shares of common stock	55,303,832	-
Restricted stock awards to purchase shares of common stock	715,929	-
Restricted stock units to purchase shares of common stock	1,672,177	-
Total potentially dilutive securities	57,691,938	-

 Revenue Recognition

The Company follows ASC 606, Revenue with Contracts with Customers, under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company generates revenues from various streams such as sponsorship agreements, rents, cost recoveries and events. The sponsorship arrangements, in which the customer sponsors a play area or event and receives specified brand recognition and other benefits over a set period of time, recognized revenue on a straight-line basis over the time period specified in the contract. Refer to Note 6 for more details. Revenue for rents, cost recoveries and events are recognized at the time the respective event or service has been performed.

A performance obligation is a promise in a contract to transfer a distinct good or service to a customer. If the contract does not specify the revenue by performance obligation, the Company allocates the transaction price to each performance obligation based on its relative standalone selling price. Such prices are generally determined using prices charged to customers or using the Company’s expected cost plus margin. Revenue is recognized as the Company’s performance obligations are satisfied. If consideration is received in advance of the Company’s performance, including amounts which are refundable, recognition of revenue is deferred until the performance obligation is satisfied or amounts are no longer refundable.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 2: Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

The Company’s owned hotel revenues primarily consist of hotel room sales, revenue from accommodations sold in conjunction with other services (e.g. packages reservations), food and beverage sales and other ancillary goods and services (e.g. parking) related to owned hotel properties. Revenue is recognized when rooms are occupied or goods and services have been delivered or rendered, respectively. Payment terms typically align with when the goods and services are provided. Although the transaction prices of hotel room sales, goods and other services are generally fixed and based on the respective room reservation or other agreement, an estimate to reduce the transaction price is required if a discount is expected to be provided to the customer. For package reservations, the transaction price is allocated to the performance obligations within the package based on the estimated standalone selling prices of each component.

Advertising

The Company expenses all advertising and marketing costs as they are incurred. Total advertising and marketing costs for the years ended December 31, 2020 and 2019 were $484,978 and $383,104, respectively, which are recorded as property operating expenses on the Company’s consolidated statements of operations.

The Company received a grant of $100,000 from Visit Canton on April 3, 2020, which grant is to be used to generate visitors to the Canton area through the Company’s events. This grant will be used to offset future marketing and tourism expenses. The grant is recorded in other liabilities on the Company’s balance sheet.

Ground Rent Expense

Ground rent expense is recognized on a straight-line basis over the life of the related operating lease.

Stock–Based Compensation

The Company recognizes compensation expense for all equity-based payments in accordance with ASC 718 “Compensation – Stock Compensation.” Under fair value recognition provisions, the Company recognizes equity-based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock units are granted at the discretion of the Compensation Committee of the Company’s board of directors (the “Board of Directors”). These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a 12 to 36-month period.

Segments

The Company has evaluated its business to determine whether it has multiple operating segments. The Company has concluded that, as of December 31, 2020, it only has one operating segment, given that its chief operating decision maker reviews the Company’s results solely on a consolidated basis.

Software Development Costs

The Company recognizes all costs incurred to establish technological feasibility of a computer software product to be sold, leased, or otherwise marketed are research and development costs. Prior to the point of reaching technological feasibility, all costs shall be charged to expense when incurred. Once the development of the product establishes technological feasibility, the Company will begin capitalizing these costs. Technological feasibility is established when a product design and working model have been completed and the completeness of the working model and its consistency with the product design have been confirmed through testing. As of December 31, 2020, the Company did not have any software development projects that had reached technological feasibility.

Accounting for Real Estate Investments

Upon the acquisition of real estate properties, a determination is made as to whether the acquisition meets the criteria to be accounted for as an asset or business combination. The determination is primarily based on whether the assets acquired, and liabilities assumed meet the definition of a business. The determination of whether the assets acquired, and liabilities assumed meet the definition of a business include a single or similar asset threshold. In applying the single or similar asset threshold, if substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the assets acquired, and liabilities assumed are not considered a business. Most of the Company’s acquisitions meet the single or similar asset threshold, due to the fact that substantially all the fair value of the gross assets acquired is attributable to the real estate acquired.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 2: Summary of Significant Accounting Policies (continued)

Accounting for Real Estate Investments (continued)

Acquired real estate properties accounted for as asset acquisitions are recorded at cost, including acquisition and closing costs. The Company allocates the cost of real estate properties to the tangible and intangible assets and liabilities acquired based on their estimated relative fair values. The Company determines the fair value of tangible assets, such as land, building, furniture, fixtures and equipment, using a combination of internal valuation techniques that consider comparable market transactions, replacement costs and other available information and fair value estimates provided by third party valuation specialists, depending upon the circumstances of the acquisition. The Company determines the fair value of identified intangible assets or liabilities, which typically relate to in-place leases, using a combination of internal valuation techniques that consider the terms of the in-place leases, current market data for comparable leases, and fair value estimates provided by third party valuation specialists, depending upon the circumstances of the acquisition.

If a transaction is determined to be a business combination, the assets acquired, liabilities assumed, and any identified intangibles are recorded at their estimated fair values on the transaction date, and transaction costs are expensed in the period incurred.

Fair Value Measurement  (Restated)

The Company follows Accounting Standards Codification (“ASC”) 820–10 “Fair Value Measurement” of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification to measure the fair value of its financial instruments and disclosures about fair value of its financial instruments. ASC 820–10 establishes a framework for measuring fair value and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820–10 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.

The three (3) levels of fair value hierarchy defined by ASC 820–10 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets or liabilities are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these instruments.

The Company uses Levels 1 and 3 of the fair value hierarchy to measure the fair value of its warrant liabilities. The Company revalues such liabilities at every reporting period and recognizes gains or losses as revenue and cost of revenue respectively in the consolidated statements of operations that are attributable to the change in the fair value of the warrant liabilities.

The following table provides the financial liabilities measured on a recurring basis and reported at fair value on the balance sheet as of December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	Level	December 31, 2020
Warrant liabilities – Public Warrants	1	$4,130,000
Warrant liabilities – Private Warrants	3	420,000
Warrant liabilities – November Warrants	3	9,781,000
Warrant liabilities – December Warrants	3	4,781,000

The Company had no assets or liabilities measured at fair value at December 31, 2019.

The Public Warrants are classified as Level 1 due to the use of an observable market quote in the active market. Level 3 financial liabilities consist of the Private Warrants, November Warrants, and December Warrants, for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 2: Summary of Significant Accounting Policies (continued)

Fair Value Measurement (Restated) (continued)

Initial Measurement

The Company established the initial fair value of its warrant liabilities at the respective dates of issuance. In the case of the Public Warrants, the Company valued the warrants using the quoted market price on the date of issuance. In the case of the Private Warrants, November Warrants and December Warrants, the Company used a Black Scholes valuation model in order to determine their value. The key inputs into the Black Scholes valuation model for the initial valuations are below:

	Private Warrants	November Warrants	December Warrants
	July 1, 2020	November 18, 2020	December 29, 2020
Term (years)	5.0	5.0	5.0
Stock price	$8.44	$1.22	$1.29
Exercise price	$11.50	$1.40	$1.40
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	13.3%	49.4%	49.5%
Risk free interest rate	0.3%	0.4%	0.4%

Number of shares	1,480,000	20,535,713	10,036,925
Value (per share)	$1.74	$0.52	$0.52

Subsequent measurement

The following table presents the changes in fair value of the warrant liabilities:

	Public Warrants	Private Warrants	November Warrants	December Warrants	Total Warrant Liability
Fair value as of January 1, 2020	$-	$-	$-	$-	$-

Initial measurement	27,460,000	2,580,000	10,609,000	5,196,116	45,845,116
Change in fair value	(23,330,000)	(2,160,000)	(828,000)	(415,116)	(26,733,116)

Fair value as of December 31, 2020	$4,130,000	$420,000	$9,781,000	$4,781,000	$19,112,000

The key inputs into the Black Scholes valuation model for the Level 3 valuations as of December 31, 2020 are below:

	Private Warrants	November Warrants	December Warrants
Term (years)	4.5	4.9	5.0
Stock price	$1.23	$1.23	$1.23
Exercise price	$11.50	$1.40	$1.40
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	70.7%	49.5%	49.5%
Risk free interest rate	0.3%	0.3%	0.3%

Number of shares	1,480,000	20,535,713	10,036,925
Value (per share)	$0.28	$0.48	$0.48

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 2: Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In February 2016, FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), as modified by subsequently issued ASU Nos. 2018-01, 2018-10, 2018-11, 2018-20 and 2019-01 (collectively “ASU 2016-02”). This ASU is effective for private companies beginning after December 15, 2021. ASU 2016-02 requires recognition of right-of-use assets and lease liabilities on the balance sheet. In June 2020, FASB issued ASU 2020-05, further extending the effective date by one year making it effective for the Company for annual periods beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. Most prominent among the changes in ASU 2016-02 is the lessees’ recognition of a right-of-use asset and a lease liability for operating leases. The right-of-use asset and lease liability are initially measured based on the present value of committed lease payments. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition. Expenses related to operating leases are recognized on a straight-line basis, while those related to financing leases are recognized under a front-loaded approach in which interest expense and amortization of the right-of-use asset are presented separately in the statement of operations. As the Company is an emerging growth company and following private company deadlines, the Company has an additional deferral under this ASU to adopt beginning after December 15, 2021. Similarly, lessors are required to classify leases as sales-type, finance or operating with classification affecting the pattern of income recognition.

Classification for both lessees and lessors is based on an assessment of whether risks and rewards as well as substantive control have been transferred through a lease contract. ASU 2016-02 also requires qualitative and quantitative disclosures to assess the amount, timing and uncertainty of cash flows arising from leases. The Company is currently evaluating the impact of the pending adoption of this new standard on its consolidated financial statements.

In August 2018, FASB issued ASU 2018-15, “Intangibles – Goodwill and Other – Internal-Use Software (Topic 350): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract.” This update clarifies the accounting treatment for fees paid by a customer in a cloud computing arrangement by providing guidance for determining when the arrangement includes a software license. This guidance is effective for public business entities for fiscal years, and interim periods within those years, beginning after December 15, 2019, with early adoption permitted. The amendments must be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company adopted this guidance on a prospective basis in the first quarter of 2020. The adoption of this guidance did not have a material impact on our consolidated financial statements and related disclosures.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (“Topic 740”): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. ASU 2019-12 also simplifies aspects of accounting for franchise taxes and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. ASU 2019-12 is effective for annual and interim financial statement periods beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the impact of the pending adoption of this new standard on its consolidated financial statements.

In January 2020, the FASB issued ASU No. 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint-Ventures (Topic 323), and Derivatives and Hedging (Topic 815), clarifying the Interactions between Topic 321, Topic 323, and Topic 815. This ASU is effective for private companies beginning after December 15, 2021. Early application is permitted, including early adoption in an interim period for public business entities for periods for which financial statements have not yet been issued. An entity should apply ASU No. 2020-01 prospectively at the beginning of the interim period that includes the adoption date. This ASU among other things clarifies that a company should consider observable transactions that require a company to either apply or discontinue the equity method of accounting under Topic 323, Investments—Equity Method and Joint Ventures, for the purposes of applying the measurement alternative in accordance with Topic 321 immediately before applying or upon discontinuing the equity method. The new ASU clarifies that, when determining the accounting for certain forward contracts and purchased options a company should not consider, whether upon settlement or exercise, if the underlying securities would be accounted for under the equity method or fair value option. The Company is currently evaluating the impact of the pending adoption of this new standard on its consolidated financial statements.

In March 2019, the FASB issued ASU 2019-01, “Leases (Topic 842): Codification Improvements,” which requires an entity (a lessee or lessor) to provide transition disclosures under Topic 250 upon adoption of Topic 842. In February 2020, the FASB issued ASU 2020-02, “Financial Instruments – Credit Losses (Topic 326): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases.” The ASU adds and amends SEC paragraphs in the ASC to reflect the issuance of SEC Staff Accounting Bulletin No. 119 related to the new credit losses standard and comments by the SEC staff related to the revised effective date of the new leases standard. This new standard is effective for fiscal years beginning after December 15, 2021, including interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact of the pending adoption of this new standard on its consolidated financial statements.

Subsequent Events

Subsequent events have been evaluated through March 10, 2021, the date the consolidated financial statements were issued. Other than what has been disclosed in the consolidated financial statements in Note 14, no other events have been identified requiring disclosure or recording.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 3: Property and Equipment and Project Development Costs

Property and equipment consists of the following:

	Useful Life	December 31, 2020	December 31, 2019
Land		$535,954	$278,556
Land improvements	25 years	31,078,211	31,078,211
Building and improvements	15 to 39 years	158,020,145	128,599,831
Equipment	5 to 10 years	2,165,882	1,313,488
Property and equipment, gross		191,800,192	161,270,086

Less: accumulated depreciation		(37,444,429)	(26,359,199)
Property and equipment, net		$154,355,763	$134,910,887

Project development costs		$107,969,139	$88,587,699

For the years ended December 31, 2020 and 2019, the Company recorded depreciation expense of $11,085,230 and $10,915,839, respectively. Additionally, the Company recorded a charge of $12,194,783 for the year ended December 31, 2019 for a loss on abandonment of project development costs for previously capitalized development costs within the accompanying consolidated statement of operations. For the years ended December 31, 2020 and 2019, the Company incurred $19,381,440 and $7,403,848 of capitalized project development costs, respectively. During 2019, the Company acquired the McKinley Grand hotel property for a purchase price of $3,800,000 including external acquisition-related costs. The fair value of the assets acquired consisted of land and building in the amounts of $241,100 and $3,558,900, respectively, which were capitalized and included in project development costs. During November 2020, the Company place the hotel property into service.

Note 4: Notes Payable, net

Notes payable, net consisted of the following at December 31, 2020:

	Gross	Discount	Net
TIF loan	$9,654,000	$(1,666,725)	$7,987,275
Syndicated unsecured term loan	170,090	-	170,090
Preferred equity loan	1,800,000	-	1,800,000
Naming rights securitization loan	1,821,559	(113,762)	1,707,797
City of Canton Loan	3,500,000	(7,681)	3,492,319
New Market/SCF	2,999,989	-	2,999,989
Constellation EME	9,900,000	-	9,900,000
Paycheck protection plan loan	390,400	-	390,400
JKP Capital loan	6,953,831	(13,887)	6,939,944
MKG DoubleTree Loan	15,300,000	(443,435)	14,856,565
Convertible PIPE Notes, plus PIK accrual	21,797,670	(13,475,202)	8,322,468
Canton Cooperative Agreement	2,670,000	(181,177)	2,488,823
Aquarian Mortgage Loan	40,000,000	(2,156,303)	37,843,697
Total	$116,957,539	$(18,058,172)	$98,899,367

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 4: Notes Payable, net (continued)

Notes payable, net consisted of the following at December 31, 2019:

	Gross	Discount	Net
Bridge loan	$65,000,000	$(361,655)	$64,638,345
TIF loan	9,847,000	(1,721,761)	8,125,239
Syndicated unsecured term loan	6,803,530	(2,838,067)	3,965,463
Preferred equity loan	99,603,847	(53,365,911)	46,237,936
Land loan with affiliate	1,273,888	-	1,273,888
Naming rights securitization loan	9,235,845	(566,096)	8,669,749
McKinley Grand Mortgage	1,900,000	(51,787)	1,848,213
CH capital lending	1,807,339	-	1,807,339
Convertible notes	17,310,252	(471,965)	16,838,287
IRG November Note	11,585,792	(67,537)	11,518,255
Total	$224,367,493	$(59,444,779)	$164,922,714

During the years ended December 31, 2020 and 2019, the Company recorded amortization of note discounts of $10,570,974 and $13,274,793, respectively.

Accrued Interest on Notes Payable

As of December 31, 2020 and 2019, accrued interest on notes payable, were as follows:

	December 31, 2020	December 31, 2019
Bridge loan	$-	$2,084,711
Preferred equity loan	27,125	717,286
Land loan with affiliate	-	101,662
Constellation EME	248,832	-
Paycheck protection plan loan	2,706	-
Naming rights securitization loan	-	30,786
City of Canton Loan	4,472	-
Mortgage McKinley Grand	-	41,821
JKP Capital Note	416,836	-
Convertible notes	-	269,271
MKG Doubletree loan	67,716	-
Canton Cooperative Agreement	20,593	-
Aquarian Mortgage Loan	333,333	-
Total	$1,121,613	$3,245,537

The amounts above were included in accounts payable and accrued expenses and other liabilities on the Company’s consolidated balance sheet, as follows:

	December 31, 2020	December 31, 2019
Accounts payable and accrued expenses	$1,094,488	$2,528,251
Other liabilities	27,125	717,286
	$1,121,613	$3,245,537

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 4: Notes Payable, net (continued)

Bridge Loan

On June 30, 2020, the Company entered into an amendment to the $65 million bridge loan (the “Bridge Loan”) dated March 20, 2018, that the Company had originally utilized to build the Tom Benson Stadium, among the Company, various lenders party thereto (“Lenders”) and GACP Finance Co., LLC (“GACP”), as administrative agent (the “Term Loan Agreement”), which further extended the maturity date to November 30, 2020, updated certain defined terms to align with the final transaction structure resulting from the Business Combination, specified the amount of proceeds from the Business Combination and Private Placement (defined below) that were required to be paid towards amounts outstanding under the Term Loan Agreement (the “Gordon Pointe Transaction Prepayment Amount”), added a fee payable to certain Lenders relative to the amounts owed after giving effect to the Gordon Pointe Transaction Prepayment Amount, amended various provisions related to mandatory prepayments of outstanding amounts owed under the Term Loan Agreement (including, but not limited to, prepayments due in connection with future equity and debt raises), and other minor amendments regarding HOF Village Hotel II, LLC (“HOF Village Hotel II”) and Mountaineer to facilitate their planned operations. The Bridge Loan has an exit fee of 1% on the balance due at the maturity of the loan, which the Company is accreting over the term of the Bridge Loan.

At the date of the Business Combination, on July 1, 2020, the Company used proceeds from the Business Combination to pay $15,500,000 on the Bridge Loan, while an additional $15,000,000 converted into equity in the newly formed HOFRE. The remaining balance following the Business Combination was approximately $34,500,000. The maturity date on the remaining balance had been extended one month to November 30, 2020. During the fourth quarter of 2020, the Company paid off the remaining $34,500,000 outstanding balance owed previously using a portion of the proceeds from the November 2020 Public Offering and the Aquarian Mortgage Loan.

TIF Loan

For the Company, the Development Finance Authority of Summit County (“DFA Summit”) offered a private placement of $10,030,000 in taxable development revenue bonds, Series 2018. The bond proceeds are to reimburse the developer for costs of certain public improvements at the Hall of Fame Village powered by Johnson Controls, which are eligible uses of tax-incremental funding (“TIF”) proceeds.

Under the cooperative agreement entered into by the Company, two subsidiaries, the City of Canton, DFA Summit, Stark County Port Authority, and the bank trustee, the Company and certain subsidiaries have been exempted from certain real estate taxes. However, the Company must make real estate tax payments on the TIF parcels sufficient to cover future required payments on the bond debt service until the 2018 bonds are no longer outstanding. This is a significant commitment made by the Company and is guaranteed by an individual’s trust, an individual, and two subsidiaries of the Company.

Since the bond debt service is fixed and determinable, a liability has been recorded as of December 31, 2020 and 2019, representing the present value of the future bond debt service payments. The term of the TIF requires the Company to make installment payments through July 31, 2048. The current imputed interest rate is 5.2%, which runs through July 31, 2028. The imputed interest rate then increases to 6.6% through July 31, 2038 and finally increases to 7.7% through the remainder of the TIF. The Company is required to make payments on the TIF semi-annually in June and December each year. During the years ended December 31, 2020 and 2019, the Company made principal payments on this loan totaling $193,000 and $183,000, respectively.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 4: Notes Payable, net (continued)

Syndicated Unsecured Term Loan and Preferred Equity Loan

On January 1, 2016, as amended and restated on October 15, 2017, the Company entered into a financing agreement with a syndicate of lenders, including affiliates of IRG Canton Village Member, LLC, a member of HOF Village (the “IRG Member”), for a loan amount up to $150,000,000 as an unsecured promissory note (the “Syndicated Unsecured Term Loan”). The Syndicated Unsecured Term Loan may not be prepaid either in whole or in part until the initial maturity date without the express consent of the lender. Proceeds from the Syndicated Unsecured Term Loan are intended to cover working capital and the construction costs for venues including the Tom Benson Hall of Fame Stadium, youth fields, and campus infrastructure projects. The maturity date is February 26, 2021, and the Syndicated Unsecured Term Loan accrues interest at a rate of 12% per annum.

 On December 11, 2018, the Company and various parties signed the Master Transaction Agreement setting forth various terms and conditions for the development of the Hall of Fame Village powered by Johnson Controls. As part of the Master Transaction Agreement, American Capital Center, LLC (“ACC”), an affiliate of the Company, exchanged $106,450,000 of the Company’s debt and $24,470,142 of accrued interest and origination fees, as well as $336,579 of amounts due to PFHOF, by converting it to preferred equity instruments with a face value of $95,500,000 and an amended subordinated debt agreement with a face value of $6,450,000. In accordance with the Extinguishment of Liabilities subtopic of the FASB ASC 470-50, given that ACC was a related party, the Company treated the Master Transaction Agreement as a capital transaction and recapitalized the debt to equity in the amount of $96,076,120, net of discounts and unamortized deferred financing costs.

The subordinated debt accrues interest at a rate of 5% and the balance is due February 26, 2021. The remaining subordinated debt is subordinate to the Bridge Loan. Additionally, the subordinated debt contains a payment-in-kind (“PIK”) interest provision, which represents contractually deferred interest added to the subordinated debt outstanding balance that is due at maturity. For the years ended December 31, 2020 and 2019, the Company incurred PIK interest of $256,441 and $353,530, respectively. As part of the Business Combination, on July 1, 2020, the entire balance of the Preferred Equity Loan’s and all but $170,089 of the Syndicated Unsecured Term Loan outstanding were converted into an aggregate of 13,762,039 shares of common stock.

Land Loan with Affiliate

On July 10, 2017, the Company entered into a promissory note with the PFHOF, an affiliate of HOFRE, for purpose of the acquisition of land at the Hall of Fame Village powered by Johnson Controls. The promissory note had an outstanding balance of $1,273,888 at June 30, 2020 and December 31, 2019, which bore interest at a rate of 1.22% per annum. The loan may be prepaid in whole or in part without penalty. For any unpaid balance after December 31, 2017, the interest rate was increased by 5%. The loan was subordinate to the Bridge Loan and had a maturity date of February 26, 2023. On July 2, 2020, the Company issued 580,000 shares in exchange of (a) full satisfaction of the promissory note in the amount of $1,273,888, (b) accrued interest in the amount of $50,158, and (c) other amounts due to PFHOF in the amount of $4,266,793. The Company determined that the issuance of shares for full satisfaction of the note resulted in a loss on extinguishment of debt of $209,160.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 4: Notes Payable, net (continued)

Naming Rights Securitization Loan

On November 9, 2017, the Company, through a subsidiary, JCIHOFV Financing, LLC, entered into a secured loan with a financial institution for $22,800,000, collateralized by the entire payment stream of the Johnson Controls Naming Rights Agreement, dated November 17, 2016 (see Note 6). Monthly payments include principal and interest at 4% per annum with the remaining principal balance due on March 31, 2021. The loan may not be prepaid, in whole or in part, without paying the prepayment premium, which is equal to the present value of the remaining interest payments.

City of Canton Loan

On December 30, 2019, the Company entered into a loan facility with the City of Canton, OH, whereby it may borrow up to $3,500,000. The loan accrues interest at a rate of one-half percent (0.5%) per annum. Upon an event of default, the interest rate will increase to five percent (5%) per annum on the outstanding balance at the time of default. The loan shall mature on July 1, 2027. During the year ended December 31, 2020, the Company borrowed the maximum amount of $3,500,000 on the loan. The Company has the option to extend the loan’s maturity date for three years, to July 1, 2030 if the Company meets certain criteria in terms of the hotel occupancy level and maintaining certain financial ratios.

New Market/SCF

On December 30, 2019, the Company entered into a loan facility with New Market Project, Inc., whereby it may borrow up to $3,000,000, of which the proceeds are to be used for the development of McKinley Grand Hotel, as described below. During the year ended December 31, 2020 the Company borrowed $2,999,989 on this facility. The loan has a maturity date of December 30, 2024 and accrues interest at a rate of 4% per annum. In the event of default, including failure to pay upon final maturity, the interest rate shall increase by adding a 5% fee that applies to each succeeding interest rate change that would have applied had there been no default.

McKinley Grand Mortgage

On October 22, 2019, the Company purchased the McKinley Grand Hotel in Canton, Ohio for $3.9 million, which was partially financed by separate notes payable of $1,900,000 and $1,807,339.

The $1,807,339 note payable, in favor of CH Capital Lending, LLC (the “CH Capital Note”), accrued interest at a fixed rate equal to 10% per annum. The Company was required to make payments commencing on or prior to December 30, 2019. The maturity date of the CH Capital Note was April 30, 2020 and interest was payable quarterly. The Company was previously in default on the CH Capital Note, however the CH Capital Note was paid in full on June 24, 2020.

The $1,900,000 note payable had a maturity date of October 22, 2021. Interest accrued at a rate equal to the greater of (i) 3.75% or (ii) the sum of the LIBOR rate plus 2.75%. The Company was required to make interest payments commencing on November 1, 2019, and on the first day of each successive month until the note was repaid. In September 2020, the Company paid off the full outstanding $1,900,000 principal and interest owed, using proceeds from the MKG Double Tree Loan (defined below).

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 4: Notes Payable, net (continued)

Constellation EME

On December 30, 2019, the Company entered into a loan facility with Constellation NewEnergy, Inc. (“Constellation”) whereby it may borrow up to $9,900,000 (the “Constellation Loan Facility”). The proceeds of the Constellation Loan Facility are to be held in escrow by a custodian to fund future development costs. The proceeds will be released from escrow as development costs are incurred. The Constellation Loan Facility was amended on April 13, 2020 to modify the payment schedule and maturity date, reflecting current project timetables. The maturity date is December 31, 2022 and payments are due in 29 monthly installments totaling $11,075,000, with an effective interest rate of 6.1%. Beginning in August 2020 through December 2020, the monthly installment amount is $55,000, which increases in January 2021 to $450,000 through December 2022. During the years ended December 31, 2020, the Company borrowed the full amount under the Constellation Loan Facility.

As of December 31, 2020, $5,318,820 of such funds had been released from the custodial accounts to the Company under the Constellation Loan Facility.

The Company also has a sponsorship agreement with Constellation. Refer to Note 6 for additional information.

Convertible Notes

On December 24, 2018, the Company issued a series of convertible notes totaling $7,750,000 (the “Convertible Notes”). The notes accrued interest at a rate of 10%, with payments due semi-annually in arrears. The principal and all accrued interest amounts were due November 5, 2025. The Company was able to redeem the Convertible Notes after December 24, 2023, subject to terms defined in the individual notes. Convertible Notes redeemed between December 24, 2023 and December 24, 2024 would have been redeemed at 105% of face value. Convertible Notes redeemed after December 24, 2024 would have been redeemed at 102.5% of face value. Additionally, the Convertible Notes contained a PIK interest provision, which represented contractually deferred interest added to the Convertible Notes outstanding balance that was due at maturity. For the years ended December 31, 2020 and 2019, the Company incurred PIK interest of $875,129 and $1,180,252, respectively. On July 1, 2020, upon consummation of the Business Combination, all outstanding Convertible Notes were exchanged for PIPE Notes (defined below).

IRG November Note

On February 7, 2020, as effective on November 27, 2019, HOF Village, as borrower, entered into a subordinated promissory note with Industrial Realty Group, as lender, in an amount up to $30,000,000 (the “IRG November Note”). As of December 31, 2019, the aggregate principal amounts, excluding PIK interest, borrowed under the IRG November Note was $11,585,792. The IRG November Note accrues interest at a rate of 12% per annum and had a maturity date of November 1, 2020. Additionally, the IRG November Note contained a PIK interest provision, which represents contractually deferred interest added to the IRG November Note outstanding balance that is due at maturity. For the years ended December 31, 2020 and 2019, the Company incurred $1,858,744 and $85,009 of PIK interest, respectively. On July 1, 2020, upon consummation of the Business Combination, Industrial Realty Group exchanged $9,000,000 of the outstanding balance under the IRG November Note for PIPE Notes.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 4: Notes Payable, net (continued)

IRG November Note (continued)

On December 29, 2020, the Company entered into a securities purchase agreement with Industrial Realty Group, LLC, a Nevada limited liability company (“IRG”), and CH Capital Lending, LLC, a Delaware limited liability company affiliated with IRG (the “Purchaser”), pursuant to which the Company sold Purchaser 10,813,774 shares of the Company’s common stock, par value $0.0001 per share, and warrants to purchase 10,036,925 shares of common stock for an aggregate purchase price of $15,239,653. The Purchase Price was paid in the form of the cancellation in full of certain financial obligations owed by the Company and its affiliates to IRG and its affiliates in the amount of the Purchase Price, including the IRG November Note. The Company determined that the issuance of shares and warrants for full satisfaction of the note resulted in a loss on extinguishment of debt of $3,404,244. The Company valued the warrants using the following assumptions:

Warrants
Stock Price	$1.29
Exercise Price	$1.40
Dividend Yield	N/A
Expected Volatility	49.45%
Risk-Free Interest Rate	0.37%
Number of Shares	10,036,925
Value (USD)	$5,196,116
Term (in years)	5.00

Paycheck Protection Program Loan

On April 22, 2020, the Company obtained a Paycheck Protection Program Loan (“PPP Loan”) for $390,400. The PPP Loan has a fixed interest rate of 1%, requires the Company to make 18 monthly payments beginning on November 22, 2020, with a maturity date of April 22, 2022, subject to debt forgiveness provisions from the Small Business Association. On February 1, 2021, the Company obtained notice from the Small Business Association that the full outstanding amount of the PPP Loan was forgiven.

JKP Capital Loan

On June 24, 2020, HOF Village and HOFV Hotel II executed a loan evidenced by a promissory note (the “JKP Capital Loan”) in favor of JKP Financial, LLC for the principal sum of $7,000,000. The JKP Capital Loan bears interest at a rate of 12% per annum and matures on December 2, 2021, on which date all unpaid principal and accrued and unpaid interest is due. The JKP Capital Loan is secured by the membership interests in HOFV Hotel II held by HOF Village.

SCF Subordinated Note

On June 22, 2020, the Company entered into a loan facility with Stark Community Foundation (the “SCF Subordinated Note”) for $1,000,000. The SCF Subordinated Note has a fixed interest rate of 5% per annum, has a PIK interest provision that was payable semi-annually in arrears on each July 22 and January 22 commencing July 22, 2020, and with a maturity date of June 22, 2023. On July 1, 2020, the SCF Subordinated Note was exchanged for PIPE Notes, described in greater detail below, under “Convertible P Notes”.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 4: Notes Payable, net (continued)

Convertible PIPE Notes

On July 1, 2020, concurrently with the closing of the Business Combination, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain funds managed by Magnetar Financial, LLC and other purchasers (together, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) $20,721,293 in aggregate principal amount of the Company’s 8.00% Convertible Notes due 2025 (the “PIPE Notes”). Pursuant to the terms of the Note Purchase Agreement, the PIPE Notes may be converted into shares of Common Stock at a conversion price initially equal to $11.50 per share, subject to customary adjustment. Accordingly, the aggregate amount of PIPE Notes issued and sold in the Private Placement is convertible into 1,801,851 shares of Common Stock based on the conversion rate applicable on July 1, 2020. The conversion rate will convert at a conversion price of $11.50 per share. There are also Note Redemption Warrants that may be issued pursuant to the Note Purchase Agreement that will be exercisable for a number of shares of common stock to be determined at the time any such warrant is issued. The exercise price per share of common stock of any warrant will be set at the time such warrant is issued pursuant to the Note Purchase Agreement.

The PIPE Notes provide for a conversion price reset such that, if the last reported sale price of the common stock is less than or equal to $6.00 for any ten trading days within any 30 trading day period preceding the maturity date, then the conversion price is adjusted down $6.90 per share. On July 28, 2020, the conversion price reset was triggered. On this date, the Company recorded a beneficial conversion feature of $14,166,339, which will be amortized over the remaining term of the PIPE Notes using the effective interest method. The Company recorded $268,758 on amortization of debt discount related to the contingent beneficial conversion feature for the year ended December 31, 2020 in the Company’s consolidated statements of operations.

Industrial Realty Group exchanged $9.0 million of the amount outstanding under the IRG November Note for PIPE Notes in the principal amount of $9.0 million. Gordon Pointe Management, LLC exchanged $500,000 of the principal component of the indebtedness owed to such Purchaser by GPAQ under loan agreements and related promissory notes for PIPE Notes in the principal amount of $500,000. Seven other Purchasers exchanged a total of $4,221,293 in GPAQ founder notes held by such Purchasers for PIPE Notes in the aggregate principal amount of $4,221,293. Consequently, the Company received cash proceeds from the issuance and sale of the PIPE Notes of approximately $7 million. The Company used proceeds of the Private Placement to fund the Company’s obligations related to the Merger Agreement and to pay transaction fees and expenses and used the remaining proceeds of the Private Placement to satisfy the Company’s working capital obligations. The PIPE Notes began to accrue interest on October 1, 2020, but the Company has elected to apply the PIK interest provision, thereby increasing the outstanding balance of the PIPE Notes by the amount of accrued interest each month.

The Convertible PIPE Notes contain a PIK interest provision, which represents contractually deferred interest added to the subordinated debt outstanding balance that is due at maturity. For the year ended December 31, 2020, the Company incurred PIK interest of $1,076,378.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 4: Notes Payable, net (continued)

MKG DoubleTree Loan

On September 14, 2020, the Company entered into a construction loan agreement with Erie Bank, a wholly owned subsidiary of CNB Financial Corporation, a Pennsylvania corporation, as lender. The Company has applied and been approved for a first mortgage loan for $15.3 million (“MKG DoubleTree Loan”) with a variable interest rate of 1.75% plus the prime commercial rate, at which no time can it drop below 5%, for the purpose of renovating the McKinley Grand Hotel in the City of Canton, Ohio. The initial maturity date is 18 months after the exercised loan date, March 13, 2022, and the agreement includes an extended maturity date of September 13, 2022, should HOFRE need more time with an extension fee of 0.1% of the then outstanding principal balance. The Company intends to use the proceeds of the MKG DoubleTree Loan for building acquisition costs and costs incurred for material and labor in connection with the improvements, which make up just under 75% of the MKG DoubleTree Loan. The remaining portion of the MKG DoubleTree Loan will be used for administrative, legal, operational, and environmental costs. A bank account has been created with Erie Bank and the balance must be maintained between $1 and $2 million within the account as collateral, which will promptly be refunded to the Company upon complete payment of the MKG DoubleTree Loan on the maturity date. The MKG DoubleTree Loan has certain financial covenants whereby the Company must maintain a minimum tangible net worth of $5,000,000 and minimum liquidity of not less than $2,000,000. These covenants are to be tested annually based upon the financial statements at the end of each fiscal year. As of December 31, 2020, the amount of restricted cash related to the MKG DoubleTree Loan was $199,645.

Canton Cooperative Agreement

On September 1, 2020, HOFRE entered into a Cooperative Agreement with DFA Summit, the City of Canton, Ohio (“Canton”), the Canton Regional Energy Special Improvement District, Inc. (the “District”), and U.S Bank National Association for the construction of the Series 2020C Project. The Series 2020C Project constitutes a port authority facility and a special energy improvement project under the Special Improvement District Act. HOFRE applied and received approval from the District and Canton for the aforementioned project. The loan amount is $2,670,000, with a discount of $182,723, which will be amortized over the life of the loan using the effective interest method.

In order to pay for the costs of the Series 2020C Project, the District and HOFRE have requested and been approved by DFA Summit, to issue and sell the Series 2020C Bonds pursuant to an Indenture and make a portion of the proceeds of the Series 2020C Bonds available to the developer to undertake the provision of the Series 2020C Project.

While the Series 2020C Bonds are outstanding, HOFRE shall pay the special assessment and the service payments semi-annually to the Canton County Treasurer pursuant to and in accordance with the Assessing Ordinance, the TIF Act, and the TIF Ordinance. The service payments shall be in the same amount as the real property taxes that would have been charged and payable against the Improvements had the TIF Exemption not been granted. The special assessment payments will be made on January 31st and July 31st over the course of 17 years, commencing on January 31, 2022 with a maturity date of January 31, 2039. For the first eight years, each payment will consist of $188,188 and decrease to $161,567 in 2030.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 4: Notes Payable, net (continued)

Aquarian Mortgage Loan

On December 1, 2020, the Company entered into a mortgage loan with Aquarian Credit Funding, LLC (“Aquarian”) for $40,000,000 of gross proceeds. The Aquarian Mortgage Loan bears interest at 10% per annum and the principal payments are due monthly, which began in December 2020. Upon the occurrence and during the continuance of an event of default, Aquarian may, at its option, take such action, without notice or demand that Aquarian deems advisable to protect and enforce its rights against the Company, including declaring the debt to become immediately due and payable.

Issuance of 7.00% Series A Cumulative Redeemable Preferred Stock

During October, 2020, the Company issued to American Capital Center, LLC (the “Preferred Investor”) an aggregate of 1,800 shares of 7.00% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) at $1,000 per share for an aggregate purchase price of $1,800,000. The Company paid the Preferred Investor an origination fee of 2%. The issuance and sale of the Series A Preferred Stock to the Preferred Investor was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. HOFRE used half of the proceeds from the sale of the Series A Preferred Stock to pay down outstanding amounts under its Bridge Loan. The Series A Preferred Stock is required to be redeemed in cash after five years and is recorded in notes payable, net on the Company’s consolidated balance sheet.

Future Minimum Principal Payments

The minimum required principal payments on notes payable outstanding as of December 31, 2020 are as follows:

For the year ended December 31,	Amount
2021	$54,058,060
2022	21,044,819
2023	455,000
2024	3,521,989
2025	24,071,671
Thereafter	13,806,000
Total Gross Principal Payments	$116,957,539

Less: Discount	(18,058,172)

Total Net Principal Payments	$98,899,367

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 5: Stockholders’ Equity

Authorized Capital

On November 3, 2020, the Company’s stockholders approved an amendment to the Company’s charter to increase the authorized shares of common stock from 100,000,000 to 300,000,000. Consequently, the Company’s charter allows the Company to issue up to 300,000,000 shares of common stock and to issue and designate its rights of, without stockholder approval, up to 5,000,000 shares of preferred stock, par value $0.0001. On October 8, 2020, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish preferences, limitations and relative rights of the 7.00% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”). The number of authorized shares of Series A Preferred Stock is 52,800.

2020 Omnibus Incentive Plan

On July 1, 2020, in connection with the closing of the Business Combination, the Company’s omnibus incentive plan (the “2020 Omnibus Incentive Plan”) became effective immediately upon the closing of the Business Combination. The 2020 Omnibus Incentive Plan was previously approved by the Company’s stockholders and Board of Directors. Subject to adjustment, the maximum number of shares of common stock authorized for issuance under the 2020 Omnibus Incentive Plan is 1,812,728 shares. As of December 31, 2020, 561,290 shares remained available for issuance under the 2020 Omnibus Incentive Plan.

Issuance of Restricted Stock Awards

On July 2, 2020, the Company granted 715,929 shares of the Company’s restricted stock to the Company’s Chief Executive Officer under the 2020 Omnibus Incentive Plan. The shares will vest at three separate dates, 238,643 on July 2, 2020, 238,643 on July 2, 2021, and fully vest on July 2, 2022 with a final installment of 238,643. In connection with vesting of 238,643 shares on July 2, 2020, the Company withheld 106,840 shares for tax withholding.

The Company’s activity in restricted common stock was as follows for years ended December 31, 2020:

	Number of shares	Weighted average grant date fair value
Non–vested at January 1, 2020	-	$-
Granted	715,929	$9.30
Vested	(238,643)	$9.30
Non–vested at December 31, 2020	477,286	$9.30

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 5: Stockholders’ Equity (continued)

Issuance of Restricted Stock Awards (continued)

For the years ended December 31, 2020 and 2019, the Company recorded $3,327,280 and $0, in employee and director stock-based compensation expense. Of this amount, $2,218,187 is included as a component of business combination costs on the Company’s consolidated statement of operations, as the initial vesting of the restricted stock award was directly related to the completion of the Company’s Business Combination. The remaining stock-based compensation expense is included as a component of property operating expenses. As of December 31, 2020, unamortized stock-based compensation costs related to restricted share arrangements was $3,327,280 and will be recognized over a weighted average period of 1.5 years.

Issuance of Restricted Stock Units

On August 31, 2020, the Company granted 138,568 restricted stock units (“RSUs”) to an employee as an inducement grant not under the 2020 Omnibus Incentive Plan. The RSUs will vest at three separate dates, 46,189 on August 31, 2021, 46,189 on August 31, 2022, and fully vest on August 31, 2023 with a final installment of 46,190.

On September 1, 2020, the Company granted 64,240 RSUs to an employee as an inducement grant not under the 2020 Omnibus Incentive Plan. The RSUs will vest at three separate dates, 21,413 on September 1, 2021, 21,413 on September 1, 2022, and fully vest on September 1, 2023 with a final installment of 21,414.

On September 16, 2020, the Company granted 148,883 RSUs to an employee as an inducement grant not under the 2020 Omnibus Incentive Plan. The RSUs will vest at three separate dates, 49,628 on September 14, 2021, 49,628 on September 14, 2022, and fully vest on September 14, 2023 with a final installment of 49,627.

On September 22, 2020, the Company granted an aggregate of 529,543 RSUs to employees under the 2020 Omnibus Incentive Plan. The RSUs will vest at three separate dates, one third on September 22, 2020, one third on July 1, 2021, and fully vest on July 1, 2022.

On September 22, 2020, the Company granted an aggregate of 45,000 RSUs to independent directors under the 2020 Omnibus Incentive Plan. The RSUs will fully vest on September 22, 2021.

On November 16, 2020, the Company granted 131,694 RSUs to an employee under the 2020 Omnibus Incentive Plan as an inducement grant not under the 2020 Omnibus Incentive Plan. The RSUs will vest at three separate dates, 43,898 on November 16, 2021, 43,898 on November 16, 2022, and fully vest on November 16, 2023 with a final installment of 43,898.

On December 22, 2020, the Company granted an aggregate of 477,778 RSUs to the Chief Executive Officer under the 2020 Omnibus Incentive Plan. The RSUs vest contingent upon shareholder approval to increase the number of authorized shares under the Omnibus Incentive Plan in the 2021 Annual Meeting of Stockholders.

On December 22, 2020, the Company granted an aggregate of 140,741 RSUs to employees under the 2020 Omnibus Incentive Plan. The RSUs vest in full on December 22, 2021.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 5: Stockholders’ Equity (continued)

Issuance of Restricted Stock Units (continued)

The Company’s activity in restricted stock units was as follows for years ended December 31, 2020:

	Number of shares	Weighted average grant date fair value
Non–vested at January 1, 2020	-	$-
Granted	1,676,447	$2.52
Vested	(176,514)	$2.80
Forfeited	-	-
Non–vested at December 31, 2020	1,499,933	$2.49

For the years ended December 31, 2020 and 2019, the Company recorded $1,003,255 and $0, respectively, in employee and director stock-based compensation expense, which is a component of property operating expenses in the consolidated statement of operations. As of December 31, 2020, unamortized stock-based compensation costs related to restricted stock units was $3,228,092 and will be recognized over a weighted average period of 1.62 years.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 5: Stockholders’ Equity (continued)

Warrants (Restated)

The Company’s warrant activity was as follows for the years ended December 31, 2020:

	Number of Shares	Weighted Average Exercise Price (USD)	Weighted Average Contractual Life (years)	Intrinsic Value (USD)
Outstanding - January 1, 2020	-	$-
Issued in connection with Business Combination	24,731,194	$11.50	4.50
Issued in connection with November 2020 Public Offering	17,857,142	$1.40	4.88
Issued in connection with November 2020 overallotment	2,678,571	$1.40	4.88
Issued in connection with IRG November Note Conversion	10,036,925	$1.40	4.99
Outstanding – December 31, 2020	55,303,832	$5.92	4.73	$-
Exercisable – December 31, 2020	45,266,907	$6.92	4.67	$-

Shared Services Agreement

On June 30, 2020, HOF Village entered into a Shared Services Agreement with PFHOF (the “Shared Services Agreement”). Under the agreement, PFHOF and HOF Village mutually reduced certain outstanding amounts owed between the parties, with PFHOF forgiving $5.15 million owed by HOF Village and HOF Village forgiving $1.2 million owed by PFHOF, which effectively resulted in no outstanding amounts owed between the parties as of March 31, 2020. Additionally, the Company wrote-off the Tom Benson statue, which was valued as of the date of the Shared Services Agreement at $251,000 while the Company had valued it at $300,000. As this is a related party transaction, the Company recorded the resulting difference of $3,699,000 as a contribution from one of its members in the Company’s consolidated balance sheet.

November 2020 Public Offering

On November 18, 2020, we closed our previously announced offering (the “November 2020 Offering”) of 17,857,142 units (the “November 2020 Units”) at a price of $1.40 per November 2020 Unit, each consisting of one share of our Common Stock, and one warrant to purchase one share of Common Stock (each, a “Series B Warrant”) pursuant to the terms of the underwriting agreement between the Company and Maxim Group LLC (for purposes of the November 2020 Offering, the “November 2020 Underwriter”), entered into on November 16, 2020 (the “November 2020 Underwriting Agreement”). The Series B Warrants are exercisable at a price of $1.40 per share of Common Stock and expire five years from the date of issuance. In addition, the November 2020 Underwriter exercised in full its option to purchase up to an additional 2,678,571 shares of Common Stock and an additional 2,678,571 Warrants at the public offering price less discounts and commissions. Under the terms of the November 2020 Underwriting Agreement, each of our executive officers, directors and stockholders of more than 5% of the outstanding Common Stock signed lock-up agreements pursuant to which each agreed, subject to certain exceptions, not to sell the Common Stock for a period of 90 days following November 16, 2020. The Company received approximately $26.2 million, net of offering costs in connect with these transactions.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 5: Stockholders’ Equity (continued)

November 2020 Public Offering (continued)

In connection with the November 2020 Offering, on November 18, 2020, we entered into a Warrant Agency Agreement (the “Series B Warrant Agreement”) with Continental Stock Transfer & Trust Company (“Continental”), pursuant to which Continental agreed to act as warrant agent with respect to the Series B Warrants.

December 2020 Private Placement of Common Stock and Series C Warrants

On December 29, 2020, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with IRG and CH Capital Lending, LLC, a Delaware limited liability company (the “Purchaser”), pursuant to which we sold to the Purchaser in a private placement (the “December 2020 Private Placement”) 10,813,774 shares (the “Shares”) of Common Stock and warrants to purchase 10,036,925 shares of Common Stock (the “Series C Warrants”).  The aggregate purchase price for the Shares and Series C Warrants was $15,239,653 (the “Purchase Price”), which was paid in the form of the cancellation in full of certain financial obligations owed by us and affiliates to IRG and its affiliates. The Series C Warrants are exercisable for, in the aggregate, 10,036,925 shares of Common Stock at an exercise price of $1.40 per share of Common Stock (subject to customary adjustments). The Series C Warrants may be exercised from and after June 29, 2021, subject to certain terms and conditions set forth in the Series C Warrants. Unexercised Series C Warrants will expire on the fifth anniversary of the date of issuance (see Note 2).

Note 6: Sponsorship Revenue and Associated Commitments

Johnson Controls, Inc.

On July 2, 2020, Newco entered into an Amended and Restated Sponsorship and Naming Rights Agreement (the “Amended Sponsorship Agreement”) among Newco, PFHOF and Johnson Controls, Inc. (“JCI”), that amended and restated the Sponsorship and Naming Rights Agreement, dated as of November 17, 2016 (the “Original Sponsorship Agreement”). Among other things, the Amended Sponsorship Agreement: (i) reduced the total amount of fees payable to Newco during the term of the Amended Sponsorship Agreement from $135 million to $99 million; (ii) restricted the activation proceeds from rolling over from year to year with a maximum amount of activation proceeds in one agreement year to be $750,000; and (iii) renamed the “Johnson Controls Hall of Fame Village” to “Hall of Fame Village powered by Johnson Controls”. This is a prospective change, which the Company reflected beginning in the third quarter of 2020.

JCI has the right to terminate the agreement if Phase II is not substantially complete by January 2, 2024.

As amended, as of December 31, 2020, scheduled future cash to be received and required activation spend under the non-cancellable period of the agreement are as follows:

	Unrestricted	Activation	Total
2021	$3,968,750	$750,000	$4,718,750
Total	$3,968,750	$750,000	$4,718,750

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 6: Sponsorship Revenue and Associated Commitments (continued)

Johnson Controls, Inc. (continued)

As services are provided, the Company is recognizing revenue on a straight-line basis over the expected term of the Amended Sponsorship Agreement. During the years ended December 31, 2020 and 2019, the Company recognized $4,742,111 and $4,962,985 of net sponsorship revenue related to this deal, respectively. Accounts receivable from JCI totaled $0 and $91,932 at December 31, 2020 and 2019, respectively.

Aultman Health Foundation

In 2016, the Company and PFHOF entered into a 10-year licensing agreement with Aultman Health Foundation (“Aultman”) allowing Aultman use of the HOF Village and PFHOF marks and logos. Under terms of the agreement, the Company will receive $2.5 million in cash sponsorship funds. Of those funds, the Company is contractually obligated to spend $700,000 as activation expenses for the benefit of Aultman.

As services are provided, the Company is recognizing revenue on a straight-line basis over the expected term of the agreement. During the years ended December 31, 2020 and 2019, the Company recognized $180,394 and $179,901 of net sponsorship revenue related to this deal, respectively. Accounts receivable from Aultman totaled $0 and $165,115 at December 31, 2020 and 2019, respectively.

During the first quarter of 2021, the Company terminated the Aultman sponsorship agreement. See Note 14.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 6: Sponsorship Revenue and Associated Commitments (continued)

First Data Merchant Services LLC

In December 2018, the Company and PFHOF entered into an 8-year licensing agreement with First Data Merchant Services LLC (“First Data”) and Santander Bank. As of December 31, 2020, scheduled future cash to be received under the agreement are as follows:

Year ending December 31:

2021	$150,000
2022	150,000
2023	150,000
2024	150,000
2025	150,000
Thereafter	150,000

Total	$900,000

As services are provided, the Company is recognizing revenue on a straight-line basis over the expected term of the agreement. During the years ended December 31, 2020 and 2019, the Company recognized $148,982 and $148,575 of net sponsorship revenue related to this deal, respectively. As of December 31, 2020 and 2019, accounts receivable from First Data totaled $58,141 and $0, respectively.

Constellation NewEnergy, Inc.

On December 19, 2018 the Company and PFHOF entered into a sponsorship and services agreement with Constellation (the “Constellation Sponsorship Agreement”) whereby Constellation and its affiliates will provide the gas and electric needs of the Company in exchange for certain sponsorship rights. The original term of the Constellation Sponsorship Agreement was through December 31, 2028, however, in June 2020, the Company entered into an amended contract with Constellation which extended the term of the Constellation Sponsorship Agreement through December 31, 2029.

The Constellation Sponsorship Agreement provides for certain rights to Constellation and its employees, to benefit from the relationship with the Company from discounted pricing, marketing efforts, and other benefits as detailed in the agreement. The Constellation Sponsorship Agreement also provides for Constellation to pay sponsorship income and to provide activation fee funds. Activation fee funds are to be used in the year received and do not roll forward for future years as unspent funds. The amounts are due by March 31 of the year to which they apply, which is represented in the chart below.

The Constellation Sponsorship Agreement includes certain contingencies reducing the sponsorship fee amount owed by Constellation if construction is not on pace with the timeframe noted in the Constellation Sponsorship Agreement.

The Company also has a note payable with Constellation. Refer to Note 4 for additional information.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 6: Sponsorship Revenue and Associated Commitments (continued)

Constellation NewEnergy, Inc. (continued)

As of December 31, 2020, scheduled future cash to be received and required activation spend under the agreement are as follows:

	Unrestricted	Activation	Total
2021	$1,300,000	$187,193	$1,487,193
2022	1,396,000	200,000	1,596,000
2023	1,423,220	200,000	1,623,220
2024	1,257,265	166,000	1,423,265
2025	1,257,265	166,000	1,423,265
Thereafter	5,029,057	664,000	5,693,057

Total	$11,662,807	$1,583,193	$13,246,000

As services are provided, the Company is recognizing revenue on a straight-line basis over the expected term of the Constellation Sponsorship Agreement. During the years ended December 31, 2020 and 2019, the Company recognized $1,244,655 and $1,310,536 of net sponsorship revenue related to this deal, respectively. Accounts receivable from Constellation totaled $1,101,867 and $857,213 at December 31, 2020 and 2019, respectively.

Turf Nation, Inc.

During October 2018, the Company entered into a 5-year sponsorship agreement with Turf Nation, Inc. (“Turf Nation”). Under the terms of the agreement, the Company will receive payments over the term based on the sale of Turf Nation products based on rates defined in the sponsorship agreement. The minimum guaranteed fee per year beginning in 2020 is $50,000 per year.

As services are provided, the Company is recognizing revenue on a straight-line basis over the expected term of the agreement. During the years ended December 31, 2020 and 2019, the Company recognized $15,115 of net sponsorship revenue related to this deal. During the years ended December 31, 2020 and 2019, the Company recognized $60,131 and $59,967 of net sponsorship revenue related to this deal, respectively. Accounts receivable from Turf Nation totaled $132,092 and $171,961 at December 31, 2020 and 2019, respectively.

Note 7: Other Commitments

Canton City School District

The Company has entered into cooperative agreements with certain governmental entities that support the development of the project overall, where the Company is an active participant in the agreement activity, and the Company would benefit from the success of the activity.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 7: Other Commitments (continued)

Canton City School District (continued)

The Company had a commitment to the Canton City School District (“CCSD”) to provide a replacement for their Football Operations Center (“FOC”) and to construct a Heritage Project (“Heritage”). The commitment was defined in the Operations and Use Agreement for HOF Village Complex dated as of February 26, 2016.

On March 20, 2018, a Letter of Representations was entered into by both parties whereby the Company has agreed to put money into escrow. The escrow balance at December 31, 2020 and 2019 of $0 and $2,604,318, respectively, is included in restricted cash on the Company’s consolidated balance sheets.

Project and Ground Leases

Three wholly owned subsidiaries of the Company have project leases with the Stark County Port Authority to lease project improvements and ground leased property at the Tom Benson Hall of Fame Stadium, youth fields, and parking areas. On November 25, 2020, the Company entered into an amendment to its Stark County Port Authority lease, whereby the lease term was extended from January 31, 2056 to September 30, 2114. The future minimum lease commitments under non-cancellable operating leases described below reflect the amendment that was entered into on November 25, 2020, excluding the amounts yet to be paid from escrow for the FOC noted above, as follows:

For the year ended December 31, 2020:

2021	$321,900
2022	321,900
2023	321,900
2024	321,900
2025	321,900
Thereafter	41,320,800

Total	$42,930,300

Rent expense on operating leases totaled $418,862 and $331,916 during the years ended December 31, 2020 and 2019, and is recorded as a component of property operating expenses on the Company’s consolidated statement of operations.

QREM Management Agreement

On August 15, 2018, the Company entered into an Interim Services Agreement with Q Real Estate Management (“QREM”) to manage the Tom Benson Hall of Fame Stadium operations. Under that agreement, the Company incurs a monthly management fee to QREM. The interim agreement ended March 1, 2019 and the agreement was not renewed between the parties.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 7: Other Commitments (continued)

SMG Management Agreement

On September 1, 2019, the Company entered into a Service Agreement with SMG to manage the Tom Benson Hall of Fame Stadium operations. Under that agreement, the Company incurs an annual management fee of $200,000. Management fee expense for the years ended December 31, 2020 and 2019 was $200,000 and $66,667, respectively, which is included in property operating expenses on the Company’s consolidated statements of operations. The agreement term shall end on December 31, 2022.

Employment Agreements

The Company has employment agreements with many of its key executive officers that usually have terms between one year and three years.

DoubleTree Canton Downtown Hotel

On January 2, 2020, the Company entered into a franchise agreement with Hilton Franchise Holding, LLC (“Hilton”) in order to obtain a license to use the Hilton brand in the operation of the DoubleTree Canton Downtown Hotel in Canton, Ohio. The Company will be responsible for operating the hotel full-time, complying with industry and brand standards, and using the reservation service provided by Hilton. While possessing exclusive control of day to day operations, the Company is required to display and maintain signage displaying Hilton’s brand name. The Company is also required to publish and make available to the traveling public, a directory that includes the Hilton brand. The monthly fee will be used for advertising, promotions, publicity, public relations, market research, and other marketing programs. The hotel opened in November 2020.

Management Agreement with Crestline Hotels & Resorts

On October 22, 2019, the Company entered into a management agreement with Crestline Hotels & Resorts (“Crestline”). The Company appointed and engaged Crestline as the Company’s exclusive agent to supervise, direct and control management and operation of the DoubleTree Canton Downtown Hotel. In consideration of the services performed by Crestline, the Company agreed to the greater of: 2% of gross revenues or $10,000 per month in base management fees and other operating expenses. The agreement will be terminated on the fifth anniversary of the commencement date, or October 22, 2024. For the year ended December 31, 2020, the Company paid and incurred $73,225 in management fees.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 7: Other Commitments (continued)

TAAS Agreement

On October 9, 2020, Newco, entered into a Technology as a Service Agreement (the “TAAS Agreement”) with Johnson Controls, Inc. (“JCI”). Pursuant to the TAAS Agreement, JCI will provide certain services related to the construction and development of the Hall of Fame Village powered by JCI (the “Project”), including, but not limited to, (i) design assist consulting, equipment sales and turn-key installation services in respect of specified systems to be constructed as part of Phase 2 and Phase 3 of the Project and (ii) maintenance and lifecycle services in respect of certain systems constructed as part of Phase 1, and to be constructed as part of Phase 2 and Phase 3, of the Project. Under the terms of the TAAS Agreement, Newco has agreed to pay JCI up to an aggregate $217,934,637 for services rendered by JCI over the term of the TAAS Agreement.

Note 8: Contingencies

During the normal course of its business, the Company is subject to occasional legal proceedings and claims.

The Company’s wholly owned subsidiary, HOF Village Stadium, LLC, was a defendant in a lawsuit “National Football Museum, Inc. dba Pro Football Hall of Fame v. Welty Building Company Ltd., et al;” filed in the Stark County Court of Common Pleas. PFHOF, an affiliate, filed this suit for monetary damages as a result of the cancellation of the 2016 Hall of Fame Game. Plaintiff alleged that the game was cancelled as a result of negligent acts of subcontractors who were hired to perform field painting services.

The Plaintiff alleged that HOF Village Stadium, LLC was contractually liable for damages Plaintiff sustained because it guaranteed the performance of Defendant Welty Building Company Ltd. (“Welty”) for the Tom Benson Hall of Fame Stadium renovation.

Potential damages claimed by Plaintiff included the refunds of ticket sales, lost commissions on food and beverage sales, and lost profits on merchandise sales. The parties reached a global settlement and the matter has been dismissed with prejudice.

Note 9: Related-Party Transactions

Due to Affiliates

Due to affiliates consisted of the following at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Due to IRG Member	$1,456,521	$6,257,840
Due to IRG Affiliate	140,180	145,445
Due to M. Klein	-	500,000
Due to Related Party Advances	-	5,800,000
Due to PFHOF	126,855	6,630,305
Total	$1,723,556	$19,333,590

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 9: Related-Party Transactions (continued)

Due to Affiliates (continued)

The IRG Member and an affiliate provide certain supporting services to the Company. As noted in the Operating Agreement of HOF Village, LLC, an affiliate of the IRG Member, IRG Canton Village Manager, LLC, may earn a master developer fee calculated as 4.0% of development costs incurred for the Hall of Fame Village powered by Johnson Controls, including, but not limited to site assembly, construction supervision, and project financing. These development costs incurred are netted against certain costs incurred for general project management.

For the years ended December 31, 2020 and 2019, costs incurred under these arrangements were $1,360,944 and $1,276,885, respectively, which were included in Project Development Costs.

The IRG Member also provides certain general administrative support to the Company. For the years ended December 31, 2020 and 2019, expenses of $275 and $344,426, respectively, were included in Property Operating Expenses.

The amounts due to the IRG Member above are for development fees, human resources support, and the Company’s engagement with them to identify and obtain naming rights sponsorships and other entitlement partners for the Company. The Company and IRG Member have an arrangement whereby the Company pays IRG Member $15,000 per month plus commissions. For both the years ended December 31, 2020 and 2019 the Company incurred $120,000 in costs to this affiliate, respectively.

The amounts above due to M. Klein as of December 31, 2019 relate to advisory services provided to the Company. The Company engages a company owned by an investor for advisory services. The Company has not incurred any advisory costs under this arrangement in any of the reported periods presented.

The amounts above due to related party advances are non-interest bearing advances from an affiliate of IRG Member due on demand. The Company is currently in discussions with this affiliate to establish repayment terms of these advances, however, there could be no assurance that the Company and IRG Member will come to terms acceptable to both parties.

On January 13, 2020, the Company secured $9.9 million in financing from Constellation through its Efficiency Made Easy (“EME”) program to implement energy efficient measures and to finance the construction of the Constellation Center for Excellence and other enhancements, as part of Phase II development. The Hanover Insurance Company provided a guarantee bond to guarantee the Company’s payment obligations under the financing, and Stuart Lichter and two trusts affiliated with Mr. Lichter have agreed to indemnify The Hanover Insurance Company for payments made under the guarantee bond.

The amounts above due to PFHOF relate to advances to and from PFHOF, including costs for onsite sponsorship activation, sponsorship sales support, shared services, event tickets, and expense reimbursements.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 9: Related-Party Transactions (continued)

License Agreement

On March 10, 2016, the Company entered into a license agreement with PFHOF, whereby the Company has the ability to license and use certain intellectual property from PFHOF in exchange for the Company paying a fee based on certain sponsorship revenue and expenses. On December 11, 2018, the license agreement was amended to change the calculation of the fee to be 20% of eligible sponsorship revenue. The license agreement was further amended in a First Amended and Restated License Agreement, dated September 16, 2019. The license agreement expires on December 31, 2033. During the years ended December 31, 2020 and 2019, the Company recognized expenses of $2,476,946 and $1,706,290, respectively, which are included in property operating expenses on the Company’s consolidated statements of operations.

Media License Agreement

On November 11, 2019, the Company entered into a Media License Agreement with PFHOF. On July 1, 2020, the Company entered into an Amended and Restated Media License Agreement that terminates on December 31, 2034. In consideration of a license to use certain intellectual property of PFHOF, the Company agreed to pay to PFHOF minimum guaranteed license fees of $1,250,000 each year during the term. After the first five years of the agreement, the minimum guarantee shall increase by 3% on a year-over-year basis. The first annual minimum payment is due July 1, 2021, subject to potential acceleration in the event of earlier use. There were no license fees incurred during the years ended December 31, 2020 and 2019 under the Media License Agreement.

PFHOF Shared Services Agreement

On June 30, 2020, the HOF Village entered into the Shared Services Agreement with PFHOF. Under the agreement, PFHOF and HOF Village mutually reduced certain outstanding amounts owed between the parties, with PFHOF forgiving $5.15 million owed by HOF Village and HOF Village forgiving $1.2 million owed by PFHOF, which effectively resulted in no outstanding amounts owed between the parties as of March 31, 2020. Additionally, the Company wrote-off the Tom Benson statue, which was valued as of the date of the Shared Services Agreement at $251,000 while the Company had valued it at $300,000. As this is a related party transaction, the Company recorded the resulting difference of $3,699,000 as a contribution from one of its members in the Company’s consolidated balance sheet. On March 9, 2021, the Company and PFHOF entered into an additional Shared Services Agreement, as described in Note 14.

Other Liabilities

Other liabilities consisted of the following at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Activation fund reserves	$3,780,343	$2,876,149
Deferred revenue	1,709,126	90,841
Preferred stock dividend payable	-	717,286
Total	$5,489,469	$3,684,276

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 10: Concentrations

For the year ended December 31, 2020, two customers represented approximately 74% and 19% of the Company’s sponsorship revenue. For the year ended December 31, 2019, two customers represented approximately 63% and 17% of the Company’s sponsorship revenue. At December 31, 2020, two customers represented approximately 71% and 15% of the Company’s accounts receivable. At December 31, 2019, two customers represented approximately 43% and 33% of the Company’s accounts receivable.

At any point in time, the Company can have funds in their operating accounts and restricted cash accounts that are with third party financial institutions. These balances in the U.S. may exceed the Federal Deposit Insurance Corporation insurance limits. While the Company monitors the cash balances in their operating accounts, these cash and restricted cash balances could be impacted if the underlying financial institutions fail or could be subject to other adverse conditions in the financial markets.

Note 11: Business Combination

On July 1, 2020, the Company (formerly known as GPAQ Acquisition Holdings, Inc.) consummated the previously announced Business Combination with HOF Village, pursuant to the Merger Agreement, by and among GPAQ, Acquiror Merger Sub, Company Merger Sub, HOF Village and Newco.

Upon the consummation of the Business Combination: (i) Acquiror Merger Sub merged with and into GPAQ, with GPAQ continuing as the surviving entity (the “Acquiror Merger”) and (ii) Company Merger Sub merged with and into Newco, with Newco continuing as the surviving entity (the “Company Merger”). In advance of the Company Merger, HOF Village transferred all of its assets, liabilities and obligations to Newco pursuant to a contribution agreement. In connection with the closing of the Business Combination, the Company changed its name from “GPAQ Acquisition Holdings, Inc.” to “Hall of Fame Resort & Entertainment Company.” As a result of the Business Combination, GPAQ and Newco continue as our wholly owned subsidiaries.

In connection with the consummation of the Business Combination and pursuant to the Merger Agreement, (a) each issued and outstanding unit of GPAQ, if not already detached, was detached and each holder of such a unit was deemed to hold one share of GPAQ Class A common stock and one GPAQ warrant (“GPAQ Warrant”), (b) each issued and outstanding share of GPAQ Class A common stock (excluding any shares held by a GPAQ stockholder that elected to have its shares redeemed pursuant to GPAQ’s organizational documents) was converted automatically into the right to receive 1.421333 shares of our common stock, following which all shares of GPAQ Class A common stock ceased to be outstanding and were automatically canceled and cease to exist; (c) each issued and outstanding share of GPAQ Class F common stock was converted automatically into the right to receive one share of our common stock, following which all shares of GPAQ Class F common stock ceased to be outstanding and were automatically canceled and cease to exist; (d) each issued and outstanding GPAQ Warrant (including GPAQ private placement warrants) was automatically converted into one warrant to purchase 1.421333 shares of our common stock per warrant, following which all GPAQ Warrants ceased to be outstanding and were automatically canceled and retired and cease to exist; and (e) each issued and outstanding membership interest in Newco converted automatically into the right to receive a pro rata portion of the Company Merger Consideration (as defined in the Merger Agreement), which was payable in shares of our common stock. Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “HOFV” and our outstanding series of warrants (the “Existing Warrants”) are traded on Nasdaq under the symbol “HOFVW”.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 11: Business Combination (continued)

The rights of holders of the Company’s common stock and Existing Warrants are governed by its amended and restated certificate of incorporation (the “Certificate of Incorporation”), its amended and restated bylaws (the “Bylaws’) and the Delaware General Corporation Law (the “DGCL”), and in the case of the Existing Warrants, the Warrant Agreement, dated January 24, 2018, between GPAQ and the Continental Stock Transfer & Trust Company.

The Company’s net assets acquired through the consummation of the Business Combination (restated) consisted of:

Cash	$31,034,781
Sponsor loan	(500,000)
Warrant liability	(30,040,000)
Net assets acquired	$494,781

Immediately following the acquisition, the sponsor loan above was converted into the PIPE Notes. At the date of the Business Combination, on July 1, 2020, the Company used proceeds from the Business Combination to pay $15,500,000 on the Bridge Loan, while an additional $15,000,000 converted into equity in the newly formed Hall of Fame Entertainment & Resort entity. The remaining balance following the Business Combination was approximately $34,500,000. The maturity date on the remaining balance has been extended one month to November 30, 2020. Should the Company be unable to pay off the principal balance at maturity, Industrial Realty Group agreed to advance funds to the Company to pay off the Bridge Loan, under the terms of the guarantee. As a result, Industrial Realty Group would become a lender to the Company with a maturity date of August 2021.

On July 1, 2020, concurrently with the closing of the Business Combination, the Company completed the Private Placement of $20,721,293 in aggregate principal amount of PIPE Notes with certain funds managed by Magnetar Financial, LLC and the Purchasers. Pursuant to the terms of the Note Purchase Agreement, at the option of the holders thereof the PIPE Notes may be converted into shares of Common Stock at a conversion price initially equal to $11.50 per share, subject to formula-based adjustment based on specified events. Accordingly, the aggregate amount of PIPE Notes issued and sold in the Private Placement is convertible into 1,801,851 shares of Common Stock based on the conversion rate applicable on July 1, 2020.

On July 1, 2020, in connection with the closing of the Business Combination, holders of Newco’s membership interests as of immediately prior to the closing date entered into a lock-up agreement (the “Lock-Up Agreement”). Under the Lock-Up Agreement, each party thereto agreed not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, sell any option or contract to purchase, grant any option, right or warrant, make any short sale or otherwise transfer or dispose of or lend its portion of any shares of common stock for a period after closing ending on the date that is the later of (i) 180 days after July 1, 2020 and (ii) the expiration of the Founder Shares Lock-Up Period under, dated January 24, 2018 among GPAQ, its officers and directors and initial shareholders.

The Company incurred $19,137,165 in costs related to the Business Combination. Of these costs, $16,718,978 were legal and professional fees, $2,218,187 was related to a restricted stock award to the Company’s Chief Executive Officer, and $200,000 was related to a cash bonus to the Company’s Chief Executive Officer.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 12: Income Tax (Restated)

Significant components of deferred tax assets were as follows:

	As of December 31,
	2020	2019
U.S. federal tax loss carry–forward	$4,143,828	$-
U.S. local tax loss carry–forward	389,717	-
Equity based compensation – RSUs	416,157
Property and equipment	(1,741,690)	-
Prepaid rent	(1,040,888)	-
Total deferred tax assets	2,167,124	-
Less: valuation allowance	(2,167,124)	-
Net deferred tax asset	$—	$—

As of December 31, 2020, the Company had the following tax attributes:

	Amount	Begins to expire
U.S. federal net operating loss carry–forwards	$19,732,513	Indefinite
U.S. local net operating loss carry–forwards	19,732,513	Fiscal 2025

As it is not more likely than not that the resulting deferred tax benefits will be realized, a full valuation allowance has been recognized for such deferred tax assets. For the year ended December 31, 2020, the valuation allowance increased by $2,167,124.

The provision for/(benefit from) income tax differs from the amount computed by applying the statutory federal income tax rate to income before the provision for/(benefit from) income taxes. The sources and tax effects of the differences are as follows:

	For the Years Ended December 31,
	2020	2019
	(Restated)
Expected Federal Tax	(21.0)%	-%
Local Tax (Net of Federal Tax Benefits)	(2.0)	-
Business Combination Expenses	22.0	-
Change in FV of warrant liability	(27.1)
Note Extinguishment	4.3	-
Deferred Tax Liabilities Resulting from Business Combination	13.2	-
Other permanent differences	1.0
Change in valuation allowance	9.6	-
Effective rate of income tax	-%	-%

The Company files income tax returns in the U.S. federal jurisdiction and local (City of Canton) jurisdictions. As a result of the July 1, 2020 business combination and resulting conversion from a limited liability company to a corporate taxable entity, deferred tax liabilities of $2,995,870 were recognized from accrual and tax timing differences of property and equipment and prepaid rent existing at the time of the merger. Prior to the July 1, 2020 business combination the Company was a pass through entity and was not subject to income tax. The deferred tax liabilities were subsequently offset by the deferred tax assets created primarily from net operating losses incurred during the period from the merger date through the end of the year. See Note 15 for a discussion on the restatement of the Company’s financial statements.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 13: Defined Contribution Plan

The Company has a defined contribution plan (the “Defined Contribution Plan”) whereby employer contributions are discretionary and determined annually. In addition, the Defined Contribution Plan allows participants to make elective deferral contributions through payroll deductions, of which the Company will match a portion of those contributions. During the years ended December 31, 2020 and 2019, the Company expensed matching contributions of $67,817 and $15,729, respectively

Note 14: Subsequent Events

Proposed Private Placement of Preferred Stock and Warrants to Purchase Common Stock

On January 28, 2021, the Company executed a binding term sheet with IRG, LLC pursuant to which the Company agreed to issue and sell to IRG in a private placement for a purchase price of $15,000,000 (i) shares of a new series of preferred stock, which are convertible into shares of the Company’s Common Stock (the “New Private Placement Preferred Stock”), having an aggregate liquidation preference of $15,000,000, and (ii) a number of warrants, convertible into shares of the Company’s Common Stock at an exercise price of $6.90 per share (the “New Private Placement Warrants”), equal to 50% of the liquidation preference of the preferred stock to be sold divided by the closing price of the Common Stock on a specified date (the “New Private Placement”). The New Private Placement is expected to close in the first quarter of 2021. If the Company consummates the New Private Placement, the Company intends to deposit the net proceeds as necessary into the Proceeds Account (as defined herein), and use the net proceeds for general corporate purposes. The Company cannot give any assurance that the New Private Placement will be completed on the terms described herein, on a timely basis or at all.

Termination of Sponsorship Agreement with Aultman

On January 12, 2021, the Company notified Aultman that the Company terminated as to itself, effective as of January 26, 2021, the Sponsorship Agreement, dated December 6, 2016, among Aultman, PFHOF and the Company. As such, the Company will no longer be receiving future sponsorship payments from Aultman.

Constellation EME Express Equipment Services Program

On February 1, 2021, the Company entered into a contract with Constellation whereby Constellation will sell and/or deliver materials and equipment purchased by the Company. The Company is required to provide $2,000,000 to an escrow account held by Constellation, representing adequate assurance of future performance. Constellation will invoice the Company in 60 monthly installments beginning in April 2021 for $103,095.

PPP Loan Forgiveness

On February 1, 2021, the Company obtained notice from the Small Business Association that the full outstanding amount of the PPP Loan was forgiven.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 14: Subsequent Events (continued)

Follow-On Public Offering

On February 12, 2021, the Company closed its public offering of 12,244,897 shares of Common Stock at a public offering price of $2.45 per share pursuant to the terms of the underwriting agreement between the Company and Maxim Group LLC, entered into on February 9, 2021 (the “Underwriting Agreement”). On February 18, 2021, the Company closed the sale of an additional 1,836,734 shares of Common Stock at $2.45 per share pursuant to the exercise of the underwriters’ over-allotment option in connection with its public offering that closed on February 12, 2021. Under the terms of the Underwriting Agreement, each of the Company’s executive officers, directors and stockholders of more than 5% of the outstanding Common Stock signed lock-up agreements pursuant to which each agreed, subject to certain exceptions, not to transact in the Common Stock for a period of 90 days following February 12, 2021. Gross proceeds including the over-allotment, before underwriting discounts and commissions and estimated offering expenses, are approximately $34.5 million.

Purchase of Real Property from PFHOF

On February 3, 2021, the Company purchased for $1.75 million certain parcels of real property from PFHOF located at the site of the Hall of Fame Village powered by Johnson Controls. In connection with the purchase, the Company granted certain easements to PFHOF to ensure accessibility to the PFHOF museum.

Shared Services Agreement with PFHOF

On March 9, 2021, the Company entered into an additional Shared Services Agreement with PFHOF, which supplements the existing Shared Services Agreement by, among other things, providing for the sharing of costs for activities relating to shared services.

Note 15: Restatement of Previously Issued Audit and Unaudited Financial Statements

As discussed in Note 2, the Company has restated previously issued financial statements regarding the accounting and reporting for warrants.

The errors that caused the Company to conclude that its financial statements should be restated are the result of a misapplication of the guidance on accounting for certain of its issued warrants, which came to light when the staff of the SEC issued a public Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) dated April 12, 2021 (the “SEC Statement”). The SEC Statement addresses certain accounting and reporting considerations related to warrants of a kind similar to those issued by the Company at the time of its business combination with GPAQ on July 1, 2020. Based on ASC 815-40, Contracts in Entity’s Own Equity, warrant instruments that do not meet the criteria to be considered indexed to an entity’s own stock shall be initially classified as liabilities at their estimated fair values. In periods subsequent to issuance, changes in the estimated fair value of the derivative instruments should be reported in the statement of operations.

The following presents a reconciliation of the balance sheets, statements of operations, changes in stockholders’ equity and cash flows from the prior periods as previously reported to the restated amounts as of and for the year ended December 31, 2020, as well as the unaudited condensed financial statements for the three and nine month periods ended September 30, 2020.

Additionally, the Company has restated the table of warrants within Note 5 to reflect that each of the Series A Warrants issued in connection with the Business Combination are exercisable for 1.421333 shares of common stock.

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 15: Restatement of Previously Issued Audit and Unaudited Financial Statements (continued)

Consolidated Balance Sheet as of December 31, 2020

	As Filed	Restatement Adjustments	Restated
Warrant liability	$-	$19,112,000	$19,112,000
Total liabilities	126,650,582	19,112,000	145,762,582

Additional paid-in capital	217,027,804	(44,915,116)	172,112,688
Accumulated deficit	(32,643,987)	25,803,116	(6,840,871)
Total equity attributable to HOFRE	184,390,227	(19,112,000)	165,278,227
Total equity	184,193,721	(19,112,000)	165,081,721

Consolidated Statement of Operations for the Year Ended December 31, 2020

	As Filed	Restatement Adjustments	Restated
Property operating expenses	$25,701,821	$930,000	$26,631,821
Total operating expenses	38,878,610	930,000	39,808,610
Loss from operations	(31,779,456)	930,000	(32,709,456)
Change in fair value of warrant liability	-	26,733,116	26,733,116
Total other expense	(39,708,832)	26,733,116	(12,975,716)
Net loss before income taxes	(71,488,288)	25,803,116	(45,685,172)
Net loss	(71,488,288)	25,803,116	(45,685,172)
Net loss attributable to HOFRE stockholders	(71,291,782)	25,803,116	(45,488,666)
Net loss per share – basic and diluted	$(2.68)	$0.97	$(1.71)

Consolidated Statement of Changes in Stockholders’ Equity for the Year Ended December 31, 2020

	As Filed	Restatement Adjustments	Restated
Business combination with GPAQ on July 1, 2020	$30,534,781	$(30,040,000)	$494,781
Warrants issued in connection with IRG debt settlement	5,196,116	(5,196,116)	-
November 18, 2020 capital raise, net of offering costs	22,945,410	(8,467,000)	14,478,410
December 4, 2020 capital raise, net of offering costs	3,283,089	(1,212,000)	2,071,089
Net loss	(71,488,288)	25,803,116	(45,685,172)

Consolidated Statement of Cash Flows for the Year Ended December 31, 2020

	As Filed	Restatement Adjustments	Restated
Net loss	$(71,488,288)	$25,803,116	$(45,685,172)
Change in fair value of warrant liability	-	(26,733,116)	(26,733,116)
Accounts payable and accrued expenses	28,334,412	930,000	29,264,412

Hall of Fame Resort & Entertainment Company and Subsidiaries

Notes to Consolidated Financial Statements

Note 15: Restatement of Previously Issued Audit and Unaudited Financial Statements (continued)

Condensed Consolidated Balance Sheet as of September 30, 2020 (unaudited)

	As Filed	Restatement Adjustments	Restated
Warrant liability	$-	$4,530,000	$4,530,000
Total liabilities	130,780,485	4,530,000	135,310,485

Additional paid-in capital	168,134,414	(30,040,000)	138,094,414
(Accumulated deficit) retained earnings	(18,089,195)	25,510,000	7,420,805
Total equity attributable to HOFRE	150,048,494	(4,530,000)	145,518,494
Total equity	150,012,494	(4,530,000)	145,482,494

Condensed Consolidated Statement of Operations for the Three Months Ended September 30, 2020 (unaudited)

	As Filed	Restatement Adjustments	Restated
Change in fair value of warrant liability	$-	$25,510,000	$25,510,000
Total other (expense) income	(23,674,129)	25,510,000	1,835,871
Net loss before income taxes	(33,936,903)	25,510,000	(8,426,903)
Net loss	(33,936,903)	25,510,000	(8,426,903)
Net loss attributable to HOFRE stockholders	(33,900,903)	25,510,000	(8,390,903)
Net loss per share – basic and diluted	$(1.04)	$0.78	$(0.26)

Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2020 (unaudited)

	As Filed	Restatement Adjustments	Restated
Change in fair value of warrant liability	$-	$25,510,000	$25,510,000
Total other expense	(34,561,670)	25,510,000	(9,051,670)
Net loss before income taxes	(56,772,990)	25,510,000	(31,262,990)
Net loss	(56,772,990)	25,510,000	(31,262,990)
Net loss attributable to HOFRE stockholders	(56,736,990)	25,510,000	(31,226,990)
Net loss per share – basic and diluted	$(3.90)	$1.75	$(2.15)

Condensed Consolidated Statement of Changes in Stockholders’ Equity for the Nine Months Ended September 30, 2020 (unaudited)

	As Filed	Restatement Adjustments	Restated
Business combination with GPAQ on July 1, 2020	$30,534,781	$(30,040,000)	$494,781
Net loss – three months ended September 30, 2020	(33,936,903)	25,510,000	(8,426,903)

Condensed Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2020 (unaudited)

	As Filed	Restatement Adjustments	Restated
Net loss	$(56,772,990)	$25,510,000	$(31,262,990)
Change in fair value of warrant liability	-	(25,510,000)	(25,510,000)

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

Amount
Commission registration fee	$5,973
Legal fees and expenses	500,000
Accounting fees and expenses	50,000
Miscellaneous	30,000
Total (1)	$585,973

(1)	Does not include any fees or expenses in connection with any subsequent expense.

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Our Certificate of Incorporation and Bylaws provide for indemnification by us of our directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

We maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as our directors and officers, and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to any indemnification provision contained in our Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 15.	Recent Sales of Unregistered Securities.

Loans, Promissory Notes and Vendor Debt Convertible into Company Common Stock in the Business Combination

The discussion under the heading of “Certain Relationships and Related Party Transactions” of loans, promissory notes and vendor debt that were convertible into shares of Company Common Stock in the Business Combination, to the extent such loans, promissory notes and vendor debt are securities, is incorporated herein by reference.

Convertible Notes

On July 1, 2020, concurrently with the closing of the Business Combination, we entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain funds managed by Magnetar Financial, LLC and the other purchasers listed on the signature pages thereto (together, the “Purchasers”), pursuant to which we agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) $20,721,293 in aggregate principal amount of our 8.00% Convertible Notes due 2025 (the “PIPE Notes”). Pursuant to the terms of the Note Purchase Agreement, the PIPE Notes are convertible into shares of Common Stock at the option of PIPE Note holders, and we may, at our option, redeem the PIPE Notes in exchange for cash (or, at the option of PIPE Note holders, shares of our Common Stock) and warrants to purchase shares of Common Stock.

Note Redemption Warrants

The Note Redemption Warrants that may be issued pursuant to the Note Purchase Agreement will be exercisable for a number of shares of Common Stock to be determined at the time any such Note Purchase Warrant is issued. The exercise price per share of Common Stock of any Note Purchase Warrant will be set at the time such Note Purchase Warrant is issued pursuant to the terms of the Note Purchase Agreement and the Note Redemption Warrant Agreement. The Note Redemption Warrants may be exercised from and after the date of issuance, subject to certain terms and conditions set forth in the Note Redemption Warrant Agreement. Unexercised Note Redemption Warrants will expire on the maturity date of the PIPE Notes. The Note Redemption Warrants will not participate in cash distributions by the Company. If issued upon redemption of PIPE Notes, the Note Redemption Warrants will be issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering.

Crown League Services Agreement

HOF Village entered into a services agreement, dated as of June 16, 2020 (the “Crown League Services Agreement”), with Mountaineer GM, LLC (“Mountaineer”) and BXPG LLC (“Brand X”), whereby Mountaineer and HOF Village retain Brand X to provide services with regard to The Crown League, a professionalized fantasy sports league (the “Crown Business”). Mountaineer completed the acquisition of Crown assets under the Crown APA on July 22, 2020. Pursuant to an amended and restated limited liability company agreement of Mountaineer that HOF Village and Michael Klein & Associates, Inc., an affiliate of Michael Klein (“MKA”), entered into in connection with HOF Village’s purchase of the 60% interest in Mountaineer, MKA agreed to provide the consideration for Mountaineer to complete the acquisition of Crown as a capital contribution to Mountaineer, consisting of 90,287 shares of HOFRE’s Common Stock, and HOF Village agreed to provide the consideration owed to Brand X under the Crown League Services Agreement as a capital contribution to Mountaineer, consisting of $30,000 per month for 18 months plus 100,000 shares of HOFRE’s Common Stock, 25,000 shares of which were issued on August 6, 2020, and 25,000 shares of which are issuable on each of July 1, 2021, January 1, 2022 and July 1, 2022, until such capital contributions of HOF Village equal 60% of the total capital contributions to Mountaineer. The Services Agreement may be extended for an additional six months. Compensation during the extension period would be $30,000 per month and 25,000 shares of HOFRE’s Common Stock.

The sales of the above issued securities discussed in this Item 15. “Recent Sales of Unregistered Securities,” were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act. Other than the GPAQ IPO, no sales involved underwriters, underwriting discounts or commissions or public offerings of securities of the registrant.

Issuance of 7.00% Series A Cumulative Redeemable Preferred Stock

During October 2020, the Company issued to American Capital Center, LLC (the “Preferred Investor”) an aggregate of 1,800 shares of 7.00% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) at $1,000 per share for an aggregate purchase price of $1,800,000. The Company paid the Preferred Investor an origination fee of 2%. The issuance and sale of the Series A Preferred Stock to the Preferred Investor was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. HOFRE used half of the proceeds from the sale of the Series A Preferred Stock to pay down outstanding amounts under its Bridge Loan.

December 2020 Private Placement of Common Stock and Series C Warrants

On December 29, 2020, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with IRG and CH Capital Lending, LLC, a Delaware limited liability company (the “Purchaser”), pursuant to which we sold to the Purchaser in a private placement (the “December 2020 Private Placement”) 10,813,774 shares (the “Shares”) of the our Common Stock and warrants to purchase 10,036,925 shares of Common Stock (the “Series C Warrants”).  The aggregate purchase price for the Shares and Series C Warrants was $15,239,653 (the “Purchase Price”), which was paid in the form of the cancellation in full of certain financial obligations owed by us and affiliates to IRG and its affiliates. The Series C Warrants are exercisable for, in the aggregate, 10,036,925 shares of Common Stock at an exercise price of $1.40 per share of Common Stock (subject to customary adjustments). The Series C Warrants may be exercised from and after June 29, 2021, subject to certain terms and conditions set forth in the Series C Warrants. Unexercised Series C Warrants will expire on the fifth anniversary of the date of issuance.

Item 16.	Exhibits.

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated as of September 16, 2019, by and among Gordon Pointe Acquisition Corp., GPAQ Acquisition Holdings, Inc., GPAQ Acquiror Merger Sub, Inc., GPAQ Company Merger Sub, LLC, HOF Village, LLC and HOF Village Newco, LLC (incorporated by reference to Exhibit 2.1 to Gordon Pointe Acquisition Corp.’s Current Report on Form 8-K (File No. 001-38363) filed with the Commission on September 17, 2019)
2.2	First Amendment to Agreement and Plan of Merger, dated as of November 5, 2019, by and among Gordon Pointe Acquisition Corp., GPAQ Acquisition Holdings, Inc., GPAQ Acquiror Merger Sub, Inc., GPAQ Company Merger Sub, LLC, HOF Village, LLC and HOF Village Newco, LLC (incorporated by reference to Exhibit 2.2 to Gordon Pointe Acquisition Corp.’s Current Report on Form 8-K (File No. 001-38363) filed with the Commission on November 8, 2019)
2.3	Second Amendment to Agreement and Plan of Merger, dated as of March 10, 2020, by and among Gordon Pointe Acquisition Corp., GPAQ Acquisition Holdings, Inc., GPAQ Acquiror Merger Sub, Inc., GPAQ Company Merger Sub, LLC, HOF Village, LLC and HOF Village Newco, LLC (incorporated by reference to Exhibit 2.1 to Gordon Pointe Acquisition Corp.’s Current Report on Form 8-K (File No. 001-38363) filed with the Commission on March 16, 2020)
2.4	Third Amendment to Agreement and Plan of Merger, dated as of May 22, 2020, by and among Gordon Pointe Acquisition Corp., GPAQ Acquisition Holdings, Inc., GPAQ Acquiror Merger Sub, Inc., GPAQ Company Merger Sub, LLC, HOF Village, LLC and HOF Village Newco, LLC (incorporated by reference to Exhibit 2.1 to Gordon Pointe Acquisition Corp.’s Current Report on Form 8-K (File No. 001-38363) filed with the Commission on May 28, 2020)
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (001-38363), filed with the Commission on July 8, 2020)
3.2	Certificate of Designations of 7.00% Series A Cumulative Redeemable Preferred Stock of Hall of Fame Resort & Entertainment Company (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (001-38363), filed with the Commission on October 15, 2020)
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (001-38363), filed with the Commission on November 6, 2020)
3.4

Certificate of Designations of 7.00% Series B Convertible Preferred Stock of Hall of Fame Resort & Entertainment Company (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (001-38363), filed with the Commission on May 14, 2021)

3.5	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K (001-38363), filed with the Commission on July 8, 2020)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (001-38363), filed with the Commission on July 8, 2020)
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K (001-38363), filed with the Commission on July 8, 2020)
4.3	Form of Warrant Agreement (incorporated by reference to Exhibit 4.2 to Gordon Pointe Acquisition Corp.’s Current Report on Form 8-K (File No. 001-38363) filed with the Commission on January 30, 2018)
4.4	Form of Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K (001-38363), filed with the Commission on November 19, 2020)

4.5	Warrant Agency Agreement, dated November 18, 2020, between Hall of Fame Resort & Entertainment Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (001-38363), filed with the Commission on November 19, 2020)
4.6	Warrant (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K (001-38363), filed with the Commission on December 30, 2020)
4.7	Form of Series D Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (001-38363), filed with the Commission on May 14, 2021)
4.8	Warrant Agreement, dated as of July 1, 2020, by and among Hall of Fame Resort & Entertainment Company and purchasers party thereto (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-1 (File No. 333-256618) filed with the Commission on May 28, 2021)
5.1	Opinion of Hunton Andrews Kurth LLP (incorporated by reference to Exhibit 5.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-249133) filed with the Commission on November 06, 2020)
10.1	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.1 to GPAQ Acquisition Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-234655), filed with the Commission on November 12, 2019)
10.2	Director Nominating Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-252807), filed with the Commission on February 5, 2021)
10.3	Form of Release Agreement (incorporated by reference to Exhibit 10.3 to GPAQ Acquisition Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-234655), filed with the Commission on November 12, 2019)
10.4

Hall of Fame Resort & Entertainment Company Amended 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (001-38363), filed with the Commission on June 4, 2021)

10.5	Form of Restricted Stock Award Agreement under Hall of Fame Resort & Entertainment Company Amended 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.2 of the Company’s Registration Statement on Form S-8 (File No. 333-248851), filed with the Commission on September 16, 2020)
10.6	Restricted Stock Unit Award Agreement, by and between the Company and Tara Charnes, dated as of September 16, 2020 (incorporated by reference to Exhibit 99.3 of the Company’s Registration Statement on Form S-8 (File No. 333-248851), filed with the Commission on September 16, 2020)
10.7	Restricted Stock Unit Award Agreement, by and between the Company and Erica Muhleman, dated as of September 16, 2020 (incorporated by reference to Exhibit 99.4 of the Company’s Registration Statement on Form S-8 (File No. 333-248851), filed with the Commission on September 16, 2020)
10.8	Form of Restricted Stock Unit Award Agreement under Hall of Fame Resort & Entertainment Company Amended 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.5 of the Company’s Registration Statement on Form S-8 (File No. 333-248851), filed with the Commission on September 16, 2020)
10.9	Form of Non-Employee Director Restricted Stock Unit Award Agreement under Hall of Fame Resort & Entertainment Company Amended 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.6 of the Company’s Registration Statement on Form S-8 (File No. 333-248851), filed with the Commission on September 16, 2020)
10.10	Employment Agreement, dated July 1, 2020, by and between Michael Crawford, HOFV Newco, LLC and Hall of Fame Resort & Entertainment Company (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K (001-38363), filed with the Commission on July 8, 2020)
10.11	Employment Agreement, dated June 22, 2020, by and between Michael Levy and HOF Village, LLC (incorporated by reference to Exhibit 10.6 of the Company’s Form 8-K (001-38363), filed with the Commission on July 8, 2020)
10.12	Employment Agreement, dated September 16, 2019, by and between Jason Krom and HOF Village, LLC (incorporated by reference to Exhibit 10.7 of the Company’s Amendment No. 1 to Form S-3 on Form S-1 (File No. 333-240045), filed with the Commission on September 2, 2020)
10.13	Employment Agreement, dated December 1, 2019, by and between Anne Graffice and HOF Village, LLC (incorporated by reference to Exhibit 10.8 of the Company’s Amendment No. 1 to Form S-3 on Form S-1 (File No. 333-240045), filed with the Commission on September 2, 2020)
10.14	Employment Agreement, dated August 31, 2020, by and between Tara Charnes and Hall of Fame Resort & Entertainment Company (incorporated by reference to Exhibit 10.9 of the Company’s Amendment No. 1 to Form S-3 on Form S-1 (File No. 333-240045), filed with the Commission on September 2, 2020)

10.15	Employment Agreement dated September 14, 2020, between Erica Muhleman and Hall of Fame Resort & Entertainment Company (incorporated by reference to Exhibit 10.10 of the Company’s Amendment No. 2 to Form S-3 on Form S-1 (File No. 333-240045), filed with the Commission on September 22, 2020)
10.16	Amendment No. 1, dated December 22, 2020, to Employment Agreement between Michael Crawford, HOFV Newco, LLC and Hall of Fame Resort & Entertainment Company (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-252807) filed with the Commission on February 5, 2021)
10.17	Amendment No. 1, dated December 22, 2020, to Employment Agreement between Michael Levy and HOF Village, LLC (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (File No. 333-252807) filed with the Commission on February 5, 2021)
10.18	Amendment No. 1, dated December 22, 2020, to Employment Agreement between Jason Krom and HOF Village, LLC (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1 (File No. 333-252807) filed with the Commission on February 5, 2021)
10.19	Amendment No. 1, dated December 22, 2020, to Employment Agreement between Anne Graffice and HOF Village, LLC (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (File No. 333-252807) filed with the Commission on February 5, 2021)
10.20	Amendment No. 1, dated December 22, 2020, to Employment Agreement between Tara Charnes and Hall of Fame Resort & Entertainment Company (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-252807) filed with the Commission on February 5, 2021)
10.21	Amendment No. 1, dated December 22, 2020, to Employment Agreement between Erica Muhleman and Hall of Fame Resort & Entertainment Company (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1 (File No. 333-252807) filed with the Commission on February 5, 2021)
10.22+	Note Purchase Agreement, dated July 1, 2020, by and among Hall of Fame Resort & Entertainment Company and certain funds managed by Magnetar Financial, LLC and the purchasers listed on the signature pages thereto (incorporated by reference to Exhibit 10.7 of the Company’s Form 8-K (001-38363), filed with the Commission on July 8, 2020)
10.23	Registration Rights Agreement, dated July 1, 2020, by and among Hall of Fame Resort & Entertainment Company and certain funds managed by Magnetar Financial, LLC and the purchasers listed on the signature pages thereto (incorporated by reference to Exhibit 10.8 of the Company’s Form 8-K (001-38363), filed with the Commission on July 8, 2020)
10.24	Note Redemption and Warrant Agreement, dated July 1, 2020, by and among Hall of Fame Resort & Entertainment Company and certain funds managed by Magnetar Financial, LLC and the purchasers listed on the signature pages thereto (incorporated by reference to Exhibit 10.9 of the Company’s Form 8-K (001-38363), filed with the Commission on July 8, 2020)
10.25+	Amended and Restated Sponsorship and Naming Rights Agreement, dated July 2, 2020, by and among HOF Village, LLC, National Football Museum, Inc. and Johnson Controls, Inc. (incorporated by reference to Exhibit 10.10 of the Company’s Form 8-K (001-38363), filed with the Commission on July 8, 2020)
10.26	Promissory Note, dated June 24, 2020, by HOF Village, LLC and HOF Village Hotel II, LLC in favor of JKP Financial, LLC (incorporated by reference to Exhibit 10.11 of the Company’s Form 8-K (001-38363), filed with the Commission on July 8, 2020)
10.27	Letter Agreement re Payment Terms, dated June 25, 2020, by and among Industrial Realty Group, LLC, IRG Master Holdings, LLC, HOF Village, LLC and certain affiliates party thereto (incorporated by reference to Exhibit 10.12 of the Company’s Form 8-K (001-38363), filed with the Commission on July 8, 2020)
10.28	IRG Master Holdings, LLC Guaranty dated November 16, 2019 in favor of GACP Finance Co., LLC (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to GPAQ Acquisition Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-234655) filed with the Commission on January 23, 2020)
10.29+	Amendment to Sponsorship and Services Agreement, dated June 15, 2020, by and among HOF Village, LLC, National Football Museum, Inc. and Constellation NewEnergy, Inc. (incorporated by reference to Exhibit 10.14 of the Company’s Form 8-K (001-38363), filed with the Commission on July 8, 2020)
10.30	First Amended and Restated License Agreement, dated September 16, 2019, between the National Football Museum, Inc. and HOF Village, LLC (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to GPAQ Acquisition Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-234655) filed with the Commission on January 23, 2020)

10.31+	Amended and Restated Media License Agreement, dated July 1, 2020, among National Football Museum, Inc., HOF Village Media Group, LLC and HOF Village, LLC (incorporated by reference to Exhibit 10.30 of the Company’s Amendment No. 1 to Form S-1 (File No. 333-249133), filed with the Commission on October 19, 2020)
10.32+	Technology as a Service Agreement, dated October 9, 2020, by and between HOF Village NEWCO, LLC and Johnson Controls, Inc. (incorporated by reference to Exhibit 10.9 of the Company’s Form 10-Q (001-38363), filed with the Commission on November 5, 2020)
10.33+	Term Loan Agreement, dated December 1, 2020, among Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC, certain of its subsidiaries, and Aquarian Credit Funding LLC (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (001-38363), filed with the Commission on December 3, 2020)
10.34	Guaranty Agreement, dated December 1, 2020, by IRG Master Holding, Inc. (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K (001-38363), filed with the Commission on December 3, 2020)
10.35	Letter Agreement, dated as of December 1, 2020, by and among Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC, certain of its subsidiaries, and IRG Master Holdings, LLC (incorporated by reference to Exhibit 10.36 to the Company’s Registration Statement on Form S-1 (File No. 333-252807) filed with the Commission on February 5, 2021)
10.36*	Amendment Number 1 to Term Loan Agreement, dated January 28, 2021, among Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC, certain of its subsidiaries, Aquarian Credit Funding LLC, and the Lenders party thereto
10.37*	Amendment Number 2 to Term Loan Agreement, dated February 15, 2021, among Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC, certain of its subsidiaries, Aquarian Credit Funding LLC, and the Lenders party thereto
10.38	Securities Purchase Agreement, dated December 29, 2020, between Hall of Fame Resort & Entertainment Company, Industrial Realty Group, LLC and CH Capital Lending, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (001-38363), filed with the Commission on December 30, 2020)
10.39

Securities Purchase Term Sheet, dated January 28, 2021, between Hall of Fame Resort & Entertainment Company and IRG, LLC (incorporated by reference to Exhibit 10.38 to the Company’s Registration Statement on Form S-1 (File No. 333-252807) filed with the Commission on February 5, 2021)

10.40	Securities Purchase Agreement, dated May 13, 2021, between Hall of Fame Resort & Entertainment Company and IRG, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (001-38363), filed with the Commission on May 14, 2021)
21.1	Subsidiaries (incorporated by reference to Exhibit 21.2 to the Company’s Form 10-K (001-38363) filed with the Commission on March 10, 2021)
23.1	Consent of independent registered public accountant*
23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page of this registration statement)

*	Filed herewith.
+	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Canton, State of Ohio, on July 22, 2021.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Tara Charnes, Michael Crawford and Jason Krom, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any additional registration statements related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2021
Michael Crawford

*	Chief Financial Officer	July 22, 2021
Jason Krom	(Principal Financial and Accounting Officer)

*	Director	July 22, 2021
Anthony J. Buzzelli

*	Director	July 22, 2021
David Dennis

*	Director	July 22, 2021
James J. Dolan

*	Director	July 22, 2021
Karl L. Holz

*	Director	July 22, 2021
Stuart Lichter

*	Director	July 22, 2021
Curtis Martin

*	Director	July 22, 2021
Mary Owen

*	Director	July 22, 2021
Edward J. Roth III

Director
Lisa Roy

*	Director	July 22, 2021
Kimberly K. Schaefer

* By:	/s/ Michael Crawford
Michael Crawford
Attorney-in-fact